ALLIANZ INDEX ADVANTAGE ADV® VARIABLE ANNUITY CONTRACT
An individual flexible purchase payment index-linked and variable deferred annuity contract (the Contract)
Issued by Allianz Life® Variable Account B (the Separate Account) and
Allianz Life Insurance Company of North America (Allianz Life®, we, us, our)
Prospectus Dated: April 29, 2019, as supplemented November 18, 2019
Standard Annuity Features	Available Investment Options	Optional Features
• Five fixed annuitization options
(Annuity Options)
• Free withdrawal privilege during the six-year withdrawal charge period for withdrawals from the index-linked investment options. Withdrawals from the variable investment options are not subject to a withdrawal charge.
• Systematic withdrawal program
• Minimum distribution program for certain tax‑qualified Contracts
• Waiver of withdrawal charge benefit
(not available in all states)
• Guaranteed death benefit
(Traditional Death Benefit)

• 20 index-linked investment options (Index Options) based on different combinations of four credit calculation methods (Crediting Methods) and five nationally recognized third-party broad based equity securities indexes and exchange-traded fund (Index or Indexes)
• Three variable investment options
(Variable Options)

• Maximum Anniversary Value Death Benefit:
Locks in any annual investment gains to potentially provide a death benefit greater than the Traditional Death Benefit. This optional benefit has an additional rider fee.

The risk of loss can become greater in the case of an early withdrawal due to withdrawal charges. Withdrawals will be subject to federal and state taxation, and withdrawals taken before age 59½ may also be subject to a 10% additional federal tax. If this is a Non-Qualified Contract, a withdrawal will be taxable to the extent that gain exists within the Contract. A Non-Qualified Contract is a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Internal Revenue Code (the Code).

Crediting Methods Currently Available	Indexes Currently Available with All Crediting Methods
• Index Protection Strategy • Index Precision Strategy • Index Guard Strategy • Index Performance Strategy	• S&P 500® Index • Russell 2000® Index • Nasdaq-100® Index • EURO STOXX 50® • iShares® MSCI Emerging Markets ETF
Crediting Methods and Indexes may not be available in all states, or to previously issued Contracts as detailed in Appendix G.

Crediting Method Highlights
All Crediting Methods provide a level of protection against negative Credits from negative Index performance, and a limit on positive Credits from positive Index performance. Credits are the annual return you receive when you allocate assets to an Index Option.

	Negative Index Performance Protection	Positive Index Performance Participation Limit
Index Protection Strategy	• 100% – You will never receive a negative Credit	• Declared Protection Strategy Credits (DPSCs) (the return you receive if Index performance is zero or positive) – DPSCs cannot be less than 1.50%
Index Precision Strategy	• Buffers (the amount of negative Index performance we absorb) – Buffers cannot be less than 5%	• Precision Rates (the return you receive if Index performance is zero or positive) – Precision Rates cannot be less than 1.50%
Index Guard Strategy	• Floors (the maximum amount of negative Index performance you absorb) – Floors cannot be less than ‑25%	• Caps (the upper limit on positive Index performance) – Caps cannot be less than 1.50%
Index Performance Strategy	• Buffers – Buffers cannot be less than 5%	• Caps – Caps cannot be less than 1.50%

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

The Contract’s risks are described in Risk Factors on page 25 of this prospectus.
Variable Options Currently Available
AZL® MVP Growth Index Strategy Fund	AZL® MVP Balanced Index Strategy Fund	AZL® Government Money Market Fund
You can allocate the money you put into the Contract (Purchase Payments) to any or all of the available Index Options and Variable Options (Allocation Options). You may also reallocate and transfer Contract Value among the Allocation Options subject to certain restrictions described in this prospectus. Your Contract Value is the value of your Purchase Payments based on the returns of your selected Allocation Options reduced for Contract fees, expenses and withdrawals.
If you allocate Purchase Payments or transfer Contract Value to the Index Options, you receive Credits calculated by us based on the performance of one or more Indexes over a year-long period (Index Year) as measured by the Index Return. An Index Year is a twelve month period beginning on the Index Effective Date or a subsequent Index Anniversary. The Index Return is the percentage change in Index Value from the Index Effective Date or an Index Anniversary to the next Index Anniversary. The Index Effective Date is the first day we allocate assets to an Index Option. An Index Anniversary is a twelve-month anniversary of the Index Effective Date and is the date we apply Credits. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Index Year.
Credits may be positive, negative, or equal to zero, depending on the applicable Crediting Method and the performance of the applicable Index. The Index Precision Strategy, Index Guard Strategy and Index Performance Strategy allow negative Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant.
DPSCs, Caps and Precision Rates that we use to determine Credits for a Contract can change on each Index Anniversary and may vary substantially based on market conditions. However, in extreme market environments, it is possible that all DPSCs, Precision Rates and Caps will be reduced to their minimum of 1.50%. Buffers and Floors that we use to determine Credits for a Contract do not change once they are established. The Crediting Methods are described in greater detail in the Summary, and in section 5, Valuing Your Contract – Calculating Credits. The Indexes are described in Appendix A. For historical information on the Buffers, Floors, DPSCs, Caps and Precision Rates, see Appendix C. For historical Index Option performance information, see Appendix D.
NOTE: If the Index Protection Strategy is not available in your state, you will not be able to take advantage of its principal protection. This would subject you to ongoing risk of loss and you could lose principal and previous earnings.

If you allocate Purchase Payments or transfer Contract Value to the Variable Options, the value of your investment (Variable Account Value) increases and decreases each Business Day based on your selected Variable Options’ performance. A Business Day is each day the New York Stock Exchange is open for trading and it ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time. The Separate Account holds the assets you allocate to the Variable Options. The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings that you allocate to the Variable Options.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Index-linked and variable annuity contracts are complex insurance and investment vehicles. Before you invest, be sure to ask your Financial Professional (the person who advises you regarding the Contract) about the Contract’s features, benefits, risks, fees and expenses, whether the Contract is appropriate for you based upon your financial situation and objectives, and for a specific recommendation to purchase the Contract. The Contract is designed for purchasers working with a Financial Professional registered or affiliated with an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended, or under state securities law, as applicable. Allianz Life is not an investment adviser, does not provide investment advice with regard to the Contract, and is not a party to any agreement between you and your Financial Professional.
All guarantees under the Contract, including Credits, are the obligations of Allianz Life and are subject to our claims paying ability and financial strength.
Please read this prospectus before investing and keep it for future reference. The prospectus describes all material rights and obligations of purchasers under the Contract. It contains important information about the Contract and Allianz Life that you ought to know before investing. This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contracts. You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information.
The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. An investment in this Contract is not a deposit of a bank or financial institution and is not federally insured or guaranteed by the Federal Deposit Insurance Corporation or any other federal government agency. An investment in this Contract involves investment risk including the possible loss of principal.
Allianz Life Variable Account B is the Separate Account that holds the assets allocated to the Variable Options. Additional information about the Separate Account has been filed with the SEC and is available upon written or oral request without charge. A Statement of Additional Information (SAI) dated the same date as this Form N-4 prospectus includes additional information about the Contract. The SAI is also filed with the SEC on Form N-4 under File Number 333-213127 and is incorporated by reference into this prospectus. The SAI is available without charge by contacting us at the telephone number or address listed at the back of this prospectus. The SAI’s table of contents appears after the Privacy and Security Statement in this prospectus. The prospectus and SAI are also available on our website at www.allianzlife.com. The prospectus, SAI and other Contract information are also available on the EDGAR database on the SEC’s website (www.sec.gov).
Beginning on January 1, 2021, as permitted by regulations adopted by the SEC, paper copies of the shareholder reports for Variable Options available under your contract may no longer be sent by mail, unless you specifically request paper copies of the reports from Allianz Life or from your Financial Professional. Instead, the reports would be made available on a website, and you would be notified by mail each time a report is posted and provided with a website link to access the report. If you already elected to receive shareholder reports electronically, you would not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from Allianz Life electronically by contacting our Service Center at the toll-free telephone number listed at the back of this prospectus or by signing up for electronic delivery on our website at www.allianzlife.com/paperless. You may elect to receive all future reports in paper free of charge. You can inform Allianz Life that you wish to continue receiving paper copies of your shareholder reports by contacting your Financial Professional, or contacting our Service Center at the toll-free tele phone number listed at the back of this prospectus. Your election to receive reports in paper will apply to all Variable Options available under your contract.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

TABLE OF CONTENTS

Glossary		8
Summary		14
	Who Should Consider Purchasing the Contract?	16
	How Do the Crediting Methods Work?	17
	How Do the Crediting Methods Compare?	18
	Bar Chart Examples of the Crediting Methods Performance	20
	Can the Crediting Methods or Indexes Change?	22
	When Does Allianz Establish the Values Used to Determine Index Credits?	22
	What Are the Different Values Within the Contract?	23
	What Is the Daily Adjustment?	24
	What is the Performance Lock?	24
Risk Factors		25
	Liquidity Risks	25
	Risks of Investing in Securities	25
	Risk of Negative Returns	26
	Risks Associated with Calculation of Credits	27
	Risks Associated with Performance Locks	28
	Substitution of an Index	28
	Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, Caps, Buffers, and Floors	29
	Investment in Derivative Hedging Instruments	29
	Our Financial Strength and Claims-Paying Ability	30
	Regulatory Protections	30
Fee Tables		31
	Owner Transaction Expenses	31
	Owner Periodic Expenses	31
	Annual Operating Expenses of the Variable Options	32
	Examples	33
	Condensed Financial Information	34
1.	The Contract	34
	Financial Adviser Fees	35
	When The Contract Ends	35
2.	Ownership, Annuitant, Determining Life, Beneficiary, and Payee	36
	Owner	36
	Joint Owner	36
	Annuitant	36
	Determining Life (Lives)	36
	Beneficiary	37
	Payee	37
	Assignments, Changes of Ownership and Other Transfers of Contract Rights	37

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

3.	Purchasing the Contract	37
	Purchase Requirements	37
	Applications Sent Electronically	38
	Allocation of Purchase Payments and Transfers Between the Allocation Options	38
	Automatic Investment Plan (AIP)	39
	Free Look/Right to Examine Period	40
4.	Variable Options	40
	Substitution of Variable Options and Limitation on Further Investments	42
	Transfers Between Variable Options	42
	Electronic Transfer and Allocation Instructions	42
	Excessive Trading and Market Timing	42
	Voting Privileges	44
5.	Valuing Your Contract	45
	Determining Variable Account Value	45
	Determining Index Option Values	46
	Calculating Credits	47
	Daily Adjustment for the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy	48
	Performance Locks	48
	Optional Reallocation Program	49
6.	Expenses	49
	Annual Contract Fees: Product and Rider Fees	49
	Contract Maintenance Charge	51
	Withdrawal Charge	51
	Transfer Fee	53
	Premium Tax	54
	Income Tax	54
	Variable Option Expenses	54
7.	Access to Your Money	54
	Free Withdrawal Privilege	55
	Systematic Withdrawal Program	55
	Minimum Distribution Program and Required Minimum Distribution (RMD) Payments	55
	Waiver of Withdrawal Charge Benefit	56
	Suspension of Payments or Transfers	56
8.	The Annuity Phase	56
	Calculating Your Annuity Payments	56
	Annuity Payment Options	57
	When Annuity Payments Begin	58
9.	Death Benefit	58
	Maximum Anniversary Value	59
	Death of the Owner and/or Annuitant	60
	Death Benefit Payment Options During the Accumulation Phase	60
	Death Benefit Payment Options	61

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

10.	Taxes	61
	Qualified and Non-Qualified Contracts	61
	Taxation of Annuity Contracts	62
	Tax-Free Section 1035 Exchanges	62
11.	Other Information	63
	The Registered Separate Account	63
	Our General Account	63
	Our Unregistered Separate Account	63
	Distribution	63
	Additional Credits for Certain Groups	65
	Administration/Allianz Service Center	65
	Legal Proceedings	65
	Status Pursuant to Securities Exchange Act of 1934	65
12.	Information on Allianz Life	66
	Directors, Executive Officers and Corporate Governance	66
	Executive Compensation	70
	Security Ownership of Certain Beneficial Owners and Management	82
	Transactions With Related Persons, Promoters and Certain Control Persons	82
	Business and Operational Risks Relevant to the Contract	82
13.	Financial Statements	88
	Auditor Update	89
14.	Privacy Notice	90
15.	Table of Contents of the Form N-4 SAI	92

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Appendix A – Available Indexes	93
Standard & Poor’s 500 Index	93
Russell 2000® Index	94
Nasdaq-100® Index	94
EURO STOXX 50®	95
iShares® MSCI Emerging Markets ETF	95
Appendix B – Daily Adjustment	96
Appendix C – Historical Buffers, Floors, and Initial and Renewal DPSCs, Precision Rates, and Caps	98
Index Protection Strategy	98
Index Precision Strategy	99
Index Guard Strategy	99
Index Guard Strategy (continued)	100
Index Performance Strategy	100
Appendix D – Historical Index Option Performance Information	101
Index Protection Strategy with the S&P 500® Index	101
Index Precision Strategy with the S&P 500® Index	101
Index Guard Strategy with the S&P 500® Index	102
Index Performance Strategy with the S&P 500® Index	102
Appendix E – Annual Contract Fees Calculation Examples	103
Assuming You Purchase a Contract with the Traditional Death Benefit	103
Assuming You Purchase a Contract with the Maximum Anniversary Value Death Benefit	103
Appendix F – Alternate Minimum Value	105
Appendix G – Material Contract Variations by State and Issue Date	106
Crediting Method and/or Index Availability Restrictions	106
Death benefit Availability Restrictions	106
Other Material State Contract Variations	106
Appendix H – Selected Financial Data and Statutory Financial Statements	111
Management’s Discussion and Analysis of Financial Condition and Results of Operations (For the 12 month period ended December 31, 2018)	111
Statutory Financial Statements	111
For Service or More Information	112
Our Service Center	112

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

GLOSSARY

This prospectus is written in plain English. However, there are some technical words or terms that are capitalized and are used as defined terms throughout the prospectus. For your convenience, we included this glossary to define these terms.
Accumulated Alternate Interest – the sum of alternate interest earned for the entire time you own your Contract. We use the Accumulated Alternate Interest to calculate the Alternate Minimum Value for Contracts issued on or before November 15, 2019. The alternate interest for each Index Year is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate as stated in Appendix F. The alternate interest rate is stated in your Contract and does not change for the entire time you own your Contract.
Accumulation Phase – the first phase of your Contract before you apply your Contract Value to Annuity Payments. The Accumulation Phase begins on the Issue Date.
Allocation Options – the Variable Options and Index Options available to you under the Contract.
Alternate Minimum Value – for Contracts issued on or before November 15, 2019, the guaranteed minimum Index Option Value we provide for each Crediting Method if you take a withdrawal, annuitize the Contract, or transfer out of Index Options to the Variable Options, or if we pay a death benefit. For more information, see Appendix F.
Annuitant – the individual upon whose life we base the Annuity Payments. Subject to our approval, the Owner designates the Annuitant, and can add a joint Annuitant for the Annuity Phase. There are restrictions on who can become an Annuitant.
Annuity Date – the date we begin making Annuity Payments to the Payee from the Contract.
Annuity Options – the annuity income options available to you under the Contract.
Annuity Payments – payments made by us to the Payee pursuant to the chosen Annuity Option.
Annuity Phase – the phase the Contract is in once Annuity Payments begin.
Beneficiary – the person(s) or entity the Owner designates to receive any death benefit, unless otherwise required by the Contract or applicable law.
Buffer – for any Index Option with the Index Precision Strategy or Index Performance Strategy, this is the negative Index Return that we absorb before applying a negative Performance Credit. On the Issue Date we establish a Buffer for each Index Option with the Index Precision Strategy and Index Performance Strategy. However, if after the Issue Date we add a new Index Option to the Index Precision Strategy or Index Performance Strategy, we establish the Buffer for it on the date we add the Index Option to your Contract. Buffers are stated in your Contract and do not change once they are established.
Business Day – each day on which the New York Stock Exchange is open for trading, except, with regard to a specific Variable Option, when that Variable Option does not value its shares. Allianz Life is open for business on each day that the New York Stock Exchange is open. Our Business Day ends when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
Cap – for any Index Option with the Index Performance Strategy or Index Guard Strategy, this is the upper limit on positive Index performance and the maximum potential Performance Credit for an Index Option. We set a Cap for each Index Option with the Index Performance Strategy and Index Guard Strategy on the Index Effective Date and each Index Anniversary. The Caps applicable to your Contract are shown on the Index Options Statement.
Charge Base – the Contract Value on the preceding Quarterly Contract Anniversary (or the initial Purchase Payment received on the Issue Date if this is before the first Quarterly Contract Anniversary), adjusted for subsequent Purchase Payments and any Contract Value withdrawn. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and any amounts we withdraw for any Contract fees and expenses. We use the Charge Base to determine the next product and rider fees (if applicable) we deduct.
Contract – the individual flexible purchase payment index-linked and variable deferred annuity contract described by this prospectus.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Contract Anniversary – a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.
Contract Value – the value of your Purchase Payments based on the returns of your selected Allocation Options reduced for previously assessed Contract fees and expenses, and withdrawals. On any Business Day, your Contract Value is the sum of your Index Option Value(s) and Variable Account Value. The Variable Account Value component of the Contract Value fluctuates each Business Day that money is held in a Variable Option. The Index Option Value component of the Contract Value is adjusted on each Index Anniversary to reflect Credits, which can be negative with the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings. The Index Option Values with the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy also reflect the Daily Adjustment on every Business Day other than the Index Effective Date or an Index Anniversary. The Contract Value reflects any previously deducted fees and charges, but does not reflect fees and charges that we would apply on liquidation. The cash surrender value reflects all fees and charges that we would apply on liquidation.
Contract Year – any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary.
Credit – the annual return you receive when you allocate Purchase Payments or transfer Contract Value to an Index Option. Credits may be positive, zero, or, in some instances, negative if you select the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy. A negative Credit means that you can lose principal and previous earnings.
Crediting Method – a method we use to calculate annual Credits if you allocate Purchase Payments or transfer Contract Value to an Index Option.
Daily Adjustment – how we calculate Index Option Values on days other than the Index Effective Date or an Index Anniversary for each Index Option with the Index Precision Strategy, Index Performance Strategy or Index Guard Strategy as discussed in the Summary – What is the Daily Adjustment?; section 5, Valuing Your Contract – Daily Adjustment for the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy; and Appendix B. The Daily Adjustment approximates the Index Option Value that will be available on the next Index Anniversary. It is the estimated present value of the future Performance Credit that we will apply on the next Index Anniversary.
Declared Protection Strategy Credit (DPSC) – the positive Credit you receive on an Index Anniversary for any Index Option with the Index Protection Strategy if Index performance is zero or positive. You receive a Credit equal to the DPSC if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). We set the DPSCs on the Index Effective Date and each Index Anniversary. The DPSCs provide predefined upside potential. The DPSCs applicable to your Contract are shown on the Index Options Statement.
Determining Life (Lives) – the person(s) designated at Contract issue and named in the Contract on whose life we base the guaranteed Traditional Death Benefit or Maximum Anniversary Value Death Benefit.
Financial Professional – the person who advises you regarding the Contract. A Financial Professional may be a registered representative of a broker-dealer and/or an investment adviser representative of a registered investment adviser. However, we do not pay a commission to broker-dealers or their registered representatives in connection with sales of the Contract. The Contract is intended to be used by purchasers who are working with a Financial Professional registered or affiliated with an investment adviser, offering advisory services for a fee.
Floor – for any Index Option with the Index Guard Strategy, this is the maximum amount of negative Index Return you absorb as a negative Performance Credit. On the Issue Date we establish a Floor for each Index Option with the Index Guard Strategy. However, if after the Issue Date we add a new Index Option to the Index Guard Strategy, we establish the Floor for it on the date we add the Index Option to your Contract. Floors are stated in your Contract and do not change once they are established.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Good Order – a request is in “Good Order” if it contains all of the information we require to process the request. If we require information to be provided in writing, “Good Order” also includes providing information on the correct form, with any required certifications, guarantees and/or signatures, and received at our Service Center after delivery to the correct mailing, email, or website address, which are all listed at the back of this prospectus. If you have questions about the information we require, or whether you can submit certain information by fax, email or over the web, please contact our Service Center. If you send information by email or upload it to our website, we send you a confirmation number that includes the date and time we received your information.
Guaranteed Death Benefit Value – the guaranteed value that is available to your Beneficiary(s) on the first death of any Determining Life during the Accumulation Phase. The Guaranteed Death Benefit Value is either total Purchase Payments adjusted for withdrawals if you select the Traditional Death Benefit, or the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.
Index (Indexes) – one (or more) of the nationally recognized third-party broad based equity securities Indexes or exchange-traded fund available to you under your Contract. The Indexes are described in Appendix A.
Index Anniversary – a twelve-month anniversary of the Index Effective Date or any subsequent Index Anniversary. It is the date we apply Credits. If an Index Anniversary does not occur on a Business Day, we consider it to occur on the next Business Day for the purposes of determining Index Values and Index Returns, applying Credits, and setting the DPSCs, Precision Rates and Caps.
Index Effective Date – the first day we allocate assets to an Index Option. The Index Effective Date is stated on the Index Options Statement and starts the first Index Year. When you purchase this Contract you select the Index Effective Date as discussed in section 3, Purchasing the Contract – Allocation of Purchase Payments and Transfers Between the Allocation Options.
Index Guard Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Guard Strategy calculates Performance Credits based on Index Returns subject to a Cap and Floor. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Guard Strategy is more sensitive to smaller negative market movements that persist over time because the Floor reduces the impact of large negative market movements. In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
Index Option – the index-linked investment options to which you can allocate Purchase Payments or transfer Contract Value. Each Index Option is the combination of an Index and a Crediting Method.
Index Option Base – an amount we use to calculate Credits and the Daily Adjustment. The Index Option Base is equal to the amounts you allocate to an Index Option adjusted for withdrawals, Contract fees and expenses, transfers into or out of the Index Option, and the application of any Credits.
Index Option Value – on any Business Day it is equal to the portion of your Contract Value in a particular Index Option. We establish an Index Option Value for each Index Option you select. Each Index Option Value includes any Credits from previous Index Anniversaries and reflects deduction of any previously assessed contract maintenance charge, product fee, rider fee, and withdrawal charge. On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, each Index Option Value with the Index Precision Strategy, Index Performance Strategy or Index Guard Strategy also includes the Daily Adjustment.
Index Options Statement – the account statement we mail to you on the Index Effective Date and each Index Anniversary thereafter. On the Index Effective Date, the statement shows the initial Index Values, DPSCs, Precision Rates and Caps for the Index Options you selected. On each Index Anniversary, the statement shows the new Index Values, Credits received, and renewal DPSCs, Precision Rates and Caps that are effective for the next year for the Index Options you selected.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Index Performance Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Performance Strategy calculates Performance Credits based on Index Returns subject to a Cap and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Performance Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.
Index Precision Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Precision Strategy calculates Performance Credits based on Index Values and Index Returns subject to the Precision Rate and Buffer. You can receive negative Performance Credits under this Crediting Method, which means you can lose principal and previous earnings. The Index Precision Strategy may perform best in periods of small positive market movements because the Precision Rates will generally be greater than the DPSCs, but less than the Index Performance Strategy Caps. The Index Precision Strategy is more sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.
Index Protection Strategy – one of the Crediting Methods described in the Summary; and in section 5, Valuing Your Contract – Calculating Credits. The Index Protection Strategy provides Credits equal to the DPSCs if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). The Index Protection Strategy provides the most protection because it does not allow negative Credits, and the least growth because DPSCs will generally be less than Precision Rates and Caps.
Index Return – the percentage change in Index Value from the Index Effective Date or an Index Anniversary to the next Index Anniversary, which we use to determine the Performance Credits for any Index Option with the Index Performance Strategy or Index Guard Strategy, and negative Performance Credits for any Index Option with the Index Precision Strategy. The Index Return is an Index’s current Index Value, minus its Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), divided by its Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary).
Index Value – an Index’s price at the end of the Business Day on the Index Effective Date and each Index Anniversary as provided by Bloomberg or another market source if Bloomberg is not available.
Index Year – a twelve month period beginning on the Index Effective Date or a subsequent Index Anniversary.
Issue Date – the date we issue the Contract. The Issue Date is stated in your Contract and starts your first Contract Year. Contract Anniversaries and Contract Years are measured from the Issue Date.
Joint Owners – the two person(s) designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Lock Date – for any Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy, this is the Business Day we execute a Performance Lock and capture an Index Option Value (which includes the Daily Adjustment) before the Index Anniversary.
Maximum Anniversary Value – the highest Contract Value on any Index Anniversary before age 91, adjusted for subsequent Purchase Payments and withdrawals, used to determine the Maximum Anniversary Value Death Benefit as discussed in the Summary and section 9. Withdrawal adjustments include all withdrawals (even Penalty-Free Withdrawals) and withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.
Maximum Anniversary Value Death Benefit – an optional benefit described in the Summary and section 9 that has an additional rider fee and is intended to potentially provide a death benefit greater than the Traditional Death Benefit. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue.
Non-Qualified Contract – a Contract that is not purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
Owner – “you,” “your” and “yours.” The person(s) or entity designated at Contract issue and named in the Contract who may exercise all rights granted by the Contract.
Payee – the person or entity who receives Annuity Payments during the Annuity Phase.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Penalty-Free Withdrawals – withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and payments you take under our minimum distribution program. Penalty-Free Withdrawals are not subject to a withdrawal charge.
Performance Lock – a feature that allows you to capture the current Index Option Value during the Index Year for any Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. After the Lock Date, Daily Adjustments do not apply to a locked Index Option for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary.
Performance Credit – the Credit you receive on an Index Anniversary for any Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy. We base Performance Credits on Index Values and Index Returns limited by the Precision Rate, Cap, Buffer and Floor, as applicable. Performance Credits can be negative, which means you can lose principal and previous earnings.
Precision Rate – the positive Performance Credit you receive for any Index Option with the Index Precision Strategy if Index performance is zero or positive. You receive a Performance Credit equal to the Precision Rate if the current Index Value is equal to or greater than the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary). We set a Precision Rate for each Index Precision Strategy Index Option on the Index Effective Date and each Index Anniversary. The Precision Rates applicable to your Contract are shown on the Index Options Statement.
Proxy Investment – provides a current estimate of what the Performance Credit will be on the next Index Anniversary taking into account any applicable Precision Rate, Cap, Buffer or Floor. We use the Proxy Investment to calculate the Daily Adjustment on Business Days other than the Index Effective Date or an Index Anniversary. For more information, see Appendix B.
Proxy Value – the hypothetical value of the Proxy Investment used to calculate the Daily Adjustment as discussed in Appendix B.
Purchase Payment – the money you put into the Contract.
Qualified Contract – a Contract purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code (for example, 401(a) and 401(k) plans), Individual Retirement Annuities (IRAs), or Tax-Sheltered Annuities (referred to as TSA contracts). Currently, we issue Qualified Contracts that may include, but are not limited to Roth IRAs, Traditional IRAs and Simplified Employee Pension (SEP) IRAs. We may also issue an Inherited IRA and Inherited Roth IRA Contract to make any required minimum distribution payments to a beneficiary of a previously held tax-qualified arrangement.
Quarterly Contract Anniversary – the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary.
Separate Account – Allianz Life Variable Account B is the Separate Account that issues the variable investment portion of your Contract. It is a separate investment account of Allianz Life. The Separate Account holds the Variable Options that underlie the Contracts. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option. The Separate Account is registered with the SEC as a unit investment trust, and may be referred to as the Registered Separate Account.
Service Center – the area of our company that issues Contracts and provides Contract maintenance and routine customer service. Our Service Center address and telephone number are listed at the back of this prospectus. The address for mailing applications and/or checks for Purchase Payments may be different and is also listed at the back of this prospectus.
Traditional Death Benefit – the guaranteed death benefit automatically provided by the Contract for no additional fee described in the Summary and section 9.
Valid Claim – the documents we require to be received in Good Order at our Service Center before we pay any death claim. This includes the death benefit payment option, due proof of death, and any required governmental forms. Due proof of death includes a certified copy of the death certificate, a decree of court of competent jurisdiction as to the finding of death, or any other proof satisfactory to us.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Variable Account Value – on any Business Day it is equal to the portion of your Contract Value in your selected Variable Options. The Variable Account Value increases and decreases based on your selected Variable Options’ performance and reflects deduction of the Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, rider fee, and withdrawal charge.
Variable Options – the variable investments available to you under the Contract. Variable Option performance is based on the securities in which they invest.
Withdrawal Charge Basis – the total amount under your Contract that is subject to a withdrawal charge as discussed in section 6, Expenses – Withdrawal Charge.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

SUMMARY

The Allianz Index Advantage ADV Variable Annuity is a product that offers index-linked and variable investment options and allows you to defer taking income (Annuity Payments) to a future date. During the first phase of your Contract (Accumulation Phase) your Contract Value fluctuates based on the performance of your selected Allocations Options and the deduction of Contract fees and expenses. During this phase you can make additional Purchase Payments and take withdrawals, and if you die we pay a death benefit to the person(s) you designate (Beneficiary(s)). If you request Annuity Payments the Accumulation Phase of your Contract ends and the Annuity Phase begins. Annuity Payments are fixed payments we make based on the Annuity Option you select and your Contract Value.
Purchasing a Contract: Key Features At A Glance
Issue Age (see section 3)
On the date we issue the Contract (the Issue Date), all Owners and the Annuitant must be:
• age 80 or younger if you select the Traditional Death Benefit, or
• age 75 or younger if you select the Maximum Anniversary Value Death Benefit.
The Owner is the person or entity designated at issue who may exercise all Contract rights. The Annuitant is the individual upon whose life we base Annuity Payments.

Purchase Payment Standards (see section 3)
• $10,000 minimum initial Purchase Payment due on the Issue Date.
• You can make additional Purchase Payments of at least $50 during the Accumulation Phase.
• $1 million maximum in total Purchase Payments unless we give prior approval for a higher amount.

Allocation of Purchase Payments and Contract Value Transfers (see section 3)
You can allocate your Purchase Payments to any or all of the Allocation Options available under your Contract. We only allow assets to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries.
• We hold Purchase Payments you allocate to the Index Options in the AZL Government Money Market Fund until the Index Effective Date or the next Index Anniversary.
• On each Index Anniversary, you can transfer Variable Account Value to the available Index Options, and you can transfer Index Option Value (the portion of your Contract Value in a particular Index Option) between Index Options.
• You can only transfer Index Option Value to the Variable Options on every sixth Index Anniversary.
• Purchase Payments allocated to an Index Option must be held in the Index Option for one full Index Year before they can receive a Credit. Therefore, additional Purchase Payments we receive after the Index Effective Date that you allocate to an Index Option are not eligible to receive a Credit until the second Index Anniversary after we receive them.
• You cannot transfer Index Option Value to the Variable Options except on every sixth Index Anniversary, at which point you can do so even if the assets you wish to transfer have been in the Index Options for less than six full years.

Daily Adjustment (see “What is the Daily Adjustment?” in this Summary and section 5)
The Daily Adjustment is how we calculate Index Option Values on days other than the Index Effective Date or an Index Anniversary for each Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy. The Daily Adjustment approximates the Index Option Value that will be available on the next Index Anniversary. It is the estimated present value of the future Performance Credit that we will apply on the next Index Anniversary. The Daily Adjustment takes into account any Index gains subject to the Precision Rate or Cap, or either any Index losses greater than the Buffer or Index losses down to the Floor, but in the form of the estimated present value. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor.

Performance Lock (see “What is the Performance Lock?” in this Summary and section 5)
A feature that allows you to capture the current Index Option Value during the Index Year for any Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy. If we execute a Performance Lock for an Index Option we do not apply the Daily Adjustment to it for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary. A Performance Credit is the Credit you receive on an Index Anniversary for any Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Purchasing a Contract: Key Features At A Glance
Product and Rider Fees (see the Fee Tables and section 6)
Accrued daily and deducted on each Quarterly Contract Anniversary (the day that occurs three calendar months after the Issue Date or any subsequent Quarterly Contract Anniversary). Each fee is calculated as a percentage of the Charge Base (the Contract Value on the preceding Quarterly Contract Anniversary, adjusted for subsequent Purchase Payments and withdrawals).
• Product fee is 0.25%
• Rider fee is 0.20% for the Maximum Anniversary Value Death Benefit. If you select this benefit, you will pay 0.45% in total annual Contract fees (product fee plus the rider fee).

Other Contract Fees and Expenses (see the Fee Tables and section 6)
• A 6.5% declining withdrawal charge applies to withdrawals taken from the Index Options within six years after receipt of each Purchase Payment during the Accumulation Phase. The withdrawal charge does not apply to withdrawals from the Variable Options.
• $50 contract maintenance charge assessed annually if the total Contract Value is less than $100,000.
• $25 transfer fee if you make more than twelve transfers between Variable Options in a Contract Year.
• Variable Option operating expenses before fee waivers and expense reimbursements of 0.67% to 0.88% of the average daily net assets.
A Contract Year is any period of twelve months beginning on the Issue Date or a subsequent Contract Anniversary. A Contract Anniversary is a twelve-month anniversary of the Issue Date or any subsequent Contract Anniversary.

You can withdraw your Contract Value, subject to any applicable withdrawal charge for withdrawals from the Index Options, and federal and state taxation. Withdrawals taken before age 59½ may also be subject to a 10% additional federal tax.

Free Withdrawal Privilege (see section 7)
Allows you to withdraw 10% of your total Purchase Payments from the Index Options each Contract Year during the Accumulation Phase without incurring a withdrawal charge.
• Any unused free withdrawal privilege in one Contract Year is not added to the amount available in the next Contract Year.
• If you withdraw more than the free withdrawal privilege we will assess a withdrawal charge if the withdrawal is taken from a Purchase Payment we received within the last six years.
• Not available if you take a full withdrawal of your total Contract Value.

Systematic Withdrawal Program (see section 7)
Provides automatic withdrawals of at least $100 to you at a frequency you select. If taken from the Index Options, these withdrawals:
• reduce the amount available under the free withdrawal privilege, and
• are subject to a withdrawal charge if you exceed the free withdrawal privilege.

Minimum Distribution Program (see section 7)
If you own an Individual Retirement Annuity (IRA), SEP IRA or Inherited IRA Contract, this program provides payments to you designed to meet the Code’s minimum distribution requirements. If taken from the Index Options, these withdrawals:
• reduce the amount available under the free withdrawal privilege, but
• are not subject to a withdrawal charge if you exceed the free withdrawal privilege.

Waiver of Withdrawal Charge Benefit (see section 7)	In most states, this benefit allows you to take a withdrawal without incurring a withdrawal charge if you are confined to a nursing home for a period of at least 90 consecutive days.
Annuity Payments (see section 8)
Annuity Payments can provide a guaranteed lifetime fixed income stream with certain tax advantages. We designed the Annuity Payments for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
• We offer five Annuity Options that provide payments for life, life and term certain, or life with refund.
• We base Annuity Payments on your Contract Value, the Annuity Option you select, and the lifetime and age of the Annuitant(s).
• For an individually owned Contract, Annuity Payments can be either single or joint.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Purchasing a Contract: Key Features At A Glance
Death Benefit (see section 9)
When you purchase the Contract you select either the Traditional Death Benefit (no additional fee) or the Maximum Anniversary Value Death Benefit (0.20% rider fee). In either case, the death benefit is paid upon the first death of any Determining Life during the Accumulation Phase.
• We establish the Determining Lives at Contract issue and they generally do not change unless there is a divorce or you establish a Trust.
• The Determining Life (or Lives) is either the Owner(s) or the Annuitant if the Owner is a non-individual.
If a Determining Life dies during the Accumulation Phase your Beneficiary(s) will receive the greater of the Contract Value or the Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either:
• total Purchase Payments adjusted for withdrawals if you select the Traditional Death Benefit, or
• the Maximum Anniversary Value (the highest Contract Value on any Index Anniversary before age 91, adjusted for subsequent Purchase Payments and withdrawals) if you select the Maximum Anniversary Value Death Benefit.
• Withdrawals reduce your Guaranteed Death Benefit Value proportionately, which means this value may be reduced by more than the amount withdrawn.
• The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they can be equal.
• If you change Owner(s) the death benefit may be reduced to Contract Value.

Material Contract Variations (see Appendix G)
The product or certain product features may not currently be available in all states or all Contracts, may vary in your state, or may not be available from all selling firms or from all Financial Professionals. Your Financial Professional can also provide information regarding availability of Allocation Options.

Customer Service (see the last page of this prospectus)
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197. Our Service Center is the area of our company that issues Contracts and provides Contract maintenance and routine customer service. You can also contact us by:
• mail at Allianz Life Insurance Company of North America, P.O. Box 561,
Minneapolis, MN 55440‑0561, or
• email at Contact.Us@allianzlife.com.

Who Should Consider Purchasing the Contract?
We designed the Contract for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk, nor someone who is seeking unlimited investment potential.
We created the Contract for purchasers working with a Financial Professional who is registered as an investment adviser, or is an investment advisory representative of a registered investment adviser, and who is offering advisory services for a fee. A Financial Professional may also be a registered representative of a broker-dealer. However, we do not pay a sales commission to broker-dealers or their registered representatives in connection with sales of the Contract.
Your Financial Professional acts on your behalf, not ours. We are not party to any agreement between you and your Financial Professional, nor are we responsible for your Financial Professional’s actions. We do not set your financial adviser’s fee or receive any part of it. Any financial adviser fee you pay is in addition to this Contract’s fees and expenses. You should ask your Financial Professional about compensation they receive in connection with this Contract. Allianz Life is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
We do not allow you to instruct us to pay your financial adviser fees from this Contract. If you take withdrawals from this Contract to pay your financial adviser fees, these withdrawals will be subject to any applicable withdrawal charge. Also, if this is a Non-Qualified Contract this will be a taxable withdrawal to the extent that gain exists within the Contract. If any Owner is under age 59½, withdrawals may also be subject to a 10% additional federal tax. You should consult a tax adviser regarding the tax treatment of withdrawals.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

We offer other annuity contracts that may address your investment and retirement needs. These contracts include variable annuities, registered index-linked annuities and fixed index annuities. These annuity products may offer different features and benefits more appropriate for your needs, including allocation options, fees and/or expenses that are different from those in the Contract offered by this prospectus. Not every contract is offered through every Financial Professional. Some Financial Professionals or selling firms may not offer and/or limit offering of certain features and benefits, as well as limit the availability of the contracts based on criteria established by the Financial Professional or selling firm. For more information about other annuity contracts, please contact your Financial Professional.
For example, these other annuity contracts may have different Index Options, and different rates and minimums for the DPSCs, Precision Rates, Caps, Buffers, and Floors. DPSCs, Precision Rates and Caps may also be affected, positively or negatively, by expenses we incur in providing other contract features. For example, a product that deducts fees and expenses from Index Options may have higher DPSCs, Precision Rates, and Caps than a contract that deducts fees and expenses only from Variable Options.
How Do the Crediting Methods Work?
The Index Protection Strategy provides a Credit equal to the DPSC on each Index Anniversary if the current Index Value (the Index’s price at the end of the Business Day) is equal to or greater than the Index Value on the last Index Anniversary, regardless of the amount of actual Index Return. If the current Index Value is less than it was on the last Index Anniversary you do not receive a negative Credit.
The Index Precision Strategy provides a Performance Credit based on Index Values and Index Returns.
•
If the current Index Value is equal to or greater than the Index Value on the last Index Anniversary, regardless of the amount of actual Index Return, the Performance Credit is equal to the Precision Rate.

•	If the Index Return is negative and the loss is:
-	less than or equal to the Buffer, the Performance Credit is zero. We absorb any loss up to the Buffer.
-	greater than the Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the Buffer. You participate in any losses beyond the Buffer.
The Index Guard Strategy also provides a Performance Credit based on Index Values and Index Returns.
•	If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap.
•	If the current Index Value is equal to the Index Value on the last Index Anniversary, the Performance Credit is zero.
•
If the Index Return is negative, the negative Performance Credit is equal to the negative Index Return down to the Floor. You participate in any losses down to the Floor. We absorb any negative Index Return beyond the Floor.

The Index Performance Strategy also provides a Performance Credit based on Index Values and Index Returns.
•	If the Index Return is positive, the Performance Credit is equal to the Index Return up to the Cap.
•	If the current Index Value is equal to the Index Value on the last Index Anniversary, the Performance Credit is zero.
•	If the Index Return is negative and the loss is:
-	less than or equal to the Buffer, the Performance Credit is zero. We absorb any loss up to the Buffer.
-	greater than the Buffer, the negative Performance Credit is equal to the negative Index Return in excess of the Buffer. You participate in any losses beyond the Buffer.
A more detailed description of how we calculate Credits, including numerical examples, is included in section 5, Valuing Your Contract – Calculating Credits.
•
The Index Precision Strategy, Index Guard Strategy and Index Performance Strategy allow negative Performance Credits. A negative Performance Credit means you can lose principal and previous earnings. These losses could be significant.

•
Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Index Year.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

How Do the Crediting Methods Compare?
The Crediting Methods have different risk and return potentials.
	Index Protection Strategy	Index Precision Strategy	Index Guard Strategy	Index Performance Strategy
What is the asset protection?	• Most protection. • If the Index loses value, you do not receive a negative Credit.
• Less protection than the Index Protection Strategy and Index Guard Strategy. Protection may be more or less than what is available with the Index Performance Strategy depending on Buffers.
• Buffer absorbs a percentage of loss, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any one Index Year.
• More sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Precision Strategy than with the Index Guard Strategy.

• Less protection than the Index Protection Strategy, but more than Index Precision Strategy and Index Performance Strategy.
• Permits a negative Performance Credit down to the Floor.
• Protection from significant losses.
• More sensitive to smaller negative market movements that persist over time because the Floor reduces the impact of large negative market movements.
• In an extended period of smaller negative market returns, the risk of loss is greater with the Index Guard Strategy than with the Index Performance Strategy and Index Precision Strategy.
• Provides certainty regarding the maximum loss in any one Index Year.

• Less protection than the Index Protection Strategy and Index Guard Strategy. Protection may be more or less than what is available with the Index Precision Strategy depending on Buffers.
• Buffer absorbs a percentage of loss, but you receive a negative Performance Credit for losses greater than the Buffer.
• Potential for large losses in any one Index Year.
• More sensitive to large negative market movements because small negative market movements are absorbed by the Buffer. In a period of extreme negative market performance, the risk of loss is greater with the Index Performance Strategy than with the Index Guard Strategy.

What is the growth opportunity?
• Growth opportunity limited by the DPSCs.
• Least growth opportunity.
• May perform best in periods of small positive market movements.
• DPSCs will generally be less than the Precision Rates and Caps.

• Growth opportunity limited by the Precision Rate.
• May perform best in periods of small positive market movements.
• Generally more growth opportunity than the Index Protection Strategy, but less than the Index Performance Strategy.
• Growth opportunity may be more or less than the Index Guard Strategy depending on Precision Rates and Caps.

• Growth opportunity limited by the Cap.
• May perform best in a strong market.
• Growth opportunity that generally may be matched or exceeded only by the Index Performance Strategy. However, growth opportunity may be more or less than the Index Precision Strategy or Index Performance Strategy depending on Precision Rates and Caps.

• Growth opportunity limited by the Cap.
• May perform best in a strong market.
• Generally the most growth opportunity. However, growth opportunity may be less than the Index Precision Strategy or Index Guard Strategy depending on Precision Rates and Caps.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

	Index Protection Strategy	Index Precision Strategy	Index Guard Strategy	Index Performance Strategy
What can change within a Crediting Method?	• Initial DPSCs for newly issued Contracts can change monthly or more frequently. • Renewal DPSCs for existing Contracts can change annually. • DPSCs are subject to a 1.50% minimum.
• Initial Precision Rates and Buffers for newly issued Contracts can change frequently, but we cannot change your Buffers once they are established.
• Renewal Precision Rates for existing Contracts can change annually.
• Precision Rates are subject to a 1.50% minimum, and Buffers are subject to a 5% minimum.

• Initial Caps and Floors for newly issued Contracts can change frequently, but we cannot change your Floors once they are established.
• Renewal Caps for existing Contracts can change annually.
• Caps are subject to a 1.50% minimum, and Floors are subject to a
-25% minimum.

• Initial Caps and Buffers for newly issued Contracts can change frequently, but we cannot change your Buffers once they are established.
• Renewal Caps for existing Contracts can change annually.
• Caps are subject to a 1.50% minimum, and Buffers are subject to a 5% minimum.

● For any Index Option with the Index Precision Strategy or Index Performance Strategy, you participate in any negative Index Return in excess of the Buffer, which reduces your Contract Value. For example, if we set the Buffer at 5% we would absorb the first -5% of Index Return and you could lose up to 95% of the Index Option Value. However, for any Index Option with the Index Guard Strategy, we absorb any negative Index Return in excess of the Floor. For example, if we set the Floor at ‑25%, your maximum loss would be limited to -25% of the Index Option Value due to negative Index Returns.
● The minimum Buffer and Floor are the least amount of protection that you could receive from negative Index Returns for any Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy.
● DPSCs, Precision Rates, and Caps as set by us from time-to-time may vary substantially based on market conditions. However, in extreme market environments, it is possible that all DPSCs, Precision Rates and Caps will be equal and reduced to their respective minimums of 1.50%.
● DPSCs, Precision Rates, Caps, Buffers and Floors can be different from Index Option to Index Option. For example, Caps for the Index Performance Strategy can be different between the S&P 500® Index and the Nasdaq-100® Index, and Caps for the S&P 500® Index can be different between the Index Guard Strategy and Index Performance Strategy. They may also be different from Contract-to-Contract depending on Index Effective Date and the state of issuance.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Bar Chart Examples of the Crediting Methods Performance
The following hypothetical examples show conceptually how the Crediting Methods might work in different market environments and assume no change in the hypothetical DPSC, Caps or Precision Rate. All values below are for illustrative purposes only. The examples do not reflect any DPSC, Precision Rate, Buffer, Floor, or Cap that may actually apply to a Contract. The examples do not predict or project the actual performance of the Allianz Index Advantage ADV Variable Annuity. Although an Index or Indexes will affect your Index Option Values, the Index Options do not directly participate in any stock or equity investment and are not a direct investment in an Index. The Index Values do not include the dividends paid on the stocks comprising an Index. An allocation to an Index Option is not a purchase of shares of any stock or index fund. These examples do not reflect deduction of the Contract fees and expenses. Historical Index Option performance information is also included in Appendix D.

A closer look at the Index PROTECTION Strategy

PERFORMANCE POTENTIAL WITH ...
A
B
3.5% DPSC
0%
1%
3.5%
14%
3.5%
Index Return
DPSC
... A LEVEL OF PROTECTION
0%
-7%
0%
-14%
0%
C
D

A If the annual Index Return is zero or positive, which means the value of the Index remained the same or increased, the entire DPSC would be applied.

B If the annual Index Return is positive and exceeds the DPSC, the DPSC would be applied.

C,D If the annual Index Return is negative, there would be no DPSC and no loss of principal due to negative Index Returns.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

A closer look at the Index PRECISION Strategy

PERFORMANCE POTENTIAL WITH ...
A
B
7.5% Precision Rate
0%
3%
7.5%
12%
7.5%
Index Return
Performance Credit %

... A LEVEL OF PROTECTION
0%
10% Buffer
-7%
0%
-14%
-4%
C
D

A If the annual Index Return is zero or positive, which means the value of the Index remained the same or increased, the entire Precision Rate would be applied.

B If the annual Index Return is positive and exceeds the Precision Rate, the Precision Rate would be applied.

C If the annual Index Return is negative, but within the 10% Buffer, there would be no Performance Credit.

D If the annual Index Return is negative and exceeds the 10% Buffer, there would be a negative Performance Credit equal to the amount of negative returns in excess of the Buffer.

A closer look at the Index GUARD Strategy

PERFORMANCE POTENTIAL WITH ...
A
B
10% Cap
0%
8%
8%
14%
10%
Index Return
Performance Credit %

... A LEVEL OF PROTECTION
0%
-7%
-7%
-14%
-10%
C
-10% Floor
D

A If the annual Index Return is positive, but less than the declared Cap, the annual Performance Credit would be equal to the Index Return.

B If the annual Index Return exceeds the declared Cap, a Performance Credit equal to the Cap would be applied.

C If the annual Index Return is negative, but is within the -10% Floor, there would be a negative Performance Credit equal to the Index Return.

D If the annual Index Return is negative and below the -10% Floor, the negative Performance Credit would be limited to the -10% Floor.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

A closer look at the Index PERFORMANCE Strategy

PERFORMANCE POTENTIAL WITH ...
B
A
12% Cap
8%
8%
14%
12%
0%
Index Return
Performance Credit %
... A LEVEL OF PROTECTION
0%
10% Buffer
-7%
0%
-14%
C
-4%
D

A If the annual Index Return is positive, but less than the declared Cap, the annual Performance Credit would be equal to the Index Return.

B If the annual Index Return exceeds the declared Cap, a Performance Credit equal to the Cap would be applied.

C If the annual Index Return is negative, but within the 10% Buffer, there would be no Performance Credit.

D If the annual Index Return is negative and exceeds the 10% Buffer, there would be a negative Performance Credit equal to the amount of negative returns in excess of the Buffer.

Can the Crediting Methods or Indexes Change?
We can add new Crediting Methods and Indexes to your Contract in the future, and you can allocate Purchase Payments or transfer Contract Value to them on the next Index Anniversary after we make them available to you. Once we add a Crediting Method to your Contract we cannot remove it, or change how it calculates Credits. Once we add an Index Option to your Contract, we cannot change its Buffer or Floor, if applicable. However, we can change the renewal DPSCs, Precision Rates and Caps associated with any Index Option on each Index Anniversary.
Once we add an Index to your Contract, we cannot remove it without simultaneously replacing or substituting it. Index replacements and substitutions can occur either on an Index Anniversary or during an Index Year. If we substitute an Index during an Index Year, we will combine the return of the previously available substituted Index with the return of the new Index. However, if we substitute an Index either during or after an Index Year, we do not change the Buffers or Floors applicable to your Contract, or the current DPSCs, Caps, or Precision Rates that we set on the prior Index Anniversary. Changes to the DPSCs, Precision Rates, or Caps for the new substituted Index, if any, may occur at the next regularly scheduled Index Anniversary or later Index Anniversaries. For more information, see Risk Factors – Substitution of an Index.
Historical information on the Buffers, Floors, DPSCs, Caps and Precision Rates is provided in Appendix C. This information is for historical purposes only and is not a representation as to future Buffers, Floors, DPSCs, Caps, or Precision Rates.

When Does Allianz Establish the Values Used to Determine Index Credits?
We establish the Buffers and Floors for your Contract on the Issue Date. However, if we add a new Index Option to your Contract after the Issue Date, we establish the Buffer or Floor for it on the date we add the Index Option to your Contract. Your actual Buffers and Floors are stated in your Contract and cannot change once they are established.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

We can change the initial DPSCs, Precision Rates and Caps we currently offer for newly issued Contracts frequently at our discretion. Once established for a Contract, these initial rates cannot change until the next Index Anniversary. We can change the renewal DPSCs, Precision Rates and Caps for an existing Contract annually on each Index Anniversary, in our discretion. Your initial and renewal DPSCs, Precision Rates and Caps are stated in your Index Options Statement, which is the account statement we mail to you on the Index Effective Date and each Index Anniversary. The Index Options Statement also includes the Index Values on the Index Effective Date and each subsequent Index Anniversary. We use these Index Values to determine Index Returns and Credits.
Buffers and Floors we offer for newly issued Contracts may change before we issue your Contract, and initial DPSCs, Precision Rates and Caps may change before your Index Effective Date. For information on the Buffers, Floors, and initial DPSCs, Precision Rates and Caps we currently offer for newly issued Contracts, see our website at www.allianzlife.com/indexratesadv. We publish any changes to these values at least seven calendar days before they take effect.
We will send you a letter at least 30 days before each Index Anniversary. This letter advises you that your current DPSCs, Precision Rates and Caps are expiring on the upcoming Index Anniversary, and the renewal DPSCs, Precision Rates and Caps for the next Index Year will be available for your review in your account on our website at least seven calendar days before the upcoming Index Anniversary. We also have a link to your Contract information with your renewal DPSCs, Precision Rates and Caps on our website at www.allianzlife.com/indexratesadv. The Index Anniversary letter also reminds you of your opportunity to transfer Variable Account Value to the Index Options, or reallocate your Index Option Values, on the upcoming anniversary.
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DPSCs, Precision Rates and Caps may be different between newly issued and existing Contracts, and between existing Contracts issued on the same month and day in different years. For example, in May 2019 we set Caps for the Index Performance Strategy with the S&P 500® Index as follows:

-	13% initial rate for new Contracts issued in 2019
-	14% renewal rate for existing Contracts issued in 2018, and
-	12% renewal rate for existing Contracts issued in 2017.
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If your Contract is within its Free Look/Right to Examine period you may be able to take advantage of any increase in initial DPSCs, Precision Rates or Caps by cancelling your Contract and purchasing a new Contract.

What Are the Different Values Within the Contract?
The Contract provides the following values as discussed in section 5, Valuing Your Contract.
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The Contract Value is the sum of your Variable Account Value and Index Option Values. Contract Value reflects any previously deducted fees and charges, but does not reflect fees and charges that we would apply on liquidation. The cash surrender value reflects all fees and charges that we would apply on liquidation.

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Your Variable Account Value is the sum of the values in your selected Variable Options. It includes the deduction of Variable Option operating expenses, and any previously assessed transfer fee, contract maintenance charge, product fee, rider fee and withdrawal charge. It changes each Business Day based on the performance of the Variable Options.

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Your total Index Option Value is the sum of the values in each of your selected Index Options. Each Index Option Value includes any Credits from previous Index Anniversaries and the deduction of any previously assessed contract maintenance charge, product fee and rider fee. Amounts removed from the Index Options during the Index Year for withdrawals and Contract expenses do not receive a Credit on the next Index Anniversary, but the amount remaining does receive a Credit subject to any applicable DPSC, Precision Rate, Cap, Buffer or Floor.

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On each Business Day during the Index Year other than the Index Effective Date or an Index Anniversary, we calculate the current Index Option Value for each Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy by adding a Daily Adjustment to the Index Option Base. The Index Option Base is the amount you allocate to an Index Option adjusted for withdrawals, deduction of Contract expenses, transfers into or out of the Index Option, and the application of any Performance Credits.

-	During the Index Year the Index Option Values for Index Options with the Index Protection Strategy do not change for Index performance, and do not receive the Daily Adjustment.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

What Is the Daily Adjustment?
The Daily Adjustment is how we calculate Index Option Values on Business Days other than the Index Effective Date or an Index Anniversary for each Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy. The Index Options with the Index Protection Strategy and the Variable Options are not subject to the Daily Adjustment.
The Daily Adjustment can affect the amounts available for withdrawal, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. The Daily Adjustment can be positive or negative. When the Daily Adjustment is positive, your Index Option Value has increased since the beginning of the year. When it is negative, your Index Option Value has decreased (excluding the effect of the deduction of Contract expenses or any partial withdrawal).
We calculate the Daily Adjustment for a given Business Day before we deduct any Contract fees or expenses or process any partial withdrawal on that Business Day, including Penalty-Free Withdrawals. However, the Daily Adjustment calculation is not affected by any Contract expense deduction or partial withdrawal. Penalty-Free Withdrawals are withdrawals you take under the free withdrawal privilege or waiver of withdrawal charge benefit, and payments you take under our minimum distribution program. Penalty-Free Withdrawals taken from the Index Options are not subject to a withdrawal charge. The Daily Adjustment does not change the Contract expense deducted or the withdrawal amount; it only changes the Index Option Value from which we deduct the expense or withdrawal.
The Daily Adjustment approximates the Index Option Value that will be available on the next Index Anniversary. It is the estimated present value of the future Performance Credit that we will apply on the next Index Anniversary. The Daily Adjustment takes into account:
(i) any Index gains during the Index Year subject to the Precision Rate or Cap or
(ii) either any Index losses greater than the Buffer or any Index losses down to the Floor.
The Daily Adjustment does this by using the hypothetical value of a Proxy Investment (Proxy Value) each Business Day, other than the Index Effective Date or an Index Anniversary, based on the formulas described in Appendix B. The Proxy Investment provides a current estimated present value of what the Performance Credit will be on the next Index Anniversary taking into account any applicable Precision Rate, Cap, Buffer or Floor. The Daily Adjustment is not the actual Index return on the day of the calculation, and the estimated present value Performance Credit is not guaranteed. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor.
A withdrawal taken during the Index Year may not receive the full benefit of the Precision Rate, Cap, Buffer or Floor because the Daily Adjustment takes into account what may potentially happen between the withdrawal date and the next Index Anniversary. All other factors being equal, even if the current Index return during the Index Year is greater than the Precision Rate or Cap, the Daily Adjustment will usually be lower than the Precision Rate or Cap. This is because there is a possibility that the Index return could decrease before the end of the Index Year. Similarly, even though a negative Index return may be within the amount of the Buffer for the Index Precision Strategy and Index Performance Strategy, you still may receive a negative Daily Adjustment because there is a possibility that the Index Return could decrease before the end of the Index Year. Finally, a negative Index return for the Index Guard Strategy may result in you receiving a Daily Adjustment lower than the Floor, because the Daily Adjustment reflects the present value of the Floor and you will not receive the full benefit of the Floor until the next Index Anniversary. A negative Daily Adjustment may cause you to realize loss of principal or previous earnings.
The Daily Adjustment’s risks are discussed in more detail in Risk Factors – Risk of Negative Returns. The specific details of the Daily Adjustment formula are described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
What is the Performance Lock?
For any Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy, you can capture the current Index Option Value (which includes the Daily Adjustment) on any Business Day during the Index Year through our Performance Lock feature. You (or your Financial Professional, if authorized) can request Performance Locks either “manually”, or “automatically” by setting target(s) based on the Daily Adjustment. (On our website the Daily Adjustment is included in the Index Option Value Return figures.) The Business Day that we execute either a manual or automatic Performance Lock is the Lock Date for that Index Option.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.

RISK FACTORS

The Contract involves certain risks that you should understand before purchasing. You should carefully consider your income needs and risk tolerance to determine whether the Contract is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Allocation Options you choose.
LIQUIDITY RISKS
We designed the Contract to be a long-term investment that you can use to help build and provide income for retirement. The Contract is not suitable for short-term investment.
If you need to take assets from your Contract during the withdrawal charge period, we deduct a withdrawal charge for amounts withdrawn from the Index Options unless the withdrawal is a Penalty-Free Withdrawal. While Penalty-Free Withdrawals provide some liquidity, they are permitted in only limited amounts or in special circumstances. If you need to withdraw most or all of your total Index Option Value in a short period, you may exceed the Penalty-Free Withdrawal amounts available to you and incur withdrawal charges. (For more information on the withdrawal charge, see the Fee Tables and section 6, Expenses – Withdrawal Charge.)
We calculate the withdrawal charge as a percentage of your Purchase Payments, not Contract Value. Consequently, if the Contract Value has declined since you made a Purchase Payment, it is possible the percentage of Contract Value withdrawn to cover the withdrawal charge would be greater than the withdrawal charge percentage. For example, assume you buy the Contract with a single Purchase Payment of $1,000 allocated to an Index Option. If your Contract Value in the 5th year is $800 and you take a full withdrawal a 3% withdrawal charge applies. The total withdrawal charge would be $30 (3% of $1,000). This results in you receiving $770.
In addition, upon a full withdrawal we assess a withdrawal charge against Purchase Payments that are still within their withdrawal charge period and were previously withdrawn as a Penalty-Free Withdrawal. This means that upon a full withdrawal, we may assess a withdrawal charge on more than the amount withdrawn. In addition, if the Contract Value has declined due to poor performance, the withdrawal charge may be greater than the total Contract Value and you will not receive any money.
Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½.
We only apply Credits to the Index Options once each Index Year on the Index Anniversary, rather than on a daily basis. In the interim, we calculate Index Option Values for Index Options with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy based on the Daily Adjustment. If you invest in any such Index Option and take a withdrawal or annuitize the Contract, or if we pay a death benefit, during the interim, you may not receive the full benefit of the Index Returns, Precision Rates, Caps, Buffers or Floors.
We do not do Daily Adjustments for any Index Option with the Index Protection Strategy. You will receive DPSCs only on the Index Option Value remaining in any such Index Option on the Index Anniversary. Any assets removed from any such Index Option during the Index Year for withdrawals you take or Contract fees and expenses we deduct, or if we pay a death benefit, will not be eligible to receive the DPSC on the next Index Anniversary.
You can transfer Index Option Value to a Variable Option only on every sixth Index Anniversary, and you may transfer Index Option Values among the Index Options only on an Index Anniversary. At other times, you can only move assets out of an Index Option by taking partial withdrawals or surrendering the Contract or entering the Annuity Phase. This may limit your ability to react to changes in market conditions. You should consider whether investing in an Index Option is consistent with your financial needs.
RISKS OF INVESTING IN SECURITIES
Returns on securities and securities Indexes can vary substantially, which may result in investment losses. The historical performance of the available Allocation Options does not guarantee future results. It is impossible to predict whether underlying investment values will fall or rise. Trading prices of the securities underlying the Allocation Options are influenced by economic, financial, regulatory, geographic, judicial, political and other complex and interrelated factors.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

These factors can affect capital markets generally and markets on which the underlying securities are traded and these factors can influence the performance of the underlying securities.
If you allocate Purchase Payments or transfer Contract Value to an Index Option, your returns depend on the performance of an Index although you are not directly invested in the Index. Because the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index, EURO STOXX 50® and iShares® MSCI Emerging Markets ETF are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities.
S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies.
Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.
Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on The Nasdaq Stock Market, including companies across all major industry groups except the financial industry. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, that company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
EURO STOXX 50®. EURO STOXX 50® is comprised of the equity securities of large-capitalization companies in the Eurozone. The securities comprising EURO STOXX 50® are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty), and are significantly affected by the European markets and actions of the European Union.
iShares® MSCI Emerging Markets ETF. The iShares® MSCI Emerging Markets ETF seeks to track the investment results of the MSCI Emerging Markets Index, which is designed to measure equity market performance in the global emerging markets. The underlying index may include large-and mid-capitalization companies. iShares® MSCI Emerging Markets ETF is an exchange-traded fund. The performance of the iShares® MSCI Emerging Markets ETF may not replicate the performance of, and may underperform the underlying index. The price of the iShares® MSCI Emerging Markets ETF will reflect expenses and fees that will reduce its relative performance. Moreover, it is also possible that the iShares® MSCI Emerging Markets ETF may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index.
RISK OF NEGATIVE RETURNS
The Variable Options do not provide any protection against negative returns. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Variable Options, and such losses could be significant.
If you allocate Purchase Payments or transfer Contract Value to an Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy, negative Index Returns may cause Performance Credits to be either negative after application of the Buffer or negative down to the amount of the Floor. Ongoing Contract fees and expenses, including withdrawal charges, could also cause amounts available for withdrawal to be less than what you invested even if Index performance has been positive. You can lose principal and previous earnings if you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy, and such losses could be significant. If you allocate Purchase Payments or transfer Contract Value to the Index Options with the Index Protection Strategy you can also lose principal and previous earnings if you do not receive the DPSC, or if the Contract fees and expenses are greater than the DPSC.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

If you select an Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy, we calculate Index Option Values for these Index Options on each Business Day during an Index Year (other than the Index Effective Date or an Index Anniversary) by adding the Daily Adjustment. The Daily Adjustment affects the total Contract Value available for withdrawal, annuitization, and death benefits, and it affects how we determine the contract maintenance charge and Charge Base for the product and rider fees. The Daily Adjustment can be less than the Precision Rate or Cap even if the year-to-date Index return is greater than the Precision Rate or Cap. In addition, even though the year-to-date Index return may be positive, the Daily Adjustment may be negative due to changes in Proxy Value inputs, such as volatility, dividend yield, and interest rate. The Daily Adjustment is generally negatively affected by:
•	interest rate decreases,
•	dividend rate increases,
•	poor market performance and
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the expected volatility of index prices. Increases in the expected volatility of index prices negatively affect the Index Precision Strategy and Index Performance Strategy, while decreases in the expected volatility of index prices negatively affect the Index Guard Strategy.

If you take a withdrawal from one of these Index Options before the Index Anniversary, you could lose principal and previous earnings because of the Daily Adjustment even if Index performance is positive on that day or has been positive since the beginning of the Index Year. If the current Index return during the Index Year is negative, the Daily Adjustment could result in losses greater than the protection provided by the Buffer or the Floor.
RISKS ASSOCIATED WITH CALCULATION OF CREDITS
We calculate Credits each Index Year on the Index Anniversary. Because we calculate Index Returns only on a single date in time, you may experience negative or flat performance even though the Index you selected for a given Crediting Method experienced gains through some, or most, of the Index Year. If you allocate Purchase Payments or transfer Contract Value to the Index Options with Index Protection Strategy, positive returns are limited by the DPSCs. You are not subject, however, to potential negative Credits. The Precision Rates on the Index Options with Index Precision Strategy, and the Caps on the Index Options with Index Guard Strategy and Index Performance Strategy also limit positive returns and could cause performance to be lower than it would otherwise have been if you invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Index, or the Variable Options.
The Index Options do not directly participate in the returns of the Indexes or the Indexes’ component securities, and do not receive any dividends payable on these securities. Index returns would be higher if they included the dividends from the component securities. The past ten years of actual average of the annual Index returns without and with dividends would have been as follows:
	January 1, 2009 through December 31, 2018
	S&P 500® Index	Nasdaq-100® Index	Russell 2000® Index	EURO STOXX 50®	iShares® MSCI Emerging Markets ETF
Returns without dividends	11.26%	19.00%	11.50%	2.79%	7.19%
Returns with dividends	13.61%	20.29%	13.02%	6.93%	9.16%
DPSCs, Precision Rates and Caps may be adjusted annually on the Index Anniversary and may vary significantly from year to year. Changes to DPSCs, Precision Rates and Caps may significantly affect the amount of Credit you receive. (For more information, see the “Changes to Declared Protection Strategy Credits (DPSCs), Precision Rates, Caps, Buffers, and Floors” discussion later in this section.
The Crediting Methods only capture Index Values on one day each year, so you will bear the risk that the Index Value might be abnormally low on these days.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

RISKS ASSOCIATED WITH PERFORMANCE LOCKS
If a Performance Lock is executed:
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You will no longer participate in Index performance, positive or negative, for the remainder of the Index Year for the locked Index Option. This means that under no circumstances will your Index Option Value increase during the remainder of the Index Year.

•	You will not receive a Performance Credit on any locked Index Option on the next Index Anniversary.
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We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This means you will not be able to determine in advance your locked Index Option Value, and it may be higher or lower than it was at the point in time you requested a manual Performance Lock, or that your Index Option reached its target for an automatic Performance Lock.

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If a Performance Lock is executed when your Daily Adjustment has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if the Performance Lock occurred at a later time, or if the Index Option was not locked.

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We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.

SUBSTITUTION OF AN INDEX
There is no guarantee that the Indexes will be available during the entire time that you own your Contract. If we substitute a new Index for an existing Index, the performance of the new Index may be different and this may affect your ability to receive positive Credits. We may substitute a new Index for an existing Index if:
•	the Index is discontinued,
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we are unable to use the Index because, for example, changes to an Index make it impractical or expensive to purchase derivative hedging instruments to hedge the Index, or we are not licensed to use the Index, or

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the method of calculation of the Index Values changes substantially, resulting in significantly different Index Values and performance results. This could occur, for example, if an Index altered the types of securities tracked, or the weighting of different categories of securities.

If we add or substitute an Index, we first seek any required regulatory approval (from each applicable state insurance regulator) and then provide you with written notice. We also provide you with written notice if an Index changes its name. Substitutions of an Index may occur during an Index Year. If we substitute an Index during an Index Year we will combine the return of the replaced existing Index from the prior Index Anniversary to the substitution date with the return of the new Index from the substitution date to the next Index Anniversary. If we substitute an Index during an Index Year:
•	we do not change the Charge Base we use to calculate the product and rider fees, and
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the Buffers, Floors, DPSCs, Precision Rates, and Caps for the replaced Index will apply to the new Index. We do not change the Buffers or Floors applicable to your Contract, or the current DPSCs, Caps, or Precision Rates that we set on the prior Index Anniversary.

Changes to DPSCs, Precision Rates, or Caps associated with the new Index, if any, may occur at the next regularly scheduled Index Anniversary or on later Index Anniversaries. Depending on the constitution of the replaced Index, the volatility of its investments, and our ability to hedge the Index’s performance, we may determine, in our discretion, to increase or decrease renewal DPSCs, Precision Rates, or Caps associated with the new Index. However, we would not implement any change to reflect this difference until the next Index Anniversary after the substitution. For any Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy, the substitution of an Index during an Index Year may result in an abnormally large change in the Daily Adjustment on the day we substitute the Index.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

The selection of a substitution Index is in our discretion; however, it is anticipated that any substitute Index will be substantially similar to the Index it is replacing and we will replace any equity Index with a broad-based equity index.
CHANGES TO DECLARED PROTECTION STRATEGY CREDITS (DPSCS), PRECISION RATES, CAPS, BUFFERS, AND FLOORS
You can only transfer Index Option Value to a Variable Option on a sixth Index Anniversary.

We establish Buffers, Floors, and initial and renewal DPSCs, Precision Rates and Caps as indicated under “When Does Allianz Establish the Values Used to Determine Index Credits?” in the Summary section. This section also includes information on where to find information on initial and renewal DPSCs, Precision Rates and Caps, and the notice we provide you of renewal changes on each Index Anniversary.
On each Index Anniversary you have the option of remaining allocated to your current Index Options at the renewal DPSCs, Precision Rates and Caps, or transferring to another permitted Allocation Option, subject to the limitations on transfers from an Index Option to a Variable Option. If you do not review renewal change information when it is published, or take no action to transfer to another permitted Allocation Option, you will remain allocated to your current Index Options and will automatically become subject to the renewal DPSCs, Precision Rates and Caps until the next Index Anniversary.
You risk the possibility that the renewal DPSCs, Precision Rates and Caps you receive may be less than you would find acceptable. If you do not find the renewal rates acceptable, you must give us transfer instructions no later than the close of the Business Day on the Index Anniversary (or the next Business Day if the anniversary is a non-Business Day) or you will be subject to these renewal DPSCs, Precision Rates and Caps for the next Index Year. Other than on a sixth Index Anniversary when you can transfer Index Option Value to the Variable Options, when your renewal rates change the only option available to you is to transfer Index Option Value between Index Options.
Initial and renewal DPSCs, Precision Rates and Caps may vary significantly depending upon a variety of factors, including:
•	market volatility,
•	our hedging strategies and investment performance,
•	the availability of hedging instruments,
•	the amount of money available to us through Contract fees and expenses to purchase hedging instruments,
•	your Index Effective Date,
•	the level of interest rates,
•	utilization of Contract benefits by Owners, and
•	our profitability goals.
The effect of a change in interest rates or other market conditions may not be direct or immediate. There may be a lag in changes to DPSCs, Precision Rates and Caps. In a rising interest rate environment, increases in DPSCs, Precision Rates and Caps, if any, may be substantially slower than increases in interest rates.
We manage our obligation to provide Credits in part by trading call and put options, and other derivatives on the available Indexes. The costs of the call and put options and other derivatives vary based on market conditions, and we may adjust future renewal DPSCs, Precision Rates and Caps to reflect these cost changes. The primary factor affecting the differences in the initial DPSCs, Precision Rates and Caps for newly issued Contracts and renewal rates for existing Contracts is the difference in what we can earn from these investments for newly issued Contracts versus what we are earning on the investments that were made, and are being held to maturity, for existing Contracts. In some instances we may need to reduce both initial and renewal DPSCs, Precision Rates and Caps, or we may need to substitute an Index. You bear the risk that we may reduce DPSCs, Precision Rates and/or Caps, which reduces your opportunity to receive positive Credits. You also bear the risk that the Buffers and Floors for your Contract are small, which increases the risk that you could receive negative Performance Credits and incur losses.
INVESTMENT IN DERIVATIVE HEDGING INSTRUMENTS
The Index Options are supported by bonds and other fixed income securities which are also used to support the Contract guarantees, cash, and derivative hedging instruments used to hedge the movements of the applicable Index.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

At Contract issue, we invest a substantial majority of the initial Contract Value allocated to the Index Options in fixed income securities, with most of the remainder invested in derivative hedging instruments. The derivative hedging instruments are purchased to track and hedge Index movements and support our obligations with regard to the Index Options. The derivative hedging instruments we purchase include put options, call options, futures, swaps, and other derivatives.
We currently limit our purchase of derivative hedging instruments to liquid securities. However, like many types of derivative hedging instruments, these securities may be volatile and their price may vary substantially. In addition, because we pay Credits regardless of the performance of derivative hedging instruments we purchase, we may incur losses on hedging mismatches or errors in hedging. Our experience with hedging securities may affect rates for Buffers, Floors, DPSCs, Precision Rates and Caps for newly issued Contracts, and may also affect renewal DPSCs, Precision Rates and Caps for existing Contracts.
Certain Variable Options may also invest in derivative securities. For more information on these investments, see the Variable Option prospectuses.
OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY
We make Annuity Payments, and pay death benefits from our general account. Our general account assets are subject to claims by our creditors, and any payment we make from our general account is subject to our financial strength and claims-paying ability. We apply Credits from an unregistered, non-unitized, non-insulated separate account (Separate Account IANA). Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors. For more information on Separate Account IANA, see section 11, Other Information – Our Unregistered Separate Account.
REGULATORY PROTECTIONS
Allianz Life is not an investment company and therefore we are not registered as an investment company under the Investment Company Act of 1940, as amended, and the protections provided by this Act are not applicable to the guarantees we provide. The Separate Account is, however, registered as an investment company. Any allocations you make to an Index Option are not part of the Separate Account. Allianz Life is not an investment adviser and so is not subject to the Investment Advisers Act of 1940, and does not provide investment advice to you in connection with your Contract.
Your Contract is registered in accordance with the Securities Act of 1933 and the offering of the Contract must be conducted in accordance with the requirements of this Act. In addition, the offer and sale of the Contract is subject to the provisions of the Securities Exchange Act of 1934.
The Contract is filed with and approved by each state in which the Contract is offered. State insurance laws provide a variety of regulatory protections.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

FEE TABLES

These tables describe the fees and expenses you pay when purchasing, owning and taking a withdrawal from the Contract, or transferring Contract Value between Allocation Options. For more information, see section 6, Expenses.
OWNER TRANSACTION EXPENSES
Withdrawal Charge Applicable to the Index Options During Your Contract’s First Phase, the Accumulation Phase(1)
(as a percentage of each Purchase Payment withdrawn)(2)
Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	6.5%
1	6%
2	5%
3	4%
4	3%
5	2%
6 years or more	0%

Transfer Fee(3)…………………………………....... ……………………………	$25
(for each transfer between Variable Options after twelve in a Contract Year)
Premium Tax(4)…………………………………... ………………………………	3.5%
(as a percentage of each Purchase Payment)
OWNER PERIODIC EXPENSES
Contract Maintenance Charge(5)………………………………………………..	$50
(per Contract per year)
(1)
There is no withdrawal charge applicable to amounts withdrawn from the Variable Options. The Contract provides a free withdrawal privilege that allows you to withdraw 10% of your total Purchase Payments annually from the Index Options without incurring a withdrawal charge, as discussed in section 7, Access to Your Money – Free Withdrawal Privilege.

(2)	The Withdrawal Charge Basis is the total amount under your Contract that is subject to a withdrawal charge, as discussed in section 6, Expenses – Withdrawal Charge.
(3)
We count all transfers made in the same Business Day as one transfer, as discussed in section 6, Expenses – Transfer Fee. The transfer fee does not apply to transfers to or from the Index Options and these transfers do not count against your free transfers. Transfers are subject to the policies discussed in section 4, Variable Options – Excessive Trading and Market Timing.

(4)	Not currently deducted, but we reserve the right to do so in the future. This is the maximum charge we could deduct if we exercise this right, as discussed in section 6, Expenses – Premium Tax.
(5)	Waived if the Contract Value is at least $100,000, as discussed in section 6, Expenses – Contract Maintenance Charge.
CONTRACT ANNUAL EXPENSES
Annual Contract Fees(6)
(as a percentage of the Charge Base)
Product Fee…………………………………......…………………………………………………….	0.25%
Rider Fee for the optional Maximum Anniversary Value Death Benefit……………………	0.20%
Total Contract Fees for Contracts with the optional Maximum Anniversary Value Death Benefit………………………………………………………………………………………….	0.45%
(6)	We do not assess the product or rider fees during the Annuity Phase. See section 6, Expenses – Annual Contract Fees: Product and Rider Fees.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

ANNUAL OPERATING EXPENSES OF THE VARIABLE OPTIONS
The following are the minimum and maximum total annual operating expenses charged by any of the Variable Options for the most recent fiscal year ended December 31, 2018, before the effect of any contractual expense reimbursement or fee waiver. We show the expenses as a percentage of a Variable Option’s average daily net assets. The Index Options do not assess any separate operating expenses, and are not included in the following chart.
	Minimum	Maximum
Total annual Variable Option operating expenses (including management fees, distribution or 12b‑1 fees, and other expenses) before fee waivers and expense reimbursements	0.67%	0.88%
The table below describes, in detail, the annual expenses of the Variable Options before fee waivers and/or expense reimbursements. We show the expenses as a percentage of a Variable Option’s average daily net assets for the most recent fiscal year ended December 31, 2018. Expenses may vary in current and future years. See the Variable Options’ prospectuses for further information regarding the expenses you may expect to pay. Some of the Variable Options or their affiliates may also pay service fees to us or our affiliates. If these fees are deducted from Variable Option assets, they are reflected in the table below.
Variable Option	Management fees	Rule 12b‑1 fees	Other expenses	Acquired fund fees and expenses	Total annual fund operating expenses before fee waivers and/or expense reimbursements
BLACKROCK
AZL Government Money Market Fund(1)	.35	.25	.28	_	.88
ALLIANZ FUND OF FUNDS
AZL MVP Balanced Index Strategy Fund(2)	.10	_	.03	.57	.70
AZL MVP Growth Index Strategy Fund(2)	.10	_	.02	.55	.67
(1)
Other Expenses for the AZL Government Money Market Fund include recoupment of prior waived fees in the amount of 0.24%. The Manager has voluntarily undertaken to waive, reimburse, or pay the Fund’s expenses to the extent necessary in order to maintain a minimum daily net investment income for the Fund of 0.00%. The recoupment of prior waived fees reflects the recoupment of amounts previously waived, reimbursed, or paid by the Manager under this arrangement. Such recoupments are subject to the following limitations: (1) the repayments will not cause the Fund’s net investment income to fall below 0.00%; (2) the repayments must be made no later than three years after the end of the fiscal year in which the waiver, reimbursement, or payment took place; and (3) any expense recovery paid by the Fund will not cause its expense ratio to exceed 0.87%. See the Investment Option prospectus for further information.

(2)
The underlying funds may pay 12b‑1 fees to the distributor of the Contracts for distribution and/or administrative services. The underlying funds do not pay service fees or 12b‑1 fees to the Allianz Fund of Funds and the Allianz Fund of Funds do not pay service fees or 12b‑1 fees. The underlying funds of the Allianz Fund of Funds may pay service fees to the insurance companies issuing variable contracts, or their affiliates, for providing customer service and other administrative services to contract purchasers. The amount of such service fees may vary depending on the underlying fund.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

EXAMPLES
These examples are intended to help you compare the cost of investing in this Contract’s Variable Options with the costs of other variable annuity contracts. These examples assume you make a $10,000 investment and your Variable Options earn a 5% annual return. They are not a representation of past or future expenses. Your Contract expenses may be more or less than the examples below, depending on the Variable Options you select and whether and when you take withdrawals.
We deduct the $50 contract maintenance charge in the examples on each Contract Anniversary during the Accumulation Phase (or the next Business Day if the Contract Anniversary is a non-Business Day). We may waive this charge under certain circumstances, as described in section 6, Expenses – Contract Maintenance Charge. During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment. We deduct the annual Contract fees (maximum charge of 0.25% product fee and a 0.20% rider fee for the optional Maximum Anniversary Value Death Benefit) in the examples on each Quarterly Contract Anniversary during the Accumulation Phase, as described in section 6, Expenses – Annual Contract Fees: Product and Rider Fees. A transfer fee may apply, but is not reflected in these examples (see section 6, Expenses – Transfer Fee).
1)
If you surrender your Contract (take a full withdrawal) at the end of each time period. The Contract’s withdrawal charge does not apply to withdrawals from the Variable Options, and so the withdrawal charge is not reflected in the following example.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.88% (maximum Varible Option operating expense)	$185	$569	$973	$2,078
0.67% (minimum Varible Option operating expense)	$164	$504	$862	$1,843
Because the withdrawal charge does not apply to the Variable Options, we are including an additional example illustrating the expenses associated with transferring all of the Variable Account Value to the Index Options at the end of each time period and then immediately surrendering your Contract (take a full withdrawal) on the same day.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.88% (maximum Varible Option operating expense)	$835	$1,069	$1,273	$2,078
0.67% (minimum Varible Option operating expense)	$814	$1,004	$1,162	$1,843
2)
If you annuitize your Contract and begin Annuity Payments at the end of each time period. The earliest available Annuity Date (the date we begin making Annuity Payments) is two years after the Issue Date.

Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.88% (maximum Varible Option operating expense)	N/A	$569	$973	$2,078
0.67% (minimum Varible Option operating expense)	N/A	$504	$862	$1,843

3)	If you do not surrender your Contract.
Total annual Variable Option operating expenses before any fee waivers or expense reimbursements of:	1 Year	3 Years	5 Years	10 Years
0.88% (maximum Varible Option operating expense)	$185	$569	$973	$2,078
0.67% (minimum Varible Option operating expense)	$164	$504	$862	$1,843

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

CONDENSED FINANCIAL INFORMATION
The statutory financial statements of Allianz Life Insurance Company of North America are included in Appendix H of this prospectus. The financial statements of Allianz Life Variable Account B are included or incorporated by reference in Part C of the Form N-4 Registration Statement.
Accumulation unit value (AUV) information for the subaccounts offered under the Contract offered by this prospectus (which were previously made available under the Allianz Index Advantage Variable Annuity, File Number 333-185866), as of the end of December 31, 2018, is listed in the table below. This information should be read in conjunction with the financial statements and related notes of the Separate Account included or incorporated by reference in Part C of the Form N-4 Registration Statement.
(Number of Accumulation Units in thousands)
Period or Year Ended	AUV at Beginning of Period	AUV at End of Period	Number of Accumulation Units Outstanding at End of Period
AZL Government Money Market Fund
12/31/2013	NA	12.754	346
12/31/2014	12.754	12.755	1560
12/31/2015	12.755	12.756	2726
12/31/2016	12.756	12.757	5376
12/31/2017	12.757	12.763	3831
12/31/2018	12.763	12.893	1
AZL MVP Balanced Index Strategy Fund
12/31/2013	NA	12.212	10
12/31/2014	12.212	12.956	237
12/31/2015	12.956	12.927	473
12/31/2016	12.927	13.782	537
12/31/2017	13.782	15.353	606
12/31/2018	15.353	14.671	0
AZL MVP Growth Index Strategy Fund
12/31/2013	NA	13.412	7
12/31/2014	13.412	14.280	240
12/31/2015	14.280	14.165	382
12/31/2016	14.165	15.128	468
12/31/2017	15.128	17.543	578
12/31/2018	17.543	16.412	0

1.	THE CONTRACT

An annuity is a contract between you as the Owner, and an insurance company (in this case Allianz Life), where you make payments to us and we invest that money in the Allocation Options you select. Depending on market conditions, your Contract may gain or lose value based on the returns of your selected Allocation Options. When you are ready to take money out, we make payments to you according to your instructions and any restrictions associated with the payout option you select that is described in this prospectus. We do not make any changes to your Contract without your permission except as may be required by law.
The Contract has an Accumulation Phase and an Annuity Phase.
The Accumulation Phase is the first phase of your Contract, and it begins on the Issue Date. During the Accumulation Phase, we invest your money in the Allocation Options you select on a tax-deferred basis. Tax deferral means you are not taxed on any earnings or appreciation on the assets in your Contract until you take money out of your Contract. (For more information, see section 10, Taxes.)
During the Accumulation Phase you can take withdrawals (subject to any withdrawal charge). You can also make additional Purchase Payments subject to the restrictions set out in section 3, Purchasing the Contract – Purchase Requirements. The Contract also offers at issue the optional Maximum Anniversary Value Death Benefit for an additional rider fee (see section 9) if all Owners and the Annuitant are age 75 or younger on the Issue Date. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit potentially provides a death benefit greater than the Traditional Death Benefit based on the Maximum Anniversary Value (highest Contract Value on any Index Anniversary before age 91, adjusted for subsequent Purchase Payments and withdrawals).
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

The Accumulation Phase ends upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day we process your request for a full withdrawal.
•
Upon the death of any Owner (or the Annuitant if the Owner is a non-individual), the Business Day we first receive Valid Claim from any one Beneficiary, unless the surviving spouse/Beneficiary continues the Contract. If there are multiple Beneficiaries, the remaining Contract Value continues to fluctuate with the performance of the Allocation Options until the complete distribution of the death benefit. A Valid Claim is the documents we require to be received in Good Order at our Service Center before we pay any death claim.

If you request Annuity Payments, the Accumulation Phase of your Contract ends and you enter the Annuity Phase. During the Annuity Phase we make regular fixed periodic Annuity Payments based on the life of the Annuitant(s), or life and term certain. We send Annuity Payments to the Payee (the person or entity who receives Annuity Payments during the Annuity Phase). You can choose when Annuity Payments begin, subject to certain restrictions. We base Annuity Payments on your Contract Value and the payout rates for the Annuity Option you select. Your Annuity Payments do not change unless an Annuitant dies. The Annuity Phase ends when we make the last Annuity Payment under your selected Annuity Option. For more information, see section 8, The Annuity Phase.
FINANCIAL ADVISER FEES
We do not allow you to instruct us to pay your financial adviser fees from this Contract. If you take withdrawals from this Contract to pay your financial adviser fees, these withdrawals may be subject to a withdrawal charge, ordinary income taxes, and a 10% additional federal tax if you are under age 59½, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative). If this is a Non-Qualified Contract, a withdrawal will be a taxable withdrawal to the extent that gain exists within the Contract. You should consult a tax adviser regarding the tax treatment of withdrawals. Please consult with your Financial Professional before taking a withdrawal to pay financial adviser fees from this Contract compared to other assets you may have.
Your investment adviser acts on your behalf, not ours. We are not party to any agreement between you and your financial adviser, nor are we responsible for your financial adviser’s actions. We do not set your financial adviser’s fee or receive any part of it. Any financial adviser fee you pay is in addition to this Contract’s fees and expenses. You should ask your financial adviser about compensation they receive for this Contract. Allianz Life is not an investment adviser, and does not provide investment advice in connection with sales of the Contract. We are not a fiduciary to you, and do not make recommendations or assess suitability.
You can submit a written request to our Service Center on a form satisfactory to us to allow your financial adviser to make Allocation Option transfers on your behalf. However, we reserve the right to review a financial adviser’s trading history before allowing him or her to make transfers. If, in our sole discretion, we believe the financial adviser's trading history indicates excessive trading, we can deny your request. If we approve it, your financial adviser is subject to the same trading restrictions that apply to Owners. We can deny or revoke trading authority in our sole discretion.
WHEN THE CONTRACT ENDS
The Contract ends when:
•	all applicable phases of the Contract (Accumulation Phase and/or Annuity Phase) have ended, and/or
•	if we received a Valid Claim, all applicable death benefit payments have been made.
For example, if you purchase a Contract and later take a full withdrawal of the total Contract Value, both the Accumulation Phase and the Contract end even though the Annuity Phase never began and we did not make any death benefit payments.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

2.	OWNERSHIP, ANNUITANT, DETERMINING LIFE, BENEFICIARY, AND PAYEE

OWNER
The Owner designated at Contract issue has all the rights under the Contract. The Owner may be an individual, or a non-individual (e.g. a trust, tax-exempt entity, or corporation). Qualified Contracts and non-individually owned Contracts can only have one Owner. A Qualified Contract is purchased under a pension or retirement plan that qualifies for special tax treatment under sections of the Code.
JOINT OWNER
A Non-Qualified Contract can be owned by up to two individual Owners (Joint Owners). We generally require the signature of both Joint Owners on any forms that are submitted to our Service Center.
ANNUITANT
The Annuitant is the individual on whose life we base Annuity Payments. Subject to our approval, you designate an Annuitant when you purchase a Contract. For Qualified Contracts, before the Annuity Date the Owner must be the Annuitant unless the Contract is owned by a qualified plan or is part of a custodial arrangement. You can change the Annuitant on an individually owned Non-Qualified Contract at any time before the Annuity Date. You cannot change the Annuitant if the Owner is a non-individual. Subject to our approval, you can add a joint Annuitant on the Annuity Date. For Qualified Contracts, the ability to add a joint Annuitant is subject to any plan requirements associated with the Contract. For individually owned Contracts, if the Annuitant who is not an Owner dies before the Annuity Date, the sole Owner (or younger Joint Owner) automatically becomes the new Annuitant, but the Owner can subsequently name another Annuitant.
Designating different persons as Owner(s) and Annuitant(s) can have important impacts on whether a death benefit is paid, and on who receives it as indicated below. For more examples, please see the Appendix A to the Form N-4 SAI. Use care when designating Owners and Annuitants, and consult your Financial Professional if you have questions.
UPON THE DEATH OF A SOLE OWNER
Action if the Contract is in the Accumulation Phase	Action if the Contract is in the Annuity Phase
• We pay a death benefit to the Beneficiary unless the Beneficiary is the surviving spouse and continues the Contract.
• If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract:
– we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and the death benefit ends,
– the surviving spouse becomes the new Owner,
– the Accumulation Phase continues, and
– upon the surviving spouse’s death, his or her Beneficiary(s) receives the Contract Value.
• If the deceased Owner was not a Determining Life, the Traditional Death Benefit or Maximum Anniversary Value Death Benefit are not available and the Beneficiary(s) receives the Contract Value.

• The Beneficiary becomes the Payee. If we are still required to make Annuity Payments under the selected Annuity Option, the Beneficiary also becomes the new Owner.
• If the deceased was not an Annuitant, Annuity Payments to the Payee continue. No death benefit is payable.
• If the deceased was the only surviving Annuitant, Annuity Payments end or continue as follows.
– Annuity Option 1 or 3, payments end.
– Annuity Option 2 or 4, payments end when the guarantee period ends.
– Annuity Option 5, payments end and the Payee may receive a lump sum refund.
• If the deceased was an Annuitant and there is a surviving joint Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant. No death benefit is payable.

DETERMINING LIFE (LIVES)
The Determining Life (Lives) are the individuals on whose life we base the Guaranteed Death Benefit Value provided by the Traditional Death Benefit or Maximum Anniversary Value Death Benefit. We establish the Determining Life (Lives) at Contract issue. For an individually owned Contract the Determining Life (Lives) are the Owner(s). For a non-individually owned Contract the Determining Life is the Annuitant. After the Issue Date the Determining Life (Lives) only change if:
•	you remove a Joint Owner due to divorce, we also remove that person as a Determining Life, or
•	you establish a jointly owned Non-Qualified Contract and change ownership to a Trust, we remove the prior Owner who is not the Annuitant as a Determining Life.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

BENEFICIARY
The Beneficiary is the person(s) or entity you designate at Contract issue to receive any death benefit. You can change the Beneficiary or contingent Beneficiary at any time before your death unless you name an irrevocable Beneficiary. If a Beneficiary dies before you, or you and a Beneficiary die simultaneously as defined by applicable state law or regulation, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no surviving primary Beneficiaries, we pay the death benefit to the contingent Beneficiaries who survive you. If there are no surviving Beneficiaries or if there is no named Beneficiary, we pay the death benefit to your estate or the Owner if the Owner is a non-individual.
FOR JOINTLY OWNED CONTRACTS: The sole primary Beneficiary is the surviving Joint Owner regardless of any other named primary Beneficiaries. If both Joint Owners die simultaneously as defined by applicable state law or regulation, we pay the death benefit to the named contingent Beneficiaries, or equally to the estate of the Joint Owners if there are no named contingent Beneficiaries.

PAYEE
The Payee is the person or entity who receives Annuity Payments during the Annuity Phase. The Owner receives tax reporting on those payments. Generally we require the Payee to be an Owner. However, we may allow you to name a charitable trust, financial institution, qualified plan, or an individual specified in a court order as a Payee subject to our approval. For Qualified Contracts owned by a qualified plan, the qualified plan must be the Payee.
ASSIGNMENTS, CHANGES OF OWNERSHIP AND OTHER TRANSFERS OF CONTRACT RIGHTS
You can assign your rights under this Contract to someone else during the Accumulation Phase. An assignment may be absolute or limited, and includes changes of ownership, collateral assignments, or any other transfer of specific Contract rights. After an assignment, you may need the consent of the assignee of record to exercise certain Contract rights depending on the type of assignment and the rights assigned.
You must submit your request to assign the Contract in writing to our Service Center and we must approve it in writing. To the extent permitted by state law, we reserve the right to refuse to consent to any assignment at any time on a nondiscriminatory basis. We will not consent if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation.
Upon our consent, we record the assignment. We are not responsible for the validity or effect of the assignment. We are not liable for any actions we take or payments we make before we receive your request in Good Order and record it. A request is in “Good Order” when it contains all the information we require to process it. Assigning the Contract does not change, revoke or replace the originally named Annuitant or Beneficiary; if you also want to change the Annuitant or Beneficiary you must make a separate request.
•
An assignment may be a taxable event. In addition, there are other restrictions on changing the ownership of a Qualified Contract and Qualified Contracts generally cannot be assigned absolutely or on a limited basis. You should consult with your tax adviser before assigning this Contract.

•	An assignment does not change the Determining Life (Lives).

3.	PURCHASING THE CONTRACT

PURCHASE REQUIREMENTS
To purchase this Contract, on the Issue Date all Owners and the Annuitant must be:
•	age 80 or younger if you select the Traditional Death Benefit, or
•	age 75 or younger if you select the Maximum Anniversary Value Death Benefit.
The Purchase Payment requirements for this Contract are as follows.
•	The minimum initial Purchase Payment due on the Issue Date is $10,000.
•	You can make additional Purchase Payments of $50 or more during the Accumulation Phase.
•	We do not accept additional Purchase Payments on or after the Annuity Date.
•	The maximum total Purchase Payments we accept without our prior approval is $1 million.
We may, at our sole discretion, waive the minimum Purchase Payment requirements.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Once we receive your initial Purchase Payment and all necessary information in Good Order at our Service Center, we issue the Contract within two Business Days and allocate your payment to your selected Allocation Options. If you do not give us all of the information we need, we contact you or your Financial Professional. If for some reason we are unable to complete this process within five Business Days, we either send back your Purchase Payment or get your permission to keep it until we get all of the necessary information. If you make additional Purchase Payments, we add this money to your Contract on the Business Day we receive it in Good Order.
If you submit a Purchase Payment and/or application to your Financial Professional, we do not begin processing the payment and/or application until we receive it. A Purchase Payment is “received” when it arrives at our Service Center from the address for mailing checks listed at the back of this prospectus regardless of how or when you submitted them. We forward Purchase Payments we receive at the wrong address to the last address listed at the back of this prospectus, which may delay processing.
We may terminate your ability to make additional Purchase Payments because we reserve the right to decline any or all Purchase Payments at any time on a nondiscriminatory basis. This applies to Contracts issued in all states except as disclosed in Appendix G. If mandated under applicable law, we may be required to reject a Purchase Payment. If we exercise our right to decline additional Purchase Payments, this may limit your ability to fund your Contract’s guaranteed benefits such as the Traditional Death Benefit or Maximum Anniversary Value Death Benefit.
APPLICATIONS SENT ELECTRONICALLY
We accept manually signed applications that are in Good Order and are sent by fax, or email, or uploaded to our website. It is important to verify receipt of any faxed application, or to receive a confirmation number when using email or the web. We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your written application by mail to our Service Center. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.
ALLOCATION OF PURCHASE PAYMENTS AND TRANSFERS BETWEEN THE ALLOCATION OPTIONS
The allocation instructions you provide on your application automatically become your Purchase Payment default instructions. (In your Contract, Purchase Payment default instructions are called future allocation instructions.) We use these default instructions for all Purchase Payments we receive unless you change them, or give us alternate allocation instructions specific to an individual Purchase Payment. We only allow Purchase Payments or Contract Value transfers to move into the Index Options on the Index Effective Date and on subsequent Index Anniversaries. You cannot transfer Contract Value into or between Index Options mid-Index Year. You select the Index Effective Date when you purchase your Contract. It can be any Business Day up to and including the first Quarterly Contract Anniversary, but it cannot be the 29th, 30th or 31st of a month.
On your application if you select ….	Your Index Effective Date will be either…
the earliest Index Effective Date	• your Issue Date, or • the first Business Day of the next month if the Issue Date is the 29th, 30th or 31st of a month the deferred Index Effective Date
• your first Quarterly Contract Anniversary, or
• the next Business Day if the first Quarterly Contract Anniversary occurs on a non-Business Day, or the first Business Day of the next month if the first Quarterly Contract Anniversary is the 29th, 30th or 31st of a month

You can change your Index Effective Date before it occurs to be an earlier or later date by submitting a request. However, your new Index Effective Date cannot be later than the deferred Index Effective Date listed above. We must receive your request in Good Order at our Service Center before the end of the Business Day on which you want the Index Effective Date to occur. Once your Index Effective Date occurs, all Index Options for your Contract will have the same Index Anniversary.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

We hold Purchase Payments you allocate to the Index Options in the AZL Government Money Market Fund until the Index Effective Date or the next Index Anniversary, if applicable. On the Index Effective Date we rebalance or reallocate your total Contract Value among all of your selected Allocation Options according to your Purchase Payment default instructions. For additional Purchase Payments received after the Index Effective Date, we transfer the amounts held in the AZL Government Money Market Fund to your selected Index Options on the next Index Anniversary, but we don’t reallocate your total Contract Value unless you instruct us to (see section 5, Optional Reallocation Program).
You can change your Purchase Payment default instructions at any time without fee or penalty. These changes are effective on the Business Day we receive them in Good Order at our Service Center. We accept changes to Purchase Payment default instructions from any Owner unless you instruct otherwise. We may allow you to authorize someone else to change these default instructions on your behalf. Changes to your Purchase Payment default instructions do not reallocate or transfer existing Index Option Values on the next Index Anniversary.
We notify you at least 30 days in advance of each Index Anniversary as a reminder that on the upcoming anniversary you may transfer Variable Account Value to the Index Options, and you may transfer Index Option Value between Index Options. Transfers between Allocation Options do not change your Purchase Payment default instructions. For more information, see section 4, Variable Options – Electronic Transfer and Allocation Instructions. On each Index Anniversary, if we have not received transfer instructions from you, and you are not participating in the Index Option reallocation program, all assets invested continues to be invested in the Index Options at the renewal DPSCs, Precision Rates and Caps.
You cannot transfer Index Option Value to the Variable Options except on every sixth Index Anniversary, at which point you can do so even if the assets you wish to transfer have been in the Index Options for less than six full years. If you request to transfer Index Option Value to the Variable Options on a sixth Index Anniversary this request automatically cancels any prior transfer instructions you gave to us regarding moving Variable Account Value to the Index Options. We must receive all Index Option transfer instructions in Good Order at our Service Center before the end of the Business Day on the Index Anniversary (or the next Business Day if the Index Anniversary is a non-Business Day).
You can transfer Variable Account Value among the Variable Options on any Business Day, except that any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
•
In order to apply Purchase Payments we receive after the Index Effective Date to your selected Index Option(s) on the next Index Anniversary, we must receive them before the end of the Business Day on the Index Anniversary (or before the end of the prior Business Day if the anniversary is a non-Business Day).

•
Variable Options are subject to market risk and assets you allocate to them may lose value, including any Purchase Payments we hold in the AZL Government Money Market before transferring them to your selected Index Options.

AUTOMATIC INVESTMENT PLAN (AIP)
The AIP makes additional Purchase Payments to the Variable Options during the Accumulation Phase on a monthly or quarterly basis by electronic money transfer from your savings, checking or brokerage account. You can participate in AIP by completing our AIP form. Our Service Center must receive your form in Good Order by the 15th of the month (or the next Business Day if the 15th is a non-Business day) in order for AIP to begin that same month. We process AIP Purchase Payments on the 20th of the month, or the next Business Day if the 20th is a non-Business Day. We allocate AIP Purchase Payments according to your Purchase Payment default instructions which must comply with the allocation requirements and restrictions stated in this section. AIP has a maximum of $1,000 per month. We must receive your request to stop or change AIP at our Service Center by the end of the last Business Day immediately before the Business Day we process AIP to make the change that month. If you choose to begin Annuity Payments, AIP ends automatically on the Business Day before the Annuity Date. We reserve the right to discontinue or modify AIP at any time and for any reason.
For Owners of Qualified Contracts, AIP is not available if you have an Inherited IRA Contract, an Inherited Roth IRA Contract, or if your Contract is funding a plan that is tax qualified under Section 401 of the Code.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

FREE LOOK/RIGHT TO EXAMINE PERIOD
If you change your mind about the Contract, you can cancel it within the free look period stated on the first page of your Contract. In most states, this is ten days after you receive the Contract. If you cancel your Contract during the free look period, in most states we return your Contract Value as of the Business Day we receive your cancellation request in Good Order. This may be more or less than your initial Purchase Payment. In states that require us to return Purchase Payments less withdrawals if you cancel your Contract, we return Contract Value if greater.
IRA Contracts require us to return Purchase Payments less withdrawals. If you cancel your IRA Contract, we return the greater of Purchase Payments less withdrawals or Contract Value.
Some states and certain IRA Contracts require return of Purchase Payments. For these Contracts, we reserve the right to allocate your initial Purchase Payment to the AZL Government Money Market Fund until the free look period ends, and then re-allocate your Contract Value, less fees and expenses, according to your Purchase Payment default instructions. If we allocate your initial Purchase Payment to the AZL Government Money Market Fund during the free look period and the requested Index Effective Date would occur during this time, we change your Index Effective Date to the next Business Day after the free look period that is not the 29th, 30th or 31st of the month. Then, if you:
•
cancel your Contract during this time, we return the greater of Purchase Payments less withdrawals, or Contract Value. We do not assess a withdrawal charge or deduct any other Contract fees or expenses if you cancel your Contract during the free look period.

•	do not cancel your Contract during this time, we re-allocate your Contract Value according to your Purchase Payment default instructions after the free look period as follows:
–	if your instructions include the Variable Options, we re-allocate this portion of your Contract Value on the next Business Day after the free look period.
–	if your instructions include the Index Options, we re-allocate this portion of your Contract Value on the Index Effective Date.
In the Contract, the free look provision is also called the right to examine.

4.	VARIABLE OPTIONS

The following table lists this Contract’s Variable Options and their associated investment advisers and subadvisers, investment objectives, and principle investment strategies. Depending on market conditions, you can gain or lose value by investing in the Variable Options. In the future, we may add, eliminate or substitute Variable Options to the extent permitted by the federal securities laws and, when required, the SEC.
You should read the Variable Options’ prospectuses carefully. The Variable Options invest in different types of securities and follow varying investment strategies. There are potential risks associated with each of these types of securities and investment strategies. The operation of the Variable Options and their various risks and expenses are described in the Variable Options’ prospectuses. We send you the current copy of the Variable Options’ prospectus when we issue the Contract. (You can also obtain the current Variable Options’ prospectus by contacting your Financial Professional or calling us at the toll-free telephone number listed at the back of this prospectus.)
Currently, the Variable Options are not publicly available mutual funds. They are available only as Variable Options in variable annuity contracts or variable life insurance policies issued by life insurance companies or in some cases, through participation in certain qualified pension or retirement plans. A material conflict of interest may arise between insurance companies, owners of different types of contracts, and retirement plans or their participants. Each Variable Option’s Board of Directors monitors for material conflicts, and determines what action, if any, should be taken to address any conflicts.
The names, investment objectives and policies of certain Variable Options may be similar to the names, investment objectives and policies of other portfolios managed by the same investment advisers. Although the names, objectives and policies may be similar, the Variable Options’ investment results may be higher or lower than these other portfolios’ results. The investment advisers cannot guarantee, and make no representation, that these similar funds’ investment results will be comparable even though the Variable Options have the same names, investment advisers, objectives, and policies.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Each Variable Option offered by the Allianz Variable Insurance Products Fund of Funds Trust (Allianz VIP Fund of Funds Trust) is a “fund of funds” and diversifies its assets by investing primarily in shares of several other affiliated mutual funds.
The Variable Options may pay 12b‑1 fees to the Contracts’ distributor, our affiliate, Allianz Life Financial Services, LLC, for distribution and/or administrative services. In addition, we may enter into certain arrangements under which we, or Allianz Life Financial Services, LLC, are compensated by the Variable Options’ advisers, distributors and/or affiliates for administrative services and benefits we provide to the Variable Options. The compensation amount usually is based on the Variable Options’ aggregate assets purchased through contracts we issue or administer. Some advisers may pay us more or less than others. The maximum service fee we currently receive from any variable investment option in any variable annuity contract we offer is 0.35% annually of the average aggregate amount invested by us in the variable investment options.
The Allianz VIP Fund of Funds Trust underlying funds do not pay 12b‑1 fees or service fees to the Trust, and the Trust does not charge 12b‑1 fees or service fees. The Allianz VIP Fund of Funds Trust underlying funds or their advisers may pay service fees to us and our affiliates for providing customer service and other administrative services to you. Service fees may vary depending on the underlying fund.
We offer other variable annuity contracts that may invest in these Variable Options. These contracts may have different charges and may offer different benefits more appropriate to your needs. For more information about these contracts, please contact our Service Center.
Allianz Investment Management LLC is an adviser/subadviser that is affiliated with us through common ownership.
VARIABLE OPTIONS
Investment Management Company and Adviser/Subadviser	Investment Option Name	Asset Class	Investment Objective	Principal Investment Strategies (Normal market conditions)
ALLIANZ FUND OF FUNDS
Allianz Investment Management LLC	AZL MVP Balanced Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation with preservation of capital as an important consideration
Invests primarily (approximately 95%) in a combination of five underlying index funds (generally allocated 40% to 60% to underlying equity index funds and 40% to 60% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.

	AZL MVP Growth Index Strategy Fund	A “Fund of Funds” Model Portfolio	Long-term capital appreciation
Invests primarily (approximately 95%) in a combination of five underlying index funds (generally allocated 65% to 85% to underlying equity index funds and 15% to 35% to underlying bond index funds), combined with the MVP (Managed Volatility Portfolio) risk management process intended to adjust the risk of the portfolio based on quantitative indicators of market risk.

BLACKROCK
Allianz Investment Management LLC/BlackRock Advisors, LLC	AZL Government Money Market Fund	Cash Equivalent	Current income consistent with stability of principal
Invests at least 99.5% of its total assets in cash, government securities, or repurchase agreements that are collateralized fully. Invests at least 80% in government securities or in repurchase agreements collateralized by government securities. Investments include U.S. Treasury bills, notes and other obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such obligations. In addition, the Fund may invest in variable and floating rate instruments. During extended periods of low interest rates, and due in part to contract fees and expenses, the yield of the AZL Government Money Market Fund may also become extremely low and possibly negative.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

SUBSTITUTION OF VARIABLE OPTIONS AND LIMITATION ON FURTHER INVESTMENTS
We may substitute another Variable Option for one of your selected Variable Options, for any reason in our sole discretion. To the extent required by the Investment Company Act of 1940 or other applicable law, we do not substitute any shares without SEC approval and providing you notice. We may make substitutions with respect to your existing allocations, future Purchase Payment allocations, or both. New or substitute Variable Options may have different fees and expenses, and their availability may be limited to certain purchaser classes. We may limit further Variable Option allocations if marketing, tax or investment considerations warrant, or for any reason in our sole discretion. We may also close Variable Options to additional allocations. The fund companies that sell Variable Option shares to us, pursuant to participation agreements, may end those agreements and discontinue offering us their shares.
TRANSFERS BETWEEN VARIABLE OPTIONS
You can transfer Variable Account Value among the Variable Options on any Business Day, subject to the following restrictions. Currently, there is no maximum number of transfers allowed, but we may change this in the future. Transfers may be subject to a transfer fee as stated in section 6, Expenses.
The following applies to any transfer.
•	Your request for a transfer must clearly state the Variable Options involved and how much to transfer.
•	Your right to make transfers is subject to the Excessive Trading and Market Timing policy discussed later in this section.
•	Variable Account Value transfers between Variable Options do not change your Purchase Payment default instructions.
Any amount held in the AZL Government Money Market Fund that is set to be allocated to an Index Option on the Index Effective Date or an Index Anniversary will not be transferred to the Index Option if it is transferred to another Variable Option.
We process transfer requests based on prices next determined after we receive your request in Good Order at our Service Center. If we do not receive your transfer request before the end of the current Business Day, even if due to our delay in answering your call or a delay caused by our electronic systems, you receive the next Business Day’s prices. For jointly owned Contracts, unless you require us to obtain signatures from both Joint Owners, we accept transfer instructions from any Joint Owner. We may also allow you to authorize someone else to request transfers on your behalf.
ELECTRONIC TRANSFER AND ALLOCATION INSTRUCTIONS
We use reasonable procedures to confirm that electronic transfer and allocation instructions given to us are genuine. If we do not use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions. We record all telephone instructions and log all fax, email and website instructions. We reserve the right to deny any transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.
Please note that telephone, fax, email and/or the website may not always be available. Any electronic system, whether it is ours, yours, your service provider’s, or your Financial Professional’s, can experience outages or slowdowns for a variety of reasons, which may delay or prevent our processing of your transfer request or allocation instruction change. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability. If you are experiencing problems, you should submit your instructions in writing to our Service Center.
By authorizing electronic instructions, you authorize us to accept and act upon these instructions for your Contract. There are risks associated with electronic communications that do not occur with a written request. Anyone authorizing or making such requests bears those risks. You should protect your website password, because the website is available to anyone with your password; we cannot verify that the person providing instructions on the website is you, or is authorized by you.
EXCESSIVE TRADING AND MARKET TIMING
We may restrict or modify your right to make transfers to prevent any use that we consider to be part of a market timing program.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Frequent transfers, programmed transfers, transfers into and then out of a Variable Option in a short period of time, and transfers of large amounts at one time (collectively referred to as “potentially disruptive trading”) may have harmful effects for other Owners, Annuitants and Beneficiaries. These risks and harmful effects include the following.
•
Dilution of the interests of long-term investors in a Variable Option, if market timers or others transfer into a Variable Option at prices that are below their true value, or transfer out at prices above their true value.

•	An adverse effect on portfolio management, such as causing a Variable Option to maintain a higher level of cash or causing a Variable Option to liquidate investments prematurely.
•	Increased brokerage and administrative expenses.
We attempt to protect our Owners and the Variable Options from potentially disruptive trading through our Excessive Trading and Market Timing policies and procedures. Under these policies and procedures, we may modify your transfer privileges for some or all of the Variable Options as follows:
•	Limit transfer frequency (for example, prohibit more than one transfer a week, or more than two a month, etc.).
•	Restrict the transfer method (for example, requiring all transfers be sent by first-class U.S. mail and rescinding electronic transfer privileges).
•
Require a minimum time period between each transfer into or out of the same Variable Option. Our current Excessive Trading and Market Timing policy, which is subject to change without notice, prohibits “round trips” within 14 calendar days. We do not include transfers into and/or out of the AZL Government Money Market Fund when available in your Contract or any automatic transfers made under any of our programs or Contract features. Round trips are transfers into and back out of the same Variable Option, or transfers out of and back into the same Variable Option.

•	Refuse transfer requests made on your behalf by an asset allocation and/or market timing service.
•	Limit the dollar amount of any single Purchase Payment or transfer request to a Variable Option.
•	Prohibit transfers into specific Variable Options.
•	Impose other limitations or restrictions to the extent permitted by federal securities laws.
We also reserve the right to reject any specific Purchase Payment allocation or transfer request from any person if in the investment adviser’s, subadviser’s or our judgment, a Variable Option may be unable to invest effectively in accordance with its investment objectives and policies. This could occur, for example, where frequent or rapid trading causes the investment adviser to hold an excess of uninvested cash to meet redemption requests, or to sell investment positions to fund redemptions, thereby affecting Variable Option returns. Similarly, rapid or frequent trading may cause a Variable Option to incur excessive transaction fees, which also could affect performance.
We retain some discretion in determining what actions constitute potentially disruptive trading and in determining when and how to impose trading restrictions. Currently, we attempt to deter disruptive trading as follows. If a transfer(s) is/are identified as potentially disruptive trading, we may (but are not required to) send a warning letter. If the conduct continues and we determine it constitutes disruptive trading, we also impose transfer restrictions. Transfer restrictions may include refusing electronic transfers and requiring all transfers be sent by first-class U.S. mail. If the disruptive trading affects only a single Variable Option, we may prohibit transfers into or Purchase Payment allocations to that Variable Option. We do not enter into agreements permitting market timing and would not permit activities determined to be disruptive trading to continue. We also reserve the right to impose transfer restrictions if we determine, in our sole discretion, that transfers disadvantage other Owners. We notify you in writing if we impose transfer restrictions on you.
We adopted these policies and procedures as a preventative measure to protect all Owners from the potential effects of disruptive trading, while also abiding by your legitimate interest in diversifying your investment and making periodic asset re-allocations based on your personal situation or overall market conditions. We attempt to protect your interests in making legitimate transfers by providing reasonable and convenient transfer methods that do not harm other Owners.
We may make exceptions when imposing transfer restrictions if we determine a transfer is appropriate, although it may technically violate our policies and procedures discussed here. In determining if a transfer is appropriate, we may, but are not required to, take into consideration its relative size, whether it was purely a defensive transfer into the AZL Government Money Market Fund, and whether it involved an error or similar event. We may also reinstate electronic transfer privileges after we revoke them, but we do not reinstate these privileges if we believe they might be used for future disruptive trading.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

We cannot guarantee the following.
•	Our monitoring will be 100% successful in detecting all potentially disruptive trading activity.
•	Revoking electronic transfer privileges will successfully deter all potentially disruptive trading.
In addition, some of the Variable Options are available to other insurance companies and we do not know if they adopted policies and procedures to detect and deter potentially disruptive trading, or what their policies and procedures might be. Because we may not be completely successful at detecting and preventing market timing activities, and other insurance companies that offer the Variable Options may not have adopted adequate market timing procedures, there is some risk that market timing activity may occur and negatively affect other Owners.
We may, without prior notice to any party, take whatever action we deem appropriate to comply with any state or federal regulatory requirement. In addition, purchase orders for a Variable Option’s shares are subject to acceptance by that Variable Option’s manager. We reserve the right to reject, without prior notice, any Variable Option transfer request or Purchase Payment if the purchase order is rejected by the investment manager. We have entered into agreements required under SEC Rule 22c-2 (Rule 22c-2 agreements) whereby, upon request by an underlying fund or its designee, we must provide information about you and your trading activities to the underlying fund or its designee. Under the terms of the Rule 22c-2 agreements, we are required to: (1) provide details concerning every purchase, redemption, transfer, or exchange of Variable Options during a specified period; and (2) restrict your trading activity if the party receiving the information so requests. Under certain Rule 22c-2 agreements, if we fail to comply with a request to restrict trading activity, the underlying fund or its designee may refuse to accept buy orders from us until we comply.
Variable Options may add or change policies designed to restrict market timing activities. For example, Variable Options may impose restrictions on transfers between Variable Options in an affiliated group if the investment adviser to one or more of the Variable Options determines that the person requesting the transfer has engaged, or is engaging in, market timing or other abusive trading activities. In addition, a Variable Option may impose a short-term trading fee on purchases and sales within a specified period. You should review the Variable Options’ prospectuses regarding any applicable transfer restrictions and the imposition of any fee to discourage short-term trading. The imposition of these restrictions would occur as a result of Variable Option restrictions and actions taken by the Variable Options’ managers.
This Contract is not designed for professional market timing organizations, or other persons using programmed, large, or frequent transfers, and we may restrict excessive or inappropriate transfer activity.

The retention of some level of discretion by us may result in disparate treatment among persons engaging in potentially disruptive trading, and it is possible that some persons could experience adverse consequences if others are able to engage in potentially disruptive trading practices that have negative effects.
VOTING PRIVILEGES
We legally own the Variable Option shares. However, when a Variable Option holds a shareholder vote that affects your investment, we ask you to give us voting instructions. We then vote all of our shares, including any we own on our behalf, in proportion to those instructions. Because most Owners do not give us instructions and we vote shares proportionally, a small number of Owners may determine a vote’s outcome. If we determine we no longer need to get your voting instructions, we will decide how to vote the shares. Only Owners have voting privileges. Annuitants, Beneficiaries, Payees and other persons have no voting privileges unless they are also Owners.
We determine your voting interest in a Variable Option as follows.
•
You can provide voting instructions based on the dollar value of the Variable Option’s shares in your Contract’s subaccount. We calculate this value based on the number and value of accumulation units for your Contract on the record date. We count fractional units.

•	You receive proxy materials and a voting instruction form.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

5.	VALUING YOUR CONTRACT

Your Contract Value is the total of the Variable Account Value and all Index Option Values.
Variable Account Value increases when….	Variable Account Value decreases when….
• you add assets to a Variable Option by Purchase Payment or Contract Value transfer • there is positive Variable Option performance	• you take assets out of a Variable Option by withdrawal or Contract Value transfer • there is negative Variable Option performance • we deduct Contract expenses
Contract expenses we deduct from the Variable Options include the product fee, rider fee, contract maintenance charge and transfer fee as described in section 6, Expenses.
The Variable Options do not provide any protection against loss of principal. You can lose principal and previous earnings you allocate to the Variable Options. These losses can be significant.
Index Option Values increase when….	Index Option Values decrease when….
• you add assets to an Index Option by Purchase Payment or Contract Value transfer • you receive a positive Credit or Daily Adjustment	• you take assets out of an Index Option by withdrawal or Contract Value transfer • you receive a negative Credit or Daily Adjustment • we deduct Contract expenses
Contract expenses we deduct from the Index Options include the product fee, rider fee, contract maintenance charge and withdrawal charge as described in section 6, Expenses.
We apply transfers and Purchase Payments to the Index Options on the Index Effective Date and Index Anniversaries. We apply Credits to the Index Options on the Index Anniversaries. Contract expenses are deducted at different times during the Index Year as stated in section 6, Expenses. The Daily Adjustment applies to the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy on any Business Day other than the Index Effective Date or an Index Anniversary. The Daily Adjustment does not apply to the Index Protection Strategy.
Credits are subject to the DPSC, Precision Rate, Cap, Buffer or Floor. Positive Credits are not guaranteed and Credits can be zero under all the Index Options. Credits can be negative after application of the Buffer for any Index Option with the Index Precision Strategy or Index Performance Strategy, or negative down to the Floor for any Index Option with the Index Guard Strategy. A negative Performance Credit means that you can lose principal and previous earnings. These losses can be significant.
DETERMINING VARIABLE ACCOUNT VALUE
The Separate Account holds the assets you allocate to the Variable Options, including Purchase Payments held in the AZL Government Money Market Fund before we transfer them to the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in the shares of a single Variable Option.
We convert amounts you allocate to a Variable Option into subaccount accumulation units. Each subaccount’s daily price (accumulation unit value) is based on the Variable Option’s price. A Variable Option’s price is typically determined at the end of each Business Day, and any Purchase Payment received at or after the end of the current Business Day receives the next Business Day’s price. A Variable Option’s price reflects deduction of its operating expenses.
We calculate your Variable Account Value at the end of each Business Day by multiplying each subaccount’s accumulation unit value by its number of accumulation units, and adding those results together for all subaccounts.
On the Issue Date, the number of accumulation units in each subaccount is equal to the amount allocated to a subaccount divided by its accumulation unit value. At the end of each Business Day, the number of subaccount accumulation units:
•	increase when you add assets to a Variable Option by Purchase Payment or Contract Value transfer, and
•	decrease when assets are removed from a Variable Option by transfer, withdrawal or deduction of Contract expenses.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

We arbitrarily set the initial accumulation unit value for each subaccount. At the end of each Business Day, we determine the new accumulation unit value for each subaccount by multiplying the prior Business Day’s accumulation unit value by the Variable Option’s percentage change in price since the prior Business Day. The percentage change in price includes the Variable Option’s market performance.
Example
•	We receive at our Service Center an additional Purchase Payment of $3,000 from you before the end of the Business Day.
•	When the New York Stock Exchange closes on that Business Day, we determine that the accumulation unit value is $13.25 for the subaccount of your selected Variable Option.
•	We then divide $3,000 by $13.25 and credit your Contract that night with 226.415094 subaccount accumulation units for your selected Variable Option.
DETERMINING INDEX OPTION VALUES
We calculate an Index Option Value for each Index Option at the end of each Business Day. Generally, the Index Option Value is equal to the Index Option Base plus any applicable Daily Adjustment. The Daily Adjustment applies to any Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy on Business Days other than the Index Effective Date or an Index Anniversary. It does not apply to any Index Option with the Index Protection Strategy. The Daily Adjustment can be positive or negative and is discussed later in this section.
On the Index Effective Date, both the Index Option Value and the Index Option Base for each of your selected Index Options are initially equal to either:
•	the amount of your initial Purchase Payment you allocated to that Index Option if this day is also the Issue Date, or
•	the amount of Variable Account Value you allocated to that Index Option if this day occurs after the Issue Date.
At the end of each subsequent Business Day for each selected Index Option, we first either apply:
•	the Daily Adjustment if this is not an Index Anniversary and this is an Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy, or
•	a Credit if this is an Index Anniversary.
We calculate Credits as described under “Calculating Credits” next in this section and apply them as follows:
•	We multiply each Index Option Base by its Credit and add this amount to its Index Option Base.
•	Then we set each Index Option Value equal to its Index Option Base.
Next we increase and/or decrease each Index Option Base and Index Option Value for additional Purchase Payments, transfers, partial withdrawals and the deduction of any Contract expenses.
•
Additional Purchase Payments received on an Index Anniversary and allocated to this Index Option, and transfers of Variable Account Value or Index Option Value into this Index Option, increase these values by the dollar amount allocated or transferred.

•	Transfers out of this Index Option reduce these values by the dollar amount removed from the Index Option.
•	Partial withdrawals you request and Contract expenses we deduct reduce these values by the dollar amount withdrawn from the Index Option.
-
We deduct partial withdrawals and Contract expenses from the Index Options proportionately based on the percentage of Contract Value in each Index Option using values determined at the end of the Business Day before we process the withdrawal or deduct the Contract expense. However, if you specifically direct us to take a partial withdrawal from a specific Index Option we reduce that Index Option Value by the dollar amount you specify, including any applicable withdrawal charge.

-	We then reduce each Index Option Base by the same percentage that the amount withdrawn reduced its associated Index Option Value.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

•
Partial withdrawals and Contract expenses we deduct from the Index Options during the Index Year do not receive a Credit on the next Index Anniversary. However, the remaining amount in the Index Options is eligible for a Credit on the next Index Anniversary.

•
You cannot specify from which Allocation Option we deduct the product fee, rider fee, and contract maintenance charge; we deduct these Contract expenses from each Allocation Option proportionately based on the percentage of Contract Value in each Allocation Option. However, you can specify from which Allocation Option we deduct a partial withdrawal. Because the withdrawal charge only applies to amounts withdrawn from the Index Options, there is a financial disadvantage to taking a withdrawal from the Index Options, compared to taking a withdrawal from the Variable Options.

CALCULATING CREDITS
Credits are based on Index Values and Index Returns. We measure Index Values on the Index Effective Date and subsequent Index Anniversaries using the Index’s price at the end of the Business Day as provided by Bloomberg or another market source if Bloomberg is not available. If the Index Anniversary is a non-Business Day we use the next Business Day’s Index price. If you select the EURO STOXX 50®, we determine Index Returns without any exchange rate adjustment. Because we calculate Index Returns only on Index Anniversaries, the Index Return does not necessarily reflect the highest or lowest Index Values that occurred during an Index Year.
Crediting Method	If Index Value is less than it was on the prior Index Anniversary* (i.e., Index Return is negative):	If Index Value is equal to or greater than it was on the prior Index Anniversary* (i.e., Index Return is zero or positive):
Index Protection Strategy	Credit is zero	Credit is equal to the DPSC set on the prior Index Anniversary*
Index Precision Strategy
Performance Credit is equal to the negative Index Return in excess of the Buffer
Assume the Buffer is 10%. If the Index Return is…
• -8%, the Performance Credit is zero.
• -12%, the Performance Credit is -2%.
Performance Credit is equal to the Precision Rate set on the prior Index Anniversary*
Index Guard Strategy
Performance Credit is equal to the negative Index Return subject to the Floor
Assume the Floor is -10%. If the Index Return is…
• -8%, the Performance Credit is -8%.
• -12%, the Performance Credit is -10%.

Performance Credit is equal to the Index Return subject to the Cap set on the prior Index Anniversary*
Assume the Cap is 8%. If the Index Return is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.

Index Performance Strategy
Performance Credit is equal to the negative Index Return in excess of the Buffer.
Assume the Buffer is 10%. If the Index Return is…
• -8%, the Performance Credit is zero.
• -12%, the Performance Credit is -2%.

Performance Credit is equal to the Index Return subject to the Cap set on the prior Index Anniversary*
Assume the Cap is 8%. If the Index Return is…
• 0%, the Performance Credit is zero.
• 6%, the Performance Credit is 6%.
• 12%, the Performance Credit is 8%.

* Or the Index Effective Date if this is the first Index Anniversary.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

DAILY ADJUSTMENT FOR THE INDEX PRECISION STRATEGY, INDEX GUARD STRATEGY AND INDEX PERFORMANCE STRATEGY
We designed the Daily Adjustment to provide an Index Option Value during the Index Year on days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment can affect the amounts available for withdrawal, annuitization, payment of the death benefit, and the Contract Value used to determine the Charge Base and contract maintenance charge. It is discussed in the Summary - What is the Daily Adjustment?; and in Risk Factors – Risk of Negative Returns. The Daily Adjustment formula is described in Appendix B and in Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(b) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
PERFORMANCE LOCKS
We must receive a manual Performance Lock request in Good Order before the end of the current Business Day to lock an Index Option on that day. Otherwise the Lock Date will occur on the next Business Day that your request is in Good Order. For requests submitted in writing, we don't consider the request to be received until it arrives at our Service Center.
You (or your Financial Professional, if authorized) can request an automatic Performance Lock based on targets you set only through your account on our website. When you establish your account you must provide us with an email address. You can set upper and/or lower targets for each of these Index Options each Index Year. Setting a target close to the current Daily Adjustment may cause a Performance Lock to occur very quickly. You can change or cancel targets at any time before we execute a Performance Lock. Targets automatically expire on the last Business Day before each Index Anniversary. You can also “over-ride” a target by requesting a manual Performance Lock before the target is reached. We determine if a target is reached using the Index Option Values determined at the end of the prior Business Day using the prior day’s Daily Adjustment. We then execute the Performance Lock using the Daily Adjustment determined at the close of business on the Lock Date. By setting targets you are authorizing us to automatically execute a Performance Lock at the close of business on the Lock Date once the target is reached, unless you cancel the lock. We will send an email notice once the Daily Adjustment for an Index Option reaches a target. To cancel an automatic Performance Lock after a target is reached, we must receive your request in Good Order before the close of business on the Lock Date.
For example, assume the Cap for the Index Performance Strategy with the S&P 500® Index is 10.25% and you set a target of 9.50%. On a Tuesday, your Daily Adjustment determined at the end of the Business Day is 9.63%. We will send you an email notice and assuming Wednesday is a Business Day, we will execute the Performance Lock on Wednesday (which will be your Lock Date) using the Daily Adjustment determined at the close of business. If Wednesday is a non-Business Day, your Lock Date would instead be Thursday (assuming it is a Business Day). Note that the Daily Adjustment on the Lock Date could be greater or less than your target of 9.50%, or Tuesday’s Daily Adjustment of 9.63%.
A Performance Lock can be executed once each Index Year for each of these Index Options. A Performance Lock applies to the total Index Option Value in an Index Option, and not just a portion of that Index Option Value. We use the Daily Adjustment calculated at the end of the current Business Day on the Lock Date to determine your locked Index Option Value. This “locked” Index Option Value may be more or less than the “unlocked” Index Option Value that is available for your review on the Lock Date because the unlocked Index Option Value was determined at the end of the prior Business Day. After the Lock Date, Daily Adjustments do not apply for the remainder of the Index Year and the Index Option Value will not receive a Performance Credit on the next Index Anniversary. However, a locked Index Option Value can decrease if you take a partial withdrawal or when we deduct Contract expenses. On the next Index Anniversary, all locked Index Options will be unlocked, all targets will expire, and Daily Adjustments will again apply for the new Index Year. Performance Locks are not available for any Index Option with the Index Protection Strategy.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

A Performance Lock can help eliminate doubt about future Index performance and possibly limit the impact of a negative Performance Credit you would otherwise receive. The disadvantage of executing a Performance Lock is that the relevant Index Value could increase before the end of the Index Year, and you will not participate in that increase. In addition, if you execute a Performance Lock, you may receive less than the full Precision Rate or Cap, or less than the full protection of the Buffer or the Floor, than you would have received if you waited for us to apply the Performance Credit on the next Index Anniversary.
OPTIONAL REALLOCATION PROGRAM
Index Option performance may cause the percentage of total Index Option Value in each Index Option to change. Reallocating can help you maintain your selected Index Option allocation percentages. You can direct us to automatically reallocate your Index Option Value on each Index Anniversary (or on the next Business Day if the Index Anniversary is a non-Business Day) according to your instructions. We must receive your reallocation instructions in Good Order at our Service Center before the end of the Business Day we reallocate. We reserve the right to discontinue or modify the optional reallocation program at any time and for any reason. To end this program, we must receive your request at our Service Center before the end of the last Business Day immediately before the Index Anniversary.

6.	EXPENSES

Contract fees and expenses reduce your investment return and are described here in detail.
ANNUAL CONTRACT FEES: PRODUCT AND RIDER FEES
The product fee compensates us for providing all your Contract’s benefits, including our contractual obligation to make Annuity Payments and certain Contract and distribution expenses. The product fee also compensates us for assuming the expense risk that the current charges are less than future Contract administration costs as well as the cost of providing certain features under the Contract. The rider fee compensates us for the benefit provided by the Maximum Anniversary Value Death Benefit, including the benefit’s Guaranteed Death Benefit Value. If the product and rider fees cover these costs and risks, any excess is profit to us. We anticipate making such a profit.
Annual Contract Fees
(as a percentage of the Charge Base)
Product Fee(1)	0.25%
Rider Fee for the optional Maximum Anniversary Value Death Benefit(2)	0.20%
Total Contract Fees for Contracts with the optional Maximum Anniversary Value Death Benefit	0.45%
(1)
Upon the death of the Owner, we continue to assess this product fee under death benefit payment Option B, and with optional payments under death benefit payment Option C, as noted in section 9, Death Benefit.

(2)
We no longer assess the 0.20% rider fee for the Maximum Anniversary Value Death Benefit once we receive either the first Valid Claim from any one Beneficiary, or due proof of a Determining Life’s death if you and the Determining Life are different individuals and the Determining Life predeceases you.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

The product and rider fees are annualized rates that we calculate and accrue on a daily basis as a percentage of the Charge Base during the Accumulation Phase as follows.
Issue Date	Non-Quarterly Contract Anniversaries	Quarterly Contract Anniversaries*
• The Charge Base is equal to your initial Purchase Payment. • We begin calculating and accruing the daily product fee, and rider fee if applicable, on the day after the Issue Date.
• First we calculate and accrue the daily product and rider fees using the Charge Base. If this is a non-Business Day we use the Charge Base from the end of the prior Business Day.
• Then if this is a Business Day we increase/decrease the Charge Base as follows.
- If we receive an additional Purchase Payment, we increase the Charge Base by the amount we receive.
- If you take a partial withdrawal (including a Penalty-Free Withdrawal), or we withdraw Contract fees and expenses, we decrease the Charge Base by the percentage of Contract Value withdrawn.
Example: Contract Value is $125,000; Charge Base is $127,000; a $10,000 partial withdrawal (including any withdrawal charge) would decrease the Charge Base by $10,160. [($10,000 ÷ $125,000) x $127,000]
Any increase/decrease to the Charge Base will increase/decrease the daily product and rider fees we calculate and accrue on the next day.

• First we process all daily transactions and determine your Contract Value. Daily transactions include any gains/losses due to Variable Option performance or application of any Daily Adjustment (or Credit if this is also an Index Anniversary), any additional Purchase Payment, and deductions for withdrawals and Contract fees and expenses, including deduction of the accrued daily product and rider fees for the prior quarter.
- We deduct the accrued product and rider fees for the prior quarter on a dollar for dollar basis from the Contract Value, and proportionately from each Allocation Option.
• Then we set the Charge Base equal to this Contract Value and we calculate and accrue the next quarter’s daily product and rider fees using the newly set Charge Base.
* Or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day.

Examples of how we calculate the product and rider fees are included in Appendix E.

We do not treat the deduction of the accrued product and rider fees as a withdrawal when computing your Guaranteed Death Benefit Value (see section 9). However, if you select the Maximum Anniversary Value Death Benefit we deduct all Contract fees and expenses on the Index Anniversary (including the accrued product and rider fees if this is also a Quarterly Contract Anniversary) before we capture any annual investment gains in the Maximum Anniversary Value.

Deduction of the final product and rider fees
•	If you take a full withdrawal of the total Contract Value, we deduct the final accrued product and rider fees before processing the withdrawal.
•	If you annuitize the Contract, we deduct the final accrued product and rider fees before calculating Annuity Payments.
•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), we deduct the final accrued rider fee before calculating the death benefit, and we deduct the final accrued product fee before calculating the death benefit if death benefit payment Option A or Annuity Payments under death benefit payment Option C is selected.

If on a Quarterly Contract Anniversary (or the next Business Day if the Quarterly Contract Anniversary is a non-Business Day) the Contract Value is less than the accrued product and rider fees, we deduct your total remaining Contract Value to cover the accrued product and rider fees and reduce your Contract Value to zero. If the deduction of the accrued product and rider fees reduces your Contract Value to zero and your selected death benefit has ended, we treat this as a full withdrawal and your Contract ends.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

CONTRACT MAINTENANCE CHARGE
Your annual contract maintenance charge is $50. This charge is for Contract administration and maintenance expenses. We waive this charge as follows:
•
During the Accumulation Phase, if the total Contract Value for all Allianz Index Advantage ADV Contracts you own is at least $100,000 at the end of the last Business Day before the Contract Anniversary, or if the Contract Value for this single Allianz Index Advantage ADV Contract is at least $100,000 on the Contract Anniversary. We determine the total Contract Value for all individually owned Allianz Index Advantage ADV Contracts by using the Owner’s social security number, and for non-individually owned Allianz Index Advantage ADV Contracts we use the Annuitant’s social security number.

•	During the Annuity Phase if the total Contract Value for all Allianz Index Advantage ADV Contracts you own on the last Business Day before the Annuity Date is at least $100,000.
•	When paying death benefits under death benefit payment options A, B, or C.
During the Accumulation Phase, we deduct the contract maintenance charge:
•	on a dollar for dollar basis from the Contract Value on the Contract Anniversary (or the next Business Day if the Contract Anniversary is a non-Business Day), and
•	we deduct it proportionately from each Allocation Option.
If you take a full withdrawal from your Contract (other than on a Contract Anniversary), we deduct the full contract maintenance charge. We do not treat the deduction of the contract maintenance charge as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit, or the Maximum Anniversary Value under the Maximum Anniversary Value Death Benefit (if applicable). During the Annuity Phase, we deduct the contract maintenance charge proportionately from each Annuity Payment.
WITHDRAWAL CHARGE
You can take withdrawals during the Accumulation Phase. A withdrawal charge applies if any part of a withdrawal comes from a Purchase Payment that is still within the withdrawal charge period that is being withdrawn from an Index Option. There is no withdrawal charge taken from amounts being withdrawn from the Variable Options. We assess the withdrawal charge against the Withdrawal Charge Basis, which is equal to total Purchase Payments, less any Purchase Payments withdrawn (excluding any Penalty-Free Withdrawals), and less any applicable withdrawal charge. We do not reduce the Withdrawal Charge Basis for any amounts withdrawn from the Variable Options or any amounts we deduct to pay other Contract expenses.
We do not assess a withdrawal charge on amounts withdrawn from the Variable Options, Penalty-Free Withdrawals or amounts we deduct to pay Contract expenses, other than the withdrawal charge. However, any amounts used to pay a withdrawal charge are subject to a withdrawal charge. Amounts withdrawn from the Index Options to pay investment adviser fees are subject to a withdrawal charge if they exceed the free withdrawal privilege.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Calculating a Withdrawal Charge		Example
For purposes of calculating any withdrawal charge for a withdrawal from the Index Options, we withdraw Purchase Payments on a “first-in-first-out” (FIFO) basis and we process withdrawal requests as follows.

You make an initial Purchase Payment of $30,000 and make another Purchase Payment in the first month of the second Contract Year of $70,000. All Purchase Payments are allocated to the Index Options. In the third month of the third Contract Year, your Contract Value is $110,000 and you request a $52,000 withdrawal. We withdraw money and compute the withdrawal charge as follows.

1. First we withdraw from Purchase Payments that we have had for six or more complete years, which is your Contract’s withdrawal charge period. This withdrawal is not subject to a withdrawal charge and it reduces the Withdrawal Charge Basis.
		1. Purchase Payments beyond the withdrawal charge period. All payments are still within the withdrawal charge period, so this does not apply.
2. Then, if this is a partial withdrawal, we withdraw from the free withdrawal privilege (see section 7, Access to Your Money – Free Withdrawal Privilege). This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.

2. Amounts available under the free withdrawal privilege. You did not take any other withdrawals this year, so you can withdraw up to 10% of your total payments (or $10,000) without incurring a withdrawal charge.

3. Next, on a FIFO basis, we withdraw from Purchase Payments within your Contract’s withdrawal charge period and assess a withdrawal charge. Withdrawing payments on a FIFO basis may help reduce the total withdrawal charge because the charge declines over time. We determine your total withdrawal charge by multiplying each payment by its applicable withdrawal charge percentage and then totaling the charges. This withdrawal reduces the Withdrawal Charge Basis.
The withdrawal charge as a percentage of each Purchase Payment withdrawn is as follows.

3. Purchase Payments within the withdrawal charge period on a FIFO basis. The total amount we withdraw from the first Purchase Payment is $30,000, which is subject to a 5% withdrawal charge, and you receive $28,500. We determine this amount as follows:
(amount withdrawn) x (1 – withdrawal charge) = the amount you receive, or:
$30,000 x 0.95 = $28,500.
Next we withdraw from the second Purchase Payment.
So far, you received $38,500 ($10,000 under the free withdrawal privilege and $28,500 from the first Purchase Payment), so we withdraw $13,500 from the second Purchase Payment to equal the $52,000 you requested. The second Purchase Payment is subject to an 6% withdrawal charge. We calculate the total amount withdrawn and its withdrawal charge as follows:
(the amount you receive) ÷ (1 – withdrawal charge) = amount withdrawn, or:
$13,500 ÷ 0.94 = $14,362.

Number of Complete Years Since Purchase Payment	Withdrawal Charge Amount
0	6.5%
1	6%
2	5%
3	4%
4	3%
5	2%
6 years or more	0%
4. Finally we withdraw any Contract earnings. This withdrawal is not subject to a withdrawal charge and it does not reduce the Withdrawal Charge Basis.
4. Contract earnings. We already withdrew your requested amount, so this does not apply.
In total we withdrew $54,326 from your Contract, of which you received $52,000 and paid a withdrawal charge of $2,326.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Upon a full withdrawal, we first deduct any applicable product fee, rider fee and contract maintenance charge before we calculate the withdrawal charge. We deduct any applicable withdrawal charge from the total Contract Value and send you the remaining amount. For a partial withdrawal we deduct the amount you request, plus any applicable withdrawal charge from the total Contract Value. We apply the withdrawal charge to amount withdrawn from the Index Options and we pay you the amount you requested. We deduct any partial withdrawal proportionately from each Allocation Option unless you provide us with alternate instructions. However, we do not deduct withdrawal charges from the Variable Options. If a partial withdrawal occurs on a day that we also assess the product fee, rider fee and/or contract maintenance charge, we assess these charges in this order after we deduct the withdrawal and any applicable withdrawal charge from the Contract Value.
The withdrawal charge compensates us for expenses associated with selling the Contract.
Reduction or Elimination of the Withdrawal Charge
We may reduce or eliminate the withdrawal charge when the Contract is sold under circumstances that reduce its sales expenses. We will implement this withdrawal charge reduction or elimination in a nondiscriminatory manner. For example, if a large group of individuals purchases Contracts or if a prospective purchaser already has a relationship with us. We may choose not to deduct a withdrawal charge under a Contract issued to an officer, director, or employee of Allianz Life or any of its affiliates. Also, we may reduce or eliminate the withdrawal charge when a Contract is sold by a Financial Professional appointed with Allianz Life to any members of his or her immediate family. We must pre-approve any withdrawal charge reduction or elimination.
•
Because there is no withdrawal charge applicable to the Variable Options, there is a financial disadvantage to directing us to withdraw Contract Value only from the Index Options during the withdrawal charge period, rather than the Variable Options.

•	Any amount withdrawn from an Index Option is subject to both a Daily Adjustment (which may be negative) and any applicable withdrawal charge.

•
We do not reduce the Withdrawal Charge Basis for Penalty-Free Withdrawals, withdrawals from the Variable Options, or the deduction of Contract expenses other than the withdrawal charge. This means that upon a full withdrawal, if your Index Option Value is less than your remaining Purchase Payments that are still subject to a withdrawal charge we will assess a withdrawal charge on more than the amount withdrawn from the Index Options. This can occur because your Contract Value was reduced for:

-	prior Penalty-Free Withdrawals,
-	prior withdrawals from the Variable Options,
-	deductions of Contract expenses other than the withdrawal charge, and/or
-	poor performance.

This also means that upon a full withdrawal you may not receive any money.
•
Withdrawals may also be subject to ordinary income taxes, and a 10% additional federal tax if you are under age 59½, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative).

•	For tax purposes in most instances, withdrawals from Non-Qualified Contracts are considered to come from earnings first, not Purchase Payments.

TRANSFER FEE
The first twelve transfers between Variable Options every Contract Year are free. After that, we deduct a $25 transfer fee for each additional transfer. We count all transfers made in the same Business Day as one transfer. We do not count transfers between the Variable Options and Index Options or reallocation of Index Option Value among the Index Options against the free transfers we allow and these transfers are not subject to a transfer fee. The transfer fee continues to apply under death benefit payment Option B, and with optional payments under death benefit payment Option C as noted in section 9, Death Benefit.
We deduct the transfer fee on a dollar for dollar basis from the amount of Variable Account Value being transferred before allocating the remaining Variable Account Value to your selected Variable Options. We do not treat the deduction of the transfer fee as a withdrawal when computing total Purchase Payments adjusted for withdrawals under the Traditional Death Benefit.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

PREMIUM TAX
Premium tax is based on your state of residence at the time you make each Purchase Payment. In states that assess a premium tax, we do not currently deduct it from the Contract, although we reserve the right to do so in the future. Premium tax normally ranges from 0% to 3.5% of the Purchase Payment, depending on the state or governmental entity.
INCOME TAX
Currently, we do not deduct any Contract related income tax we incur, although we reserve the right to do so in the future.
VARIABLE OPTION EXPENSES
The Variable Options’ assets are subject to operating expenses (including management fees). These expenses are described in the Fee Tables and in the Variable Options’ prospectuses. These expenses reduce the Variable Options’ performance and, therefore, negatively affect your Contract Value and any payments based on Contract Value. The Variable Options’ investment advisers provided us with the expense information in this prospectus and we did not independently verify it.

7.	ACCESS TO YOUR MONEY

Your Contract Value is available under the following circumstances:
•	by taking a withdrawal;
•	by taking required minimum distributions (Qualified Contracts only) as discussed in “Minimum Distribution Program and Required Minimum Distribution (RMD) Payments” later in this section;
•	by taking Annuity Payments; or
•	when we pay a death benefit.
You can take withdrawals during the Accumulation Phase. We process withdrawal requests based on values next determined after receipt of the request in Good Order at our Service Center. Values are normally determined at the end of each Business Day. We process any withdrawal request received at or after the end of the current Business Day using values determined on the next Business Day.
Any partial withdrawal must be for at least $100.* The Contract Value after a partial withdrawal must be at least $2,000.* We reserve the right to treat a partial withdrawal that reduces the Contract Value below this minimum as a full withdrawal.
*	Does not apply to required minimum distributions.
We deduct any partial withdrawal proportionately from each Allocation Option unless you provide us with alternate instructions. However, we do not deduct withdrawal charges from the Variable Options.
When you take a full withdrawal, we process your request on the Business Day we receive it in Good Order at our Service Center as follows:
•	total Contract Value,
•	less any final product fee, final rider fee and final contract maintenance charge, and
•	less any withdrawal charge.
See the Fee Tables and section 6, Expenses for a discussion of these charges.
We pay withdrawals promptly, but in no event later than seven days after receipt of your request in Good Order at our Service Center, unless the suspension of payments or transfers provision is in effect (see the discussion later in this section).
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

•
Withdrawals may be subject to a withdrawal charge, ordinary income taxes, and a 10% additional federal tax if you are under age 59½, and the amount of Contract Value available for withdrawal may be affected by the Daily Adjustment (which can be negative).

•
We may be required to provide information about you or your Contract to government regulators. We may also be required to stop Contract disbursements and thereby refuse any transfer requests, and refuse to pay any withdrawals, surrenders, or death benefits until we receive instructions from the appropriate regulator. If, pursuant to SEC rules, the AZL Government Money Market Fund suspends payment of redemption proceeds in connection with a fund liquidation, we will delay payment of any transfer, partial withdrawal, surrender, or death benefit from the AZL Government Money Market Fund subaccount until the fund is liquidated.

FREE WITHDRAWAL PRIVILEGE
Each Contract Year, you can withdraw up to 10% of your total Purchase Payments from the Index Options without incurring a withdrawal charge (the free withdrawal privilege). Any unused free withdrawal privilege in one Contract Year is not added to the amount available next year. Purchase Payment withdrawals that are outside the six year withdrawal charge period, or that are taken from the Variable Options, are not subject to a withdrawal charge and do not reduce your free withdrawal privilege. Required minimum distribution payments are not subject to a withdrawal charge, but do reduce your free withdrawal privilege.
The free withdrawal privilege is not available upon a full withdrawal.

SYSTEMATIC WITHDRAWAL PROGRAM
The systematic withdrawal program can provide automatic withdrawal payments to you. However, if your Contract Value is less than $25,000, we only make annual payments. You can request to receive these withdrawal payments monthly, quarterly, semi-annually or annually. The minimum amount you can withdraw under this program is $100 and there is no maximum. During the withdrawal charge period (if applicable), systematic withdrawals from the Index Options in excess of the free withdrawal privilege are subject to a withdrawal charge. We make systematic withdrawals on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your systematic withdrawal program form instructions in Good Order at our Service Center before the end of the Business Day before we process these withdrawals, or your program does not begin until the next month. This program ends at your request or when you withdraw your total Contract Value. However, we reserve the right to discontinue or modify the systematic withdrawal program at any time and for any reason.
•	Ordinary income taxes and tax penalties may apply to systematic withdrawals.

•	The systematic withdrawal program is not available while you are receiving required minimum distribution payments.

MINIMUM DISTRIBUTION PROGRAM AND REQUIRED MINIMUM DISTRIBUTION (RMD) PAYMENTS
If you own an IRA or SEP IRA Contract, you can participate in the minimum distribution program during the Accumulation Phase. Under this program, we make payments to you designed to meet the applicable minimum distribution requirements imposed by the Code for this Qualified Contract. RMD payments are not subject to a withdrawal charge, but to the extent they are withdrawn from the Index Options, they reduce the free withdrawal privilege amount during the Contract Year. We can make payments to you on a monthly, quarterly, semi-annual or annual basis. However, if your Contract Value is less than $25,000, we only make annual payments. You cannot aggregate RMD payments between this Contract and other qualified contracts that you own. We make RMD payments on the ninth of the month, or the next Business Day if the ninth is a non-Business Day. We must receive your program form instructions in Good Order at our Service Center before the end of the Business Day before we process these payments, or your program does not begin until the next month.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Inherited IRA Contracts. We generally require you to participate in the minimum distribution program when you purchase this Contract. If you (the Owner) were the spouse of the deceased owner of a previous tax-qualified investment and your spouse had not yet reached the date at which he/she was required to begin receiving RMD payments, then you can wait to begin receiving RMD payments until the year that your deceased spouse would have reached age 70½. Alternately, if your deceased spouse had already reached the date at which he/she was required to begin receiving RMD payments, you can begin RMD payments based on your single life expectancy in the year following your deceased spouse’s death, or (if longer) your deceased spouse’s life expectancy in the year of his/her death reduced by one. You must begin to receive these RMD payments by December 31 of the year following the year of your deceased spouse’s death.
•	You should consult a tax adviser before purchasing a Qualified Contract that is subject to RMD payments.

•	The minimum distribution program is not available while you are receiving systematic withdrawals.

WAIVER OF WITHDRAWAL CHARGE BENEFIT
After the first Contract Year, if any Owner becomes confined to a nursing home for a period of at least 90 consecutive days and a physician certifies that continued confinement is necessary, you can take withdrawals and we waive the withdrawal charge. This waiver is not available if any Owner was confined to a nursing home on the Issue Date. We base this benefit on the Annuitant for non-individually owned Contracts. We must receive proof of confinement in Good Order for each withdrawal before we waive the withdrawal charge.
SUSPENSION OF PAYMENTS OR TRANSFERS
We may be required to suspend or postpone transfers or payments for withdrawals for more than seven days after receipt of your request in Good Order at our Service Center, for any period when:
•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•	trading on the New York Stock Exchange is restricted;
•	an emergency (as determined by the SEC) exists as a result of which disposal of the Variable Option shares is not reasonably practicable or we cannot reasonably value the Variable Option shares; or
•	during any other period when the SEC, by order, so permits for the protection of Owners.

8.	THE ANNUITY PHASE

Prior to annuitization, you can surrender your Contract and receive your total Contract Value (less the final product fee, any final rider fee or contract maintenance charge, and any applicable withdrawal charge). If you surrender your Contract on any day other than an Index Anniversary and you have Contract Value in the Index Performance Strategy, Index Guard Strategy or Index Precision Strategy, we apply the Daily Adjustment to these Index Option Values before we deduct the final Contract fees and expenses.
Annuity Payments offer a guaranteed lifetime income stream with certain tax advantages and are designed for Owners who no longer need immediate access to Contract Value to meet their short-term income needs.
You can apply your Contract Value to regular periodic fixed annuity payments (Annuity Payments). The Payee receives the Annuity Payments. You receive tax reporting on the payments, whether or not you are the Payee. We may require proof of the Annuitant(s)’ age before we make any life contingent Annuity Payment. If you misstate the Annuitant(s)’ age or gender, we recalculate the Annuity Payments based on the correct age or gender.
CALCULATING YOUR ANNUITY PAYMENTS
We base Annuity Payments upon the following:
•	The Contract Value on the Annuity Date.
•	The age of the Annuitant and any joint Annuitant on the Annuity Date.
•	The gender of the Annuitant and any joint Annuitant where permitted.
•	The Annuity Option you select.
•	Your Contract’s interest rate (or current rates, if higher) and mortality table.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

If the Annuity Date is not an Index Anniversary and you selected the Index Precision Strategy, Index Performance Strategy or Index Guard Strategy, Contract Value includes the Daily Adjustment. If the Annuity Date is not an Index Anniversary and you selected the Index Protection Strategy, Contract Value does not include the DPSC. We guarantee the dollar amount of Annuity Payments and this amount remains fixed and does not change during the entire annuity payout option period that you selected, except as provided under Annuity Option 3. The contract maintenance charge is deducted proportionately from each Annuity Payment, unless your Contract Value on the last Business Day before the Annuity Date is at least $100,000.
ANNUITY PAYMENT OPTIONS
You can choose one of the Annuity Options described below or any other payment option to which we agree. After Annuity Payments begin, you cannot change the Annuity Option.
Option 1. Life Annuity. We make Annuity Payments during the life of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. If the Annuitant dies shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 2. Life Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the life of the Annuitant, with payments for a guaranteed minimum period that you select.
Option 3. Joint and Last Survivor Annuity. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant. Upon the death of one Annuitant, Annuity Payments to the Payee continue during the lifetime of the surviving joint Annuitant, at a level of 100%, 75% or 50% selected by the Owner when he or she chose this Annuity Payment option. If both Annuitants die shortly after the Annuity Date, the Payee may receive less than your investment in the Contract.
Option 4. Joint and Last Survivor Annuity with Payments Over 5, 10, 15 or 20 Years Guaranteed. We make Annuity Payments during the lifetimes of the Annuitant and the joint Annuitant, with payments for a minimum guaranteed period that you select.
Option 5. Refund Life Annuity. We make Annuity Payments during the lifetime of the Annuitant, and the last payment is the one that is due before the Annuitant’s death. After the Annuitant’s death, the Payee may receive a lump sum refund. The amount of the refund equals the amount applied to this Annuity Option minus the total paid under this option.
Under Annuity Options 1, 3 and 5, if all Annuitants die on or after the Annuity Date and before we send the first Annuity Payment, we will cancel Annuity Payments and upon receipt of a Valid Claim we will pay the Contract Value determined on the Annuity Date to surviving individual Owner, or the Beneficiary(s) if there is no surviving Owner. If the Owner is a non-individual, we pay the Owner.
After the Annuitant’s death under Option 2, or the last surviving joint Annuitant's death under Option 4, we make Annuity Payments during the remaining guaranteed period in the following order based on who is still alive: the Payee, any surviving original Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if there are no remaining or named Beneficiaries.
Annuity Payments are usually lower if you select an Annuity Option that requires us to make more frequent Annuity Payments or to make payments over a longer period of time. If you choose life contingent Annuity Payments, payout rates for a younger Annuitant are lower than the payout rates for an older Annuitant and payout rates for life with a guaranteed period are typically lower than life only payments. Monthly payout rates are lower than annual payout rates, payout rates for a 20-year guaranteed period are less than payout rates for a 10-year guaranteed period, and payout rates for a 50-year-old Annuitant are less than payout rates for a 70-year-old Annuitant.
If you do not choose an Annuity Option before the Annuity Date, we make Annuity Payments to the Payee under Annuity Option 2 with ten years of guaranteed monthly payments.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

WHEN ANNUITY PAYMENTS BEGIN
Annuity Payments begin on the Annuity Date. Your scheduled Annuity Date is the first day of the calendar month following the later of: a) the Annuitant’s 90th birthday, or b) the tenth Contract Anniversary and is stated in your Contract. An earlier Annuity Date or a withdrawal may be required to satisfy minimum required distribution rules under certain Qualified Contracts. You can make an authorized request for a different, earlier or later Annuity Date after the Issue Date, but any such request is subject to applicable law and our approval. An earlier or later Annuity Date may not be available to you depending on the Financial Professional you purchase your Contract through and your state of residence. Your Annuity Date must be at least two years after the Issue Date.
If on the Annuity Date (which may occur as early as age 90 or as late as age 100) your Contract Value is greater than zero, you must annuitize the Contract. We notify you of your available options in writing 60 days in advance, including the option to extend your Annuity Date if available. If on your Annuity Date you have not selected an Annuity Option, we make payments under Annuity Option 2 with ten years of guaranteed monthly payments. Upon annuitization you no longer have Contract Value or a death benefit, and you cannot receive any other periodic withdrawals or payments other than Annuity Payments.

9.	DEATH BENEFIT

“You” in this section refers to the Owner, or the Annuitant if the Contract is owned by a non-individual.
The Contract provides the Traditional Death Benefit. If available, you can instead select the Maximum Anniversary Value Death Benefit at Contract issue for an additional rider fee if all Owners and the Annuitant are age 75 or younger. The Maximum Anniversary Value Death Benefit can only be added to a Contract at issue. The Maximum Anniversary Value Death Benefit cannot be less than the Traditional Death Benefit, but they may be equal. Please discuss this benefit’s appropriateness with your Financial Professional.
The death benefit is only available during the Accumulation Phase. If you or the Determining Life (Lives) die during the Accumulation Phase, we process the death benefit using prices determined after we receive the required information, which is either a Valid Claim or due proof of death as stated here. (For information on due proof of death see the Glossary – Valid Claim). If we receive this information at or after the end of the current Business Day, we use the next Business Day’s prices.
If there are multiple Beneficiaries, each Beneficiary receives the portion of the death benefit he or she is entitled to when we receive his or her Valid Claim. If a Beneficiary dies before you or the Designated Life, that Beneficiary’s interest in this Contract ends unless your Beneficiary designation specifies otherwise. If there are no remaining Beneficiaries, or no named Beneficiaries, we pay the death benefit to your estate, or if the Owner is a non-individual, to the Owner. Unless you instruct us to pay Beneficiaries a specific percentage of the death benefit, he or she each receives an equal share.
Each Beneficiary’s portion of the death benefit remains in the Allocation Options based on the allocation instructions that were in effect on the date of death until we receive his or her Valid Claim and we either pay the claim or the Beneficiary provides alternate allocation instructions. If there is Variable Account Value in the AZL Government Money Market Fund on the date of death, it remains there until the earlier of the next Index Anniversary, or the date we receive a Valid Claim. If an Index Anniversary occurs before we receive a Valid Claim, we will transfer that Beneficiary’s portion of the Variable Account Value to the Allocation Options based on the allocation instructions that were in effect on the date of death.
From the time we determine the death benefit until we make a complete distribution, any amount in the Allocation Options continues to be subject to investment risk that is borne by the recipient(s). Once we receive notification of death, we may no longer accept or process transfer requests. After we receive the first Valid Claim from any Beneficiary we also will not accept additional Purchase Payments or allow any partial or full withdrawals unless the withdrawal is required to comply with federal tax law.
On the first death of a Determining Life during the Accumulation Phase, if your selected death benefit is in effect your Beneficiary(s) will receive the greater of the Contract Value or the Guaranteed Death Benefit Value. The Guaranteed Death Benefit Value is either:
•	total Purchase Payments adjusted for withdrawals if you select the Traditional Death Benefit, or
•	the Maximum Anniversary Value if you select the Maximum Anniversary Value Death Benefit.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

If the date we are determining the death benefit is not an Index Anniversary and you selected the Index Precision Strategy, Index Performance Strategy or Index Guard Strategy, Contract Value includes the Daily Adjustment. Withdrawals reduce your Guaranteed Death Benefit Value by the percentage of Contract Value withdrawn, determined at the end of each Business Day. Withdrawals include all withdrawals (even Penalty-Free Withdrawals) and any withdrawal charges, but not amounts we withdraw for other Contract fees and expenses.
MAXIMUM ANNIVERSARY VALUE
The Maximum Anniversary Value is initially equal to the Purchase Payment received on the Issue Date. At the end of each Business Day, we adjust the Maximum Anniversary Value as follows.
•	We increase it by the amount of any additional Purchase Payments.
•	We reduce it by the percentage of any Contract Value withdrawn.
If the Index Effective Date occurs after the Issue Date, the Maximum Anniversary Value on the Index Effective Date is calculated in the same way as on an Index Anniversary.
On each Index Anniversary before the end date (or on the next Business Day if the Index Anniversary is not on a Business Day) the Maximum Anniversary Value is equal to the greater of:
•	its current value after processing any additional Purchase Payments or withdrawals, or
•
the Contract Value determined at the end of the Business Day after we process all daily transactions including Credits, any additional Purchase Payments or withdrawals, and amounts we withdraw for Contract expenses.

On and after the end date, we no longer make this comparison and we no longer capture any annual investment gains in the Maximum Anniversary Value.
The end date occurs on the earliest of:
•	the older Determining Life’s 91st birthday; or
•	the end of the Business Day we receive the first Valid Claim from any one Beneficiary.
What Happens Upon Death?
If you are the Determining Life, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation we determine the Guaranteed Death Benefit Value at the end of the Business Day we receive a Valid Claim. For multiple Beneficiaries, each surviving Beneficiary receives the greater of:
•	their portion of the Guaranteed Death Benefit Value determined at the end of the Business Day we receive the first Valid Claim from any one Beneficiary, or
•	their portion of the Contract Value determined at the end of the Business Day during which we receive his or her Valid Claim.
If you and the Determining Life (Lives) are different individuals and do not die simultaneously, the death benefit is as follows. This can only occur if you change the Owner after the Issue Date.
•
If a Determining Life dies before you, we do not pay a death benefit to the Beneficiary(s) but we may increase the Contract Value if the Traditional Death Benefit or Maximum Anniversary Value Death Benefit are still in effect. At the end of the Business Day we receive due proof of a Determining Life’s death we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater, and your selected death benefit ends. We allocate any Contract Value increase to the Allocation Options according to your Purchase Payment default instructions.

•	Upon your death your Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive each Beneficiary’s Valid Claim.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

The Traditional Death Benefit and Maximum Anniversary Value Death Benefit end upon the earliest of the following.
•	The Business Day before the Annuity Date.
•	The Business Day that the Guaranteed Death Benefit Value and Contract Value are both zero.
•
Upon the death of a Determining Life, the end of the Business Day we receive a Valid Claim from all Beneficiaries if you and the Determining Life are the same individuals, or if you and the Determining Life (Lives) are different individuals and die simultaneously as defined by applicable state law or regulation.

•
Upon the death of a Determining Life, the end of the Business Day we receive due proof of the Determining Life’s death if you and the Determining Life (Lives) are different individuals and do not die simultaneously.

•
Upon the death of an Owner (or Annuitant if the Owner is a non-individual), the end of the Business Day we receive the first Valid Claim from any one Beneficiary, if the Owner (or Annuitant) is no longer a Determining Life.

•	The Business Day the Contract ends.
We base the Guaranteed Death Benefit Value on the first death of a Determining Life (or Lives). This means that upon the death of an Owner (or Annuitant if the Owner is a non-individual), if a surviving spouse continues the Contract:

•	the Guaranteed Death Benefit Value is no longer available, and

•	if you selected the Maximum Anniversary Value Death Benefit, we no longer assess its 0.20% rider fee.

Also, if you and the Determining Life (Lives) are different individuals and you die first, the Guaranteed Death Benefit Value is not available to your Beneficiary(s).

DEATH OF THE OWNER AND/OR ANNUITANT
The Appendix to the Form N-4 SAI includes tables that are intended to help you better understand what happens upon the death of any Owner and/or Annuitant under the different portions of the Contract.
DEATH BENEFIT PAYMENT OPTIONS DURING THE ACCUMULATION PHASE
If you do not designate a death benefit payment option, a Beneficiary must select one of the options listed below. If a Beneficiary requests a lump sum payment under Option A, we pay that Beneficiary within seven days of receipt of his or her Valid Claim, unless the suspension of payments or transfers provision is in effect. Payment of the death benefit may be delayed, pending receipt of any state forms.
Spousal Continuation: If the Beneficiary is the deceased Owner’s spouse, he or she can choose to continue the Contract with the portion of the death benefit the spouse is entitled to in his or her own name. For non-individually owned Contracts, spousal continuation is only available to Qualified Contracts. Spouses must qualify as such under federal law to continue the Contract. Individuals who have entered into a registered domestic partnership, civil union, or other similar relationship that is not considered to be a marriage under state law are also not considered to be married under federal law. An election by the spouse to continue the Contract must be made on the death claim form before we pay the death benefit. If the deceased Owner was a Determining Life and the surviving spouse Beneficiary continues the Contract, at the end of the Business Day we receive his or her Valid Claim we increase the Contract Value to equal the Guaranteed Death Benefit Value if greater and available, and your selected death benefit ends. We allocate any Contract Value increase to the Allocation Options according to Purchase Payment default instructions. If the surviving spouse continues the Contract:
•	he or she becomes the new Owner and may exercise all of the Owner’s rights, including naming a new Beneficiary or Beneficiaries;
•	he or she is subject to any remaining withdrawal charge; and
•	upon the surviving spouse’s death their Beneficiary(s) receive the Contract Value determined at the end of the Business Day during which we receive a Valid Claim from each Beneficiary.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

DEATH BENEFIT PAYMENT OPTIONS
Option A: Lump sum payment of the death benefit.
Option B: Payment of the entire death benefit within five years of the date of any Owner’s death. The Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Option C: If the Beneficiary is an individual, payment of the death benefit as Annuity Payments under Annuity Options 1, 2 or 5. With our written consent other options may be available for payment over a period not extending beyond the Beneficiary’s life expectancy under which the Beneficiary can continue to make transfers between Allocation Options and is subject to a transfer fee and the product fee.
Distribution must begin within one year of the date of the Owner’s death. Any portion of the death benefit not applied to Annuity Payments within one year of the date of the Owner’s death must be distributed within five years of the date of death.
If the Contract is owned by a non-individual, then we treat the death of an Annuitant as the death of an Owner for purposes of the Code’s distribution at death rules, which are set forth in Section 72(s) of the Code.
In all events, notwithstanding any provision to the contrary in the Contract or this prospectus, the Contract is interpreted and administered in accordance with Section 72(s) of the Code.
Other rules may apply to Qualified Contracts.

10.	TAXES

This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation is contained in the Statement of Additional Information, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax adviser to discuss this Contract’s effects on your personal tax situation.
QUALIFIED AND NON-QUALIFIED CONTRACTS
You can purchase either a Qualified Contract or a Non-Qualified Contract. A Qualified Contract is purchased pursuant to a specialized provision of the Code. For example, a Contract may be purchased pursuant to Section 408 of the Code as an IRA.
Qualified Contracts are subject to certain restrictions, including restrictions on the amount of annual contributions, restrictions on how much you can earn and still be able to contribute to a Qualified Contract, and specialized restrictions on withdrawals. Qualified Contracts must be purchased from earned income from the relevant year or years, or from a rollover or transfer from a qualified contract. An IRA to IRA indirect rollover can occur only once in any twelve month period from all of the IRAs you currently own. Purchase Payments to Qualified Contracts other than from a qualified transfer may be restricted once the Owner reaches age 70½.
Currently, we offer the following types of Qualified Contracts.
Type of Contract	Persons and Entities that can buy the Contract
IRA	Must have the same individual as Owner and Annuitant.
Roth IRA	Must have the same individual as Owner and Annuitant.
Simplified Employee Pension (SEP) IRA	Must have the same individual as Owner and Annuitant.
Certain Code Section 401 Plans	A qualified retirement plan is the Owner and the Annuitant must be an individual. We may determine which types of qualified retirement plans are eligible to purchase this Contract.
Inherited IRA and Inherited Roth IRA	Must have the same individual as Owner and Annuitant. The deceased owner of the previously held tax‑qualified arrangement will also be listed in the titling of the Contract.
If you purchase a Qualified Contract, you already receive the benefit of tax deferral through the qualified plan, and so you should purchase this Contract for purposes other than tax deferral.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

You can instead purchase a Non-Qualified Contract, which is not qualified pursuant to a specialized provision of the Code. There are no Code restrictions on annual contributions to a Non-Qualified Contract or how much you can earn and still contribute to a Contract.
TAXATION OF ANNUITY CONTRACTS
The Contract has the following tax characteristics.
•	Taxes on earnings are deferred until you take money out. Non-Qualified Contracts owned by corporations or partnerships do not receive income tax deferral on earnings.
•
When you take money out of a Non-Qualified Contract, earnings are generally subject to federal income tax and applicable state income tax. All pre-tax money distributed from Qualified Contracts are subject to federal and state income tax, but qualified distributions from Roth IRA Contracts are not subject to federal income tax. This prospectus does not address specific state tax laws. You should discuss state taxation with your tax adviser.

•	Taxable distributions are subject to an ordinary income tax rate, rather than a capital gains rate.
•
Distributions from Non-Qualified Contracts are considered investment income for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may apply to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

•
If you take partial withdrawals from your Non-Qualified Contract, the withdrawals are generally taxed as though you were paid taxable earnings first, and then as a non-taxable return of Purchase Payments.

•
If you annuitize your Non-Qualified Contract and receive a stream of Annuity Payments, you receive the benefit of the exclusion ratio. The exclusion ratio is a calculation that causes a portion of each Annuity Payment to be non-taxable, based upon the percentage of your Contract Value that is from Purchase Payments. Purchase Payments are treated as a non-taxable return of principal, whereas earnings are taxable.

•	If you take partial withdrawals or annuitize a Qualified Contract, you will be responsible for determining what portion, if any, of the distribution consists of after-tax money.
•
If you take out earnings before age 59½, you may be subject to a 10% additional federal tax, unless you take a lifetime annuitization of your Contract or you take money out in a stream of substantially equal payments over your expected life in accordance with the requirements of the Code.

•	A pledge, assignment, or ownership change of a Contract may be treated as a taxable event. You should discuss any pledge, assignment, or ownership change of a Contract with your tax adviser.
•
If you purchase multiple non-qualified deferred annuity contracts from an affiliated group of companies in one calendar year, these contracts are treated as one contract for purposes of determining the tax consequences of any distribution.

•
Death benefit proceeds from Non-Qualified Contracts are taxable to the beneficiary as ordinary income to the extent of any earnings. Death benefit proceeds must be paid out in accordance with the requirements of the Code.

•
Depending upon the type of Qualified Contract you own, required minimum distributions (RMDs) must be satisfied when you reach a certain age. If you enroll in our minimum distribution program, we make RMD payments to you that are designed to meet this Contract’s RMD requirements.

•
When you take money out of a Contract, we may deduct premium tax that we pay on your Contract. This tax varies from 0% to 3.5%, depending on your state. Currently, we pay this tax and do not pass it on to you.

TAX-FREE SECTION 1035 EXCHANGES
Subject to certain restrictions, you can make a “tax-free” exchange under Section 1035 of the Code for all or a portion of one non-qualified annuity contract for another, or all of a life insurance policy for a non-qualified annuity contract. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange a life insurance policy or annuity contract for the Contract described in this prospectus:
•	you might have to pay a withdrawal charge on your previous contract,
•	there is a new withdrawal charge period for this Contract,
•	other charges under this Contract may be higher (or lower),
•	the benefits may be different, and
•	you no longer have access to any benefits from your previous contract.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

If the exchange does not qualify for Section 1035 treatment, you also may have to pay federal income tax, including a possible additional federal tax, on the exchange. You should not exchange an existing life insurance policy or another annuity contract for this Contract unless you determine the exchange is in your best interest and not just better for the person selling you the Contract. You should consult a tax adviser to discuss the potential tax effects before making a 1035 exchange.

11.	OTHER INFORMATION

THE REGISTERED SEPARATE ACCOUNT
We established Allianz Life Variable Account B (the Separate Account) as a separate account under Minnesota insurance law on May 31, 1985. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise our management of the Separate Account.
The Separate Account holds the Variable Options’ shares that have been purchased with Contract assets. We keep the Separate Account assets separate from the assets of our general account and other separate accounts, including the non-unitized separate accounts we established in connection with the Index Options. The Separate Account is divided into subaccounts, each of which invests exclusively in a single Variable Option.
We own the assets of the Separate Account. We credit gains to or charge losses against the Separate Account, whether or not realized, without regard to the performance of other investment accounts. The Separate Account’s assets are insulated, so that the assets cannot be used to pay any of our liabilities, other than those arising from the investment of Contract assets in the Variable Options.
If the Separate Account’s assets exceed the required reserves and other liabilities, we may transfer the excess to our general account, to the extent of seed money invested by us or earned fees and expenses. The obligations under the Contracts are obligations of Allianz Life.
OUR GENERAL ACCOUNT
Our general account holds all our assets other than assets in our separate accounts. We own our general account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We have not registered our general account as an investment company under the Investment Company Act of 1940.
Our general account assets fund guarantees provided in the Contracts, including obligations associated with the death benefit. Contract Value that you apply to Annuity Payments becomes part of our general account.
OUR UNREGISTERED SEPARATE ACCOUNT
We hold the assets you allocate to the Index Options in Separate Account IANA, which we established under Minnesota Insurance Law solely for the purpose of supporting our obligations to pay Credits. We invest the assets in Separate Account IANA in hedging instruments, including derivative hedging instruments such as put and call options, as well as cash and fixed income securities. Like our general account, the assets in Separate Account IANA are subject to our general business operation liabilities and the claims of our creditors. An Owner who allocates Contract Value to an Index Option does not have any interest in or claim on the assets in Separate Account IANA. In addition, neither the Owner nor these Index Options participate in any way in the performance of assets held in Separate Account IANA.
DISTRIBUTION
Allianz Life Financial Services, LLC (ALFS), a wholly owned subsidiary of Allianz Life Insurance Company of North America, serves as principal underwriter for the Contracts. ALFS is a limited liability company organized in Minnesota, and is located at 5701 Golden Hills Drive, Minneapolis, MN 55416. ALFS is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). ALFS is not a member of Securities Investors Protection Corporation. More information about ALFS is available at www.finra.org or by calling 1-800-289-9999. You also can obtain an investor brochure from FINRA describing its Public Disclosure Program.
We have entered into a distribution agreement with ALFS for the distribution of the Contracts. ALFS also may perform various administrative services on our behalf.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

We may fund ALFS operating and other expenses, including:
•	overhead,
•	legal fees,
•	accounting fees,
•	Financial Professional training,
•	compensation for the ALFS management team, and
•	other expenses associated with the Contracts.
Financial Professionals and their managers may also be eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with ALFS. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.
ALFS does not itself sell the Contracts to customers. Rather, customers typically are working with a Financial Professional who is registered as an investment adviser, or is an investment advisory representative of a registered investment adviser, and who is offering advisory services for a fee. A Financial Professional may also be a registered representative of a broker-dealer.
We do not pay sales commissions in connection with sales of the Contracts. Rather, you pay a financial adviser fee to your Financial Professional. We do not set your financial adviser’s fee or receive any part of it. You should ask your Financial Professional about compensation they receive in connection with this Contract.
The Variable Options may assess a Rule 12b‑1 fee. These fees are paid to ALFS as consideration for providing distribution and certain other services and incurring certain expenses permitted under the Investment Option’s plan. These fees typically equal 0.25% of an Investment Option’s average daily net assets for the most recent calendar year.
In certain instances, an investment adviser and/or subadviser (and/or their affiliates) of an Investment Option may make payments for administrative services to ALFS or its affiliates.
Broker-dealers and investment advisers involved in sales of the Contracts may receive payments from us for administrative and other services that do not directly involve the sale of the Contracts, including payments made for recordkeeping, the recruitment and training of personnel, production of promotional literature and similar services.
We and/or ALFS may pay certain broker-dealer and investment advisory firms additional marketing support allowances for:
•	marketing services and increased access to their Financial Professionals;
•	sales promotions relating to the Contracts;
•	costs associated with sales conferences and educational seminars;
•	the cost of client meetings and presentations; and
•	other sales expenses incurred by them.
We retain substantial discretion in determining whether to grant a marketing support payment to a particular firm and the amount of any such payment.
We may also make payments for marketing and wholesaling support to broker/dealer affiliates of Variable Options that are available through the variable annuities we offer.
Additional information regarding marketing support payments can be found in the Distributor section of the Statement of Additional Information.
A portion of the payments made to broker-dealer and investment advisory firms may be passed on to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.
We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

ADDITIONAL CREDITS FOR CERTAIN GROUPS
We may credit additional amounts to a Contract instead of modifying charges because of special circumstances that result in lower sales or administrative expenses or better than expected mortality or persistency experience.
ADMINISTRATION/ALLIANZ SERVICE CENTER
The Allianz Service Center performs certain administrative services regarding the Contracts and is located at 5701 Golden Hills Drive, Minneapolis, Minnesota. The Service Center mailing address and telephone number are listed at the back of this prospectus. The administrative and routine customer services performed by our Service Center include processing and mailing of account statements and other mailings to Owners, responding to Owner correspondence and inquiries. Allianz Life also contracts with Tata Consultancy Services (Tata) located at #42(P) & 45(P), Think Campus, Electronic City, Phase II, Bangalore, Karnataka 560100, India, to perform certain administrative services including:
•	issuance and maintenance of the Contracts,
•	maintenance of Owner records, and
•	routine customer service including:
–	processing of Contract changes,
–	processing withdrawal requests (both partial and total) and
–	processing requests for fixed annuity payments.
Services performed by Tata are overseen and quality control checked by our Service Center.
To reduce expenses, only one copy of most financial reports and prospectuses, including reports and prospectuses for the Variable Options, may be mailed to your household, even if you or other persons in your household have more than one contract issued by us or our affiliate. Call our Service Center at the toll-free telephone number listed at the back of this prospectus if you need additional copies of financial reports, prospectuses, or annual and semiannual reports, or if you would like to receive one copy for each contract in future mailings.
LEGAL PROCEEDINGS
We and our subsidiaries, like other life insurance companies, from time to time are involved in legal proceedings of various kinds, including regulatory proceedings and individual and class action lawsuits. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any such proceedings cannot be predicted with certainty, we believe that, at the present time, there are no pending or threatened legal proceedings to which we, the Separate Account, or ALFS is a party that are reasonably likely to materially affect the Separate Account, our ability to meet our obligations under the Contracts, or ALFS ability to perform its obligations.
STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
Allianz Life hereby relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

12.	INFORMATION ON ALLIANZ LIFE

Allianz Life is a stock life insurance company organized under the laws of the State of Minnesota in 1896. Our address is 5701 Golden Hills Drive, Minneapolis, MN 55416. We are a wholly owned subsidiary of Allianz of America, Inc. (AZOA), a financial holding company. AZOA is a wholly owned subsidiary of Allianz Europe, B.V., which in turn is a wholly owned subsidiary of Allianz SE, which is registered in Munich, Germany. We currently offer fixed index annuities, variable annuities, individual life insurance, and registered index-linked annuities. We are licensed to do direct business in 49 states and the District of Columbia.
DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
The Board currently consists of six members, including our Chair, our President and Chief Executive Officer, our Chief Financial Officer and Treasurer, and three independent members. Age and positions are provided as of December 31, 2018, except as otherwise noted.
The Board holds regular quarterly meetings, generally in February, April/May, July, and October/November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, and Nomination, Evaluation and Compensation Committees, each of which is described in further detail below. All but one of the directors attended 100% of the Board and committee meetings to which he or she was assigned during 2018. One director was absent from one Board meeting to which she was assigned in 2018. In 2018, the Board acted two times by unanimous written action.
The current members of our Board are as follows:
Jacqueline Hunt
Director and Chair of the Board
Jacqueline Hunt, age 50, currently serves as the Chair of Allianz Life’s Board of Directors since July 22, 2016. She also serves as the Chair of the Board of Management of Allianz Asset Management GmbH, is a Member of the Board of Management of Allianz SE, Asset Management, US Life Insurance, and the Chair and President of Allianz Foundation for North America. She is also a member of the Board of Trustees of the American Institute for Contemporary German Studies since June 2017. Prior to this, she was the Executive Director of Prudential plc and the Chief Executive of Prudential UK, Europe and Africa from 2013 to 2016.
Ms. Hunt brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management, including serving as a Member of the Board of Management of Allianz SE, Asset Management, US Life Insurance.
Walter R. White
Director, President and Chief Executive Officer
Walter R. White, age 62, joined Allianz Life in 2009, and currently serves as the President and Chief Executive Officer, and as a member of the Board of Directors since January 1, 2012. Mr. White also serves as the Chair of the Board and the Chief Executive Officer of Allianz Life Insurance Company of New York (Allianz Life of New York), the President of AZOA Services Corporation, and the Chair of its Shared Plans Management Committee. Mr. White also serves as a Governor of Allianz Individual Insurance Group, LLC, Allianz Investment Management LLC, and TruChoice Financial Group, LLC, respectively. In addition, Mr. White serves as a Director of AZOA Services Corporation, Questar Capital Corporation, and Questar Agency, Inc., respectively. Mr. White is responsible for leading and overseeing Allianz Life and Allianz Life of New York and providing strategic management and direction. Mr. White served as Chair, Chief Executive Officer and President of Allianz Life and Annuity Company from 2012 to 2017, and as a Director of Allianz Technology of America, Inc. from 2013 to 2015.
Mr. White brings to the Board extensive financial services and brokerage experience as well as key strategic planning and leadership skills developed as the Chief Executive Officer of Allianz Life and the former President of Woodbury Financial.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

William E. Gaumond
Director, Senior Vice President, Chief Financial Officer and Treasurer
William E. Gaumond, age 45, joined Allianz Life in 2004 and currently serves as Senior Vice President, Chief Financial Officer and Treasurer, and as a member of the Board of Directors since January 1, 2016. He also serves as a Director, and the Chief Financial Officer and Treasurer of Allianz Life of New York. Mr. Gaumond also serves as the Chief Financial Officer of Allianz Foundation for North America, and as a Governor of TruChoice Financial Group, LLC and Allianz Life Financial Services, LLC, respectively. Mr. Gaumond also serves as a Director and President of Allianz Fund Investments, Inc., AZL PF Investments, Inc., Dresdner Kleinwort Pfandbriefe Investments II, Inc., and PFP Holdings, Inc., respectively. Mr. Gaumond is also a Director of Questar Agency, Inc., Questar Asset Management, Inc., Questar Capital Corporation, Yorktown Financial Companies, Inc., Allianz of America, Inc., Allianz Real Estate of America LLC, and Allianz Technology of America, Inc., respectively. He is also a Director and the Senior Vice President of AZOA Services Corporation. Mr. Gaumond also serves as a Director and the Chief Financial Officer and Treasurer of Allianz Finance Corporation. Mr. Gaumond is responsible for all finance and risk management functions, with oversight of the controller, financial planning, treasury, and corporate risk management areas. Prior to his current roles, Mr. Gaumond spent 12 years in a number of finance and investment-related positions at Allianz Life and its affiliates in various executive capacities, including as the Senior Vice President, Asset Liability and Investment Risk Management of Allianz Life and as the Vice President, Head of Asset Liability and Investment Risk Management of Allianz Life of New York from 2013 to 2015, respectively.
Mr. Gaumond brings to the Board extensive financial services, investment, and insurance industry experience, including serving as Chief Financial Officer and Treasurer of Allianz Life and Allianz Life of New York.
Ronald M. Clark
Director
Ronald M. Clark, age 71, joined Allianz Life’s Board of Directors on January 1, 2014. He serves as the Chair of its Nomination, Evaluation and Compensation Committee and a member of its Audit and Executive Committees. Mr. Clark also serves on the Board of Directors of Allianz Life of New York, and is a member of its Audit and Evaluation and Finance Committees. He also serves as a Director and Audit Committee member of Allianz Reinsurance America, Inc. Mr. Clark also serves as a Director of Manitex International, Inc. as the Chair of its Compensation Committee, and as a member of its Audit Committee. Mr. Clark has over 40 years of experience in investments, having served as the President of Allianz Investment Corporation from 1980 to 1990, the Chief Operating Officer of Allianz of America, Inc. (“AZOA”) from 1990 to 2001, the Chief Investment Officer of AZOA from 2002 to 2011, and as a Director of Fireman’s Fund Insurance Company from 2014 to 2015.
Mr. Clark brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience with investment matters.
Udo Frank
Director
Udo Frank, age 59, joined Allianz Life’s Board of Directors on May 1, 2015 and also serves as the Chair of its Audit Committee and as a member of its Nomination, Evaluation and Compensation Committee. Mr. Frank has over 30 years of experience in the financial services and insurance industries. Mr. Frank worked for various Allianz SE investment and asset management affiliates from 1994 to 2014, including serving in numerous executive positions. In 2001, Mr. Frank was appointed as the Global Chief Executive Officer of RCM Capital Management, LLC. In 2012, he was appointed the Head of Product Management and Chief Marketing Officer of Allianz Global Investors – U.S.
Mr. Frank brings to the Board extensive experience in the financial services and insurance industries, as well as extensive experience in investments and asset management.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Kevin E. Walker
Director
Kevin E. Walker, age 56, joined Allianz Life’s Board of Directors on May 23, 2017, and also serves as a member of its Audit Committee and its Nomination, Evaluation and Compensation Committee. Mr. Walker also serves on the Board of Directors of Allianz Life of New York as of October 1, 2018. Mr. Walker has over 30 years of insurance and financial services experience. Mr. Walker served at various Allianz affiliates throughout his career, most recently as the President and Chief Executive Officer of San Francisco Reinsurance Company from 2015 to 2016. Prior to that, he was the Senior Vice President and Chief Financial Officer of Fireman’s Fund Insurance Company from 2011 to 2015, and the Senior Vice President of Group Planning and Controlling of Allianz SE from 2006 to 2010. He also served as the Senior Vice President and Chief Financial Officer, Retirement and Protection Division of Genworth Financial from 2010 to 2011.Mr. Walker also was employed by Allianz Life from 1995 to 2006 as the Vice President, Treasurer and Senior Investment Officer, following which he then served as the Senior Vice President and Senior Financial Officer for all product lines. Mr. Walker has also served as a director and officer for several other Allianz affiliates.
Mr. Walker brings to the Board extensive experience in the insurance industry, as well as extensive experience in finance and operations.
EXECUTIVE OFFICERS
The current executive officers (other than Messrs. White and Gaumond) are as follows. Age and positions are provided as of December 31, 2018, except as otherwise noted:
Eric J. Thomes
Senior Vice President, Chief Distribution Officer
Eric J. Thomes, age 46, joined Allianz Life in 1995 and effective as of April 1, 2019 serves as the Senior Vice President, Chief Distribution Officer of Allianz Life. He also serves as the President and a Director of Allianz Life of New York. Mr. Thomes also serves as a Governor, and as the Chief Executive Officer and Chief Manager of Allianz Life Financial Services, LLC. Mr. Thomes also serves as a Governor of Allianz Individual Insurance Group, LLC, and TruChoice Financial Group, LLC, respectively. He also serves as the Chair and as a Director of Yorktown Financial Companies, Inc., Questar Agency, Inc., Questar Asset Management, Inc., and Questar Capital Corporation, respectively. Mr. Thomes is responsible for the development, design and implementation of Allianz Life’s and Allianz Life of New York’s sales and distribution strategies. Prior to his current roles, Mr. Thomes served as the Field Senior Vice President, FMO Sales from 2009 to 2019. He also served as the President of Allianz Individual Insurance Group, LLC from 2005 to 2018.
Gretchen Cepek
Senior Vice President, General Counsel and Secretary
Gretchen Cepek, age 50, joined Allianz Life in 2009 and currently serves as Senior Vice President, General Counsel and Secretary since February 17, 2012. In this role, Ms. Cepek is responsible for the legal and compliance departments as well as government relations and the special investigations unit. She also serves as the Chief Legal Officer and Secretary of Allianz Life of New York, and General Counsel and Secretary of AZOA Services Corporation. Previously, Ms. Cepek served as the Secretary for Allianz Life and Annuity Company from 2012 to 2017, and the Vice President of Legal Business Operations, Distribution and Product Development of Allianz Life from 2009 to 2012. Ms. Cepek received her J.D. from Valparaiso University School of Law in 1993.
Jasmine Jirele
Senior Vice President, Chief Growth Officer
Jasmine Jirele, age 41, joined Allianz Life in 2018 and currently serves as the Senior Vice President, Chief Growth Officer of Allianz Life since October 1, 2018. Ms. Jirele is responsible for the oversight of new business strategy, product innovation, marketing, and corporate communications. Previously, Ms. Jirele was the Executive Vice President, Head of Customer Excellence at Wells Fargo Consumer Bank/Consumer Auto where she led the end-to-end customer experience strategy and delivery, building customer insights capabilities to leverage analytics, qualitative and quantitative research, and segmentation to drive business strategies. Prior to that, Ms. Jirele spent nine years at Allianz Life as the Senior Vice President of Enterprise Operations from 2012 to 2015,Vice President of Market Management and Product Innovation from 2009 to 2012, Director of Executive Projects from 2007 to 2009, and Director of Marketing/Communications from 2006 to 2007, respectively.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Catherine A. Mahone
Senior Vice President, Chief Administrative Officer
Catherine A. Mahone, age 54, joined Allianz Life in 2008 and currently serves as the Senior Vice President, Chief Administrative Officer since January 16, 2012. She is also the Chief Administrative Officer of Allianz Life of New York, and a Governor of Allianz Life Financial Services, LLC. Ms. Mahone is responsible for the oversight of enterprise operations, information technology, and other strategic business initiatives. Previously, Ms. Mahone served as the Senior Vice President, Enterprise Operations from 2008 to 2012, and a Director of Allianz Technology of America, Inc. from 2013 to 2015.
Neil H. McKay
Senior Vice President, Chief Actuary
Neil H. McKay, age 57, joined Allianz Life in 1999 and currently serves as the Senior Vice President, Chief Actuary of Allianz Life since May 15, 2000. Mr. McKay also serves as the Chief Actuary of Allianz Life of New York since April 8, 2014. He also served as a Director and the Chief Actuary of Allianz Life and Annuity Company from 2007 to 2017. Mr. McKay is responsible for all of the actuarial functions of Allianz Life and Allianz Life of New York, including the actuarial assumptions underlying its products and the rate setting associated with existing and new products.
Todd M. Hedtke
Senior Vice President, Chief Investment Officer
Todd M. Hedtke, age 46, joined Allianz Life in 2000 and currently serves as the Senior Vice President, Chief Investment Officer since August 21, 2015. He also currently serves as the Chief Investment Officer of Allianz Life of New York, the Chief Executive Officer of Allianz Investment Management LLC, and the Chief Investment Officer of Allianz Annuity Company of Missouri and Allianz Life Insurance Company of Missouri, respectively. Mr. Hedtke is President of Allianz Finance Corporation, and Vice President and Treasurer of Allianz Fund Investments Inc., AZL PF Investments Inc., and Dresdner Kleinwort Pfandbriefe Investments II Inc., respectively. Mr. Hedtke is also a Director of Allianz Fund Investments Inc., AZL PF Investments, Inc., Dresdner Kleinwort Pfandbriefe Investments II, Inc., and Allianz Finance Corporation, respectively. He also serves as a Governor of Allianz Investment Management LLC, and as the Chair of the Benefit Plans Investment Committee for AZOA Services Corporation. Mr. Hedtke leads the investment management, liquidity planning, hedging, and trading functions at Allianz Life. He is also a member of the global Allianz Investment Management Board, which serves the Allianz Group of insurance companies. Prior to his current role, Mr. Hedtke spent 15 years in a number of investment-related positions at Allianz Life and its affiliates, including his prior role as the Vice President, Investment Management of Allianz Life from 2010 to 2015, the Vice President of Investments of Allianz Life of New York from 2012 to 2015, the Treasurer of Allianz Fund Investments, Inc. in 2015, and a Director and the Chief Investment Officer of Allianz Life and Annuity Company from 2015 to 2017.
Jenny L. Guldseth
Senior Vice President, Chief Human Resources Officer
Jenny L. Guldseth, age 43, joined Allianz Life in 2005 and currently serves as the Senior Vice President, Human Resources Officer since January 1, 2019. In this position, Ms. Guldseth is responsible for setting strategy and leading the Human Resources and Facilities departments to improve business results and increase employee engagement. Ms. Guldseth is also a Director of the Allianz Foundation for North America, the Chief Human Resources Officer of AZOA Services Corporation, and the Chair of its Employee Benefits Administration Committee. Ms. Guldseth has over ten years of experience at Allianz Life, including having served as the Vice President, Rewards and Performance since 2017, the Assistant Vice President of Rewards and Performance from 2013 to 2017, and Manager for Human Resource Business Partner from 2010 to 2013. In these positions, she was responsible for the Performance and Compensation functions for Allianz Life and the benefits functions for multiple U.S.-based affiliate companies.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board (“Executive Committee”) is currently composed of Ms. Hunt (Chair) and Messrs. White and Clark. The function of the Executive Committee is to exercise the authority of the Board between meetings of the Board, with the exceptions set forth in Allianz Life’s By-Laws. The Executive Committee did not meet in 2018.
The Audit Committee of the Board is currently composed of Messrs. Frank (Chair), Clark and Walker. The Audit Committee is responsible for overseeing Allianz Life’s accounting and financial reporting and control processes on behalf of the Board, which includes assisting with Board oversight of (1) quality and integrity of Allianz Life’s financial statements, (2) Allianz Life's compliance with legal and regulatory requirements, (3) the qualifications, independence and fees of the independent-auditors, (4) Allianz Life’s system of internal controls and (5) the performance of Allianz Life's internal audit function. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee met four times in 2018, and acted two times by unanimous written action.
The Nomination, Evaluation and Compensation Committee (NEC Committee) is currently composed of Messrs. Clark (Chair), Frank and Walker. The NEC Committee’s purpose is to (1) nominate candidates for director for election, (2) evaluate the performance of officers deemed to be “principal officers,” and (3) recommend to the Board the selection and compensation of the “principal officers.” The NEC Committee met one time in 2018.
Independence of Certain Directors
Allianz Life is not subject to the independence standards of the New York Stock Exchange or any other national securities exchange, but is subject to the independence standards required under the Model Audit Rule. Applying the independence standards of the Model Audit Rule to the current members of the Board, the Board has determined that Messrs. Frank, Clark and Walker are “independent” under the Model Audit Rule.
Code of Ethics
All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are subject to the Allianz Life Code of Ethics.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our “Named Executive Officers” or “NEOs.” For 2018, our NEOs were:
•Walter R. White, Director, President and Chief Executive Officer
• William E. Gaumond, Director, Senior Vice President, Chief Financial Officer and Treasurer
• Thomas P. Burns, Senior Vice President, Chief Distribution Officer*
• Neil H. McKay, Senior Vice President, Chief Actuary
• Gretchen Cepek, Senior Vice President, General Counsel and Secretary
*	Mr. Burns resigned his position as Senior Vice President, Chief Distribution Officer on March 31, 2019, and was replaced April 1, 2019, by Mr. Thomes.
The details of each NEO’s compensation may be found in the Summary Compensation Table and other compensation tables included in this Executive Compensation section.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Executive Summary
Allianz Life’s compensation programs are intended to align our NEOs’ interests with those of our ultimate stockholder, Allianz SE, the ultimate parent company of Allianz Life. Allianz Life's compensation programs are designed to reward performance that meets or exceeds the goals established by the Compensation Committee, a management committee of Allianz Life. Allianz Life is tasked with establishing the executive compensation philosophy. In line with Allianz Life’s compensation philosophy described below, the total compensation received by our NEOs will vary based on individual and corporate performance in light of annual and long-term performance goals. Our NEOs’ total compensation is composed of a mix of annual base salary, annual cash awards based on corporate objectives and executive performance factors and long-term equity incentive awards in the form of restricted stock units of the equity securities of Allianz SE.
Compensation Philosophy and Strategy
Overview
The overriding goal of Allianz Life’s executive compensation programs is to attract, retain and motivate top-performing executive officers who will dedicate themselves to long-term financial and operational success. To this end, Allianz Life has structured the executive compensation programs to foster a pay-for-performance management culture by:
•
providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which Allianz Life most directly competes in the marketplace;

•
setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;

•
establishing equity-based arrangements that align executives’ financial interests with those of Allianz SE by ensuring executives have a material financial stake in the equity value of Allianz SE and the business success of its affiliates; and

•	structuring compensation packages and outcomes to foster internal pay equity.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Compensation Components
To support this pay-for-performance strategy, Allianz Life’s total compensation program provides a mix of compensation components that bases the majority of each executive’s compensation on their success and on an assessment of each executive’s overall contribution to that success.
Compensation Element	Description	Objective
Base Salary
Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities. For NEOs, increases are generally provided in the case of a significant increase in responsibilities or a significant discrepancy versus the market.
Attract and retain high-caliber leadership.
Annual Incentive Plan	Incentive compensation that promotes and rewards the achievement of annual performance objectives through awards under the Allianz Life Annual Incentive Plan (“AIP”).	▪ Link compensation to annual performance results. ▪ Attract and motivate high-caliber leadership. ▪ Align the interests of NEOs and our stockholder.
Long-Term Incentives
Incentive compensation that promotes and rewards the achievement of long-term performance objectives through awards under the Allianz Life Long-Term Performance Unit Plan (“ALTPUP”).
Allianz Life’s Chief Executive Officer, Walter R. White, is eligible to receive annual awards through the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP.
▪ Link compensation to annual and multi-year performance results. ▪ Motivate and retain high-caliber leadership with multi-year vesting. ▪ Align the interests of NEOs and our stockholder.
Performance-Based Equity Incentives	Incentive compensation through restricted stock unit awards made under the Allianz Equity Incentive Plan (“AEI”) that promotes and rewards the achievement of senior executive officers.	▪ Retain high-caliber leadership with multi-year vesting. ▪ Align the interests of NEOs and our stockholder.
Severance Arrangements	Severance payments to employees, including NEOs, under certain company-initiated termination events.	Compensate employees generally for situations where the employee’s employment is involuntarily terminated in a qualifying termination of employment.
Perquisites-Benefits
Perquisites provided to our NEOs include employer matching contributions to the NEOs’ accounts in the 401(k) plan and may also include the payment of life insurance premiums, relocation reimbursements, and reimbursements for financial planning, tax preparation services, and spousal travel expenses.
Provide market competitive total compensation package.
In addition, Allianz Life offers all employees, including our NEOs, broad-based benefits, including comprehensive medical, dental and vision insurance, group term life insurance and participation in a 401(k) plan.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

How Compensation Decisions Are Made
Role of the Board of Directors and Compensation Committee
The framework governing the executive compensation policies for Allianz Life, except as such policies relate to the compensation for the Chief Executive Officer, is set through the Compensation Committee of Allianz Life. Decisions affecting the compensation of the Chief Executive Officer are outside the scope of the Allianz Life Compensation Committee. Any such decisions are made by Allianz SE, subject to review by the NEC Committee, and final approval by Allianz Life’s Board of Directors. With respect to the compensation of other “principal officers” selected by the Board for purposes of the duties of the NEC Committee under Minn. Stat. § 60D.20, subd. 3(d), the Compensation Committee’s decision are similarly subject to review by the NEC Committee and final approval by Allianz Life’s Board. The “principal officers” include the Chief Executive Officer, Chief Financial Officer and General Counsel. Allianz Life’s Board has delegated the following responsibilities to the Compensation Committee:
•
In general, establish the compensation philosophy and strategy of Allianz Life and oversee the development and implementation of compensation, benefit and perquisite programs for corporate executives consistent with the principles of ensuring that leadership is compensated effectively in a manner consistent with the stated compensation strategy, internal equity considerations, competitive practices, shareholder interests, and the requirements of any applicable regulatory bodies in order to attract and retain high-quality leadership.

•	Review and approve the establishment of, or material modification to, any executive incentive compensation plans or programs for Allianz Life.
•
Review and approve any special benefits, perquisites or compensation contracts in effect for, or offered to, any prospective, current or former Allianz Life employee, regardless of the employee’s level or assignment within Allianz Life. Such benefits and perquisites are those that are unusual or different than the benefits offered to all similarly-situated employees.

•
Review and approve any employment agreements or any severance, change in control or similar termination arrangements or agreements proposed to be made with any prospective, current or former employee of Allianz Life. This does not include special termination agreements, separation or settlement agreements negotiated in connection with and at the time of termination of an executive’s employment.

•
Oversee Allianz Life’s compliance with regulations with respect to compensation matters and ensure adherence to the set principles and standards of the Allianz Group Rewards Framework and German regulations.

The Compensation Committee will at all times be composed of at least three members who are appointed by the full Board of Directors of Allianz Life. The Compensation Committee currently consists of the following members: the Chair of the Board, the Chief Executive Officer, and the Chief Human Resources Officer. The Compensation Committee also utilizes internal personnel to provide advice to the Compensation Committee regarding market trends in compensation policies at competing companies and on a more macro level.
Following its review and decision, the Compensation Committee produces and submits a report on executive compensation to Allianz Life’s Board of Directors at its request. With respect to the compensation of “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), the Compensation Committee produces and submits a report on executive compensation proposed for the designated “principal officers”, to the NEC Committee for its review and recommendation to Allianz Life’s Board for final approval.
Role of the Chief Executive Officer
Our Chief Executive Officer assists the Compensation Committee in its review of the total compensation of all the NEOs except himself. He provides the Compensation Committee with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. He then provides his recommendations for each NEO’s total compensation and the appropriate goals for each in the year to come. However, the Compensation Committee is not bound by his recommendations.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Role of Allianz Life’s Human Resources
Allianz Life’s Human Resources supports the Compensation Committee on executive compensation matters by being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Allianz Life’s Human Resources efforts include, among other things:
•	evaluating the compensation data from industry groups, national executive pay surveys and other sources for the NEOs and other executive officers as appropriate;
•	gathering and correlating performance ratings and reviews for individual executive officers, including the NEOs;
•	reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and
•	reporting to, and answering requests for, information from the Compensation Committee.
Allianz Life’s Human Resources officers also coordinate and share information with their counterparts at Allianz SE.
Use of Competitive Compensation Data
Because Allianz Life competes most directly for executive talent with other large diversified financial services companies, Allianz Life regards it as essential to regularly review the competitiveness of the total compensation programs for executives to ensure that Allianz Life provides compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by other companies that participate in the compensation surveys in which Allianz Life participates. Allianz Life relies primarily on external market surveys of corporate compensation and benefits published by various national compensation consulting firms, especially salary surveys focusing on insurance companies. In addition, other factors taken into account include the average revenues and number of employees of companies that participate in such surveys.
All these information sources are employed to measure and compare actual pay levels not only on an aggregate, total compensation basis but by breaking down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the surveyed companies. This information, as collected and reviewed by Allianz Life’s Human Resources, is submitted to the Compensation Committee for review and discussion.
Internal Pay Equity Analysis
Allianz Life’s compensation programs are designed with the goal of providing compensation to our NEOs that is fair, reasonable, and competitive. To achieve this goal, Allianz Life believes it is important to compare compensation paid to each NEO not only with compensation paid by the surveyed companies, as discussed above, but also with compensation paid to each of our other NEOs. Such an internal comparison is important to ensure that compensation is equitable among our NEOs.
Components of Total Compensation For Our NEOs
Allianz Life provides total compensation to our NEOs that consists of several components. These components include the three components of the total compensation program (i.e., base salary, annual and multi-year incentives and equity) as well as: (i) retirement, health and other benefit programs, (ii) severance benefits and (iii) perquisites.
Base Salary
Allianz Life’s philosophy is to make base salary a relatively small portion of the overall compensation package for our NEOs, which Allianz Life believes is common in the industry in which we operate. The amount of the base salary awarded to NEOs is based on the position held, the NEO’s tenure, the scope of the position’s responsibilities and the NEO’s own performance, all of which are reviewed with the aid of market survey data. Using this data, Allianz Life maintains a 50th percentile pricing philosophy, comparing base salaries against the median for comparable salaries at surveyed companies, unless exceptional conditions require otherwise.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

With respect to the base salary of our Chief Executive Officer, the Chair of the Board considered the Chief Executive Officer’s experience, performance, and contribution to overall corporate performance when determining his base salary for 2018 for recommendation to the NEC Committee. Base salaries for our other NEOs for 2018 were also set by the Compensation Committee based upon each NEO’s individual experience and contribution to the overall performance of Allianz Life, and subject to Allianz SE Compensation Committee reviews and, with respect to the base salaries of “principal officers” selected by Allianz Life’s Board of Directors for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
AIP
Allianz Life offers annual cash bonuses to certain executive officers under the AIP. The AIP is designed to improve performance and profitability by motivating employees to accomplish organizational objectives and financial goals. Bonus awards that may be paid pursuant to the AIP are within the sole discretion of the Compensation Committee, and with respect to our CEO, the Chair of the Board, and are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of annual goals and objectives;
•	provide an incentive that will encourage future superior individual performance; and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of Allianz Life.
Following the performance year, the Compensation Committee approved a specific amount of cash awards to be made pursuant to the AIP to executive officers, including our NEOs, for the 2018 operating year. The amount determined to be available for such awards was at the discretion of the Compensation Committee and was dependent upon many factors as outlined previously, including, but not limited to, current financial performance and contributions of our NEOs in achieving performance objectives, and with respect to the awards to the “principal officers” selected by Allianz Life’s Board for purposes of the duties of the NEC Committee under Minnesota Statutes § 60D.20, subd. 3(d), subject to NEC Committee review and recommendation to Allianz Life’s Board for final approval.
Long-Term Incentives
The purpose of the ALTPUP is to advance the interests of Allianz Life, including Allianz Life of New York, and our indirect stockholder. The ALTPUP seeks to accomplish this purpose by providing an incentive in addition to current compensation to certain individuals within designated classes of employees of Allianz Life who contribute significantly to their company’s long-term performance. Such incentive shall be in the form of Long-Term Performance Units ("ALTPUP Units"), which are contingent awards, subject to the terms, conditions and restrictions described in the ALTPUP and the Award Agreement under which such awards are made, by which participants in the ALTPUP may become entitled to receive cash on the payment date for redemption of the ALTPUP Units valued on the valuation date. The award of ALTPUP Units is discretionary and any payments from the ALTPUP are intended to:
•	reward the performance of participants who have made significant contributions to the achievement of their company’s annual goals and objectives,
•	provide an incentive that will encourage future superior individual performance, and
•	encourage the retention of employees who have demonstrated exceptional performance and/or are anticipated to significantly contribute to the long-term success of their company.
The Compensation Committee (and, with respect to those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board of Directors) reviewed the performance of our NEOs following the end of our 2018 fiscal year relative to the ALTPUP.
Targeted levels of bonus awards made pursuant to the ALTPUP for our NEOs were established by the Compensation Committee (or, in the case of those NEOs that are “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of Allianz Life’s Board) based on a number of factors related to the performance of Allianz Life and Allianz Life of New York, and the performance of the NEO. Maximum bonus awards made to our NEOs pursuant to the ALTPUP are set to two times the target amount for each NEO. See footnote (2) to the Summary Compensation Table for the specific amounts awarded to each NEO for the year ended December 31, 2018.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount. Target award amounts generally focus on performance of Allianz Life and Allianz Life of New York, including the growth and operating profit and achievement of goals set by Allianz Life. At the end of each three-year period, the performance of Allianz Life is assessed, along with relevant comparable company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and approved by the respective Compensation Committee and with respect to the “principal officers” for purposes of the NEC Committee’s duties, by the NEC Committee for final approval by Allianz Life’s Board.
AEI
The AEI is (a) one part of the variable compensation element for senior executives and provided under the Allianz Sustained Performance Plan (“ASPP”) or (b) offered by Allianz Life to selected senior employees as an additional part of their variable compensation on a case by case basis. The AEI is granted in the form of restricted stock units of Allianz SE (“RSUs”). See the discussion regarding material terms of grants under the AEI under Performance – Based Incentive Compensation Plans, below.
Benefit Perquisites
Allianz Life provides our NEOs with certain limited perquisites. All of our employees, including our NEOs, may participate in the qualified 401(k) plan. Allianz Life and Allianz Life of New York generally provide our executive officers, including our NEOs, with a matching contribution up to $20,625 annually. In addition, Allianz Life and Allianz Life of New York provide excess liability insurance coverage to all of our NEOs and provide financial planning and tax preparation services, relocation reimbursements and reimbursements of spousal travel expenses to certain of our NEOs. The incremental costs of perquisites for the NEOs during 2018 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included in this section.
Severance Arrangements
Allianz Life has entered into an Executive Severance Agreement with our Director, President and Chief Executive Officer, Walter R. White, which is described in the “Allianz Life Executive Severance Agreement” discussion later in this section. We have not entered into any other specific severance agreements with any of our NEOs.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan.
Other than the Executive Severance Plan, which is described later in this section, our NEOs (except for Walter R. White) are not eligible for severance payments. Certain of our executive officers receive offer letters which set forth the terms relating to base salary, sign-on incentives and equity compensation. However, Allianz Life does not view these offer letters as employment agreements as each offer letter states that employment with Allianz Life is “at will.”
Other Compensation Policies
Tax and Accounting Implications
Stock-Based Compensation. Stock-based compensation, including Allianz SE restricted stock units (RSUs) granted pursuant to the AEI, are accounted for in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The fair value of the RSUs at grant is the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of payout restrictions deriving from the vesting period and the payout cap.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Summary Compensation Table
The following table sets forth the compensation paid by Allianz Life for the year ended December 31, 2018 to our principal executive officer, our principal financial officer and each of the three highest paid NEOs who are involved in the management and operations of Allianz Life. The executive compensation information in this prospectus is shown for a one-year period, in accordance with Regulation S-K Item 402, Instruction 1 to Item 402(c).
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)(1)	(f)	(g)(2),(3)	(h)	(i)(4)	(j)
Walter R. White	2018	$865,100	N/A	$921,332	N/A	$1,842,663	N/A	$21,873	$3,650,968
President and Chief
Executive Officer
William E. Gaumond	2018	$444,125	N/A	$270,472	N/A	$ 536,947	N/A	$21,380	$1,272,924
Senior Vice President,
Chief Financial Officer
Thomas P. Burns	2018	$595,000	N/A	$353,430	N/A	$ 472,430	N/A	$36,329	$1,457,189
Senior Vice President,
Chief Distribution Officer
Neil H. McKay	2018	$500,000	N/A	$304,500	N/A	$ 604,500	N/A	$26,215	$1,435,215
Senior Vice President,
Chief Actuary
Gretchen Cepek	2018	$436,000	N/A	$248,520	N/A	$ 466,520	N/A	$21,134	$1,172,174
Senior Vice President,
General Counsel and
Secretary
(1)
Represents the grant date fair value of the RSUs issued pursuant to the AEI. The RSUs vest over a four-year period. The RSUs issued in 2019 for the 2018 performance year have a March 2023 exercise date. The grant price of the RSUs was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on that day and the nine immediately preceding trading days, less the present value of dividends expected to be paid on one Allianz SE share over the vesting period, and less the fair value of the payout restrictions deriving from the vesting period and the payout cap. These numbers show the amount realized for financial reporting purposes as calculated in accordance with the FASB ASC Topic 718. Under FASB ASC Topic 718, the grant date fair value is calculated using the closing market price of the common stock of Allianz SE on the date of grant, which is then recognized over the requisite service period of the award.

(2)	Includes the following payments and grants made pursuant to the AIP and the ALTPUP.

Name	Year	Payments made pursuant to the AIP	Grants made pursuant to the ALTPUP(3)
Walter R. White	2018	$921,332	$921,332
William E. Gaumond	2018	$270,472	$266,475
Thomas P. Burns	2018	$353,430	$119,000
Neil H. McKay	2018	$304,500	$300,000
Gretchen Cepek	2018	$248,520	$218,000
(3)	Walter R. White, as President and Chief Executive Officer, participates in the global Allianz SE Mid-Term Bonus Program rather than the ALTPUP.
(4)	The following table provides additional details regarding compensation found in the “All Other Compensation” column.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Name	Year	Spousal Travel (5)	Milestone/ Anniversary/ Recognition(6)	Life Insurance Premiums	Employer Match to 401(k) Plan	ASAAP Contribution(7)	Total
Walter R. White	2018	$ 138	--	$1,110	$20,625	--	$21,873
William E. Gaumond	2018	--	--	$ 755	$18,500	$2,125	$21,380
Thomas P. Burns	2018	$15,127	--	$ 577	$20,625	--	$36,326
Neil H. McKay	2018	$ 4,702	--	$ 888	$20,625	--	$26,215
Gretchen Cepek	2018	--	--	$ 509	$20,625	--	$21,134
(5)	Represents reimbursement or payments made to defray the costs of a spouse’s travel.
(6)	Represents Milestone Anniversary Program, which pays a bonus at three and five year anniversaries, and then every five years thereafter.
(7)	Represents company matching contribution to the Allianz Supplemental Asset Accumulation Plan for deferrals in excess of IRS compensation limit.
Performance-Based Incentive Compensation Plans
AIP
The AIP is intended to provide an incentive that will encourage superior individual performance and encourage retention of employees who have demonstrated exceptional performance or who are anticipated to significantly contribute to the long-term success of Allianz Life. The AIP seeks to accomplish this purpose by providing a bonus opportunity to eligible employees who have made significant contributions during the plan year to the achievement of annual goals and objectives. The guidelines for target awards are meant to be illustrative of competitive market bonuses for similar job levels in the marketplace. While the target awards may be used for illustrative, budget planning or distribution scenarios, all bonus awards are discretionary and are in no way guaranteed.
The Compensation Committee or other duly authorized committee determines allocation of bonus awards to employees. With respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee recommends to Allianz Life’s Board of Directors awards for final approval.
ALTPUP
In order to be eligible for ALTPUP awards, individuals must be nominated by the business unit and approved by the Compensation Committee and with respect to “principal officers” for purposes of the NEC Committee’s duties, by the NEC Committee with final approval by the Board. Receipt of an ALTPUP award one year is not a guarantee that an ALTPUP award will be granted in subsequent years. The ALTPUP incentive is in the form of ALTPUP Units, which have a target value of $10. The threshold value is $5 and the maximum value is $20. ALTPUP award periods are three years, with one-third of the ALTPUP Units paying out each year over the three-year award period. The valuation date is December 31 at the end of each performance year, unless the Compensation Committee in its discretion selects an earlier date.
Allianz SE Mid-Term Bonus Plan
Our Chief Executive Officer receives cash awards pursuant to the terms of the Allianz SE Mid-Term Bonus Plan instead of the ALTPUP. The Allianz SE Mid-Term Bonus Plan covers business performance over a three-year period. The minimum payout is zero and the maximum payout is 165% of the target amount. Target award amounts generally focus on company performance, including growth and operating profit and achievement of goals set by Allianz Life. At the end of each three-year period, the performance of Allianz Life is assessed, along with relevant company comparisons. Proposed incentive awards are endorsed by the Allianz SE Board of Management and with respect to the “principal officers” for purposes of the NEC Committee’s duties, by the NEC Committee for final approval by the Board.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

AEI
The AEI is designed to recognize the participant’s continuous employment with Allianz Life over the relevant period and shall be an incentive to continue in employment. Grants under the AEI will generally only be made if the participant is employed with Allianz Life at the date of grant. Payments will be made only if the participant remains employed with Allianz Life during the vesting period of the RSU, or leaves employment under circumstances set out in the AEI, including after retirement or early retirement eligibility, disability, or under certain other circumstances. The securities issuable under the AEI are RSUs. An RSU constitutes the right to receipt of the market value of Allianz SE common stock at the time of exercise. This amount will be paid in cash. RSUs are subject to a four-year vesting period. At the end of the four-year period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI. The grant at fair value cannot be greater than 165% of a participant’s target amount. The maximum value of an exercise is an increase of 200% over the grant value (i.e., 300% of the grant value).
Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted for the year ended December 31, 2018.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1),(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3),(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Walter R. White	3/1/2019
RSUs (under AEI)					$0	$865,100	$4,282,245
AIP Award		$0	$865,100	$1,427,415
Midterm Bonus Plan		$0	$865,100	$1,427,415
William E. Gaumond	3/1/2019
RSUs (under AEI)					$0	$266,475	$1,319,051
AIP Award		$0	$266,475	$ 532,950
ALTPUP Award		$0	$266,475	$ 532,950
Thomas P. Burns	3/1/2019
RSUs (under AEI)					$0	$357,000	$1,767,150
AIP Award		$0	$357,000	$ 714,000
ALTPUP Award		$0	$357,000	$ 714,000
Neil H. McKay	3/1/2019
RSUs (under AEI)					$0	$300,000	$1,485,000
AIP Award		$0	$300,000	$ 600,000
ALTPUP Award		$0	$300,000	$ 600,000
Gretchen Cepek	3/1/2019
RSUs (under AEI)					$0	$218,000	$1,079,100
AIP Award		$0	$218,000	$ 436,000
ALTPUP Award		$0	$218,000	$ 436,000
(1)
The target and maximum columns show the target award and maximum award for 2018 for each NEO under the AIP. There is no threshold amount for any participant in the AIP. The actual 2018 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. AIP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.

(2)
The target and maximum columns show the target award and maximum award for 2018 for each NEO under the ALTPUP. Under the ALTPUP, all awards are discretionary. To the extent that awards are made, the minimum amount of an award will equal at least 50% of the target amount as determined by the Compensation Committee (or with respect to “principal officers” for purposes of the NEC Committee’s duties, the NEC Committee with final approval of the Board). The actual 2018 awards granted to the NEOs are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table. ALTPUP target and maximum awards are a pre-designated percentage of base salary determined at the executive’s level.

(3)
RSUs have a vesting schedule as disclosed in the footnotes to the Summary Compensation Table. See “Outstanding Equity Awards at December 31, 2018” for disclosure regarding the number of RSUs that are unvested as of December 31, 2018.

(4)
The target and maximum columns show the target award and maximum award for 2018 for each NEO under the AEI. There is no threshold amount for any participant in the AEI. The actual 2018 awards granted to the NEOs are listed in the Stock Awards column of the Summary Compensation Table.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Outstanding Equity Awards at December 31, 2018
The following table sets forth the outstanding equity awards at the December 31, 2018 fiscal year-end. The table shows RSUs granted pursuant to the AEI.
Name	RSUs
	Number of RSUs That Have Not Vested	Market Value of RSUs That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned RSUs That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned RSUs That Have Not Vested
(a)	(g)(1)(2)	(h)(3)	(i)	(j)
Walter R. White			N/A	N/A
	6,364	$1,277,064
	10,097	$2,026,165
	8,161	$1,637,668
	7,030	$1,410,710
William E. Gaumond			N/A	N/A
	679	$ 136,255
	721	$ 144,683
	1,452	$ 291,373
	2,039	$ 409,166
Thomas P. Burns			N/A	N/A
	3,151	$ 632,311
	3,714	$ 745,288
	3,073	$ 616,659
	2,603	$ 522,344
Neil H. McKay			N/A	N/A
	2,586	$ 518,933
	3,536	$ 709,569
	2,550	$ 511,709
	2,203	$ 442,076
Gretchen Cepek			N/A	N/A
	1,650	$ 331,106
	2,337	$ 468,966
	1,917	$ 384,684
	1,538	$ 308,630
(1)
Represents unvested RSUs issued pursuant to the AEI. RSUs issued under the AEI during 2018 are subject to a four-year vesting period from the grant date. At the end of the respective vesting period, the RSUs are exercised uniformly for all participants, provided they remain employed by Allianz Life or terminate after retirement or early retirement eligibility, or under certain other circumstances. Vesting and exercise may accelerate if a participant leaves employment under other “good leaver” circumstances set forth in the AEI.

(2)
For each of the NEOs, the number of RSUs listed on the first line were exercised in 2019, the RSUs listed on the second line will exercise in 2020, the RSUs listed on the third line will exercise in 2021, and the RSUs listed on the fourth line will exercise in 2022.

(3)
Based on an assumed stock price of $200.67 per share, which was the arithmetic average of the closing prices of an Allianz SE share in the electronic cash market trading system Xetra (or any successor system) on December 28, 2018 and the nine immediately preceding trading days, converted from Euros into U.S. dollars.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Allianz SE Option Exercises and Stock Grants Vested in 2018
The following table summarizes the value received from Allianz SE stock option exercises and stock grants vested during the year ended December 31, 2018.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Walter R. White	N/A	N/A	7,927	$1,859,358
William E. Gaumond	N/A	N/A	1,559	$ 365,679
Thomas P. Burns	N/A	N/A	3,723	$ 873,267
Neil H. McKay	N/A	N/A	3,180	$ 745,901
Gretchen Cepek	N/A	N/A	1,780	$ 417,517
(1)	Represents Allianz SE RSUs that were exercised during 2018 pursuant to the AEI. Amounts realized were paid in cash.
Allianz Life Executive Severance Agreement
Allianz Life entered into an Executive Severance Agreement with our Chief Executive Officer, Walter R. White, with an expiration date of December 31, 2020. The severance arrangements for Mr. White are prescribed by the Executive Severance Agreement.
Pursuant to the Executive Severance Agreement, Mr. White is entitled to a lump sum cash payment upon separation of $1,730,200 in the event he is terminated without “cause” as defined in the Executive Severance Agreement. In addition, pursuant to the Executive Severance Agreement, Mr. White is also bound by other restrictive covenants, including covenants relating to confidentiality and non-disparagement. Mr. White would also be entitled to continuation of medical and dental coverage at the employee premium rates for a period of 18 months following termination if Mr. White timely elects continuation and pays the required premiums.
The remainder of our NEOs are eligible for severance payments under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the applicable plan. The terms of this plan are set forth below.
Executive Severance Plan
Executive officers who have the title of Senior Vice President or above and report directly to a senior executive officer at a specific level are eligible to receive severance benefits under the Executive Severance Plan if they experience a qualifying termination of employment and otherwise satisfy the conditions set forth in the plan. The purpose of the Executive Severance Plan is to provide severance benefits to executive officers whose employment is involuntarily terminated in a qualifying termination of employment in order to assist with job transition. Pursuant to the Executive Severance Plan, eligible executive officers who are involuntarily terminated in a qualifying termination of employment will receive a lump sum cash payment equal to one and one-half times their “annual base pay” in effect at the time of termination. Annual base pay, for purposes of this agreement, equals base salary and excludes special payments, such as bonuses, expense reimbursements, living or other allowances. Eligible executive officers would also be entitled to continuation of medical and dental coverage at employee premium rates for a period of 18 months following termination, if the executive officer timely elects continuation coverage and pays the required premiums.
The following table shows the lump sum payments that would have been payable to each of our NEOs had they been terminated on December 31, 2018 and been eligible for severance payments pursuant to the Executive Severance Plan.
NEOs	Lump Sum Payment
Walter R. White	N/A(1)
William E. Gaumond	$666,188
Thomas P. Burns	$892,500
Neil H. McKay	$750,000
Gretchen Cepek	$654,000
(1)
Mr. White is not eligible to receive payments pursuant to the Executive Severance Plan. See “Allianz Life Executive Severance Agreement” for information regarding severance payments that Mr. White is eligible to receive upon termination of service.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Director Compensation
The following table provides information on compensation paid to the directors of Allianz Life for the year ended December 31, 2018.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jacqueline Hunt(2) Chair of the Board	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Walter R. White(3) President and Chief Executive Officer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
William E. Gaumond(3) Senior Vice President, Chief Financial Officer and Treasurer	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Ronald M. Clark Independent Director	$40,000	N/A	N/A	N/A	N/A	N/A	$40,000
Kevin E. Walker Independent Director	$40,000	N/A	N/A	N/A	N/A	N/A	$40,000
Udo Frank Independent Director	$40,000	N/A	N/A	N/A	N/A	N/A	$40,000
(1)	Represents cash compensation provided to our independent directors for the year ended December 31, 2018.
(2)	Ms. Hunt did not receive any compensation for her services as a director since she is not an independent director.
(3)
As employee directors, Messrs. White and Gaumond do not receive any compensation for their service as directors. The compensation Messrs. White and Gaumond receive as executive officers of Allianz Life is disclosed in the Summary Compensation Table as set forth herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We are an indirect wholly owned subsidiary of Allianz SE. Allianz SE’s principal executive offices are located at
Königinstrasse 28, 80802 Munich, Germany. As of March 31, 2019, the directors and executive officers of Allianz Life held less than 1% of Allianz SE’s ordinary shares issued and outstanding.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
We are a wholly owned subsidiary of AZOA, which is a wholly owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, our ultimate parent, which is registered in Munich, Germany.
BUSINESS AND OPERATIONAL RISKS RELEVANT TO THE CONTRACT
As an insurance company, a number of risks may affect our business. However, because the Contract (and any other insurance contract that we offer) is a regulated insurance product as opposed to an investment in our business, many of the risks that may be relevant to an investor in our business are unlikely to be relevant to you. The risks described below are only those business and operational risks that are likely to be relevant to you as a purchaser of the Contract.
Risks Primarily Related to Our Financial Strength and Claims-Paying Ability
We make Annuity Payments and apply Credits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength and claims-paying ability. The following risks relate to the most significant factors that may negatively affect our general account and, in turn, our financial strength and claims-paying ability.
Financial losses may threaten our financial strength and claims-paying ability.
As an Owner of the Contract, you do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of our financial obligations under the Contract. Circumstances and events that may result in financial losses include, but are not necessarily limited to, the circumstances and events listed below. We cannot predict what specific impact that any of these circumstances or events may ultimately have on our financial strength or claims-paying ability.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

•
Difficult Economic Conditions. Our financial condition is materially affected by conditions in the global capital markets and the economy generally. During an economic downturn, the demand for our financial insurance products and services could be adversely affected. In addition, an economic downturn could cause the number and amount of surrenders and withdrawals under our insurance products to increase significantly, and owners of our insurance products may choose to defer making purchase payments or paying insurance premiums or stop them altogether.

•
Unfavorable Interest Rate Environments. During periods of declining interest rates, we may experience financial losses as the spread between interest rates that we credit to customers under our insurance products and returns on our investments tighten. During periods of increasing interest rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance products as our customers choose to forgo insurance protection in favor of potentially higher returns. Although we take measures to manage economic risks associated with different interest rate environments, we may not be able to fully mitigate those risks.

•
Losses on Fixed Maturity Investments. Our fixed maturity investments are subject to interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases and decreases in prevailing interest rates generally result in decreases and increases, respectively, in the values of our fixed maturity investments. Credit risk refers to the risk that a counterparty will default on its commitments to us under a fixed maturity investment. See “Defaults by Counterparties” below.

•
Losses on Equity Investments. Our equity investments are generally valued based on quoted market prices and are subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation. A downward fluctuation in the market price for an equity investment could result in losses upon the sale of that investment. Fluctuations in market prices may result from, among other things, actual or perceived changes in the attractiveness of specific investments or in general market conditions.

•
Losses upon the Sale of Illiquid Investments. We hold certain investments that may lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, equity real estate and limited partnership interests. Although we seek to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and may be forced to sell them for less than their fair value.

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Loss of Market Share to Competitors. There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services that we provide. A loss of market share to our competitors could result in financial losses to our business. Our ability to successfully compete is dependent on numerous factors, some of which include the successful implementation of our business strategy, our financial strength, the attractiveness of our products and services, our relationships with distributors, and our reputation. Our ability to compete may also be hindered if our competitors obtain or seek to enforce intellectual property rights against us, or if we are otherwise precluded from offering products or services that are in demand. Our ability to compete may also be hindered if we are not able to protect or enforce our own intellectual property rights.

•
Defaults by Counterparties. Third-parties that owe us money, securities, or other assets may not fulfill their obligations to us. These parties may include issuers of investments that we may hold, borrowers under loans that we may hold or extend, counterparties under swap and other derivative contracts and other third-parties (e.g., customers, trading counterparties, brokers, dealers, banks, investment funds, clearing agents, exchanges and clearing houses). In addition, with respect to secured transactions, the risk of default may be exacerbated when the collateral held by us cannot be liquidated or is liquidated at a price that is not sufficient to cover the full amount owed to us. A party may default on its obligations for a variety of reasons, including bankruptcy, lack of liquidity, downturns in the economy or real estate market and operational failure. General economic conditions and trends may also result in increased defaults.

•
Impairments of Other Financial Institutions. We routinely execute transactions with counterparties in the financial services industry, including brokers, dealers, commercial banks, investment banks, insurers, reinsurers and other investment and financial institutions. A disruption to, or decline in the financial condition of, such financial institutions may expose us to financial losses.

•
Payments through Guaranty Associations. When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess other insurance companies doing business in their state for funds to pay obligations to policyholders of the insolvent company, up to the state-specified limit of coverage. The future failure of a large life, health or annuity insurer could trigger assessments which we would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

•
Ineffectiveness of Risk Management Policies. Our risk management policies and procedures intended to identify, monitor and manage economic risks may not be fully effective at mitigating our risk exposure in all market environments or against all types of risk. This could cause us to incur investment losses or cause our hedging and other risk management strategies to be ineffective.

Changes in applicable law may negatively affect our financial strength and claims-paying ability.
We are subject to detailed and comprehensive regulation and supervision in all the jurisdictions in which we operate. Our operations, products and services are subject to varying state and federal laws. In addition, our operations, products and services are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, state banking authorities, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service, the Department of Labor, and the U.S. Commodity Futures Trading Commission.
Changes to federal and state laws and regulations may materially affect the way in which we conduct our business. We are faced with significant challenges due to the fact that our regulatory environment is evolving rapidly. Federal and state governments, including federal and state regulatory authorities, have become increasingly active in the regulation of the businesses in which we engage. In addition, federal and state regulatory authorities are assuming active, and in some cases increasingly aggressive, roles in interpreting and enforcing laws and regulations related to our business. We cannot predict the potential effects that any new laws or regulations, changes in existing laws or regulations, or the interpretation or enforcement of laws or regulations may have on our business, but such changes may negatively affect our financial strength and claims-paying ability.
On April 18, 2018, the SEC published a series of proposed rules related to the standard of care owed by a broker-dealer to its customers (“Regulation BI”), and the creation of a Form CRS Relationship Summary. Among other things, Regulation BI would impose a “best interest” standard of care on broker-dealers making recommendation to their customers. Broker-dealers and investment advisers would be required to provide the Form CRS Relationship Summary to their customers. The Form is designed to provide information about the broker-dealer or investment adviser to their customers. The SEC requested comments on the newly proposed regulations by August 7, 2018. We cannot predict whether any such proposal will be adopted and, if so, what impact it could have on our business, consolidated results of operations and financial condition.
There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers that may be in harmony or conflict with Regulation BI, if adopted, or other requirements. For example, the National Association of Insurance Commissioners (“NAIC”) annuity suitability working group is working on a proposal to add an enhanced suitability standard to the NAIC’s Suitability in Annuity Transactions Model Regulation. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Whether other proposals, or the proposed amendments to the NAIC’s Suitability in Annuity Transactions Model Regulation, will be adopted is uncertain.
Our reserves could be inadequate due to differences between our actual experience and management’s estimates and assumptions.
We establish and carry reserves to pay future benefits and claims of policyholders. Our reserve are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of policy benefits). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain, involve the exercise of significant judgment and reflect evolving information. For example, the current rates of mortality and morbidity may continue to improve in the future due to medical and technological advancements that result in policyholders living longer than anticipated. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. However, we cannot be certain that our reserves will ultimately be sufficient to pay future benefits and claims of policyholders.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

The amount of statutory capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.
Statutory accounting standards and capital and reserve requirements are prescribed by the applicable state insurance regulators and the National Association of Insurance Commissioners. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to, the amount of statutory income or losses that we generate, changes in reserves, the amount of additional capital that we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, and changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision and control by state insurance regulators.
Litigation and regulatory proceedings may negatively affect our financial strength and claims-paying ability.
We have been named as defendants in lawsuits (both class actions and individual lawsuits) and have been involved in various regulatory investigations and examinations, and we may be involved in more in the future. These actions arise in various contexts, including in connection with our activities as an insurer, securities issuer, employer, investment adviser, investor and taxpayer. Lawsuits and regulatory proceedings may involve significant amounts of damages (including punitive damages) or fines that we must pay, and certain regulatory authorities involved in regulatory proceedings have substantial power over our business operations. An adverse outcome in any lawsuit or regulatory proceeding that results in significant financial losses or operational burdens may negatively affect our financial strength and claims-paying ability.
Reinsurance may not be available or affordable, or may not be adequate to protect against harm to our financial strength and claims-paying ability.
As part of our overall risk management strategy, we purchase reinsurance for certain risks underwritten by our various business segments. While reinsurance agreements generally bind the reinsurer for the life of the business reinsured at generally fixed pricing, market conditions beyond our control can determine the availability and cost of the reinsurance protection for new business. If we are unable to purchase the desired amount of reinsurance protection on acceptable terms, our risk of loss may increase. As our risk of loss increases, so does the risk that we may not be able to meet our financial obligations.
Our hedging programs may be inadequate to protect against harm to our financial strength and claims-paying ability.
Certain types of insurance and investment products that we offer expose us to risks associated with fluctuations in financial markets. Although we use hedging techniques to manage risks associated with our insurance guarantees, increased volatility in the financial markets and unanticipated policyholder behavior may increase the cost of these hedges and/or negatively affect our ability to hedge certain risks. Ultimately, our hedging programs may be inadequate to protect us against the full extent of the exposure or losses we seek to mitigate, which in turn may negatively impact our financial strength and claims-paying ability.
Downgrades and potential downgrades to our claims-paying and financial strength ratings may signal a higher risk that we may be unable to meet our financial obligations, and may themselves negatively affect our financial strength and claims-paying ability.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

Our claims-paying and financial strength ratings, which various ratings organizations publish as measures of an insurance company's ability to meet policyholder obligations, are important to maintaining public confidence in Allianz Life and our products, and the ability to market our products and services. A downgrade or an announced potential downgrade in our claims-paying and financial strength ratings may reflect an increased risk that we may not be able to meet our financial obligations. Any such downgrade or potential downgrade may itself harm our financial strength and claims-paying ability by causing financial losses to our business. Such losses may be the result of:
•	reductions in new sales of insurance products, annuities and other investment products;
•	increases in our cost of capital or limitations on our access to sources of capital;
•	harm to our relationships with distributors and sales specialists;
•	material increases in the number or amount of surrenders and withdrawals under our insurance products;
•	pressure on us to reduce prices or increase crediting rates for many of our insurance products; and
•	harm to our ability to obtain reinsurance or obtain reasonable pricing for reinsurance.
Similarly, downgrades or announced potential downgrades in the financial strength ratings of the financial institutions with which we do business may adversely impact our business operations and may cause financial losses to our business.
Risks Primarily Related to Our Business Operations
Breaches of security, or interference with our technology infrastructure, could harm our business.
Our business relies on technology systems and networks, including systems and networks managed by third parties to process, transmit and store information, and to conduct business activities and transactions with clients, distributors, vendors, and other third parties. We are also subject to certain federal and state regulations that require us to establish and maintain policies and procedures designed to protect sensitive client information. Maintaining the integrity of our systems is critical to the success of our business operations, including the retention of clients, and to the protection of our clients’ personal information. To date, we have not experienced any material breaches or interference with our systems and networks; however, we routinely encounter and address such threats, including an increasing frequency of phishing scams, introductions of malware and unauthorized payment requests. Any such breaches or interference by third parties or by our employees that may in the future occur could have a material adverse impact on our business operations and our financial condition.
We have implemented and maintain security measures designed to protect against breaches of security and other interference with systems and networks resulting from attacks by third parties, including hackers, and from employee error or malfeasance. We also require third party vendors who, in the provision of services to us, are provided with or process information pertaining to our business or our clients to meet certain information security standards. Changes in our technology platforms, such as an evolution to accommodate mobile computing, may also require corresponding changes in our systems, networks and data security measures. In addition, the increasing reliance on technology systems and networks and the occurrence and potential adverse impact of attacks on such systems and networks, both generally and in the financial services industry, have enhanced government and regulatory scrutiny of the measures taken by companies to protect against cyber-security threats. As these threats, and government and regulatory oversight of associated risks, continue to evolve, we may be required to expend additional resources to enhance or expand upon the security measures we currently maintain.
Despite the measures we have taken and may in the future take to address and mitigate these risks, we cannot ensure that our systems and networks will not be subject to breaches or interference. Any such event may result in operational disruptions as well as unauthorized access to or the disclosure or loss of our proprietary information or our clients’ personal information, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure, the loss of clients or other damage to our business. Any such event may interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. In addition, the trend toward broad consumer and general public notification of such incidents could exacerbate the harm to our business operations and our financial condition. Even if we successfully protected our technology infrastructure and the confidentiality of sensitive data, we may incur significant expenses in responding to any such attacks as well as the adoption and maintenance of appropriate security measures. We could also suffer harm to our business and reputation if attempted security breaches are publicized. We cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities, attempts to exploit vulnerabilities in our systems, data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology or other security measures protecting our networks and systems used in connection with our products and services.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

The failure to protect our clients’ confidential information and privacy could adversely affect our business.
A number of our businesses are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and clients. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information. The actions we take to protect confidential information vary by business segment and may include, among other things:
•	training and educating our employees regarding our obligations relating to confidential information;
•	monitoring changes in state or federal privacy and compliance requirements;
•	drafting appropriate contractual provisions into any contract that raises proprietary and confidentiality issues;
•	maintaining secure storage facilities for tangible records;
•	limiting access to electronic information; and
•	in the event of a security breach, providing credit monitoring or other services to affected customers.
In addition, we must develop, implement and maintain a comprehensive written information security program with appropriate administrative, technical and physical safeguards to protect such confidential information. If we do not properly comply with privacy regulations and protect confidential information, we could experience adverse consequences, including regulatory sanctions, such as penalties, fines and loss of license, as well as loss of reputation and possible litigation. This could have an adverse impact on our Company’s reputation and business results.
Protection from system interruptions and operating errors is important to our business. If we were to experience a sustained interruption to our telecommunications or data processing systems or other failure in operational execution could harm our business operations and our business results.
Operating errors and system or network interruptions could delay and disrupt our ability to develop, deliver or maintain our products and services, causing harm to our business and reputation and resulting in loss of customers or revenue. Operating errors and system or network interruptions may also interfere with, impede or cause delays in our calculation of values, processing of transactions and making of payments under the Contract. Interruptions could be caused by operational failures arising from employee error or malfeasance, interference by third parties (including hackers and other cyber-attacks), implementation of new technology, and maintenance of existing technology. Our financial, accounting, data processing or other operating systems and facilities may fail to operate or report data properly, experience connectivity disruptions or otherwise become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process transactions or provide products and services to customers. The cause of these interruptions can include fires, floods, earthquakes and other natural disasters, power losses, equipment failures, attacks by third parties, failures of internal or vendor software or systems and other events beyond our control.
In addition, we rely on third party service providers and vendors for certain communications, technology and business functions and face the risk of operational failure (including, without limitation, failure caused by an inaccuracy, untimeliness or other deficiency in data reporting), termination or capacity constraints of any of the clearing agents, exchanges, clearing houses or other third party service providers that we use to facilitate or are component providers to our transactions and other product manufacturing and distribution activities. These risks are heightened by the evolution in the financial markets of increasingly sophisticated products, by business-driven hedging, by compliance issues and by other risk management or investment or by financial management strategies. Any such failure, termination or constraint could adversely impact our ability to implement transactions, service our clients, manage our exposure to risk or otherwise achieve desired outcomes.
The occurrence of natural or man-made disasters and catastrophes could adversely affect our business operations and our business results
The occurrence of natural or man-made disasters and catastrophes, including acts of terrorism, pandemics, industrial accident, blackout, cyber-attack, computer virus, insider threat, insurrections and military actions, unanticipated problems with our disaster recovery systems, or a support failure from external providers, could adversely affect our business operations and our business results, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. Such disasters and catastrophes may damage our facilities, preventing our employees from performing their roles or otherwise disturbing our ordinary business operations, and by impacting claims. Such disasters and catastrophes may also impact us indirectly by changing the condition and behaviors of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

The failure to maintain and modernize our information systems could adversely affect our business operations and our business results.
Our business depends significantly on effective information systems, and we have different information systems for our various lines of business. We must commit significant resources to maintain and enhance our existing information systems and develop new ones in order to keep pace with the evolving information technology, industry and regulatory standards and customer preferences. If we do not maintain adequate information systems, we may not be able to gather and rely on adequate information to base our pricing, underwriting and reserving decisions. We may also have difficulties in attracting new customers and preserving our existing customer base. In addition, underperforming information systems could cause us to become subject to a higher number of customer, provider and agent disputes, may increase our litigation and regulatory exposure and may make us incur higher administrative expenses, including remediation costs.
Inadequate or failed processes or systems, human factors or external events may adversely affect our profitability, reputation or operational effectiveness.
Operational risk is inherent in our business and can manifest itself in various ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and external fraud. These events can potentially result in financial loss, harm to our reputation and/or hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at low levels by maintaining a sound and well controlled environment in light of the characteristics of our business, markets and regulatory environment in which we operate. Notwithstanding these measures, operational risk is part of the business environment in which we operate, and we may experience operational disruptions and incur losses from time to time due to these types or risks.

13.	FINANCIAL STATEMENTS

The financial statements of the subaccounts of Allianz Life Variable Account B as of and for the year or period ended December 31, 2018, included or incorporated by reference in Part C of the Registration Statement filed with the SEC on Form N-4 have been audited by PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The statements of changes in net assets of each of the subaccounts of Allianz Life Variable Account B for the periods indicated therein ended December 31, 2017 and the related financial highlights, as disclosed in the financial statements, included in Part C of the Registration Statement filed with the SEC on Form N-4 have been audited by KPMG LLP (“KPMG”), an independent registered public accounting firm, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The statutory statements of admitted assets, liabilities, and capital and surplus of Allianz Life Insurance Company of North America as of December 31, 2018, as well as the related statutory statements of operations, capital and surplus and cash flow for the year ended December 31, 2018, included in Appendix H of this prospectus, have been audited by PwC, an independent auditor, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
The statutory statements of admitted assets, liabilities, and capital and surplus of Allianz Life Insurance Company of North America as of December 31, 2017, as well as the related statutory statements of operations, capital and surplus and cash flow for the years ended December 31, 2017 and 2016 included in Appendix H of this prospectus, have been audited by KPMG, an independent auditor, as set forth in their respective report thereon appearing elsewhere herein, and in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

AUDITOR UPDATE
European regulations that go into effect in 2021 required Allianz SE, Allianz Life’s indirect parent, to change auditors. Allianz Life conducted a “request for proposal” process with three major accounting firms for the annual independent audits of Allianz Life and its subsidiaries and its registered variable accounts.
On May 23, 2017, Allianz Life’s Board of Directors approved a decision to change independent auditors. On the same day, the Board appointed PwC as Allianz Life’s new independent audit firm to audit Allianz Life’s statutory financial statements and as Allianz Life’s new independent registered public accounting firm to audit the variable account financial statements for the fiscal year 2018.
After the issuance of the audits report for the period ended December 31, 2017, the Allianz Life Board of Directors dismissed KPMG LLP (“KPMG”) as its independent auditors for the statutory financial statements and as its independent registered public accounting firm for the U.S. GAAP variable account financial statements. The reports of KPMG on Allianz Life’s statutory financial statements for 2017 and 2016, contained an opinion stating that in all material respects, the statutory financials were in accordance with statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce and were not qualified or modified as to uncertainty, audit scope or statutory accounting principles. The report of KPMG on Allianz Life’s variable account financials for 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
For the 2017 and 2016 fiscal years or any subsequent interim periods through the dates of KPMG’s 2017 reports on Allianz Life’s statutory, and the variable account’s U.S. GAAP financial statements, there were: (i) no disagreements between Allianz Life and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
Allianz Life provided KPMG with a copy of this disclosure, or similar disclosure, before its first filing with the SEC in 2018 and requested that KPMG provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of this letter is filed as Exhibit 99 to Allianz Life’s registration statement numbers 333-217303, 333-213125, 333-215103, and 333-222817 on Form S-1.
Prior to engaging PwC’s engagement, which began in 2019, we did not consult with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Allianz Life’s statutory and variable account financial statements, and PwC did not provide either a written report or oral advice to Allianz Life that was an important factor considered by Allianz Life in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

14.	PRIVACY NOTICE

Allianz Life Insurance Company of North America
PO Box 1344
Minneapolis, MN 55440-1344
800.328.5600
Your privacy is a high priority for Allianz (“we” or “our”). This Privacy Notice outlines our principles for collecting, using and protecting information that we maintain about you. This Privacy Notice is also displayed on our website at www.allianzlife.com.
Information about you that Allianz collects
We collect information about you so that we can process the insurance transactions you request and administer or service your policy. We also collect information to inform you of new products and services and to engage in studies or research relating to our business. We limit the information collected to what is needed for our business purposes. We may collect your information from the following sources.
•
From you, either directly or through our financial professionals. This may include information provided on your insurance application or other forms you may complete. The information we collect includes, but is not limited to, your name, social security number, address, telephone number and e-mail address.

•	From others, through the process of issuing a policy or handling a claim. This may include information from consumer reporting agencies and medical or accident reports.
•	From your doctor or during a home visit by a health care professional. This may include your health records gathered with your written consent.
•	From your relationship with us. For example, this may include the number of years you have been a customer or the types of products you have purchased.
•	From data brokers that collect publicly available information about you. This includes household information, financial transactions, and social media activity.
Information about you that Allianz shares
We do not share information about current or former customers with anyone, except as allowed by law. “Allowed by law” means that we may share the information we collect about you as follows.
•	With people and entities when we have your consent to share your information.
•	With our affiliates and other third parties in order to process your application, or administer or service your policy.
•	With consumer reporting agencies to obtain a medical report, credit report, or motor vehicle report. These reports are used to decide eligibility for a policy or to process transactions you request.
•	With our financial professionals so that they can service your policy. They may also inform you of other Allianz products and services that may be of interest to you.
•	With health care providers in order to process your claim.
•
As required or otherwise permitted by law. This may include sharing information with state insurance agencies, law enforcement, and other government officials. We may also share your information to respond to subpoenas, court orders and other legal requests.

•	With research groups to conduct studies on our business to improve the products and services we offer.
•	To inform you of products and services that may be of interest to you. These communications may be made by us, our financial professionals, or through third parties.
•	With our affiliates so they can market their products and services to you. State insurance laws do not allow you to restrict this disclosure.
Allianz does not sell your information to anyone
We do not sell your information to anyone for their own marketing purposes. For this reason, we are not required to obtain your “opt in election,” “opt out election” or authorization.
Allianz policies and practices regarding security of your information
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

We limit access to your information to those employees, affiliates, and service providers who need it for our business purposes. We protect your information using safeguards that comply with applicable federal and state law. This includes measures that are administrative, physical, and technical in nature. We use reasonable measures to secure our websites and protect the information that may be shared over these sites.
Your ability to access and correct your information
You have the right to access and obtain a copy of your information. You may write to us and ask for a record of any disclosure of your medical information made within the last three (3) years. This does not include the right to access and copy your information related to a claim or civil or criminal proceeding. If you wish to review your information, please write us at the address above. Provide your full name, address and policy number(s). For your protection, please have your request notarized.
Within 30 working days of our receipt of your written request, you may see and get a copy of your information in person. If you prefer, we will send you a copy of your information. If medical information is contained in your file, we may request that you name a medical professional to whom we will send your information.
If you believe any of your information is incorrect, you may write to us at the address above. Within 30 working days, we will let you know if our review has resulted in a correction of your information. If we do not agree there is an error, you may file a statement disputing our finding. We will attach the statement to your file. We will send any corrections we make, or your statement, to anyone we shared your information with over the past two years, and to anyone who may receive your information from us in the future. We do not control the information about you obtained from a consumer reporting agency or a Department of Motor Vehicles. We will provide you with the names and addresses of these agencies so you can contact them directly.
Notification of change
Your trust is one of our most important assets. If we revise our privacy practices in the future, we will notify you prior to implementing any changes.
For more information or if you have questions
If you have any questions or concerns about our privacy practices, please call the Corporate Compliance Privacy Office at 800.328.5600, write us at the address above, or contact us via the secured website.
This Privacy Notice is being provided on behalf of the following companies:
●	Allianz Life Insurance Company of North America
●	Allianz Life Financial Services, LLC
M40018 (R-8/2017)
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

15.	TABLE OF CONTENTS OF THE FORM N-4 SAI

Allianz Life as Custodian…………………………	2	Annuity Purchases by Nonresident Aliens and
Legal Opinions………………………………..…..	2	Foreign Corporations…………………………………….	9
Distributor………………………………………….	2	Income Tax Withholding…………………….………………..	9
Administrative Service Fees…………………….	2	Multiple Contracts…………………………………………….	9
Federal Tax Status…………………………..….…	3	Partial 1035 Exchanges………………………………………	9
Annuity Contracts in General……………….…	3	Assignments, Pledges and Gratuitous Transfers………….	9
Taxation of Annuities in General………………	3	Death Benefits…………………………………………………	10
Qualified Contracts……………………..………	3	Spousal Continuation and the Federal Defense of
Purchasing a Qualified Contract………………	5	Marriage Act (DOMA)……………………………………	10
Distributions-Qualified Contracts………………	6	Federal Estate Taxes…………………………………………	10
Distributions-Non-Qualified Contracts……..…	7	Generation-Skipping Transfer Tax………………………….	10
Required Distributions………………………..…	8	Foreign Tax Credits…………………………………………..	10
Diversification…………………………………….	8	Possible Tax Law Changes………………………………….	10
Owner Control……………………………….….	8	Annuity Payments……………………………………………..	11
Contracts Owned by Non-Individuals…………	8	Annuity Payment Options……………………………………	11
		Appendix – Death of the Owner and/or Annuitant………	12

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019

APPENDIX A – AVAILABLE INDEXES

STANDARD & POOR’S 500 INDEX
The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indexes LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America (“Allianz”). The S&P 500® Index (“the Index”) is a product of S&P Dow Jones Indexes LLC and/or its affiliates and have been licensed for use by Allianz.
Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indexes LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indexes”). S&P Dow Jones Indexes make no representation or warranty, express or implied, to the owners of the Allianz products or any member of the public regarding the advisability of investments generally or in Allianz products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indexes’ only relationship to Allianz with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indexes and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indexes without regard to Allianz or the products. S&P Dow Jones Indexes have no obligation to take the needs of Allianz or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indexes are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indexes have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indexes LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indexes to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz, but which may be similar to and competitive with Allianz products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indexes LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix A

RUSSELL 2000® INDEX
The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.
The Russell 2000® Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by Allianz Life Insurance Company of North America (“Allianz”). Allianz products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
NASDAQ-100® INDEX
The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Allianz Life Insurance Company of North America (“Licensee”) is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices of, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix A

EURO STOXX 50®
The EURO STOXX 50®, Europe's leading blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone. The index covers 50 stocks from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.
STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of North America (“Allianz”), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz products.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
•	sponsor, endorse, sell or promote Allianz products.
•	recommend that any person invest in Allianz products or any other securities.
•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz products.
•	have any responsibility or liability for the administration, management or marketing of Allianz products.
•	consider the needs of Allianz products or the owners of Allianz products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz products or any other third parties.
Specifically,
•	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
•	The results to be obtained by Allianz products, the owner of Allianz products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;
•	The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
•	The performance of Allianz products generally.
•
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;

•
Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 or its data or generally in relation to Allianz products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing Agreement between Allianz and STOXX is solely for their benefit and not for the benefit of the owners of Allianz products or any other third parties.
iSHARES® MSCI EMERGING MARKETS ETF
The iShares® MSCI Emerging Markets ETF distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. These trademarks have been licensed for certain purposes by Allianz Life Insurance Company of North America ("Allianz") and its wholly-owned subsidiaries. Products offered by Allianz or its wholly-owned subsidiaries are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® MSCI Emerging Markets ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Allianz or its wholly-owned subsidiaries, or any member of the public regarding the advisability of purchasing a product from Allianz or its wholly-owned subsidiaries. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares MSCI Emerging Markets ETF or any data related thereto, or with the operation, marketing, trading or sale of any products or services offered by Allianz and its wholly-owned subsidiaries.
.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix A

APPENDIX B – DAILY ADJUSTMENT

Generally
We designed the Daily Adjustment to provide an Index Option Value for each Index Option with the Index Precision Strategy, Index Guard Strategy or Index Performance Strategy on Business Days other than the Index Effective Date or an Index Anniversary. The Daily Adjustment approximates the Index Option Value that will be available on the next Index Anniversary. It is the estimated present value of the future Performance Credit that we will apply on the next Index Anniversary. The Daily Adjustment takes into account:
(i) any Index gains during the Index Year subject to the Precision Rate or Cap, and
(ii) either any Index losses greater than the Buffer or Index losses down to the Floor.
The Daily Adjustment formula has two primary components, (i) the change in Proxy Value and (ii) accumulated proxy interest, which are added together and then multiplied by the Index Option Base. We designed the Daily Adjustment to estimate the present value of positive or negative Performance Credits that will be available on the next Index Anniversary taking into account any applicable Precision Rate, Cap, Buffer or Floor. You should note that even if your selected Index(es) experience positive growth, the Daily Adjustments may be negative because of other market conditions, such as the expected volatility of Index prices and interest rates. Therefore, the Daily Adjustment could result in a loss beyond the protection of the Buffer or Floor.
Daily Adjustment Formula
The formula for the calculation of the Daily Adjustment is as follows:
Daily Adjustment = [(a) change in Proxy Value + (b) proxy interest] x Index Option Base
Where:
(a)	change in Proxy Value = (current Proxy Value – beginning Proxy Value)
(b)	proxy interest = beginning Proxy Value x (1 - time remaining during the Index Year)
Calculating Change in Proxy Value
The change in Proxy Value represents the current hypothetical value of the Proxy Investment (current Proxy Value), less the cost of the Proxy Investment at the beginning of the Index Year (beginning Proxy Value).
The current Proxy Value is the Proxy Value calculated on the same day as the Daily Adjustment. The beginning Proxy Value is the Proxy Value calculated on the first day of the current Index Year.
The Proxy Value is calculated differently for each Crediting Method.
For the Index Precision Strategy, the Proxy Value involves tracking two hypothetical derivatives and is calculated using the following formula:
[Precision Rate x (at-the-money binary call)] – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money binary call to value the potential for gains equal to the Precision Rate if on the next Index Anniversary, the Index Value is greater than or equal to the Index Value on the last Index Anniversary (or the Index Effective Date if this is the first Index Anniversary), and the out-of-the-money put to value the potential for Index losses greater than the Buffer for the Index Precision Strategy. It is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the last Index Anniversary. This is because the risk that the Index Value could be lower on the next Index Anniversary is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the last Index Anniversary.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix B

For the Index Guard Strategy, the Proxy Value involves tracking four hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (at-the-money put) + (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap and the at-the-money put to value the potential for Index losses, but add back the out-of-money put to mimic the protection of the Floor for the Index Guard Strategy. It is important to note that the at-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the last Index Anniversary. It is also important to note that the out-of-money put will almost always reduce, and never exceed, the negative impact of the at-the-money put for the Index Guard Strategy.
For the Index Performance Strategy, the Proxy Value involves tracking three hypothetical derivatives and is calculated using the following formula:
Proxy Value = (at-the-money call) – (out-of-the-money call) – (out-of-the-money put)
With respect to our Proxy Value formula, we designed the at-the-money call and out-of-the-money call to value the potential for Index gains up to the Cap, and the out-of-the-money put to value the potential for Index losses greater than the Buffer for the Index Performance Strategy. Similar to the Index Precision Strategy, it is important to note that the out-of-the-money put will almost always reduce the Daily Adjustment, even when the current Index price on a Business Day is higher than the Index Value on the last Index Anniversary. This is because the risk that the Index Value could be lower on the next Index Anniversary is present to some extent whether or not the current Index price on a Business Day is lower than the Index Value on the last Index Anniversary.
Calculating Proxy Interest
The proxy interest is an amount of interest that is earned to provide compensation for the cost of the Proxy Investment at the beginning of the Index Year. The proxy interest is approximated by the value of amortizing the cost of the Proxy Investment over the Index Year to zero. The formula for proxy interest involves the calculation of (i) the beginning Proxy Value (the formula for which varies depending on the Crediting Method, as previously discussed) and (ii) the time remaining during an Index Year. The time remaining during an Index Year is equal to the number of days remaining in the Index Year divided by 365. The proxy interest may be significantly different from current interest rates available on interest bearing investments.
Additional Information
You can find a more detailed explanation of the calculation of the Proxy Value, including examples, at Exhibit 99(b) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This Exhibit is incorporated by reference into this prospectus. You can obtain a copy of this Exhibit by calling (800) 624-0197, or visiting our website at www.allianzlife.com.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix B

APPENDIX C – HISTORICAL BUFFERS, FLOORS, AND INITIAL AND RENEWAL DPSCS, PRECISION RATES, AND CAPS

The iShares® MSCI Emerging Markets ETF first became available to newly issued Contract on April 29, 2019, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after June 3, 2019. For more information, please see Appendix G.

This information regarding the Buffers, Floors and initial and renewal DPSCs, Precision Rates and Caps is for historical purposes only; it is not a representation as to future Buffers, Floors, DPSCs, Precision Rates or Caps. DPSCs, Precision Rates and Caps may change frequently, and may vary substantially based on market conditions.
INDEX PROTECTION STRATEGY
The S&P 500® Index was the only Index available with the Index Protection Strategy prior to May 1, 2018. The Index Protection Strategy with the Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® first became available to newly issued Contracts on May 1, 2018, and became available to certain existing Contracts on the first Index Anniversary that occurred on or after June 4, 2018. For more information, please see Appendix G.

Following are the highest and lowest initial and renewal DPSCs offered for Index Effective Date periods occurring within each calendar year during May 23, 2017 (the date the Contracts were first issued) through July 1, 2019.
Index Effective Dates: 5/23/2017 - 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSC	3.75%	4.75%	NA	NA	NA	NA	NA	NA	NA	NA
1st Anniversary Renewal DPSC	4.00%	5.10%	4.10%	5.20%	4.10%	5.20%	5.20%	6.40%	NA	NA
2nd Anniversary Renewal DPSC*	4.10%	4.20%	4.20%	4.20%	4.20%	4.20%	5.30%	5.40%	4.40%	4.50%
*
The second Anniversary Renewal DPSCs for the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of May 23, 2017 through July 4, 2017. The second Anniversary Renewal DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2017 through July 4, 2017.

Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSC*	3.75%	5.40%	4.20%	5.50%	4.10%	5.50%	5.20%	7.10%	NA	NA
1st Anniversary Renewal DPSC**	4.00%	4.20%	4.00%	4.20%	4.10%	4.20%	5.30%	5.60^	4.40%	4.50%
*	The initial DPSCs for the Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of May 1, 2018 through January 1, 2019.
**
The first Anniversary Renewal DPSCs for the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period offrom January 3, 2018 through July 2, 2018. The first Anniversary Renewal DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2018 through July 2, 2018.

Index Effective Dates: 1/2/2019 – 7/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
DPSCs	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial DPSC*	5.20%	5.90%	5.40%	5.90%	5.30%	5.90%	6.80%	7.50%	5.70%	5.80%
*	The initial DPSCs for the iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through July 1, 2019.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix C

INDEX PRECISION STRATEGY
The Index Precision Strategy first became available to newly issued Contracts on November 14, 2017, and became available to existing Contracts on the first Index Anniversary that occurred on or after January 15, 2018. For more information, please see Appendix G.

Following are the highest and lowest initial and renewal Precision Rates offered for Index Effective Date periods occurring within each calendar year during November 14, 2017 (the date the Index Precision Strategy was first available) through July 1, 2019. During the periods shown below, the Buffer was 10.00% for each Index.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rate*	7.00%	7.25%	8.75%	9.00%	8.25%	8.25%	10.75%	10.75%	NA	NA
1st Anniversary Renewal Precision Rate	7.60%	9.95%	8.20%	10.45%	8.80%	11.50%	11.00%	12.70%	NA	NA
2nd Anniversary Renewal Precision Rate**	8.00%	8.40%	9.10%	9.30%	9.20%	9.30%	11.50%	11.50%	10.50%	10.60%
*	The initial Precision Rates are for a partial period of November 14, 2017 through January 2, 2018.
**
The second Anniversary Renewal Precision Rates for the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of May 23, 2017 through July 4, 2017. The second Anniversary Renewal Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2017 through July 4, 2017.

Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rate	7.05%	10.20%	8.30%	11.00%	8.35%	12.10%	10.75%	13.80%	NA	NA
1st Anniversary Renewal Precision Rate*	8.00%	9.30%	9.10%	9.90%	9.10%	11.20%	11.30%	12.40%	10.50%	10.60%
*
The first Anniversary Renewal Precision Rates for the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of January 3, 2018 through July 2, 2018. The first Anniversary Renewal Precision Rates for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2018 through July 2, 2018.

Index Effective Dates: 1/2/2019 – 7/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Precision Rates	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Precision Rate	9.00%	11.30%	10.10%	11.60%	10.20%	13.40%	12.80%	14.20%	11.50%	11.60%
*	The initial Precision Rates for iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through July 1, 2019.
INDEX GUARD STRATEGY
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during May 23, 2017 (the date the Contracts were first issued) through July 1, 2019. During the periods shown below, the Floor was ‑10.00% for each Index.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	10.50%	15.00%	11.75%	16.00%	10.00%	13.50%	12.25%	25.00%	NA	NA
1st Anniversary Renewal Cap	9.75%	13.50%	10.50%	14.00%	10.00%	13.25%	23.00%	29.00%	NA	NA
2nd Anniversary Renewal Cap*	10.50%	11.00%	11.25%	11.25%	10.75%	10.75%	25.50%	26.00%	12.75%	12.75%
*
The second Anniversary Renewal Caps for the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of May 23, 2017 through July 4, 2017. The second Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2017 through July 4, 2017.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix C

INDEX GUARD STRATEGY (continued)
Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	9.75%	12.50%	10.50%	12.75%	10.00%	12.50%	22.00%	26.00%	NA	NA
1st Anniversary Renewal Cap*	10.50%	11.50%	11.25%	12.00%	10.75%	11.00%	25.50%	26.50%	12.75%	12.75%
*
The first Anniversary Renewal Caps for the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of January 3, 2018 through July 2, 2018. The first Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2018 through July 2, 2018.

Index Effective Dates: 1/2/2019 – 7/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap*	13.25%	15.25%	13.25%	14.25%	12.75%	13.50%	26.50%	28.00%	15.25%	15.75%
*	The initial Caps for iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through July 1, 2019.
INDEX PERFORMANCE STRATEGY
Following are the highest and lowest initial and renewal Caps offered for Index Effective Date periods occurring within each calendar year during May 23, 2017 (the date the Contracts were first issued), through July 1, 2019. During the periods shown below, the Buffer was 10.00% for each Index.
Index Effective Dates: 5/23/2017 – 1/2/2018
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	10.25%	14.50%	13.50%	18.50%	10.25%	14.00%	15.75%	25.50%	NA	NA
1st Anniversary Renewal Cap	12.75%%	17.00%	13.00%	17.25%	13.00%	17.75%	24.00%	31.00%	NA	NA
2nd Anniversary Renewal Cap*	12.50%	13.25%	13.75%	14.00%	13.25%	13.25%	26.50%	26.50%	15.50%	15.50%
*
The second Anniversary Renewal Caps for the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of January 3, 2017 through July 4, 2017. The second Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2017 through July 4, 2017.

Index Effective Dates: 1/3/2018 – 1/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap	11.50%	16.25%	14.25%	16.75%	12.00%	17.00%	24.00%	28.00%	NA	NA
1st Anniversary Renewal Cap*	12.50%	14.25%	13.50%	14.75%	12.25%	14.75%	26.25%	27.00%	15.50%	15.50%
*
The first Anniversary Renewal Caps for the S&P 500® Index, Russell 2000® Index, Nasdaq-100® Index and EURO STOXX 50® are for a partial period of January 3, 2018 through July 2, 2018. The first Anniversary Renewal Caps for the iShares® MSCI Emerging Markets ETF are for a partial period of June 3, 2018 through July 2, 2018.

Index Effective Dates: 1/2/2019 – 7/1/2019
Indexes:	S&P 500® Index		Russell 2000® Index		Nasdaq-100® Index		EURO STOXX 50®		iShares® MSCI Emerging Markets ETF
Caps	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest	Lowest	Highest
Initial Cap*	14.75%	17.25%	15.50%	17.00%	14.75%	18.50%	27.50%	29.00%	19.00%	19.25%
*	The initial Caps for iShares® MSCI Emerging Markets ETF are for a partial period of April 29, 2019 through July 1, 2019.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix C

APPENDIX D – HISTORICAL INDEX OPTION PERFORMANCE INFORMATION

The following historical information, based on historical DPSCs, Precision Rates, Caps, Buffers and Floors, show how actual movements in the external Index Returns impacted actual Credits. They show the lowest and highest actual annual Index Returns for each time period, and the corresponding Credits received for these Index Returns. No single Crediting Method or Index Option consistently delivers the most return under all market conditions. Past performance does not guaranteed future results. This historical information shows the returns for Contracts with Index Effective Date periods occurring within the first year that each Crediting Method was available using the S&P 500® Index.
INDEX PROTECTION STRATEGY WITH THE S&P 500® INDEX
Index Effective Date	5/23/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017	7/17/2017- 7/31/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017
Initial DPSC	3.75%	3.75%	3.75%	4.75%	4.75%	3.75%	3.75%
1st Index Year Index Return	10.12% to 15.40%	11.29% to 14.71%	12.50% to 15.09%	13.28% to 14.89%	13.61% to 18.57%	15.54% to 17.16%	2.33% to 15.42%
1st Index Anniversary Credit	3.75%	3.75%	3.75%	4.75%	4.75%	3.75%	3.75%
1st Anniversary Renewal DPSC	4.20%	4.10%	4.10%	5.10%	5.10%	4.10%	4.10%
2nd Index Year Index Return	-0.09% to 12.01%	10.42% to 4.10%
2nd Index Anniversary Credit	0% or 4.20%	4.10%
2nd Anniversary Renewal DPSC	4.20%	4.10%	4.30%	5.30%	5.20%	4.30%
3rd Index Year Index Return
3rd Index Anniversary Credit

Index Effective Date	11/7/2017- 12/4/2017	12/5/2017-1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial DPSC	3.75%	3.75%	3.75%	3.85%	3.90%	3.95%	4.20%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	3.75%	0% or 3.75%	0% or 3.75%	3.85%	0% or 3.90%	3.95%	4.20%
1st Anniversary Renewal DPSC	4.00%	4.20%	4.00%	4.10%	4.20%	4.20%	4.20%
2nd Index Year Index Return
2nd Index Anniversary Credit
INDEX PRECISION STRATEGY WITH THE S&P 500® INDEX
The Index Precision Strategy was not available before November 14, 2017. The Buffer was 10% for all time periods. For Index Anniversaries with a range of Credits, any positive Credit cannot be less than the stated positive number.

Index Effective Date	11/14/2017- 12/4/2017	12/5/2017-1/2/2018	1/3/2018-2/5/2018	2/6/2018-3/5/2018	3/6/2018-4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Precision Rate	7.00%	7.25%	7.25%	7.05%	8.70%	8.35%	9.95%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	7.00%	-2.38% to7.25%	0% or 7.25%	7.05%	0% or 8.70%	8.35%	9.95%
1st Anniversary Renewal Precision Rate	8.20%	9.20%	9.30%	9.00%	8.80%	8.20%	8.00%
2nd Index Year Index Return
2nd Index Anniversary Credit

Index Effective Date	6/5/2018-7/2/2018	7/3/2018-8/6/2018	8/7/2018-9/4/2018	9/5/2018-10/1/2018	10/2/2018-11/5/2018	11/6/2018-12/3/2018
Initial Precision Rate	8.60%	8.00%	8.00%	8.20%	8.50%	8.90%
1st Index Year Index Return	2.57% to 9.03%
1st Index Anniversary Credit	8.60%
1st Anniversary Renewal Precision Rate	8.40%	9.10%	7.80%	9.80%
2nd Index Year Index Return
2nd Index Anniversary Credit
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix D

INDEX GUARD STRATEGY WITH THE S&P 500® INDEX
The Floor was -10% for all time periods.

Index Effective Date	5/23/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017	7/17/2017- 7/31/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017
Initial Cap	11.50%	12.00%	12.00%	15.00%	15.00%	12.25%	10.75%
1st Index Year Index Return	10.12% to 15.40%	11.29% to 14.71%	12.50% to 15.09%	13.28% to 14.89%	13.61% to 18.57%	15.54% to 17.16%	2.33% to 15.42%
1st Index Anniversary Credit	10.12% to 11.50%	11.29% to 12.00%	12.00%	13.28% to 14.89%	13.61% to 15.00%	12.25%	2.33% to 10.75%
1st Anniversary Renewal Cap	10.75%	10.75%	10.50%	13.50%	13.25%	10.25%	10.00%
2nd Index Year Index Return	-0.09% to 12.01%	2.57% to 10.42%
2nd Index Anniversary Credit	-0.09% to 10.75%	2.57% to 10.42%
2nd Anniversary Renewal Cap	11.00%	10.50%	12.00%	15.00%	14.25%	11.75%
3rd Index Year Index Return
3rd Index Anniversary Credit

Index Effective Date	11/7/2017- 12/4/2017	12/5/2017- 1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Cap	11.00%	10.50%	10.25%	10.50%	10.00%	9.75%	10.75%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	1.37% to 8.62%	-10.00% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 10.00%	7.17% to 9.75%	0.36% to 10.75%
1st Anniversary Renewal Cap	9.75%	10.50%	10.75%	11.00%	11.50%	11.00%	11.00%
2nd Index Year Index Return
2nd Index Anniversary Credit
INDEX PERFORMANCE STRATEGY WITH THE S&P 500® INDEX
The Buffer was 10% for all time periods.

Index Effective Date	5/23/2017- 6/5/2017	6/6/2017- 7/3/2017	7/5/2017- 7/14/2017	7/17/2017- 7/31/2017	8/1/2017- 9/5/2017	9/6/2017- 10/2/2017	10/3/2017- 11/6/2017
Initial Cap	11.75%	11.50%	11.50%	14.50%	14.50%	10.25%	11.25%
1st Index Year Index Return	10.12% to 15.40%	11.29% to 14.71%	12.50% to 15.09%	13.28% to 14.89%	13.61% to 18.57%	15.54% to 17.16%	2.33% to 15.42%
1st Index Anniversary Credit	10.12% to 11.75%	11.29% to 11.50%	11.50%	13.28% to 14.50%	13.61% to 14.50%	10.25%	2.33% to 11.25%
1st Anniversary Renewal Cap	15.50%	15.00%	14.00%	17.00%	17.00%	12.75%	13.00%
2nd Index Year Index Return	-0.09% to 12.01%	2.57% to 10.42%
2nd Index Anniversary Credit	0% to 12.01%	2.57% to 10.42%
2nd Anniversary Renewal Cap	12.50%	13.25%	14.75%	17.75%	16.25%	13.00%
3rd Index Year Index Return
3rd Index Anniversary Credit

Index Effective Date	11/7/2017- 12/4/2017	12/5/2017-1/2/2018	1/3/2018- 2/5/2018	2/6/2018- 3/5/2018	3/6/2018- 4/2/2018	4/3/2018- 4/30/2018	5/1/2018- 6/4/2018
Initial Cap	11.50%	11.50%	11.50%	11.50%	13.75%	13.25%	15.50%
1st Index Year Index Return	1.37% to 8.62%	-12.38% to 2.68%	-9.77% to 3.35%	0.51% to 4.92%	-0.12% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Index Anniversary Credit	1.37% to 8.62%	-2.38% to 2.68%	0% to 3.35%	0.51% to 4.92%	0% to 11.05%	7.17% to 11.18%	0.36% to 12.01%
1st Anniversary Renewal Cap	13.00%	13.50%	13.00%	14.25%	12.75%	12.50%	12.50%
2nd Index Year Index Return
2nd Index Anniversary Credit

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix D

APPENDIX E – ANNUAL CONTRACT FEES CALCULATION EXAMPLES

Please note that these examples may differ from your actual results due to rounding.
ASSUMING YOU PURCHASE A CONTRACT WITH THE TRADITIONAL DEATH BENEFIT
You purchase a Contract with the Traditional Death Benefit. On the Quarterly Contract Anniversary your annual product fee is 0.25% and your Contract Value and Charge Base are $100,000. This Contract Value includes any Variable Option gains or losses and any Daily Adjustments or Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily product fee amount for this quarter as follows:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $100,000 x (0.25% ÷ 365) = $0.68
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or:  89 x $0.68= $60.96
On the next Quarterly Contract Anniversary we would deduct $60.96 from the Contract Value. We first account for any gains/losses on the Variable Options and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments and withdrawals, including deduction of the total quarterly product fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250 we would begin computing the daily product fee for the next quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or:  $101,250 x (0.25% ÷ 365) = $0.69
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily product fee for the remainder of the quarter on the next day as:
(the Charge Base) x (annual product fee ÷ 365) = daily product fee amount, or: $116,250 x (0.25% ÷ 365) = $0.80
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly product fee is:
(number of days in the current quarter) x (daily product fee amount), or:
(43 x $0.69) + (49 x $0.80) = $29.82 + $39.02 = $68.84
On the next Quarterly Contract Anniversary we would deduct $68.84 from the Contract Value after we account for any gains/losses on the Variable Option and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments and any other withdrawals and set the Charge Base equal to this new Contract Value and begin computing the daily product fee for the next quarter on the next day.
ASSUMING YOU PURCHASE A CONTRACT WITH THE MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT
You purchase a Contract with the Maximum Anniversary Value Death Benefit. On the Quarterly Contract Anniversary your total annual Contract fees are 0.45% (0.25% product fee and a 0.20% rider fee) and your Contract Value and Charge Base are $100,000. This Contract Value includes any Variable Option gains or losses and any Daily Adjustments or Credits on the Index Options. During the quarter you make no additional Purchase Payments and take no withdrawals. We calculate the daily Contract fee amount for this quarter as follows:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $100,000 x (0.45% ÷ 365) = $1.23
If there are 89 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or:  89 x $1.23 = $109.73
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix E

On the next Quarterly Contract Anniversary we would deduct $109.73 from the Contract Value. We first account for any gains/losses on the Variable Options and add any Daily Adjustments or Credits to the Index Option Values, then process any additional Purchase Payments and withdrawals, including deduction of the total quarterly product fee. We then set the Charge Base equal to this new Contract Value. If the Contract Value at the end of the day on the Quarterly Contract Anniversary after all processing is $101,250, we would begin computing the daily Contract fees for the next quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or:  $101,250 x (0.45% ÷ 365) = $1.25
If you make an additional Purchase Payment of $15,000 on the 43rd day of the next quarter, your Charge Base would increase by the amount of the payment to $116,250 ($101,250 + $15,000). We would then use this new Charge Base to begin computing the daily Contract fees for the remainder of the quarter on the next day as:
(the Charge Base) x (total annual Contract fees ÷ 365) = daily Contract fee amount, or: $116,250 x (0.45% ÷ 365) = $1.43
If there are 92 days in the current quarter (which includes the next Quarterly Contract Anniversary), then the total quarterly Contract fees are:
(number of days in the current quarter) x (daily Contract fee amount), or:
(43 x $1.25) + (49 x $1.43) = $53.68 + $70.23 = $123.91
On the next Quarterly Contract Anniversary we would deduct $123.91 from the Contract Value after we account for any gains/losses on the Variable Option and add any Daily Adjustments or Credits to the Index Option Values. We would then process any additional Purchase Payments and any other withdrawals and set the Charge Base equal to this new Contract Value and begin computing the daily Contract fees for the next quarter on the next day.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix E

APPENDIX F – ALTERNATE MINIMUM VALUE

The Alternate Minimum Value is not available to Contracts issued on or after November 18, 2019, in all states except California, Hawaii, Indiana, Montana, Nebraska, Pennsylvania and Rhode Island.

For Contracts issued on or before November 15, 2019, or Contracts issued in California, Hawaii, Indiana, Montana, Nebraska, Pennsylvania and Rhode Island, if you take a withdrawal, annuitize the Contract, or if we pay a death benefit, each Index Option Value for each Crediting Method also includes any increase from its guaranteed minimum (Alternate Minimum Value). If you receive no Credits, or only modest Credits, over many years, the Alternate Minimum Value may be higher than the Index Option Value. However, we expect that an Alternate Minimum Value generally will not be greater than its Index Option Value.
If you take a full withdrawal, annuitize the Contract, or if we pay a death benefit, we compare each Index Option Value to its Alternate Minimum Value and we increase your Index Option Value to equal the Alternate Minimum Value if it is greater. If you take a partial withdrawal, we compare the percentage of Index Option Value withdrawn (including any applicable withdrawal charge) with an equivalent percentage of its Alternate Minimum Value.
The Alternate Minimum Value for each of your selected Index Options is generally equal to 87.5% of the Index Option Base determined on the prior Index Anniversary as adjusted for withdrawals and withdrawal charges taken during the current Index Year, plus Accumulated Alternate Interest and the Daily Adjustment (if applicable). If this is the first Index Year, we use the Index Option Base determined on the Index Effective Date. Accumulated Alternate Interest is the sum of alternate interest earned for the entire time you own your Contract. For each Index Year the alternate interest is equal to either 70% or 87.5% of the Index Option Base multiplied by the alternate interest rate stated in your Contract.
We use 70% if your Contract was issued in ….	We use 87.5% if your Contract was issued in ….
• California and Montana on or after July 22, 2019, • New Hampshire on or after June 24, 2019 • any other state on or after April 29, 2019	• California and Montana before July 22, 2019 • New Hampshire before June 24, 2019 • any other state before April 29, 2019
We add interest to the Accumulated Alternate Interest daily. You can find more information about the Alternate Minimum Value at Exhibit 99(a) of the Form S-1 Registration Statement filed with the SEC, of which this prospectus is a part. This information is incorporated by reference into this prospectus. You can obtain a copy of Exhibit 99(a) by calling (800) 624-0197, or visiting our website at www.allianzlife.com.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix F

APPENDIX G – MATERIAL CONTRACT VARIATIONS BY STATE AND ISSUE DATE

If you purchase a Contract, it is subject to the law of the state in which it is issued. Some of the features of your Contract may differ from the features of a Contract issued in another state because of state-specific legal requirements. In addition, not all features and benefits are approved in all states. All material state and Issue Date variations in the Contract are disclosed in this Appendix. If you would like more information regarding state or Issue Date specific Contract provisions, you should contact your Financial Professional or contact our Service Center at the toll-free telephone number listed at the back of this prospectus.
CREDITING METHOD AND/OR INDEX AVAILABILITY RESTRICTIONS
Crediting Method / Indexes	Not Available To:
Index Protection Strategy	- Contracts issued in Washington or Missouri on or before November 15, 2019.
iShares® MSCI Emerging Markets ETF ETF with the Index Protection Strategy, Index Precision Strategy, Index Guard Strategy and Index Performance Strategy
- For Contracts issued in New Hampshire, it first became available to newly issued and existing Contracts on June 24, 2019.
- For Contracts issued in California and Montana, it first became available to newly issued and existing Contracts on July 22, 2019.
- For Contracts issued in all other states, it first became available to newly issued Contracts on April 29, 2019, and to existing Contracts on the first Index Anniversary that occurred on or after June 3, 2019.

If a Crediting Method or Index is not available, you cannot allocate to it unless we make it available to you on a future Index Anniversary. Certain Crediting Methods and/or Indexes also may not be available from all selling firms or from all Financial Professionals. Please consult with your Financial Professional for more information.
CONTRACTS WITHOUT THE INDEX PROTECTION STRATEGY: If in future years the renewal Cap and Precision Rates are not acceptable to you, you will not be able to transfer into the Index Protection Strategy and take advantage of its principal protection. This would subject you to ongoing market risk and you could lose principal and previous earnings.

DEATH BENEFIT AVAILABILITY RESTRICTIONS
The Maximum Anniversary Value Death Benefit was not available to Contracts issued before May 1, 2018.
OTHER MATERIAL STATE CONTRACT VARIATIONS
ISSUE STATE	FEATURE AND BENEFITS	VARIATION
California	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Free Look/Right to Examine Period See section 3
For Owners age 60 or older (or Annuitants age 60 or older for non-individually owned Contracts), we are required to allocate your initial Purchase Payment to the AZL Government Money Market Fund during the 30 day free look period unless you specify otherwise on the appropriate form. If you want to immediately apply your Purchase Payment to the Index Options or other Variable Options you must opt out of this allocation. If you do not opt out of this allocation to the AZL Government Money Market Fund your Index Effective Date cannot occur until the free look period has ended.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Connecticut	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We can only restrict assignments to settlement companies and institutional investors as described in your Contract.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Florida	Withdrawal Charges See Fee Tables and section 6	The total withdrawal charge on a partial or full withdrawal cannot be greater than 10% of the Contract Value withdrawn.
Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Purchase Requirements See section 3
We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).

	When Annuity Payments Begin See section 8	The earliest acceptable Annuity Date is one year after the Issue Date.
Maryland	Purchase Requirements See section 3
We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).

Massachusetts	Waiver of Withdrawal Charge Benefit See section 7	The waiver of withdrawal charge benefit is not available.
Mississippi	Purchase Requirements See section 3
• For Contracts issued before November 18, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary. We also limit the amount of additional Purchase Payments you can make on or after the first Quarterly Contract Anniversary to the amount of total Purchase Payments we received before the first Quarterly Contract Anniversary.
• For Contracts issued on or after November 18, 2019: Each Contract Year that we allow additional Purchase Payments you cannot add more than your initial amount without our prior approval. Your initial amount is all Purchase Payments received before the first Quarterly Contract Anniversary of the first Contract Year. We do not allow additional Purchase Payments on or after the tenth Contract Anniversary. However, we allow you to add up to the initial amount in the remainder of the first Contract Year (the first Quarterly Contract Anniversary to the last Business Day before the first Contract Anniversary).

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Montana	Access to Your Money See section 7
If you take a partial withdrawal that reduces the Contract Value below $2,000, we contact you by phone and give you the option of modifying your withdrawal request. If we cannot reach you, we process your request as a full withdrawal.

New Hampshire	Waiver of Withdrawal Charge Benefit See section 7	The definition of nursing home is an institution operated in accordance with state law.
New Jersey	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Purchase Requirements See section 3
The maximum total Purchase Payments that we can accept is $1 million. We can only decline a Purchase Payment if it would cause total Purchase Payments to be more than $1 million, or if it would otherwise violate the Purchase Payment restrictions of your Contract (for example, we do not allow additional Purchase Payments on or after the Annuity Date).

Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Ohio	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Pennsylvannia	Waiver of Withdrawal Charge Benefit See section 7
The waiver is not available if on the Issue Date, an Owner was confined to a nursing home or was already diagnosed with a terminal illness. Also, the nursing home confinement requirement is a total of 90 days within a six month period. These 90 days do not need to be consecutive.

Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Texas	Purchase Requirements See section 3
• For Contracts issued from April 29, 2019 through November 15, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019: We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.

	Access to Your Money See section 7	We only treat a partial withdrawal that reduces the Contract Value below $2,000 as a full withdrawal if you have not made an additional Purchase Payment in the past two calendar years.
Our Unregistered Separate Account See section 11
We hold all assets that you allocate to the Index Precision Strategy, Index Guard Strategy and Index Performance Strategy Index Options that are not invested in the general account in an unregistered, non-unitized, insulated separate account (Separate Account IATX). Separate Account IATX is structured differently from Separate Account IANA. Unlike Separate Account IANA, Separate Account IATX is for the exclusive benefit of persons purchasing a Contract in the State of Texas. Separate Account IATX is insulated from the claims of creditors and Contract purchasers are given priority with regard to Separate Account IATX’s assets over Contract purchasers from other states as well as general creditors. Separate Account IATX was established under Minnesota law for the benefit of Texas Contract purchasers. Separate Account IATX supports our obligations to pay Performance Credits to Texas Contract Owners. Allocations and reallocations to and from the Separate Account IATX are managed in the same manner as Separate Account IANA. Neither Texas Contract purchasers nor these Index Options participate in any way in the performance of assets held in Separate Account IATX.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix G

ISSUE STATE	FEATURE AND BENEFITS	VARIATION
Utah	Purchase Requirements See section 3
• For Contracts issued before November 18, 2019: We do not accept additional Purchase Payments on or after the first Contract Anniversary.
• For Contracts issued on or after November 18, 2019: We do not accept additional Purchase Payments on or after the tenth Contract Anniversary.

Washington	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Wisconsin	Assignments, Changes of Ownership and Other Transfers of Contract Rights See section 2
We cannot restrict assignments or changes of ownership.
• We do not change the Determining Life (Lives) following an assignment or ownership change. If you assign the Contract and the Determining Life (Lives) are no longer an Owner (or Annuitant if the Owner is a non-individual) the Traditional Death Benefit or Maximum Anniversary Value Death Benefit may not be available and on the Owner’s death the Beneficiary(s) will only receive the Contract Value.

Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix G

APPENDIX H – SELECTED FINANCIAL DATA AND STATUTORY FINANCIAL STATEMENTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (FOR THE 12 MONTH PERIOD ENDED DECEMBER 31, 2018)
The following discussion of our financial condition and results of operations should be read in conjunction with our statutory financial statements and notes to those statements included in this Appendix. The discussion and analysis in this Appendix includes certain forward-looking statements that are subject to risks, uncertainties and other factors, as described in “Risk Factors” and elsewhere in this prospectus, that could cause our actual growth, results of operations, performance, financial position and business prospects and opportunities in 2019 and beyond to differ materially from those expressed in, or implied by, those forward-looking statements. See “Forward-Looking Statements.”
STATUTORY FINANCIAL STATEMENTS
The statutory financial statements of Allianz Life Insurance Company of North America as of December 31, 2018 and for the year ended December 31, 2018 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent auditor, and upon the authority of said firm as experts in accounting and auditing. The principal business address of PwC is 45 South Seventh Street, Suite 3400, Minneapolis, MN.
The statutory financial statements of Allianz Life Insurance Company of North America as of December 31, 2017 and for each of the years in the two-year period ended December 31, 2017 included in this prospectus have been so included in reliance on the report of KPMG LLP, an independent auditor, and upon the authority of said firm as experts in accounting and auditing. The principal business address of KPMG LLP is 4200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN.

Part I

Item 11(f).
Selected Financial Data
(dollars in millions, unless otherwise stated)
The following table sets forth the Company’s selected historical financial data. The selected financial data has been derived from the Statutory Financial Statements included elsewhere in this prospectus, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s audited Statutory Financial Statements.
These historical results are not necessarily indicative of results to be expected for any future period.

	Year ended December 31,
Selected income data	2018	2017	2016	2015	2014
Premium and annuity considerations*	$12,193	10,231	12,914	11,229	15,151
Net investment income	4,593	4,504	4,361	4,738	4,118
Ceded reinsurance reserve and expense adjustments	245	612	157	413	218
Fees from separate accounts	676	719	726	691	690
Other income	(3)	150	179	28	26
Total income	17,704	16,216	18,337	17,099	20,203
Policyholder benefits and surrenders	9,436	8,649	8,111	8,280	8,014
Change in aggregate reserves	7,299	10,628	7,755	5,660	10,730
General and administrative and commission	1,770	1,616	1,824	1,582	2,043
Net transfers from separate accounts	(2,009)	(1,851)	(1,380)	(1,147)	(598)
Total benefits and other expenses	16,496	19,042	16,310	14,375	20,189
Income tax expense (benefit)	(51)	24	530	620	207
Net realized capital gain (loss)	(490)	3,655	(486)	(631)	894
Net income (loss)	$769	805	1,011	1,473	701
*Includes premiums and annuity and supplementary contract considerations.

	As of December 31,
Selected balance sheet data	2018	2017	2016	2015	2014
Total cash and invested assets	$117,203	109,327	99,840	92,603	85,742
Investment income due and accrued	1,047	1,004	962	934	890
Other admitted assets	951	982	685	662	583
Separate account assets	22,835	26,755	26,071	26,395	28,990
Total admitted assets	142,036	138,068	127,558	120,594	116,205
Total policyholder liabilities	107,118	100,433	90,504	83,320	78,075
Other liabilities	5,507	4,869	4,818	5,057	3,885
Separate account liabilities	22,835	26,755	26,071	26,395	28,990
Total liabilities	135,460	132,057	121,393	114,772	110,950
Total capital and surplus	6,576	6,011	6,165	5,822	5,255

Selected Financial Data and Management's Discussion and Analysis

Item 11(h).
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis provides an assessment by management of the Company’s financial condition as of December 31, 2018, compared with December 31, 2017, and its results of operations for each of the three years ended December 31, 2018, 2017, 2016, respectively. The information contained herein should be read in conjunction with the financial statements, notes, exhibits and schedules in the 2018 and 2017 Annual Statement and audited Statutory Financial Statements of the Company. Amounts are presented on a non-consolidated basis in accordance with Statutory Accounting Principles (SAP).
Forward-looking Statements
This report reviews the Company’s financial condition and results of operations. Where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements made in this report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts, and may contain words like “believe”, “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “plan”, “will”, “shall”, “may”, and other words, phrases or expressions with similar meaning. Forward-looking statements are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. The Company undertakes no obligation to update publicly or revise any forward-looking statements.
Company Overview
Allianz Life is a wholly owned subsidiary of Allianz of America, Inc. (AZOA), which is a subsidiary of Allianz Europe, B.V.. Allianz Europe, B.V. is a wholly owned subsidiary of Allianz SE, the Company’s ultimate parent, which is incorporated in Munich, Germany. The Company is a life insurance company domiciled in the State of Minnesota and is licensed to sell insurance products in all U.S. states, except New York, several U.S. territories, and Canada. The Company offers a portfolio of individual fixed-indexed annuities, variable annuities, variable-indexed annuities and individual ordinary fixed-indexed universal life products. The Company’s products are either sold through licensed independent agents contracted with a field marketing organization or insurance agency, or licensed registered representatives contracted with a broker/dealer. The Company also maintains a closed portfolio of individual and group long-term care (LTC) and group life, annuity and accident and health policies, and does not actively issue new policies related to these products.
The Company has organized its principal operations into the following segments: Individual Annuities, Life, and Legacy.
Individual Annuities
The Individual Annuities segment provides tax-deferred investment growth and lifetime income opportunities for our customers through fixed, fixed-indexed, variable, and variable-indexed annuities. The “fixed” and “variable” classifications describe whether we or the contractholders bear the investment risk of the assets supporting the contract. We are one of the largest sellers of fixed-indexed annuity products and also offer a number of variable and variable-indexed products. Fixed and variable annuities provide for both asset accumulation and asset distribution needs. Our Individual Annuity products are sold through both independent and wholly-owned distribution channels made up of agents and registered representatives.
Fixed and fixed-indexed annuities provide guarantees related to the preservation of principal and interest credited. In 2018, sales of our fixed-indexed annuity products were higher than the prior year due to the Allianz 222 sales promotion which offered policyholders certain bonus enhancements. In 2017, sales were lower than the prior year due to changes in the regulatory and compensation environment after the implementation of the Department of Labor (DOL) Fiduciary Rule. In addition, favorable equity market performance created more demand for products with uncapped growth.
Variable annuities allow the contractholder to make deposits into various investment options and also have unique product features that allow for guaranteed minimum income benefits, guaranteed minimum accumulation benefits, guaranteed minimum death benefits, and guaranteed minimum withdrawal benefits. The variable annuity products with guaranteed minimum benefits which provide a minimum return based on their initial deposit may be increased by additional deposits, bonus amounts, or other account crediting features. The income and accumulation benefits shift a portion of the investment risk from the contractholder back to the Company. Over the past few years, the Company's variable annuity sales strategy has shifted to variable-indexed annuity products, which combines a separate account option with a general account option that is similar to a fixed-indexed annuity. In 2018, sales of the variable-indexed annuity were lower than the prior year due to the aforementioned regulatory effects which caused disruption and uncertainty within the broker-dealers and also was impacted by increased competition in the market. In 2017, sales of the variable-indexed annuity were positively impacted by the continued growth of the product since the initial roll-out and a sales campaign which offered enhanced crediting rates.

Selected Financial Data and Management's Discussion and Analysis

Life
Our life insurance products provide flexibility and control over a person’s assets, providing the assurance that the beneficiaries will be protected after the insured is gone and, in certain cases, to add cash value accumulation potential. The sales focus of our Life segment is our fixed-indexed universal life (FIUL) insurance products. Deposits are credited to an account maintained for the policyholder. Our individual life products are sold through independent distribution channels made up of agents and registered representatives. The Life business has continued to grow for the last several years.
Legacy
The Legacy business consists of closed blocks of LTC and Special Markets products. The Special Markets products include individual and group annuity and life products, including universal life and term life insurance. Although Legacy products are part of the total results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers. The Company enters into reinsurance agreements to manage risk resulting from businesses we have chosen to exit. The performance of these product lines is not material enough to warrant discussion as separate operating segments.
Income and Expense Allocation
We maintain segregated investment portfolios at the subsidiary level but do not maintain segregated portfolios for each segment. All Net investment income and other Corporate income and expense activity is allocated to the segments. Assets are only monitored at the total Company level, and as such, asset disclosures by segment are not included herein.
Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder statutory reserve levels. The results of our segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment.
Basis of Presentation
The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce (the Department). The Department recognizes statutory accounting practices prescribed or permitted by the state of Minnesota for determining and reporting the financial condition and results of operations of an insurance company and its solvency under Minnesota insurance law. The state of Minnesota has adopted the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual as its prescribed basis of SAP, without significant modification. The Company has no material statutory accounting practices that differ from those of the Department or NAIC SAP. These practices differ in some respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The effects of these differences, while not quantified, are presumed to be material to the Statutory Financial Statements.
The preparation of Statutory Financial Statements in conformity with NAIC SAP requires management to make certain estimates and assumptions that affect reported amounts of admitted assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2018, and 2017 and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Statutory Financial Statements. Such changes in estimates are recorded in the period they are determined.
Adoption of New Financial Accounting Standards
See Note 2 – “Summary of Significant Accounting Policies” of the Company’s audited Statutory Financial Statements in this prospectus for information related to recent accounting pronouncements.
Application of Critical Accounting Policies
Our accounting policies require management to make interpretative and valuation judgments and to make estimates based upon assumptions that affect the amounts of assets, liabilities, revenues, and expenses reported in our Statutory Financial Statements. Because of the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. A discussion of the presentation of the business factors that affect critical accounting policies can be found in Note 2 of the accompanying Statutory Financial Statements and are summarized below.

Selected Financial Data and Management's Discussion and Analysis

Accounting for Investments
Investment valuation and presentation are determined to be in accordance with methods prescribed by the NAIC. See Note 5 and 6 of the audited Statutory Financial Statements for additional information regarding the portfolio and fair value of investments.
Aggregate Reserves for Life Policies and Annuity Contracts
See Note 12 and 13 of the audited Statutory Financial Statements for additional information regarding our annuity actuarial reserves and deposit liabilities and separate accounts.
Derivatives
See Note 2 and 5 of the audited Statutory Financial Statements for additional information regarding our derivatives and hedging instruments.
Reinsurance
See Note 11 of the audited Statutory Financial Statements for additional information regarding reinsurance agreements we have entered into to manage insurance risk, as well as businesses we exited.
Income Taxes
See Note 9 of the audited Statutory Financial Statements for additional information regarding income tax estimates and assumptions.

Selected Financial Data and Management's Discussion and Analysis

Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Income:
Premium and annuity considerations*	$12,193	10,231	12,914	$1,962	19.2%	$(2,683)	(20.8)%
Net investment income	4,593	4,504	4,361	89	2.0	143	3.3
Ceded reinsurance reserve and expense adjustments	245	612	157	(367)	(60.0)	455	289.8
Fees from separate accounts	676	719	726	(43)	(6.0)	(7)	(1.0)
Other income	(3)	150	179	(153)	(102.0)	(29)	(16.2)
Total income	17,704	16,216	18,337	1,488	9.2	(2,121)	(11.6)
Benefits and other expenses:
Policyholder benefits and surrenders	9,436	8,649	8,111	787	9.1	538	6.6
Change in aggregate reserves	7,299	10,628	7,755	(3,329)	(31.3)	2,873	37.0
General and administrative and commission	1,770	1,616	1,824	154	9.5	(208)	(11.4)
Net transfers from separate accounts	(2,009)	(1,851)	(1,380)	(158)	(8.5)	(471)	(34.1)
Total benefits and other expenses	16,496	19,042	16,310	(2,546)	(13.4)	2,732	16.8
Pretax income (loss)	1,208	(2,826)	2,027	4,034	142.7	(4,853)	(239.4)
Income tax expense (benefit)	(51)	24	530	(75)	(312.5)	(506)	(95.5)
Net realized capital gain (loss)	(490)	3,655	(486)	(4,145)	(113.4)	4,141	852.1
Net income (loss)	$769	805	1,011	$(36)	(4.5)%	$(206)	(20.4)%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(230)	(78)	180	$(152)	(194.9)%	$(258)	(143.3)%
Dividends to parent	—	(780)	(894)	780	100.0	114	12.8
Other change in capital & surplus	26	(101)	46	127	125.7	(147)	(319.6)
Net change in capital & surplus	$565	(154)	343	$719	466.9%	$(497)	(144.9)%
*Includes premiums and annuity and supplementary contract considerations.
Year Ended December 31, 2018 Compared to Year Ended December 31, 2017
Overview
The increase in capital and surplus was primarily driven by no dividend payments to the parent in 2018, a lower change in aggregate reserves, and increases in premium and annuity considerations within the Individual Annuities and Life segments. This was partially offset by an increase in policyholder benefits and surrenders and net realized capital losses due to unfavorable hedging results.
Income

•
Premium and annuity considerations: Individual Annuities premiums and annuity considerations increased primarily due to a fixed-indexed annuity product sales promotion in 2018 and the Life segment increased as a result of first year and renewal premiums due to the growing block of business.

•	Net investment income: In line with prior year results.

•
Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments decreased primarily due to the 2017 activity in which the Company began to cede certain fixed-indexed products on a modified coinsurance basis to an affiliated reinsurance company in the Individual Annuities segment.

•
Fees from separate accounts: Fees from separate accounts decreased primarily due to the decline of equity market performance compared to increases in the prior year on variable annuities within the Individual Annuities segment.

Selected Financial Data and Management's Discussion and Analysis

•
Other income: Other income decreased primarily due to a decrease in derivative income on interest rate swaps that hedge changes in cash flows for variable annuities with the Individual Annuity segment.

Benefits and Other Expenses

•
Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to an increase in fixed and variable annuity surrenders driven by policyholder activity, and are impacted by the surrender period of the underlying annuity contract in the Individual Annuities segment. Policyholder benefits and surrenders in the Life Segment also increased primarily due to policyholder activity and an increase in death claims.

•
Change in aggregate reserves: Change in aggregate reserves decreased primarily due to the decline of the Company's fixed-index annuity reserves driven by lower index credits as a result of the year over year equity market decline partially offset by new fixed-indexed annuity premiums due to the increase in production and overall net growth in the variable-indexed annuity reserves. In addition, an additional premium deficiency reserve was added in 2018 based upon a gross premium valuation which is conducted annually.

•
General and administrative and commission: General, administrative and commission expense increased primarily due to an increase in commissions expense as a result of higher fixed-indexed annuity production due to the 2018 sales promotion in the Individual Annuity segment.

•
Net transfers from separate accounts: Net transfers from separate accounts is driven by policyholder withdrawals and new premium, and increased due to lower separate account premium and higher policyholder withdrawals in the Individual Annuities segment.

•	Income tax expense (benefit): There is a Federal income tax benefit in 2018 due to impacts from hedging losses in the Company's Individual Annuity and Life segments.

•
Net realized capital gain (loss): Net realized capital gains decreased due to losses on derivatives used to economically hedge the Company's product liabilities as a result of a decrease in equity markets primarily within the Individual Annuities segment.

Capital and Surplus

•
Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to negative hedging results on fixed and fixed-indexed annuities in the Individual Annuities segment and Life segment, partially offset by variable and variable-indexed hedging gains in the Individual Annuities segment.

•	Dividends to parent: No dividends were paid in 2018.

•
Other change in capital and surplus: Other change in capital and surplus increased due to a change in reserves due to a change in valuation basis recorded in 2018 related to our Individual Annuities segment. This was partially offset by a change in deferred income taxes as a result of negative hedging impacts and net impacts due to changes in accounting principles related to reserve calculations within our Individual Annuities segment. We also experienced a change in asset valuation reserve (AVR) that decreased capital and surplus due to the growth of the Company's general account investment portfolio.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016
Overview
The decrease in capital and surplus was primarily driven by an increase in aggregate reserves primarily due to our Individual Annuity segment, a decrease in Individual Annuity segment premiums and annuity considerations, and a change in net deferred income tax as a result of an interest rate swap hedge restrike and revaluation as a result of U.S. tax reform. This was partially offset by net hedging gains, a decrease in federal income tax expense, and a decrease in dividends to parent.
Income

•
Premium and annuity considerations: Premiums and annuity considerations decreased and were driven by unfavorable Individual Annuities segment results primarily due to a fixed-indexed sales promotion that occurred in the prior year, partially offset by growth in variable-indexed annuity sales. This was partially offset by an increase in Life first-year and renewal premiums.

•	Net investment income: Net investment income increased primarily due to an increase in average invested assets backing policyholder liabilities.

•	Ceded reinsurance reserve and expense adjustments: Commissions and expense allowances on reinsurance ceded increased and were driven by reinsurance activity in our Individual Annuity segment.

Selected Financial Data and Management's Discussion and Analysis

•
Other income: Other income decreased driven by our Individual Annuity segment as a result of variable annuity hedging impacts, partially offset by an increase in corporate owned life insurance (COLI) income.

Benefits and Other Expenses

•
Policyholder benefits and surrenders: Policyholder benefits and surrenders increased driven by Individual Annuities segment surrenders as a result of policyholder behavior. These impacts were partially offset by a decrease in Life death claims.

•
Change in aggregate reserves: Change in aggregate reserves was driven by premium and annuity considerations as well as an increase driven by favorable equity market performance in our Individual Annuities and Life segments, partially offset by a decrease in Legacy reserves driven by enhancements to reserving methodology.

•
General and administrative and commission: General and administrative and commission decreased primarily due to lower Individual Annuity commissions, consistent with the decrease in deposits. This was partially offset by the Life segment due to higher commissions driven by the increase in production.

•
Net transfers from separate accounts: Net transfers from separate accounts is driven by policyholder withdrawals and new premium, and increased due to lower separate account premium and higher policyholder withdrawals.

•	Income tax expense (benefit): The decrease in the 2017 Income tax expense is the result of a decrease in pre-tax gain from operations from the prior year.

•
Net realized capital gain (loss): Realized capital gains are primarily due to fixed and fixed-index hedging results Individual Annuities and Life segments due to increasing equity markets, partially offset by variable and variable-indexed hedging losses in the Individual Annuities segment.

Capital and Surplus

•
Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to negative hedging results in our Individual Annuities segment due to increasing equity markets and timing impacts, partially offset by Life unrealized hedging gains.

•	Dividends to parent: The Company paid dividends to parent of $780 in the current year compared to $894 in the prior year.

•
Other change in capital and surplus: Other change in capital and surplus is primarily due to a decrease in net deferred tax assets due to a restrike of the Company's interest rate swap portfolio and revaluation of deferred income taxes as a result of the enactment of U.S. tax reform that required us to revalue deferred income taxes utilizing the new 21% rate from the current rate of 35%. In addition, the change in AVR increased driven by the continued growth of the Company's investment portfolio. This was partially offset by a decrease in nonadmitted assets, amortization of deferred gain on reinsurance inforce business, as well as a change in accounting policy in our Individual Annuities segment.

Selected Financial Data and Management's Discussion and Analysis

Individual Annuities
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Income:
Premium and annuity considerations*	$11,223	9,374	12,184	$1,849	19.7%	$(2,810)	(23.1)%
Net investment income	4,346	4,293	4,176	53	1.2	117	2.8
Ceded reinsurance reserve and expense adjustments	254	600	142	(346)	(57.7)	458	322.5
Fees from separate accounts	676	719	726	(43)	(6.0)	(7)	(1.0)
Other income	(3)	148	177	(151)	(102.0)	(29)	(16.4)
Total income	16,496	15,134	17,405	1,362	9.0	(2,271)	(13.0)
Benefits and other expenses:
Policyholder benefits and surrenders	9,264	8,492	7,959	772	9.1	533	6.7
Change in aggregate reserves	6,457	9,841	7,222	(3,384)	(34.4)	2,619	36.3
General and administrative and commission	1,518	1,371	1,640	147	10.7	(269)	(16.4)
Net transfers from separate accounts	(2,006)	(1,847)	(1,376)	(159)	(8.6)	(471)	(34.2)
Total benefits and other expenses	15,233	17,857	15,445	(2,624)	(14.7)	2,412	15.6
Pretax income (loss)	1,263	(2,723)	1,960	3,986	146.4	(4,683)	(238.9)
Income tax expense (benefit)	(53)	23	513	(76)	(330.4)	(490)	(95.5)
Net realized capital gain (loss)	(489)	3,437	(483)	(3,926)	(114.2)	3,920	811.6
Net income (loss)	$827	691	964	$136	19.7%	$(273)	(28.3)%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(160)	(100)	148	$(60)	(60.0)%	$(248)	(167.6)%
Other change in capital & surplus	36	(91)	53	127	139.6	(144)	(271.7)
Net change in capital & surplus	$703	500	1,165	$203	40.6%	$(665)	(57.1)%
*Includes premiums and annuity and supplementary contract considerations.
Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Individual Annuities
Deposits	$11,318	9,688	12,011	$1,630	16.8%	$(2,323)	(19.3)%
In-force	118,602	115,189	106,778	3,413	3.0%	8,411	7.9%
Deposits and in-force amounts in the table above are for direct and assumed business. Deposits reflect amounts collected on both new and renewal business. In-force represents account values of the annuity contracts for our fixed, fixed-indexed, variable, and variable-indexed annuity contracts. In 2018, sales of our fixed-indexed annuity products were higher than the prior year due to the Allianz 222 sales promotion which offered policyholders certain bonus enhancements. In 2017, sales were lower than the prior year due to changes in the regulatory and compensation environment after the implementation of the DOL Fiduciary Rule and impacts of the Allianz 222 promotion in 2016.

Selected Financial Data and Management's Discussion and Analysis

Change in Key Market Factors
Our Individual Annuities segment is impacted by various market impacts and movements which are summarized below:

	Year ended December 31,			% change
	2018	2017	2016	2018 - 2017	2017 - 2016
Stock Index
S&P 500	(6.24)%	19.42%	9.54%	(25.66)%	9.88%
NASDAQ 100	(1.04)%	31.52%	5.89%	(32.56)%	25.63%
BUDBI	(0.88)%	15.94%	4.83%	(16.82)%	11.11%
BUDBI II	0.40%	14.31%	4.25%	(13.91)%	10.06%

	Year ended December 31,			Basis point (bps) change
	2018	2017	2016	2018 - 2017	2017 - 2016
Interest Rates
LIBOR 10yr	2.83%	2.40%	2.34%	43bps	6bps
LIBOR 20yr	2.71%	2.53%	2.56%	18bps	-3bps
Year Ended December 31, 2018 Compared to Year Ended December 31, 2017
Overview
Our Individual Annuities segment net change in capital and surplus increase was primarily driven by an increase in premiums and annuity considerations and a decrease in aggregate reserves. This was partially offset by negative equity market and interest rate movements resulting in realized hedging losses and an increase in policyholder benefits and surrenders.
Income

•	Premium and annuity considerations: Premium and annuity considerations increased primarily due to a fixed-indexed annuity product sales promotion in 2018; no such promotion occurred in the prior year.

•
Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments decreased primarily due to 2017 activity in which the Company began to cede certain fixed-indexed products on a modified coinsurance basis to an affiliated reinsurance company. This agreement was terminated in Q1 2018.

•
Fees from separate accounts: Fees from separate accounts decreased primarily due to lower separate account assets as a result of the negative equity market performance compared to positive performance in the prior year.

•	Other income: Other income decreased primarily due to a decrease in derivative income on interest rate swaps that hedge changes in cash flows for variable annuities.
Benefits and Other Expenses

•
Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to an increase in fixed and variable annuity surrenders driven by policyholder activity, and are impacted by the surrender period of the underlying annuity contract. We also experienced an increase in death payments, which is generally consistent with the growth in the Company's inforce business. These impacts were partially offset by a decrease in interest and adjustments on deposit-type contracts and death benefits on supplementary contracts with life contingencies.

•
Change in aggregate reserves: Change in aggregate reserves decreased primarily due to the Company's fixed-index annuity reserves driven by lower index credits as a result of the year over year equity market decline partially offset by new fixed-indexed annuity premiums due to the increase in production and overall net growth in the variable-indexed annuity reserves driven by the growth of the block of the business.

•
General and administrative and commission: General, administrative and commission expense increased primarily due to an increase in commissions expense as a result of higher fixed-indexed annuity production due to the 2018 sales promotion.

•
Net transfers from separate accounts: Net transfers from separate accounts is driven by policyholder withdrawals and new premium, and increased due to lower separate account premium and higher policyholder withdrawals.

•
Net realized capital gain (loss): Net realized capital gains decreased due to losses on derivatives used to economically hedge the Company's product liabilities as a result of a decrease in equity markets.

Selected Financial Data and Management's Discussion and Analysis

•	Income tax expense (benefit): There is a Federal income tax benefit in 2018 due to impacts from hedging losses.
Capital and Surplus

•	Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to negative hedging results on fixed-indexed annuities and tax expense on unrealized losses.

•
Other change in capital and surplus: Other change in capital and surplus increased due to a change in reserve on account of change in valuation basis recorded in 2018 related to certain fixed-indexed annuities with guaranteed lifetime withdrawal benefit streams. This was partially offset by a change in deferred income taxes as a result of negative hedging impacts and net impacts due to changes in accounting principles related to fixed and variable-indexed annuity reserve calculations. We also experienced a change in AVR that decreased capital and surplus due to the growth of the Company's general account investment portfolio.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016
Overview
Our Individual Annuities segment net change in capital and surplus is primarily driven by a decrease in premiums and annuity considerations, an increase in aggregate reserves, and an increase in policyholder benefits and surrenders. This is partially offset by positive equity market and interest rate movements resulting in realized hedging gains.
Income

•
Premium and annuity considerations: Premiums and annuity considerations decreased primarily due to a fixed-indexed annuity product sales promotion in the prior year; no such promotion occurred in the current year.

•
Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments increased primarily due to the Company beginning to cede certain fixed-indexed products on a modified coinsurance basis to an affiliated reinsurance company.

•
Other income: Other income decreased primarily due to a decrease in derivative income on interest rate swaps that hedge changes in cash flows for variable annuities. This was partially offset by an increase in cash surrender value on COLI as a result of favorable equity markets.

Benefits and Other Expenses

•
Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to an increase in fixed and variable annuity surrenders driven by policyholder activity. We also experienced an increase in death payments which is generally consistent with the growth in the Company's inforce business. These impacts were partially offset by a decrease in interest and adjustments on deposit-type contracts and death benefits on supplementary contracts with life contingencies.

•
Change in aggregate reserves: Change in aggregate reserves increase was primarily due to net growth in the Company's fixed-index and variable-indexed annuity reserves driven by new premiums and increased index credits as a result of year over year equity market growth.

•
General and administrative and commission: General, administrative and commission expense decreased primarily due to a decrease in commissions expense as a result of a decrease in fixed-indexed annuity considerations.

•
Net transfers from separate accounts: Net transfers from separate accounts is driven by policyholder withdrawals and new premium, and increased due to lower separate account premium and higher policyholder withdrawals.

•
Net realized capital gain (loss): Net realized capital gains increased due to gains on derivatives used to economically hedge the Company's product liabilities as a result of an increase in equity markets.

•	Income tax expense (benefit): Federal income tax expense decreased due to a decrease in pre-tax gain from operations.
Capital and Surplus

•	Change in unrealized capital gain (loss): Unrealized capital losses are primarily due to negative hedging results on fixed-indexed annuities.

Selected Financial Data and Management's Discussion and Analysis

•
Other change in capital and surplus: Other change in capital and surplus decreased due to a change in deferred income taxes as a result of a revaluation charge related to the enactment of U.S. tax reform and a variable annuity interest rate swap (IRS) hedge restrike. We also experienced a change in AVR that decreased capital and surplus due to the growth in the Company's general account investment portfolio. These impacts were partially offset by a deferred gain on ceded reinsurance of inforce fixed annuity business, net of amortization, net impacts due to changes in accounting principle for variable-indexed annuities, and change in nonadmitted assets due to a decrease in EDP equipment and software and prepaid expenses.

Life
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Income:
Premium and annuity considerations	$816	708	587	$108	15.3%	$121	20.6%
Net investment income	158	129	108	29	22.5	21	19.4
Ceded reinsurance reserve and expense adjustments	(16)	4	7	(20)	(500.0)	(3)	(42.9)
Other income	—	1	1	(1)	(100.0)	—	—
Total income	958	842	703	116	13.8	139	19.8
Benefits and other expenses:
Policyholder benefits and surrenders	96	80	88	16	20.0	(8)	(9.1)
Change in aggregate reserves	658	680	386	(22)	(3.2)	294	76.2
General and administrative and commission	212	217	158	(5)	(2.3)	59	37.3
Total benefits and other expenses	966	977	632	(11)	(1.1)	345	54.6
Pretax income (loss)	(8)	(135)	71	127	94.1	(206)	(290.1)
Income tax expense (benefit)	—	1	18	(1)	—	(17)	(94.4)
Net realized capital gain (loss)	(1)	217	$(1)	(218)	(100.5)	218	NM*
Net income (loss)	$(9)	81	52	$(90)	(111.1)%	$29	55.8%
Capital and Surplus:
Change in unrealized capital gain (loss)	$(70)	15	31	$(85)	(566.7)%	$(16)	(51.6)%
Other change in capital & surplus	(6)	(4)	(5)	(2)	(50.0)	1	20.0
Net change in capital & surplus	$(85)	92	78	$(177)	(192.4)%	$14	17.9%
*Not meaningful
Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Life
First year and renewal premiums	$864	758	627	$106	14.0%	$131	20.9%
In-force	37,982	33,757	29,998	4,225	12.5	3,759	12.5
First year and renewal premiums and in-force amounts in the table above are for direct and assumed business. In-force amounts represent life insurance in-force on our FIUL, business and certain universal life, and term life business. The continued increase in first year and renewal premiums in 2018, 2017 and 2016 is a result of continued product enhancements. The movement of in-force, year over year, is primarily driven by policyholder activity. Increases are driven by new business, and decreases are driven by policyholder charges, surrenders, and claims.

Selected Financial Data and Management's Discussion and Analysis

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017
Overview
The Life segment net change in capital and surplus decreased primarily due to realized hedging losses as a result of negative equity market performance and an increase in net unrealized hedging losses. This was partially offset by an increase in policy charges and an increase in commissions expense both as a result of a growing and maturing block of business.
Income

•	Premium and annuity considerations: Premiums and annuity considerations increased as a result of an increase in first year and renewal premiums as a result of a growing block of business.

•	Net investment income: Net investment income increased primarily due to an increase in Life average invested assets.

•	Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments decreased as a result of changes in ceded modified coinsurance reserves on certain Life products.
Benefits and Other Expenses

•	Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to policyholder activity in addition to an increase in death claims.

•
Change in aggregate reserves: Change in aggregate reserves decreased due to lower index credits as a result of negative equity market performance. This was partially offset by increasing premiums and an increase in policy charges as a result of a growing and maturing block of business.

•
General and administrative and commission: General and administrative and commission expense decreased primarily due to lower product litigation expenses partially offset by an increase in first year and renewal commissions which is consistent with premium production.

•	Net realized capital gain (loss): Net realized capital gain decreased due to hedging losses as a result of negative equity market performance.
Capital and Surplus

•	Change in unrealized capital gain (loss): Change in unrealized capital loss is due to an increase in hedging losses as a result of negative equity markets.
Year Ended December 31, 2017 Compared to Year Ended December 31, 2016
Overview
The Life segment net change in capital and surplus increased primarily due to realized hedging gains as a result of positive equity market performance, an increase in policy charges as a result of a growing and maturing block of business, and a decrease in death benefits due to policyholder activity. This was partially offset by an increase in commissions expense as a result of premium increases and a decrease in unrealized hedging gains.
Income

•	Premium and annuity considerations: Premiums and annuity considerations increased as a result of an increase in first year and renewal premiums as a result of a growing block of business.

•	Net investment income: Net investment income increased primarily due to an increase in Life average invested assets.

•	Ceded reinsurance reserve and expense adjustments: Ceded reinsurance reserve and expense adjustments decreased as a result of changes in ceded modified coinsurance reserves on certain Life products.
Benefits and Other Expenses

•	Policyholder benefits and surrenders: Policyholder benefits and surrenders decreased due a decrease in death claims.

•
Change in aggregate reserves: Change in aggregate reserves increased due to an increase in index credits as a result of positive equity market performance and increasing premiums due to a growing block of Life business. This was partially offset by an increase in policy charges as a result of a growing and maturing block of business.

•
General and administrative and commission: General and administrative and commission expense increased primarily due to an increase in first year and renewal commissions which is consistent with premium production, higher product litigation expenses, and higher allocated expenses due to the growing block of Life business.

Selected Financial Data and Management's Discussion and Analysis

•	Income tax expense (benefit): Income tax expense decreased as a result of a decrease in pretax income.

•	Net realized capital gain (loss): Net realized capital gain increased due to hedging gains as a result of positive equity market performance.
Capital and Surplus

•	Change in unrealized capital gain (loss): Change in unrealized capital gain due to timing of gain realization.
Legacy
Segment Results of Operations

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Income:
Premium and annuity considerations	$154	149	143	$5	3.4%	$6	4.2%
Net investment income	89	82	77	7	8.5	5	6.5
Ceded reinsurance reserve and expense adjustments	7	8	8	(1)	—	—	—
Other income	—	1	1	(1)	—	—	—
Total income	250	240	229	10	4.2	11	4.8
Benefits and other expenses:
Policyholder benefits and surrenders	76	77	64	(1)	(1.3)	13	20.3
Change in aggregate reserves	184	107	147	77	72.0	(40)	(27.2)
General and administrative and commission	40	28	26	12	42.9	2	7.7
Net transfers from separate accounts	(3)	(4)	(4)	1	—	—	—
Total benefits and other expenses	297	208	233	89	42.8	(25)	(10.7)
Pretax income (loss)	(47)	32	(4)	(79)	(246.9)	36	900.0
Income tax expense (benefit)	2	—	(1)	2	NM*	1	100.0
Net realized capital gain (loss)	—	1	$(2)	(1)	(100.0)	3	150.0
Net income (loss)	$(49)	$33	$(5)	$(82)	(248.5)%	$38	760.0%
Capital and Surplus:
Change in unrealized capital gain (loss)	$1	7	1	$(6)	(85.7)%	$6	100.0%
Other change in capital & surplus	(4)	(5)	(1)	1	20.0	(4)	(400.0)
Net change in capital & surplus	$(52)	35	(5)	$(87)	(248.6)%	$40	800.0%
*Not meaningful
Selected Operating Performance Measures

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Legacy Products
Gross premiums written	$258	257	256	$1	0.4%	$1	0.4%
In-force	3,101	3,427	3,684	(326)	(9.5)	(257)	(7.0)
Gross premium written in the table above are for direct and assumed business. Gross premiums written reflect premiums collected on renewal business. There are no new premiums as these are closed blocks of business. The increase in gross premiums written in 2018 and 2017 was due to a rate increase implemented in the LTC block of business starting in 2016. In-force amounts

Selected Financial Data and Management's Discussion and Analysis

represent gross life insurance within our Special Markets products. The continued decline in in-force volume is attributable to the Legacy segment being a closed block of business.
Year Ended December 31, 2018 Compared to Year Ended December 31, 2017
Overview
The Legacy segment unfavorable change in capital and surplus was driven by higher reserves on future claim reserves driven by the additional premium deficiency reserve and establishment of claim administrative expense reserves in 2018 on the LTC line of business.
Income

•	Premium and annuity considerations: Premium and annuity considerations increased primarily due to continued effects of LTC rate increases implemented in 2016.

•	Net investment income: LTC reflects higher investment income due to growth in reserves driven by an aging block of business.
Benefits and Other Expenses

•	Change in aggregate reserves: Change in aggregate reserves increased driven by an additional premium deficiency reserve added in 2018 and higher claims experience.

•
General and administrative and commission: The unfavorable change in general and administrative and commission is primarily due to the establishment of a claim administrative expense reserve added in 2018 to the claim reserves.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016
Overview
The Legacy segment favorable change in capital and surplus was driven by positive reserve impacts due to lower reserves on future claim reserves.
Income

•	Premium and annuity considerations: Premium and annuity considerations increased primarily due to continued effects of an LTC rate increase implemented in 2016.

•	Net investment income: LTC reflects higher investment income due to growth in reserves driven by an aging block of business.
Benefits and Other Expenses

•	Policyholder benefits and surrenders: Policyholder benefits and surrenders increased primarily due to overall higher LTC claim activity in 2017.

•	Change in aggregate reserves: Change in aggregate reserves decreased driven by enhancements made to the future reserve calculations, partially offset by higher claims experience.

•	General and administrative and commission: The unfavorable change in general and administrative is driven by higher LTC commissions and an increase in allocated investment expenses.
Dividends

	Year ended December 31,			Increase (decrease) and % change		Increase (decrease) and % change
	2018	2017	2016	2018 - 2017		2017 - 2016
Capital and Surplus:
Dividends to parent	$—	(780)	(894)	$780	100.0%	$114	12.8%
We are required to meet minimum statutory capital and surplus requirements. Our statutory capital and surplus as of December 31, 2018 and 2017, were in compliance with these requirements. The maximum amount of ordinary dividends that can be paid by Minnesota insurance companies to the stockholder without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the

Selected Financial Data and Management's Discussion and Analysis

Company may declare and pay from its Unassigned surplus cash dividends of not more than the greater of 10% of its prior year-end statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $1,259 can be paid in 2019 without prior approval of the Commissioner of Commerce.
Financial Condition
Investment Strategy
Our investment strategy focuses on diversification by asset class. We seek to achieve economic diversification, while reducing overall credit and liquidity risks. We attempt to mitigate these credit and liquidity risks by adhering to investment policies that provide portfolio diversification on an asset class, creditor, and industry basis, and by complying with investment limitations governed by state insurance laws and regulations, as applicable. We also consider all relevant objective information available in estimating the cash flows related to structured securities. We actively monitor and manage exposures, and determine whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by our risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management. We also have an asset-liability management strategy to align cash flows and duration of the investment portfolio with contractholder liability cash flows and duration.
The following table presents the investment portfolio at December 31:

	2018		2017
	Carrying value	% of total	Carrying value	% of total
Bonds	$97,281	83.0%	$90,727	83.0%
Stocks	137	0.1	150	0.1
Investment in subsidiaries	1,339	1.1	1,267	1.2
Mortgage loans on real estate	13,292	11.3	11,799	10.8
Real estate	58	—	54	—
Cash and cash equivalents	926	0.8	1,333	1.2
Policy loans	214	0.2	184	0.2
Derivative assets	573	0.5	676	0.6
Other invested assets	3,383	3.0	3,137	2.9
Total cash and invested assets	$117,203	100.0%	$109,327	100.0%
Bonds
Refer to Note 5 of the audited Statutory Financial Statements for information regarding the nature of our portfolio of bonds securities. The tables below set forth the amortized cost of the NAIC Securities Valuation Office quality ratings for the Company's bond securities portfolio at December 31, 2018 and 2017.

	2018
NAIC Classes	Fair Value	% of Total	Amortized Cost	% of Total
1	$58,538	60.0%	$57,848	59.5%
2	37,620	38.6	38,005	39.1
Investment grade	96,158	98.6	95,853	98.6
3	1,249	1.3	1,295	1.3
4	81	0.1	86	0.1
5	39	—	39	—
6	7	—	7	—
Below investment grade	1,376	1.4	1,428	1.4
Total	$97,534	100.0%	$97,281	100.0%

Selected Financial Data and Management's Discussion and Analysis

	2017
NAIC Classes	Fair Value	% of Total	Amortized Cost	% of Total
1	$58,200	60.2%	$54,527	60.0%
2	36,733	37.9	34,438	38.0
Investment grade	94,933	98.1	88,965	98.0
3	1,635	1.7	1,530	1.7
4	136	0.1	138	0.2
5	100	0.1	93	0.1
6	—	—	—	—
Below investment grade	1,871	1.9	1,761	2.0
Total	$96,804	100.0%	$90,726	100.0%
Sub-prime and Alt-A Mortgage Exposure
We do not originate or purchase whole-loan mortgages with sub-prime or Alt-A. Sub-prime lending is the origination of loans to customers with weaker credit profiles. Due to the high quality of our mortgaged-backed securities, and the lack of sub-prime loans in the securities, we do not have a material exposure to sub-prime mortgages in those holdings. Alt-A loans are defined as any security backed by residential mortgage collateral which is not clearly identifiable as prime or sub-prime; we do not have a material exposure to Alt-A mortgages.
Commercial Mortgage-backed, Residential Mortgage-backed, and Other Asset-backed Securities
Commercial mortgage-backed securities (CMBS) represent pools of commercial mortgages that are broadly diversified across property types and geographical areas. The following table summarizes our exposure to CMBS holdings by NAIC classes and vintage year as of December 31:

	2018
NAIC Classes	% of total CMBS			Vintage
1	$10,398	99.9%	2018	$1,810	17.3%
2	1	—	2017	2,024	19.5
3	1	—	2016	2,007	19.3
4	1	—	2015	2,185	21.0
5	3	0.1	2014 and prior	2,378	22.9
6	—	—		$10,404	100.0%
	$10,404	100.0%

	2017
NAIC Classes	% of total CMBS			Vintage
1	$8,301	98.7%	2017	$1,901	22.7%
2	99	1.2	2016	1,910	22.7
3	—	—	2015	2,088	24.8
4	4	0.1	2014	1,606	19.1
5	—	—	2013 and prior	899	10.7
6	—	—		$8,404	100.0%
	$8,404	100.0%
Asset backed security (ABS) holdings consist primarily of aircraft leases, credit card receivables and other asset-backed securities that meet specific criteria, such as credit quality, insurance requirements, or limits on these types of investments.

Selected Financial Data and Management's Discussion and Analysis

The following table summarizes our exposure to other ABS holdings by NAIC classes and vintage year as of December 31:

	2018
NAIC Classes	% of total other ABS			Vintage
1	$1,535	78.2%	2018	$938	47.8%
2	378	19.2	2017	254	12.9
3	51	2.6	2016	197	10.0
4	—	—	2015	236	12.0
5	—	—	2014 and prior	339	17.3
6	—	—		$1,964	100.0%
	$1,964	100.0%

	2017
NAIC Classes	% of total other ABS			Vintage
1	$707	67.5%	2017	$171	16.3%
2	232	22.1	2016	211	20.2
3	75	7.2	2015	244	23.3
4	28	2.7	2014	35	3.4
5	5	0.5	2013 and prior	386	36.8
6	—	—		$1,047	100.0%
	$1,047	100.0%
Non-agency residential mortgage-backed securities (NA RMBS) are backed by pools of residential mortgage loans made to non-prime borrowers, diversified across geographies.
The following table summarizes our exposure NA RMBS holdings by NAIC classes and vintage year as of December 31:

	2018
NAIC Classes	% of total NA RMBS			Vintage
1	$4,944	99.5%	2018	$331	6.6%
2	4	0.1	2017	1,305	26.3
3	6	0.1	2016	1,573	31.7
4	4	0.1	2015	458	9.2
5	9	0.2	2014 and prior	1,300	26.2
6	—	—		$4,967	100.0%
	$4,967	100.0%

	2017
NAIC Classes	% of total NA RMBS			Vintage
1	$5,552	100.0%	2017	$1,211	21.7%
2	—	—	2016	1,700	30.6
3	—	—	2015	509	9.2
4	1	—	2014	148	2.7
5	—	—	2013 and prior	1,985	35.8
6	—	—		$5,553	100.0%
	$5,553	100.0%

Selected Financial Data and Management's Discussion and Analysis

Unrealized investment losses of bonds, for investment grade (NAIC classes 1-2) and below investment grade (NAIC classes 3-6) securities by duration are as follows at December 31:

	2018
	Investment Grade	% of Total	Below Investment Grade	% of Total
Twelve months or less below carrying value	$1,539	62.0%	$39	1.6%
More than twelve months below carrying value	870	35.0	36	1.4
Total	$2,409	97.0%	$75	3.0%

	2017
	Investment Grade	% of Total	Below Investment Grade	% of Total
Twelve months or less below carrying value	$78	24.4%	$2	0.6%
More than twelve months below carrying value	221	68.8	20	6.2
Total	$299	93.2%	$22	6.8%
See Note 5 of the audited Statutory Financial Statements for additional disclosures in regards to unrealized investment losses of bonds, for instances in which fair value declined below amortized cost by greater than or less than 20% for consecutive periods at December 31.
Other-than-temporary impairments, by market sector, for impairments included in the Statutory Statements of Operations, were as follows at December 31:

	2018		2017
	Impairment	No. of Securities	Impairment	No. of Securities
U.S. government	$3	3	$—	—
States and political subdivisions	—	1	—	—
Corporate securities	108	35	48	13
Total	$111	39	$48	13
Refer to Note 5 of the audited Statutory Financial Statements for information regarding our cumulative impairments on fixed-maturity securities.
Refer to Note 6 of the audited Statutory Financial Statements for information regarding the fair value and level of our financial instruments.
Mortgage Loans on Real Estate
See Note 5 of the audited Statutory Financial Statements and Schedules for information regarding Mortgage Loans on Real Estate.
Loan-to-value (LTV) and debt service coverage (DSC) ratios are common measurements used to assess the risk and quality of mortgage loans. The LTV ratio, calculated at the time of origination, is the percentage of the loan amount relative to the value of the underlying property. The DSC ratio, based upon the most recently received financial statements from the debtor, is calculated as the amount of the property’s net income divided by the debt service payments.
See Note 5 of the audited Statutory Financial Statements for additional information relating to LTV and DSC ratios.

Selected Financial Data and Management's Discussion and Analysis

Properties collateralizing mortgage loans are geographically dispersed throughout the United States as follows at December 31:

	2018		2017
	Gross Carry Value	% of Total	Gross Carry Value	% of Total
Mortgage loans by region
East North Central	$1,467	11.0%	$1,588	13.5%
East South Central	281	2.1	167	1.4
Middle Atlantic	1,075	8.1	922	7.8
Mountain	920	6.9	771	6.5
New England	939	7.1	848	7.2
Pacific	3,950	29.7	3,435	29.1
South Atlantic	3,041	22.9	2,709	23.0
West North Central	727	5.5	661	5.6
West South Central	891	6.7	698	5.9
Total	$13,291	100.0%	$11,799	100.0%
Properties collateralizing mortgage loans are diversified by property type are as follows at December 31:

	2018		2017
	Gross Carry Value	% of Total	Gross Carry Value	% of Total
Mortgage loans by property type
Industrial	$2,882	21.7%	$2,597	22.0%
Retail	2,815	21.2	2,581	21.9
Office	4,337	32.6	3,623	30.7
Apartments	3,257	24.5	2,998	25.4
Total	$13,291	100.0%	$11,799	100.0%
Liquidity and Capital Resources
Overview
The Company’s liquidity requirements are generally met through funds provided by investment income, receipt of insurance premiums, M&E fees and benefit rider income, maturities and sales of investments, reinsurance recoveries, and capital contributions from Allianz SE, as needed.
The Company has access to funding through securities lending under which the Company lends bonds and receives cash collateral and short term securities in an amount in excess of the fair value of the securities loaned.
The Company is also a member of the Federal Home Loan Bank (FHLB) of Des Moines, which provides access to collateralized borrowings.  Funding from the FHLB of Des Moines is collateralized with bonds from the Company’s general account investment portfolio.
Reinsurance may play a key role in funding the Company’s continued growth, and may be utilized for any product for which there is significant uncertainty related to future claims experience. Moreover, the Company is generally risk adverse for its smaller lines of business, and predictability of future profitability takes precedence over retaining a large percentage of risk.
The Company does not utilize the capital markets as a source of capital. Should the need for capital arise, the Company may obtain capital contributions from Allianz SE as an alternative source of funding. If capital infusions are deemed necessary, the Company obtains prior approval by the Minnesota Department of Commerce, as appropriate.
The primary uses of funds are policy benefits, commissions, other product-related acquisition costs, investment purchases, operating expenses, and dividends to AZOA. The Company routinely reviews its sources and uses of funds in order to meet its ongoing obligations.

Selected Financial Data and Management's Discussion and Analysis

Financial Ratings and Strength

•	Standard & Poor’s AA (Very Strong)

•	Moody’s A1 (Good)

•	AM Best A+ (Superior)
Financial strength ratings are based upon an independent review of the Company, its ultimate parent (Allianz SE), subsidiaries, and the industry in which the Company operates. Each rating agency assigns ratings based on an independent review and takes into account a variety of factors to arrive at its final rating. Ratings are subject to change and there can be no assurance that the ratings afforded to the Company in the future will be consistent with historical ratings.
Cash Flows
The following table sets forth information from our Statutory Statements of Cash Flows for the years ended December 31:

	2018	2017	2016
Net cash provided by operating activities	$9,951,161	8,354,757	9,840,148
Net cash used in investing activities	(9,143,772)	(5,923,303)	(7,113,928)
Net cash used in financing and miscellaneous activities	(1,213,917)	(2,045,665)	(2,569,260)
Net change in cash, cash equivalents, and short-term investments	$(406,528)	385,789	156,960
We have the funds necessary to meet the capital requirements of all states in which we do business, and to support our operations.
The increase in net cash provided by operating activities in 2018 as compared to 2017 is primarily due to an increase in premiums driven by the 2018 Allianz 222 sales promotion. These impacts were partially offset by an increase in surrenders and loss-related payments. The decrease in net cash provided by operating activities in 2017 as compared to 2016 is primarily due to a decrease in premiums and commissions and an increase in surrenders. These impacts were partially offset by a decrease in income taxes paid and increases in benefit rider income and net investment income.
The increase in net cash used in investing activities in 2018 as compared to 2017 is driven by lower net proceeds from negative hedging results. The decrease in net cash used in investing activities in 2017 as compared to 2016 is primarily due to positive net hedging results and a decrease in net mortgage loan purchases, partially offset by an increase in net bond purchases.
The decrease in net cash used from financing and miscellaneous activities is primarily due to no dividend payments made in 2018. The decrease in net cash used in financing and miscellaneous activities was primarily driven by a repayment of borrowed funds in 2016, an increase in other cash provided, primarily driven by the timing of securities lending and miscellaneous applications, and a decrease in cash dividends paid.
Risk-Based Capital
See Note 14 and 16 of the audited Statutory Financial Statements for information regarding the Risk-Based Capital (RBC). The Company's RBC ratio significantly exceeds required minimum thresholds as of December 31, 2018 and 2017.
Commitments
The following table summarizes certain contractual obligations and the Company’s commitments by period as of December 31, 2018:

		In 1 year	After 1 year	After 3 years	After
	Total	or less	up to 3 years	up to 5 years	5 Years
Payments due
Policyholder liabilities	$135,227	9,148	19,067	18,926	88,086
Mortgage notes payable	60	9	20	23	8
Operating leases	2	—	1	1	—
Total payments due	$135,289	9,157	19,088	18,950	88,094
Policyholder liabilities include estimated claim and benefit, policy surrender and commission obligations offset by expected future deposits and premiums on in-force insurance policies and investment contracts in the Individual Annuities and Life segments. We have excluded the separate account liabilities as these obligations are legally insulated from general account obligations and will be fully funded by cash flows from separate account assets. The obligations have not been discounted to

Selected Financial Data and Management's Discussion and Analysis

present value. Estimated claim and benefit obligations are based upon mortality, morbidity and lapse assumptions comparable to historical experience. The results are based on assuming market growth and interest crediting consistent with other valuation assumptions. In contrast to this table, the majority of our obligations are recorded on the Balance Sheets at current account values or other prescribed measurements that are not directly related to liability cash flows. These obligations do not incorporate an expectation on future market growth, interest crediting, or future deposits. Therefore, due to the significance of the assumptions used, the amounts presented could materially differ from actual results.
Mortgage notes payable includes contractual principal and interest payments and therefore exceeds the amount shown in the Balance Sheet. See Notes 7 of the audited Statutory Financial Statements for additional information.
Contingencies
See Note 20 of the audited Statutory Financial Statements for information regarding Contingencies.
Off-Balance Sheet Arrangements
The Company does not have any off-balance sheet transactions, arrangements or other relationships that management believes would be reasonably likely to have a material effect on the Company’s liquidity or the requirements for capital resources.
The Company utilizes exchange-traded futures to economically hedge certain product liabilities. Under this kind of transaction, the Company agrees to purchase a specified number of contracts and settles the variation margin with the counterparty on a daily basis in an amount equal to the change in the market value of the underlying contracts from the close of the previous trading day. The parties with whom the Company enters into the exchange-traded futures contracts are regulated futures commission’s merchants who are members of a trading exchange.
The Company is exposed to credit-related losses in the event of non-performance by counterparties under the terms of the futures contracts. The Company minimizes counterparty credit risk by establishing relationships only with counterparties rated BBB+ and higher. Given the credit ratings of the counterparties with which the Company transacts, the Company does not expect any counterparties to fail to meet their obligations. The Company has also executed Credit Support Annex (CSA) agreements with all active counterparties and requires a CSA from all new counterparties added to the Company’s counterparty pool. The CSA agreements further limit the Company’s counterparty credit risk by requiring the counterparty to post collateral to a segregated custodial account based on the net exposure to the Company.
As the Company’s futures transactions are executed through a regulated exchange, positions are marked-to-market and settled on a daily basis, and collateral is posted prior to execution of a transaction. The Company has minimal exposure to credit-related losses in the event of non-performance. The Company is required to post collateral for any futures, options and swap contracts that are executed. The amount of collateral required is determined by the exchange on which the contract is traded. Refer to Note 5 in the audited Statutory Financial Statements for additional information regarding derivative collateral posted.

Selected Financial Data and Management's Discussion and Analysis

Item 11(j).
Quantitative and Qualitative Disclosures about Market Risk
Market risk is the risk of the loss of fair value resulting from adverse changes in market rates and prices, such as interest rates and equity prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. Reference Note 4 of the audited Statutory Financial Statements for additional details on how we mitigate our market exposure risk and our overall risk management practices.
Sensitivity Analysis
To assess the impact of changes in interest rate and equity markets, we perform sensitivity tests. Sensitivity tests measure the instantaneous impact of a single hypothetical interest rate or equity price change on our income, or fair value of an asset or liability, while holding all other rates or prices constant. To assess interest rate risk, we perform a sensitivity test which instantaneously shocks interest rates across all maturities by a hypothetical 50 bps. To assess equity risk, we perform a sensitivity test which instantaneously shocks all equity prices by a hypothetical 15%.
Interest Rate Risk
One means of assessing exposure to interest rate changes is to measure the potential change in the statutory value of an asset due to a hypothetical change in interest rates of 50 bps across all maturities. We noted that under this model, with all other factors remaining constant, a 50 bps increase in interest rates would cause our tax effected capital and surplus to decrease by $139 for the period ending December 31, 2018.
We also examined the impact on after tax capital and surplus due to a hypothetical decrease in interest rates of 50 bps across all maturities. Under this model, with all other factors being constant, we estimated that such a decline would cause our tax effected capital and surplus to increase by $145 as of December 31, 2018. Note that the impacts referenced reflect reserve changes net of economic hedge impact.
Equity Market Risk
One means of assessing exposure to changes in equity market prices is to estimate the potential changes in after tax capital and surplus from a hypothetical change in equity market prices of 15%. Under this model, with all other factors constant, we estimated that a decrease in equity market prices would cause our after tax capital and surplus to decrease by $299, while an increase in equity market prices would cause our after tax capital and surplus to increase by $183 based on our equity exposure as of December 31, 2018. Note that the impacts referenced reflect reserve changes net of economic hedge impact.

Selected Financial Data and Management's Discussion and Analysis

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Financial Statements
December 31, 2018 and 2017
(With Independent Auditors' Report Thereon)

Report of Independent Auditors

To the Board of Directors
Allianz Life Insurance Company of North America

We have audited the accompanying statutory financial statements of Allianz Life Insurance Company of North America, which comprise the statutory statements of admitted assets, liabilities and surplus as of December 31, 2018, and the related statutory statements of income and changes in surplus, and of cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Minnesota Department of Commerce. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Minnesota Department of Commerce, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2018, or the results of its operations or its cash flows for the year then ended.

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Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of the Company as of December 31, 2018, and the results of its operations and its cash flows for the years then ended, in accordance with the accounting practices prescribed or permitted by the Minnesota Department of Commerce described in Note 2.

/s/ PricewaterhouseCoopers LLP

Minneapolis, MN
April 10, 2019

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Independent Auditors’ Report

The Board of Directors
Allianz Life Insurance Company of North America:

We have audited the accompanying financial statements of Allianz Life Insurance Company of North America, which comprise the statutory statements of admitted assets, liabilities, and capital and surplus as of December 31, 2017, and the related statutory statements of operations and capital and surplus, and cash flow for the years ended December 31, 2017 and 2016, and the related notes to the statutory financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles
As described in Note 2 to the financial statements, the financial statements are prepared by Allianz Life Insurance Company of North America using statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles
In our opinion, because of the significance of the variances between statutory accounting practices and U.S. generally accepted accounting principles discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

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paragraph, the financial statements referred to above do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of Allianz Life Insurance Company of North America as of December 31, 2017, or the results of its operations or its cash flows for the years ended December 31, 2017 and 2016.

Opinion on Statutory Basis of Accounting
In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of Allianz Life Insurance Company of North America as of December 31, 2017, and the results of its operations and its cash flow for the years ended December 31, 2017 and 2016, in accordance with statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce described in Note 2.

/s/ KPMG LLP

Minneapolis, Minnesota
May 18, 2018

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2018 and 2017
(Dollars in millions, except share data)

Admitted Assets	2018	2017
Cash and invested assets:
Bonds	$97,281	90,727
Stocks	137	150
Investment in subsidiaries	1,339	1,267
Mortgage loans on real estate	13,292	11,799
Real estate	58	54
Cash and cash equivalents	926	1,333
Policy loans	214	184
Derivative assets	573	676
Other invested assets	3,383	3,137
Total cash and invested assets	117,203	109,327
Investment income due and accrued	1,047	1,004
Amounts due from reinsurers:
Amounts recoverable from reinsurers	18	9
Other amounts receivable under reinsurance contracts	10	15
Current federal and foreign income tax recoverable	305	321
Deferred tax asset, net	—	10
Receivable from affiliates	22	11
Other assets	596	616
Admitted assets, exclusive of separate account assets	119,201	111,313
Separate account assets	22,835	26,755
Total admitted assets	$142,036	138,068

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus
December 31, 2018 and 2017
(Dollars in millions, except share data)

Liabilities and Capital and Surplus	2018	2017
Policyholder liabilities:
Life policies and annuity contracts	$100,176	93,604
Accident and health policies	1,605	1,419
Deposit-type contracts	5,125	5,272
Life policy and contract claims	8	6
Accident and health policy and contract claims	17	18
Other policyholder funds	187	114
Total policyholder liabilities	107,118	100,433
Interest maintenance reserve	161	274
Commissions due and accrued	30	20
General expenses due and accrued	138	185
Due from separate accounts	(346)	(642)
Current income taxes payable	2	2
Deferred tax liability, net	134	—
Borrowed money	501	500
Asset valuation reserve	764	725
Derivative liabilities	492	676
Payable to affiliates	29	31
Other liabilities	3,602	3,098
Liabilities, exclusive of separate account liabilities	112,625	105,302
Separate account liabilities	22,835	26,755
Total liabilities	135,460	132,057
Capital and surplus:
Class A, Series A preferred stock, $1 par value. Authorized, issued, and outstanding, 8,909,195 shares; liquidation preference of $14 and $2 at December 31, 2018 and 2017, respectively	20	20
Class A, Series B preferred stock, $1 par value. Authorized, 10,000,000 shares; issued and outstanding, 9,994,289 shares; liquidation preference of $33 and $4 at December 31, 2018 and 2017, respectively	9	9
Common stock, $1 par value. Authorized, 40,000,000 shares; issued and outstanding, 20,000,001 shares at December 31, 2018 and 2017, respectively	10	10
Additional paid-in capital	3,676	3,676
Unassigned surplus	2,861	2,296
Total capital and surplus	6,576	6,011
Total liabilities and capital and surplus	$142,036	138,068

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Operations
Years ended December 31, 2018, 2017, and 2016
(Dollars in millions)

	2018	2017	2016
Income:
Premiums and annuity considerations	$11,925	9,983	12,643
Consideration for supplementary contracts	268	248	271
Net investment income	4,593	4,504	4,361
Commissions and expense allowances on reinsurance ceded	163	223	162
Reserve adjustments related to reinsurance ceded	82	389	(5)
Fees from separate accounts	676	719	726
Other	(3)	150	179
Total income	17,704	16,216	18,337
Benefits and other expenses:
Policyholder benefits	1,822	1,625	1,558
Surrenders	7,614	7,024	6,553
Change in aggregate reserves and deposit funds	7,299	10,628	7,755
Commissions and other agent compensation	1,223	1,071	1,308
General and administrative expenses	547	545	516
Net transfers from separate accounts	(2,009)	(1,851)	(1,380)
Total benefits and other expenses	16,496	19,042	16,310
Income (loss) from operations before federal income taxes and net realized capital gain (loss)	1,208	(2,826)	2,027
Income tax (benefit) expense	(51)	24	530
Net income (loss) from operations before net realized capital gain (loss)	1,259	(2,850)	1,497
Net realized capital (loss) gain, net of taxes and interest maintenance reserve	(490)	3,655	(486)
Net income	$769	805	1,011

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Capital and Surplus
Years ended December 31, 2018, 2017, and 2016
(Dollars in millions)

	2018	2017	2016
Capital and surplus at beginning of year	$6,011	6,165	5,822
Change in accounting principle, net of tax (Note 3)	(86)	21	—
Change in reserve on account of change in valuation basis (Note 3)	342	—	—
Adjusted balance at beginning of year	6,267	6,186	5,822
Net income	769	805	1,011
Change in unrealized capital (loss) gain	(230)	(78)	180
Change in net deferred income tax	(121)	(122)	(32)
Change in nonadmitted assets	7	15	51
Change in asset valuation reserve	(38)	(107)	(70)
Dividends paid to parent	—	(780)	(894)
Change in unamortized gain on reinsurance transactions	(76)	76	98
Other changes in capital and surplus	(2)	16	(1)
Capital and surplus at end of year	$6,576	6,011	6,165

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Statutory Statements of Cash Flow
Years ended December 31, 2018, 2017, and 2016
(Dollars in millions)

	2018	2017	2016
Cash flow from operating activities:
Revenues:
Premiums and annuity considerations, net	$12,194	10,229	12,915
Net investment income	4,652	4,542	4,312
Commissions and expense allowances on reinsurance ceded	86	49	10
Fees from separate accounts	676	719	726
Other	96	135	218
Cash provided by operating activities	17,704	15,674	18,181
Benefits and expenses paid:
Benefit and loss-related payments	8,404	7,327	7,064
Net transfers to separate accounts	(2,305)	(2,061)	(1,543)
Commissions, expenses paid, and aggregate write-ins for deductions	1,800	1,838	1,817
Income tax (benefit received) paid, net	(79)	268	914
Change in unallocated remittances and items	(67)	(52)	89
Cash used in operating activities	7,753	7,320	8,341
Net cash provided by operating activities	9,951	8,354	9,840
Cash flow from investing activities:
Proceeds from investments sold, matured or repaid:
Bonds	9,476	7,826	9,831
Stocks	172	80	87
Mortgage loans	617	893	674
Other invested assets	13	11	12
Derivatives	—	3,660	—
Miscellaneous proceeds	559	126	221
Cash provided by investing activities	10,837	12,596	10,825
Cost of investments acquired:
Bonds	16,310	15,605	15,062
Stocks	175	104	71
Mortgage loans	2,111	2,292	2,249
Real estate	9	8	8
Other invested assets	189	109	107
Derivatives	547	—	216
Miscellaneous applications	611	387	217
Cash used in investing activities	19,952	18,505	17,930
Net increase in policy loans and premium notes	30	13	8
Net cash used in investing activities	(9,145)	(5,922)	(7,113)
Cash flow from financing and miscellaneous activities:
Change in borrowed money	—	—	(500)
Payments on deposit-type contracts and other insurance liabilities, net of deposits	(1,250)	(1,336)	(1,303)
Dividends paid to parent	—	(780)	(861)
Other cash provided	37	70	94
Net cash used in financing and miscellaneous activities	(1,213)	(2,046)	(2,570)
Net change in cash, cash equivalents, and short-term investments	(407)	386	157
Cash, cash equivalents, and short-term investments:
Beginning of year	1,333	947	790
End of year	$926	1,333	947
Supplemental disclosures of cash flow information for non-cash transactions:
Non-cash dividend payment	$—	—	33

See accompanying notes to statutory financial statements.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(1)    Organization and Nature of Operations
Allianz Life Insurance Company of North America (the Company) is a wholly-owned subsidiary of Allianz of America, Inc. (AZOA or parent company), which is a wholly-owned subsidiary of Allianz Europe, B.V. Allianz Europe, B.V. is a wholly-owned subsidiary of Allianz SE. Allianz SE is a European company registered in Munich, Germany, and is the Company’s ultimate parent. The Company has a wholly-owned life insurance company subsidiary, Allianz Life Insurance Company of New York (AZNY). The Company also wholly owns two captive reinsurers, Allianz Life Insurance Company of Missouri (AZMO) and Allianz Annuity Company of Missouri (AAMO). In 2015, the Company recaptured all risks ceded to AAMO.
The Company is a life insurance company licensed to sell annuity, group and individual life, and group and individual accident and health policies in the United States, Canada, and several U.S. territories. Based on statutory net premium written, the Company's business is predominately annuity. The annuity business consists of fixed-indexed, variable, variable-indexed, and fixed annuities. The life business consists of both individual and group life. Life business includes products with guaranteed premiums and benefits and consists principally of fixed-indexed universal life policies and closed blocks of universal life policies, term insurance policies, and limited payment contracts. Accident and health business is primarily comprised of closed blocks of long-term care (LTC) insurance. The Company’s primary distribution channels are through independent agents, broker-dealers, banks, and third-party marketing organizations.
After evaluating the Company’s ability to continue as a going concern, management is not aware of any conditions or events which raise substantial doubts concerning the Company’s ability to continue as a going concern as of the date of filing these Statutory Financial Statements.
(2)    Summary of Significant Accounting Policies
(a)    Basis of Presentation
The Statutory Financial Statements have been prepared in accordance with accounting practices prescribed or permitted by the Minnesota Department of Commerce (the Department). The Department recognizes statutory accounting practices prescribed or permitted by the state of Minnesota for determining and reporting the financial condition and results of operations of an insurance company and its solvency under Minnesota insurance law. The state of Minnesota has adopted the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual as its prescribed basis of statutory accounting principles (SAP), without significant modification. The Company has no material statutory accounting practices that differ from those of the Department or NAIC SAP. These practices differ in some respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The effects of these differences, while not quantified, are presumed to be material to the Statutory Financial Statements. The more significant of these differences are as follows:

(1)
Acquisition costs, such as commissions and other costs incurred in connection with acquiring new and renewal business, are charged to current operations as incurred. Under U.S. GAAP, acquisition costs that are directly related to the successful acquisition of insurance contracts are capitalized and charged to operations as the corresponding revenues or future profits are recognized.

(2)
Aggregate reserves for life policies and annuity contracts, excluding variable annuities, are based on statutory mortality and interest assumptions without consideration for lapses or withdrawals. Under U.S. GAAP, aggregate reserves consider lapses and withdrawals.

(3)	Certain reinsurance transactions, primarily used for annuity business, are recognized as reinsurance for statutory purposes only.

(4)
Ceded reinsurance recoverable are netted against their related reserves within Policyholder liabilities, Life policies and annuity contracts and Life policy and contract claims, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, these ceded reserves are presented on a gross basis as an asset.

(5)
The Company reinsures a portion of its in-force block of business through several reinsurance agreements. Under NAIC SAP, the after-tax gains associated with these indemnity reinsurance transactions are recorded

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

in Unassigned surplus and recognized through income as future earnings of the books of business emerge. Under U.S. GAAP, the pretax gains associated with such transactions that qualify as reinsurance, are deferred as liabilities and are amortized into operations over the revenue-producing period of the policies.

(6)
Bonds are carried at values prescribed by the NAIC, generally amortized cost, except for those with an NAIC rating of 6, which are reported at the lower of amortized cost or fair value. Under U.S. GAAP, bonds classified as “available-for-sale” are carried at fair value, with unrealized gains and losses recorded in stockholder’s equity.

(7)
Changes in deferred income taxes are recorded directly to Unassigned surplus. Under U.S. GAAP, these items are recorded as an item of income tax benefit or expense in operations. Moreover, under NAIC SAP, a valuation allowance may be recorded against the deferred tax asset (DTA) and admittance testing may result in an additional charge to capital and surplus for nonadmitted portions of DTAs. Under U.S. GAAP, a valuation allowance may be recorded against the DTA and reflected as an expense.

(8)
Investments in subsidiaries are carried at net equity values as prescribed by the NAIC. Changes in equity values are reflected in Unassigned surplus within the Statutory Statements of Capital and Surplus as credits or charges to Unassigned surplus. Under U.S. GAAP, wholly owned subsidiary results are consolidated.

(9)
The Company is required to establish an asset valuation reserve (AVR) liability and an interest maintenance reserve (IMR) liability. The AVR provides for a standardized statutory investment valuation reserve for certain invested assets. Changes in this reserve are recorded as direct charges or credits to Unassigned surplus. The IMR is designed to defer net realized capital gains and losses resulting from changes in the level of prevailing market interest rates and amortize them into income within the Statutory Statements of Operations over the remaining life of the investment sold. The IMR represents the unamortized portion of applicable investment gains and losses as of the balance sheet date. There is no such concept under U.S. GAAP.

(10)
Canadian asset and liability amounts are expressed in Canadian dollars without foreign exchange translation into U.S. dollars. A net foreign currency translation adjustment is recorded within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus with an offset to Change in net unrealized foreign exchange capital gain (loss) within the Statutory Statements of Capital and Surplus. Under U.S. GAAP, Canadian assets and liabilities are converted to U.S. dollars, with any translation adjustment recorded to stockholder’s equity.

(11)
Certain assets designated as “nonadmitted assets” are not recognized and are charged directly to Unassigned surplus within the Statutory Statements of Capital and Surplus. These include, but are not limited to, investments in unaudited subsidiary, controlled, and affiliated (SCA) entities, electronic data processing (EDP) software, portions of goodwill, furniture and fixtures, prepaid expenses, receivables outstanding greater than 90 days, and portions of DTAs. There is no such concept under U.S. GAAP.

(12)
A provision is made for amounts ceded to unauthorized reinsurers in excess of collateral in the form of a trust or letter of credit through a direct charge to Unassigned surplus within the Statutory Statements of Capital and Surplus. There is no such requirement under U.S. GAAP.

(13)
Revenues for universal life policies and annuity contracts, excluding deposit-type contracts, are recognized as revenue when received within the Statutory Statements of Operations. Under U.S. GAAP, policy and contract fees charged for the cost of insurance, policy administrative charges, amortization of policy initiation fees, and surrender contract charges are recorded as revenues when earned.

(14)
Benefits for universal life policies and annuity contracts within the Statutory Statements of Operations, excluding deposit-type contracts, consist of payments made to policyholders. Under U.S. GAAP, benefits represent interest credited, and claims and benefits incurred in excess of the policyholder’s contract balance.

(15)
Changes in the fair value of derivatives are recorded as direct adjustments to Unassigned surplus as a component of Change in unrealized capital gains (losses) within the Statutory Statements of Capital and Surplus. Derivatives that meet the criteria of an effective hedge are valued and reported in a manner that is

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

consistent with the hedged asset or liability. Under U.S. GAAP, changes in the fair value of derivatives are recorded in derivative income (loss) as an offset to changes in the related policy benefit reserve within the line item where the embedded derivative is recorded. In addition, the effective and ineffective portions of a hedge are accounted for separately.

(16)
Commissions allowed by reinsurers on business ceded are reported as income when received within the Statutory Statements of Operations. Under U.S. GAAP, such commissions are deferred and amortized as a component of deferred acquisition costs.

(17)	The Statutory Financial Statements do not include a statement of comprehensive income as required under U.S. GAAP.

(18)	The Statutory Statements of Cash Flow do not classify cash flows consistent with U.S. GAAP and a reconciliation of net income to net cash provided from operating activities is not provided.

(19)
The calculation of reserves and transfers in the separate account statement requires the use of a Commissioners Annuity Reserve Valuation Method (CARVM) allowance on annuities for NAIC SAP. There is no such requirement under U.S. GAAP.

(20)
Sales inducements and premium bonuses are included in Life policies and annuity contracts in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and are charged to current operations as incurred. Under U.S. GAAP, deferred sales inducements and premium bonuses are similarly reserved; however, the costs are capitalized as assets and charged to operations as future profits are recognized in a manner similar to acquisition costs.

(21)
Negative cash balances are presented as a negative asset within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. These balances are presented as a liability under U.S. GAAP.

(22)
Embedded derivatives are not separated from the host contract and accounted for separately as a derivative instrument. Under U.S. GAAP, entities must separate the embedded derivative from the host contracts and separately account for those embedded derivatives at fair value.

(23)
For certain annuity products with a market value adjustment feature sold to Minnesota residents and variable-indexed annuities, the Department requires the Company to maintain a separate asset portfolio to back related reserves. These assets and liabilities are required to be included as part of the Separate account assets and Separate account liabilities presented on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Under U.S. GAAP, there is no such requirement.

(b)    Permitted and Prescribed Statutory Accounting Practices
The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis permitted or prescribed by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the NAIC. Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company has no permitted or prescribed practices that differ from NAIC SAP that had an impact on net income or surplus as of December 31, 2018, 2017, and 2016.
The Company’s subsidiary, AZMO, has adopted an accounting practice that is prescribed by the Department of Insurance, Financial Institutions, and Professional Registration of the State of Missouri (the Missouri Department). The effect of the accounting practice allows a letter of credit to be carried as an admitted asset. The balance of the letter of credit asset at December 31, 2018 and 2017 was $113 and $104, respectively. Under NAIC SAP, this letter of credit would not be allowed as an admitted asset.
This prescribed practice does not impact the net income of AZMO and results in increases to surplus of $113 and $104 as of December 31, 2018 and 2017, respectively. The Company’s carrying value of its investment in AZMO per the audited statutory surplus was $340 and $319, and the carrying value of its investment in AZMO would have been $227 and $215 if AZMO had completed Statutory Financial Statements in accordance with the NAIC

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

SAP as of December 31, 2018 and 2017, respectively. AZMO maintains an adequate amount of surplus such that if it had not adopted the prescribed practice, surplus would still exceed the risk-based capital requirements.
(c)    Use of Estimates
The preparation of Statutory Financial Statements in conformity with NAIC SAP requires management to make certain estimates and assumptions that affect reported amounts of admitted assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of December 31, 2018 and 2017, and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used within the Statutory Financial Statements. Such changes in estimates are recorded in the period they are determined.
(d)    Premiums and Annuity Considerations
Life premiums are recognized as income over the premium paying period of the related policies. Nondeposit-type annuity considerations are recognized as revenue when received. Accident and health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies.
(e)    Aggregate Reserves for Life Policies and Annuity Contracts
Reserves are principally calculated as the minimum reserves permitted by the state where the contract is issued for the year in which the contract is issued.
For the Company’s fixed annuity product lines, reserves are calculated using CARVM. The Company uses both issue year and change in fund basis for the calculation method, on a curtate basis, using the maximum allowable interest rate. Deferred fixed-interest and fixed-indexed annuities typically have a two-tier structure to encourage annuitization, or a single-tier structure, which may include a market value adjustment. Either two-tier or single-tier annuities may include bonuses.
For the Company’s variable and variable-indexed annuity product lines, reserves are calculated using Actuarial Guideline XLIII – CARVM for Variable Annuities (AG43), for guaranteed benefits with adequacy confirmed using stochastic scenario testing. Variable deferred annuities include a wide range of guaranteed minimum death benefits and living benefits (income, accumulation, and withdrawal).
Reserves for immediate annuities are calculated using current prescribed mortality tables.
Aggregate reserves for life insurance policies are principally calculated using the Commissioners Reserve Valuation Method (CRVM). Additional reserves are held for supplemental benefits and for contracts with secondary guarantees, consistent with prescribed regulations and actuarial guidelines.
The Company performs an annual asset adequacy analysis as required by regulation covering substantially all of its reserves. These tests are not only performed under the required interest rate scenarios, but also under additional stochastically generated interest and equity growth scenarios. Sensitivity tests, including policy lapse, annuitization, maintenance expenses, and investment return, are performed to evaluate potential insufficiencies in reserve adequacy.The results of these tests and analysis resulted in $0 of additional reserves at December 31, 2018 and 2017, respectively.
(f)    Aggregate Reserves for Accident and Health Policies
For accident and health business, reserves consist of active life reserves (mainly reserves for unearned premiums and reserves for contingent benefits on individual LTC business) and claim reserves (the present value of amounts not yet due). Claim reserves represent incurred but unpaid claims under group policies. For the LTC business, the asset adequacy analysis was performed through a gross premium valuation. At December 31, 2018 and 2017, the results of these tests and analysis supported the establishment of additional reserves of $48 and $0, respectively.
(g)    Deposit-type Contracts
Deposit-type contracts represent liabilities to policyholders in a payout status, who have chosen a fixed payout option without life contingencies. The premiums and expenses related to deposit-type contracts are not reflected

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

in the Statutory Statements of Operations as they do not have insurance risk. The Company accounts for the contract as a deposit-type contract in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(h)    Policy and Contract Claims
Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or LTC benefits include interest and mortality discounting.
(i)    Reinsurance
The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts. Amounts recoverable from reinsurers represent account balances and unpaid claims covered under reinsurance contracts. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as a reinsurance recoverable.
Included in Unassigned surplus is the gain recognized when the Company enters into a coinsurance or yearly renewable term (YRT) agreement on existing business. The gain is deferred and amortized into operations on a basis consistent with how the future earnings emerge on the underlying business.
Reserve adjustments related to reinsurance ceded include reserve increases received from a reinsurer on modified coinsurance ceded.
(j)    Investments
Investment values are determined in accordance with methods prescribed by the NAIC.
Bonds and Stocks
The Securities Valuation Office (SVO) of the NAIC evaluates the credit quality of the Company’s bond investments. Bonds rated at “1” (highest quality), “2” (high quality), “3” (medium quality), “4” (low quality), or “5” (lower quality) are reported at cost adjusted for the amortization of premiums, accretion of discounts, and any impairment. Bonds rated at “6” (lowest quality) are carried at the lower of amortized cost or fair value with any adjustments to fair value recorded to Unassigned surplus within the Statutory Statements of Capital and Surplus.
In accordance with its investment policy, the Company invests primarily in high-grade marketable securities. Dividends are accrued on the date declared and interest is accrued as earned. Premiums or discounts on bonds are amortized using the constant-yield method.
Loan-backed securities and structured securities are amortized using, among other factors, anticipated prepayments. Prepayment assumptions for loan-backed and structured securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using the modified scientific method based on prepayment assumptions and the estimated economic life of the securities. For structured securities, except for collateralized debt obligations (CDOs) and impaired bonds, when actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments retrospectively. Any resulting adjustment is included in Net investment income on the Statutory Statements of Operations. For CDOs and impaired bonds, when adjustments are made for anticipated prepayments and other expected changes in future cash flows, the effective yield is recalculated using the prospective method as required by Statement of Statutory Accounting Principles (SSAP) No. 43R – Loan Backed and Structured Securities (SSAP No. 43R).
Hybrid securities are investments structured to have characteristics of both stocks and bonds. The Company records these securities within Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Common stocks, other than investments in subsidiaries and Federal Home Loan Bank (FHLB) stock, are carried at fair value. Preferred stocks are carried at the lower of cost or fair value. The related unrealized capital gains (losses) are reported in Unassigned surplus, net of federal income taxes within the Statutory Statements of Capital and Surplus.
Gross realized gains and losses are computed based on the average amortized cost of all lots held for a particular CUSIP.
The fair value of bonds, and common and preferred stocks is obtained from third-party pricing sources whenever possible. Management completes its own independent price verification (IPV) process, which ensures security pricing is obtained from a third-party source other than the sources used by the Company's internal and external investment managers. The IPV process supports the reasonableness of price overrides and challenges by the internal and external investment managers and reviews pricing for appropriateness. Results of the IPV process are reviewed by the Company’s Pricing Committee.
The Company reviews its combined investment portfolio, including subsidiaries, in aggregate each quarter to determine if declines in fair value are other than temporary.
For bonds for which the fair value is less than amortized cost, the Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security; (b) changes in the financial condition, credit rating, and near-term prospects of the issuer; (c) whether the issuer is current on contractually obligated interest and principal payments; (d) changes in the financial condition of the security’s underlying collateral, if any; and (e) the payment structure of the security. For loan-backed securities, the Company must allocate other-than-temporary impairments (OTTI) between interest and noninterest-related declines in fair value. Interest-related impairments are considered other than temporary when the Company has the intent to sell the investment prior to recovery of the cost of the investment. The Company maintains a prohibited disposal list that restricts the ability of the investment managers to sell securities in a significant unrealized loss position and requires formal attestations from investment managers regarding their lack of intent to sell certain securities.
The Company evaluates whether equity securities are other-than-temporarily impaired through a review process which includes, but is not limited to, market analysis, analyzing current events, assessing recent price declines, and management’s judgment related to the likelihood of recovery within a reasonable period of time.
Impairments considered to be other-than-temporary are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized on the Statutory Statements of Operations in the period in which the impairment is determined. Recognition of the realized loss is subject to potential offset by AVR and IMR.
The Company holds certain cash equivalents which receive bond treatment based on their underlying securities. These are classified as Other assets receiving bond treatment in Note 5.
Investment in Subsidiaries
Common stock of the Company’s insurance subsidiaries is carried at SAP capital and surplus, and investments in non-insurance subsidiaries are carried at U.S. GAAP equity value adjusted for certain items that are considered to be non-admitted. Unaudited subsidiaries are fully non-admitted.
Mortgage Loans on Real Estate
Mortgage loans on real estate are carried at the outstanding principal balance, adjusted for any impairment. The fair value of mortgage loans has been calculated using discounted cash flows and is based on pertinent information available to management as of year-end. The Company evaluates loans quarterly to assess whether there is an impairment based on the likelihood of receiving all contractual cash flows. The Company accounts for interest income on impaired loans on a cash basis. Interest accrual is discontinued for impaired loans and interest income is only recognized when received. Payments received on impaired loans are applied to accrued interest, and payments received in excess of accrued interest are applied to principal.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Real Estate
Real estate represents the Company’s home office property, and is carried at depreciated cost less encumbrances in accordance with SSAP No. 40 – Real Estate Investments. Real estate income, including income received from home office property, is included in Net investment income on the Statutory Statements of Operations. Real estate, exclusive of land, is depreciated on a straight-line basis over estimated useful lives ranging from 3 to 40 years. At December 31, 2018 and 2017, accumulated depreciation was $65 and $60, respectively. Furthermore, as of December 31, 2018 and 2017, real estate was presented net of encumbrances of $60 and $69, respectively, as discussed in Note 7.
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, demand deposits, short-term government money market funds, commercial paper, reverse repurchase agreements, and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the carrying value is deemed to approximate fair value.
In the normal course of business, the Company enters into bilateral and tri-party reverse repurchase agreements, whereby the Company purchases securities and simultaneously agrees to resell the same securities at a stated price on a specified date in the future, for the purpose of earning a specified rate of return. An affiliate of the Company serves as the agent in the bilateral agreements and an unaffiliated bank serves as the custodian in the tri-party agreements. The bilateral agreements require purchases of specifically identified securities. If at any time the fair value of those purchased securities falls below the purchase price, additional collateral in the form of cash or additional securities is required to be transferred to ensure margin maintenance. The tri-party agreements allow for the purchase of certain bonds and structured securities, and require a minimum of 102% of fair value of the securities purchased to be maintained as collateral.
The Company’s reverse repurchase agreements are accounted for as collateralized lending in accordance with SSAP No. 103R – Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (SSAP No. 103R), whereby the amounts paid for the securities are reported as cash equivalents within Cash and cash equivalents on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The difference between the amount paid and the amount at which the securities will be resold is reported as interest income within Net investment income on the Statutory Statements of Operations.
Policy Loans
Policy loans are supported by the underlying cash value of the policies. Policy loans are carried at unpaid principal balances plus accrued interest income on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unpaid principal balances are not in excess of the cash surrender values of the related policies.
Other Invested Assets
The Company participates in securities lending arrangements whereby specific securities are loaned to other institutions. The Company receives collateral from these arrangements including cash and cash equivalents, which can be reinvested based on the Company's discretion, and noncash collateral, which may not be sold or re-pledged unless the counterparty is in default. The Company accounts for its securities lending transactions as secured borrowings, in which the cash collateral received and the related obligation to return the cash collateral are recorded in Other invested assets and Other liabilities, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, respectively. Noncash collateral received is not reflected on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Securities on loan remain on the Company’s Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, and interest and dividend income earned by the Company on loaned securities is recognized in Net investment income on the Statutory Statements of Operations.
Company policy requires a minimum of 102% of fair value of securities loaned under securities lending agreements to be maintained as collateral. The Company’s sources of cash used to return cash collateral is dependent upon the liquidity of current market conditions. The Company has policies in place to manage reinvested collateral at appropriate levels of liquidity.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company invests in low income housing tax credit (LIHTC) investments for tax benefits. In accordance with SSAP No. 93 – Low Income Housing Tax Credit Property Investments, the LIHTC investments are carried at cost, adjusted for amortization based on the proportion of total tax credits and other tax benefits expected to be received over the life of the investments and are recorded in Other invested assets, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The Company records a liability and corresponding asset for the remaining unfunded commitment beginning when the LIHTC investment is initially funded, which decreases as the Company provides capital to fund. The asset and liability representing the unfunded commitment are recorded in Other invested assets and Other liabilities, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, respectively. The tax benefit is recognized within Income tax expense within the Statutory Statements of Operations. The amortization of the investment is recorded as Net investment income and any impairments are included in Net realized capital gain (loss) within the Statutory Statements of Operations.
Receivables and payables for securities are carried at fair value on the trade date and represent a timing difference on securities that are traded at the balance sheet date but not settled until subsequent to the balance sheet date. Receivables and payables for securities are included in Other invested assets and Other liabilities, respectively, on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(k)    Derivatives
The Company utilizes derivatives within certain actively managed investment portfolios. Within these portfolios, derivatives can be used for hedging, replication, and income generation only.
Hedge Accounting
The Company has elected hedge accounting treatment on certain derivative instruments. To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating changes in the cash flows or fair value of the hedged item due to the designated risk hedged. The documentation process involves defining the Company's risk management objective, strategy for undertaking each hedge transaction, linking specific derivatives to specific assets or liabilities on the Statutory Statements of Assets, Liabilities, and Capital and Surplus, and defining the effectiveness testing methods to be used. The Company also formally assesses, at inception and on a quarterly basis, whether the derivatives used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in the cash flows or fair value of hedged items based on the designated risk hedged.
Hedge effectiveness is assessed using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Quantitative methods include analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge effectiveness may be measured using either the dollar offset method or regression analysis. The dollar offset method compares changes in cash flows of the hedging instrument with changes in the cash flows of the hedged item attributable to the hedged risk. Regression analysis is a statistical technique used in the measurement of hedge effectiveness to measure the relationships between the fair values or cash flows of a derivative and a hedged item and how each reacts to changes in the risk managed by hedge accounting (i.e., interest rates, foreign currency rates).
A derivative instrument is either classified as an effective hedge or an ineffective hedge. Entities must account for the derivative at fair value if deemed to be ineffective or becomes ineffective. For those derivatives qualifying as effective for hedge accounting, the change in the carrying value or cash flow of the derivative shall be recorded consistently with the way that changes in the carrying value or cash flows of the hedged asset, liability, firm commitment, or forecasted transaction are recorded.
Foreign Currency Swaps
The Company utilizes foreign currency swaps to hedge cash flows and applies hedge accounting treatment. Specifically, the Company uses foreign currency swaps to hedge foreign currency and interest rate fluctuations on certain underlying foreign currency denominated fixed-maturity securities. The foreign currency swaps are reported at amortized cost from the date hedge accounting is designated and deemed to be effective, which is consistent with the accounting for the bonds that are the subject of the hedge accounting transactions.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company has a timing difference between the purchase of the foreign currency swap and settlement of the hedged foreign currency denominated fixed-maturity security. Any changes in value of the foreign currency swap between the purchase and settlement date are recorded in Net realized capital gains on the Statutory Statements of Operations. After the hedged foreign currency denominated fixed-maturity security is settled, the Company completes documentation and designated hedge accounting.
Interest Rate Swaps on Variable Annuity Insurance Liabilities
The Company utilizes interest rate swaps (IRS) to hedge the interest rate risk on certain variable annuity guarantee benefits as a cash flow hedge. The Company designates hedge accounting for these IRS and the Department has accepted the Company's interpretation of SSAP No. 86 – Derivatives (SSAP No. 86) . The initial book value of the IRS represents the book value created from inception until the designation of hedge accounting. These IRS are held at amortized cost and changes are recognized to the extent they offset changes in the AG43 reserve for the hedged item due to interest rate movement. The initial book value and subsequent changes due to the hedged item or realized gains or losses recorded under hedge accounting (hedge adjustment) are amortized over the duration of the hedge program. The carrying value of the IRS with hedge adjustment, as well as settled variation margin payable, are recorded within Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus, with changes in the IRS hedge adjustment recorded within Other Income on the Statutory Statements of Operations. The carrying value of settled variation margin receivable is recorded within Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The table below illustrates the hedge adjustment calculation for the year ended December 31:

2018
Initial book value of the IRS created from inception until the designation of hedge accounting	$287
Amounts offsetting changes in the AG43 reserve for the hedged item due to interest rate movements	(3)
Net losses from cumulative IRS sales after designation of hedge accounting (1)	608
Net receivable/payable interest accrued	(4)
Cumulative amortization	(160)
Carrying value of IRS hedge adjustment (2)	$728

(1) See Note 5(g) for further information regarding this transaction.
(2) The carrying value of the IRS hedge adjustment differs from that disclosed in Note 6 as the amount disclosed in Note 6 has been adjusted for IRS positions no longer held by the Company.
Nonqualifying hedging
Futures and Options Contracts
The Company provides benefits through certain life and annuity products which are linked to the fluctuation of various market indices, and certain variable annuity contracts that provide minimum guaranteed benefits. The Company has analyzed the characteristics of these benefits and has entered into over-the-counter (OTC) option contracts, exchange-traded option (ETO) contracts, and exchange-traded futures contracts tied to an underlying index with similar characteristics with the objective to economically hedge these benefits. Management monitors in-force amounts and option and futures contract values to ensure satisfactory matching and to identify unsatisfactory mismatches. If actual persistency deviated, management would purchase or sell option and futures contracts as deemed appropriate or take other actions.
The OTC option contracts and ETO contracts are reported at fair value in Derivative assets and Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the OTC options is derived internally and deemed by management to be reasonable via performing an IPV process. The process of deriving internal derivative prices requires the Company to calibrate Monte Carlo scenarios to actual market information. The calibrated scenarios are applied to derivative cash flow models

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

to calculate fair value prices for the derivatives. The fair value of the ETO contacts is based on quoted market prices. Incremental gains and losses from expiring options are included in Net realized capital gain (loss) on the Statutory Statements of Operations. The liability for the related policyholder benefits is reported in Life policies and annuity contracts on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The unrealized gain or loss on open OTC option contracts is recognized as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Any unrealized gains or losses on open OTC option contracts are recognized as realized when the contracts mature (see Note 5 for further discussion).
Futures contracts do not require an initial cash outlay, and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded as of the end of the reporting period. A derivative asset or liability and an offsetting variation margin payable or receivable is recorded in Derivative assets or Derivative liabilities in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for the outstanding unpaid variation margin representing market movements on the last trading day of the year.
Gains and losses are not considered realized until the termination or expiration of the futures contract. Unrealized gains and losses on futures contracts are reflected in the Statutory Statements of Capital and Surplus in Unassigned surplus, Change in unrealized gains. Realized gains and losses on futures contracts are included in the Statutory Statements of Operations, Net realized capital gain (loss), net of taxes and interest maintenance reserve.
In 2018, NAIC SAP issued an update to SSAP No. 86 clarifying treatment of futures gains and losses, see Note 3 for further discussion. In 2017, futures gains and losses are included in Net realized capital gain (loss) in the 2017 Statutory Statements of Operations. No asset or liability is recorded except for the outstanding unpaid variation margin representing market movements on the last trading day of the year and included in Derivative assets or Derivative liabilities in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
Interest Rate Swaps, Credit Default Swaps, Total Return Swaps, and To Be Announced Securities
The Company utilizes IRS, credit default swaps (CDS), total return swaps (TRS), and To Be Announced (TBA) securities to economically hedge market risks embedded in certain life and annuity products. The IRS, CDS, TRS and TBA securities are reported at fair value in Derivative assets or Derivative liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The fair value of the IRS, CDS, and TBA securities are derived using a third-party vendor software program and deemed by management to be reasonable. Centrally cleared IRS fair values are obtained from the exchange on which they are traded. The fair value of the TRS is based on counterparty pricing and deemed by management to be reasonable. Changes in unrealized gains and losses on the swaps are recorded as a direct adjustment to Unassigned surplus within the Statutory Statements of Capital and Surplus. Gains and losses on exchange cleared IRS are recorded as unrealized until the contracts mature or are disposed at which time they are recorded as realized, subject to offset by IMR.
(l)    Corporate-Owned Life Insurance
Corporate-owned life insurance (COLI) is recognized initially as the amount of premiums paid. Subsequent measurement of the contract is based upon the amount that could be realized assuming the surrender of an individual-life policy (or certificate in a group policy), otherwise known as the cash surrender value (CSV), in accordance with SSAP No. 21 – Other Admitted Assets (SSAP No. 21). Changes in CSV resulting from subsequent measurement of the contract are recognized as a component of Other income on the Statutory Statements of Operations. The Company’s COLI policies are reported in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(m)    Borrowed Money
The Company is a member of the FHLB of Des Moines, primarily for the purpose of participating in the FHLB’s mortgage collateralized loan advance program with short-term and long-term funding facilities. Members are

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

required to purchase and hold a minimum amount of FHLB capital stock plus additional stock based on outstanding advances. Through its membership, the Company has issued debt to the FHLB in exchange for cash advances. It is part of the Company’s strategy to utilize funds borrowed from the FHLB for operations and strategic initiatives. The Company’s current borrowings are not subject to prepayment obligations.
Funds obtained from the FHLB and accrued interest are included within Borrowed money within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with SSAP No. 15 – Debt and Holding Company Obligations. The collateral pledged to FHLB is reported as admitted assets within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with admissibility testing under SSAP No. 30 – Unaffiliated Common Stock.
(n)    Income Taxes
The Company and its subsidiaries file a consolidated federal income tax return with AZOA and all of its wholly-owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code (IRC) and its related regulations and reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company, and its insurance subsidiaries, generally will be paid for the tax benefit of any of their tax attributes used by any member of the consolidated group.
The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Any such change could significantly affect the amounts reported in the Statutory Statements of Operations. Management uses best estimates to establish reserves based on current facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any new developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service or the tax courts.
The Company utilizes the asset and liability method of accounting for income taxes. DTAs and deferred tax liabilities (DTLs), net of the nonadmitted portion are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Gross DTAs and DTLs are measured using enacted tax rates and are considered for admitted tax asset status according to the admissibility test as set forth by the NAIC. Changes in DTAs and DTLs, including changes attributable to changes in tax rates, are recognized as a component of Unassigned surplus on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(o)    Separate Accounts
Separate account assets and liabilities are primarily funds held for the exclusive benefit of variable and variable-indexed annuity contract holders for which investment income and investment gains and losses accrue directly to and the investment risk is borne by contract holders. Separate account assets are reported at fair value in accordance with SSAP No. 56 – Separate Accounts (SSAP No. 56).
Amounts due from separate accounts primarily represent the difference between the surrender value of the contracts and the Separate account liability as disclosed on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. This receivable represents the surrender fee that would be paid to the Company upon the surrender of the policy or contract by the policyholder or contract holder as of December 31. Amounts charged to the contract holders for mortality and contract maintenance, and other administrative services fees are included in income within Fees from separate accounts on the Statutory Statements of Operations. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

In 2018, the Company changed its presentation of Separate account assets and Separate account liabilities to report derivatives on a gross basis. Previously, derivatives in the Separate account assets and Separate liabilities were presented on a net basis.
(p)    Receivables
Receivable balances approximate estimated fair values. This is based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Any balances outstanding more than 90 days are nonadmitted on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(q)    Reclassifications
Certain prior year balances have been reclassified to conform to the current year presentation. These reclassifications did not change total admitted assets, capital and surplus, or net income as previously reported.
(3)    Accounting Changes and Corrections of Errors
Accounting Changes
Change in Reserves on Account of Change in Valuation Basis
In 2018, the Company changed its valuation basis for certain fixed index annuities with guaranteed lifetime withdrawal benefit (GLWB) streams to utilize Type A rates for when GLWB streams extend into the account value equals zero phase. Previously the Company utilized a combination of Type A and Type C rates for this benefit stream. The prior period impacts related to this change were recorded in 2018 and resulted in a pre-tax decrease of $342 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding increase to surplus for the same amount is recorded in Change in reserve on account of change in valuation basis within the Statutory Statements of Capital and Surplus.
Attained Age Based Income Payment Rate Methodology
In 2018, the Company changed its methodology applied to calculate reserves for attained age-based income payment rates for income policies that have not yet elected payments. The previous methodology calculated reserves for attained age payment rates coinciding with the current policy year and number of years of deferral. The Company changed its methodology to reflect the current benefit available to the policyholder by utilizing the attained age and policy years of deferral coinciding with the next anniversary. Impacts related to prior periods were recorded in 2018 and resulted in a pre-tax increase of $147 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding decrease to surplus of $117 is recorded in Change in accounting principle, net of tax within the Statutory Statements of Capital and Surplus.
Variable-Indexed Annuity Basic Adjusted Reserve Calculation
In 2018, the Company changed its methodology used to calculate the Basic Adjusted Reserve for variable-indexed annuities to utilize the guaranteed cap instead of the projected index option. The prior period impacts of the methodology change were recorded in 2018 and resulted in a pre-tax decrease of $39 to Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The corresponding increase to surplus of $31 is recorded in Change in accounting principle, net of tax within the Statutory Statements of Capital and Surplus.
AG43D Hedge Credit Calculation
In 2017, the Company changed its calculation of the AG43 reserve to remove options for variable-indexed annuities from the AG43D hedge credit calculation, as the options are utilized to hedge future policyholder credits and not a guaranteed benefit. AG43 requires hedging assets to only be included in the calculation when they hedge a guaranteed benefit. As such, the Company has interpreted AG43 to exclude non-guaranteed benefits from the calculation, as the inclusion of the options in the calculation does not best represent the movement of the associated liability. The initial shock down in these options will be removed from the AG43D hedge credit calculation as the decrease is also included in the change in policyholder’s account value. Policyholder liabilities for Life policies and annuity contracts within the Statutory Statements

21 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

of Admitted Assets, Liabilities, and Capital and Surplus and Change in accounting principle, net of tax within the Statutory Statements of Capital and Surplus have been adjusted in 2017 to account for the 2016 impacts.
Recently Issued Accounting Standards – Adopted in 2018
In 2017, the NAIC adopted revisions to SSAP No. 69 – Statement of Cash Flow, by adopting Accounting Standards Update 2016-15 – Classification of Certain Cash Receipts and Cash Payments, in its entirety. The revisions provide guidance on the classification of eight different subject matter topics including: 1) Debt prepayment or debt extinguishment costs, 2) Settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, 3) Contingent consideration payments made after a business combination, 4) Proceeds from the settlement of insurance claims, 5) Proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, 6) Distributions received from equity method investors, 7) Beneficial interests in securitization transactions, and 8) Separately identifiable cash flows and application of the predominance principle. The revisions are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company elected to apply the cumulative earnings approach in recording distributions from equity method investments in the statements of cash flow upon adoption of the revisions. There was no impact to net income or surplus during the year ended December 31, 2018 as a result of adopting the revisions.
In 2017, the NAIC adopted revisions to SSAP No. 86. These revisions clarify that variation margin changes should not be recognized as "settlement" until the derivative contract has terminated and instead should be recognized as an adjustment to the carrying value of the derivative contract as a separate asset or liability. The revisions are effective January 1, 2018 with prospective application. Upon adoption, the Company reflected a prospective change in variation margin for all futures contracts as unrealized until sale, maturity, or expiration, resulting in a pre-tax decrease of $8 to net income and no impact to surplus for the year ended December 31, 2018.
Recently Issued Accounting Standards – Adopted in 2017
In 2017, the NAIC adopted revisions to SSAP No. 26 – Bonds. The revisions remove SVO-identified instruments from the definition of a bond and provide separate statutory accounting guidance for these instruments, including the option to measure bond exchange-traded funds (ETFs) using systematic value. The revisions also incorporate the definition of a security within the definition of a bond and incorporate definitions for non-bond, fixed-income instruments. The revisions are effective December 31, 2017. The Company holds bond ETFs and has elected the systematic value approach to measure these instruments effective January 1, 2018, resulting in pre-tax impacts to net income and surplus of $19 for the year ended December 31, 2018.
Recently Issued Accounting Standards – To Be Adopted
In 2016, the NAIC adopted revisions to SSAP No. 51R – Life Contracts, and SSAP No. 54 – Individual and Group Accident and Health Contracts, Issue Paper No. 154 – Implementation of Principles-Based Reserving. These revisions relate to the adoption of principles based reserving for Life and Heath contracts. The revisions are effective January 1, 2020. The Company is currently assessing the impact of the new guidance.
In 2018, the NAIC adopted SSAP No. 108 – Derivatives Hedging Variable Annuity Guarantees. This standard establishes statutory accounting principles to address certain limited derivative transactions hedging variable annuity guarantees subject to fluctuations as a result of interest rate sensitivity. It is effective January 1, 2020, with early adoption permitted January 1, 2019. The Company is currently assessing the impact of the new guidance.
Corrections of Errors
The Company records correction of errors in accordance with SSAP No. 3 – Accounting Changes and Correction of Errors (SSAP No. 3). SSAP No. 3 prescribes that the correction of errors in previously issued Statutory Financial Statements will be reported as an adjustment to capital and surplus in the period the error is detected. These errors are shown within Correction of errors, net of tax, on the Statutory Statements of Capital and Surplus. During the years ended December 31, 2018, 2017, and 2016, there were no Corrections of errors recorded on the Statutory Statements of Capital and Surplus.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(4)    Risk Disclosures
The following is a description of the significant risks facing the Company and how it attempts to mitigate those risks:
(a)    Credit Risk
Credit risk is the risk that issuers of fixed-rate and variable-rate income securities, mortgages on commercial real estate, or other parties with whom the Company has transactions, such as reinsurers and derivative counterparties, default on their contractual obligations, resulting in unexpected credit losses.
The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis, and by complying with investment limitations from applicable state insurance laws and regulations. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company actively monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk is influenced by management’s risk/return preferences, the economic and credit environment, and the ability to manage this risk through liability portfolio management.
For derivative counterparties, the Company mitigates credit risk by tracking and limiting exposure to each counterparty through limits that are reported regularly and, once breached, restricts further trades; establishing relationships with counterparties rated BBB+ and higher; and monitoring the CDS of each counterparty as an early warning signal to cease trading when credit default swap spreads imply severe impairment in credit quality.
The Company executes Credit Support Annexes with all active and new counterparties which further limits credit risk by requiring counterparties to post collateral to a segregated account to cover any counterparty exposure.
(b)    Credit Concentration Risk
Credit concentration risk is the risk of increased exposure to significant asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.
The Company’s Finance Committee, responsible for asset/liability management (ALM) issues, recommends an investment policy to the Company’s Board of Directors (BOD) and approves the strategic asset allocation and accompanying investment mandates for an asset manager with respect to asset class. The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and, subsequently, the BOD review the investment policy at least annually.
To further mitigate this risk, internal concentration limits based on credit rating and sector are established and are monitored regularly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Any exceptions require Chief Risk Officer approval and monitoring by the Risk Committee. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with the State of Minnesota insurance regulations.
(c)    Liquidity Risk
Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in a realized loss or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Liquidity risk also includes the risk that in the event of a company liquidity crisis, refinancing is only possible at higher interest rates. Liquidity risk can be affected by the maturity of liabilities, the presence of withdrawal penalties, the breadth of funding sources, and terms of funding sources. It can also be affected by counterparty collateral triggers as well as whether anticipated liquidity sources, such as credit agreements, are cancelable.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company manages liquidity within four specific domains: (1) monitoring product development, product management, business operations, and the investment portfolio; (2) setting ALM strategies; (3) managing the cash requirements stemming from the Company’s derivative dynamic economic hedging activities; and (4) establishing liquidity facilities to provide additional liquidity. The Company has established liquidity risk limits, which are approved by the Company’s Risk Committee, and the Company monitors its liquidity risk regularly. The Company also sets target levels for the liquid securities in its investment portfolio.
(d)    Interest Rate Risk
Interest rate risk is the risk that movements in interest rates or interest rate volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins.
The Company has an ALM strategy to align cash flows and duration of the investment portfolio with policyholder liability cash flows and duration. The Company further limits interest rate risk on variable annuity guarantees through economic interest rate hedges. The Company monitors the economic and accounting impacts of interest rate stress scenarios on assets and liabilities regularly.
(e)    Equity Market Risk
Equity market risk is the risk that movements in equity prices or equity volatility will cause a decrease in the value of an insurer’s assets relative to the value of its liabilities.
The policy value of the fixed-indexed universal life, fixed-indexed annuity, and variable-indexed annuity products is linked to equity market indices. The Company economically hedges this exposure with derivatives.
Variable annuity products may provide a minimum guaranteed level of benefits irrespective of market movements. The Company has adopted an economic hedging program to manage the equity risk of these products.
The Company monitors the impacts of equity stress scenarios on assets and liabilities regularly.
Basis risk is the risk that variable annuity hedge asset value changes unexpectedly relative to the value of the underlying separate account funds of the variable annuity contracts. Basis risk may arise from the Company’s inability to directly hedge the underlying investment options of the variable annuity contracts. The Company mitigates this risk through regular review and synchronization of fund mappings, product design features, and hedge design.
(f)    Operational Risk
Operational risk is the risk of loss resulting from inadequate or failed internal processes and systems, from human misbehavior or error, or from external events. Operational risk is comprised of the following seven risk categories: (1) external fraud; (2) internal fraud; (3) employment practices and workplace safety; (4) clients/third-party, products and business practices; (5) damage to physical assets; (6) business disruption and system failure; and (7) execution, delivery, and process management. Operational risk is comprehensively managed through a combination of core qualitative and quantitative activities.
The Operational Risk Management framework includes the following key activities: (1) loss data capture identifies historical operational events that meet a designated threshold to ensure transparency and remediation of each event; (2) an integrated risk and control system is performed to proactively manage significant operational risk scenarios throughout the organization; and (3) scenario analyses are conducted to quantify operational risk capital.
(g)    Legal/Regulatory Risk
Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contract holders.
The Company mitigates this risk by offering a broad range of products and by operating throughout the United States. The Company actively monitors all market-related exposure and participates in national and international

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation including monitoring by the Compliance and Legal departments and regular reporting to the BOD of all known compliance risks and the effectiveness of the approach used to mitigate such risks. In addition, the Company has implemented suitability standards to mitigate suitability risk.
(h)    Ratings Risk
Ratings risk is the risk that rating agencies change their outlook or rating of the Company or a subsidiary of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that it is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Rating agency capital is calculated and analyzed regularly. Stress tests are performed regularly to assess how rating agency capital adequacy models would be impacted by severe economic events
(i)    Mortality/Longevity Risk
Mortality/longevity risk is the risk that mortality experience is different than the life expectancy assumptions used by the Company to price its products.
The Company mitigates mortality risk primarily through reinsurance, whereby the Company cedes a significant portion of its mortality risk to third parties. The Company also manages mortality risk through the underwriting process. Both mortality and longevity risks are managed through the review of life expectancy assumptions and experience in conjunction with active product management.
(j)    Lapse Risk
Lapse risk is the risk that actual lapse experience evolves differently than the assumptions used for pricing and valuation exercises leading to a significant loss in Company value and/or income.
The Company mitigates this risk by performing sensitivity analysis at the time of pricing to affect policy design, regular ALM analysis, and exercising management levers at issue, as well as post-issue as experience evolves. Policyholder experience is monitored regularly.
(k)    Cyber Security Risk
Cyber security risk is the risk of losses due to external and/or internal attacks impacting the confidentiality, integrity, and/or availability of key systems, data, and processes reliant on digital technology. The Company has implemented preventative, detective, response, and recovery measures including firewalls, intrusion detection and prevention, advanced malware detection, spyware and anti-virus software, email protection, network and laptop encryption, web content filtering, web application firewalls, and regular scanning of all servers and network devices to identify vulnerabilities. Controls are implemented to prevent and review unauthorized access.
(l)    Reinsurance Risk
Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management.
Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company.
The Company mitigates this risk by requiring certain counterparties to meet thresholds related to the counterparty’s credit rating, exposure, or other factors. If the thresholds are not met by those counterparties, they are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities and that their

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

terms are being met. Also, the Company reviews the financial standings and ratings of its reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies regularly.
(5)    Investments
(a)    Bonds, Other Assets Receiving Bond Treatment, and Stocks
At December 31, the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of investments, excluding affiliated investments, are shown below:

	2018
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$2,483	25	33	2,475
Agencies not backed by the full faith and credit of the U.S. government	3	—	—	3
States and political subdivisions	10,037	701	105	10,633
Foreign governments	572	10	15	567
Corporate securities	69,577	1,870	1,979	69,468
Mortgage-backed securities	15,371	118	352	15,137
Collateralized debt obligations	16	13	—	29
Total bonds	98,059	2,737	2,484	98,312
Common stocks	130	2	8	124
Preferred stocks	13	—	—	13
Total	$98,202	2,739	2,492	98,449

	2017
	Amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Bonds:
U.S. government	$2,073	14	21	2,066
Agencies not backed by the full faith and credit of the U.S. government	3	—	—	3
States and political subdivisions	9,762	1,138	13	10,887
Foreign governments	525	20	3	542
Corporate securities	64,392	4,970	170	69,192
Mortgage-backed securities	13,957	244	114	14,087
Collateralized debt obligations	15	13	—	28
Total bonds	90,727	6,399	321	96,805
Common stocks	139	10	1	148
Preferred stocks	2	—	—	2
Total	$90,868	6,409	322	96,955
At December 31, 2018 and 2017, the Company did not have any NAIC-6 rated bonds for which amortized cost differed from carrying value.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company had NAIC-6 rated bonds with a statement value of $7 and $0 as of December 31, 2018 and 2017, respectively. There was no interest due on bonds in default, which was excluded from investment income due and accrued as of December 31, 2018 and 2017.
At December 31, 2018 and 2017, the Company had hybrid securities with a carrying value of $34 and $64, respectively.
As of December 31, 2018 and 2017, investments with a statement value of $31 and $26, respectively, were held on deposit with various insurance departments and in other trusts as required by statutory regulations.
The amortized cost and fair value of bonds and other assets receiving bond treatment reported in the statutory Annual Statement Schedule D Part 1A at December 31, 2018, by expected maturity, are shown below:

	Carrying value	Fair value
Due in 1 year or less	$2,856	$2,851
Due after 1 year through 5 years	12,427	12,565
Due after 5 years through 10 years	22,162	21,789
Due after 10 years	44,309	45,063
No maturity date	918	879
Loan-backed and other structured securities	15,387	15,165
Total bonds and other assets receiving bond treatment	$98,059	$98,312
Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.
Proceeds from sales of bonds includes sales, maturities, paydowns, and other redemptions of bonds and other assets receiving bond treatment. Proceeds from sales of bonds for the years ended December 31 are shown below:

	2018	2017	2016
Proceeds from sales	$9,476	7,826	10,417
Gross gains	94	186	204
Gross losses	63	84	72
Proceeds from sales of common stocks for the years ended December 31 are shown below:

	2018	2017	2016
Proceeds from sales	$172	80	87
Gross gains	5	11	1
Gross losses	—	—	1
There were no sales of preferred stocks for the years ended December 31, 2018, 2017, and 2016.
For the years ended December 31, 2018 and 2017, there were 58 and 80 CUSIPs sold, disposed, or otherwise redeemed as a result of a callable feature, respectively. The aggregate amount of investment income generated as a result of these transactions was $30 and $61 for 2018 and 2017, respectively.
The Company’s bond portfolio includes mortgage-backed securities. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(b)    Unrealized Investment Losses
To determine whether or not declines in fair value are other than temporary, the Company performs a quarterly review of its entire combined investment portfolio, including investments held by subsidiaries, using quoted market prices by third-party sources. For further discussion, see Notes 2 and 6.
Unrealized losses and the related fair value of investments held by the Company for the years ended December 31 are shown below:

	2018
	12 months or less			Greater than 12 months		Total
	Fair value		Unrealized losses	Fair value	Unrealized losses	Fair value		Unrealized losses
Bonds:
U.S. government	$344	—	5	1,094	28	1,438		33
Agencies not backed by the full faith and credit of the U.S. government	1	—	—	1	—	2		—
Foreign government	182		8	99	7	281	—	15
States and political subdivisions	2,295		82	386	23	2,681	—	105
Corporate securities	31,419		1,389	6,326	590	37,745	—	1,979
Mortgage-backed securities	5,501		94	5,581	258	11,082	—	352
Total bonds	39,742		1,578	13,487	906	53,229		2,484
Common stock	71		6	10	2	81		8
Total temporarily impaired securities	$39,813		1,584	13,497	908	53,310		2,492

	2017
	12 months or less		Greater than 12 months		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Bonds:
U.S. government	$1,358	9	439	13	1,797	22
Agencies not backed by the full faith and credit of the U.S. government	1	—	—	—	1	—
Foreign government	82	1	36	1	118	3
States and political subdivisions	217	3	214	10	431	13
Corporate securities	4,174	45	3,366	125	7,540	170
Mortgage-backed securities	3,326	24	2,720	90	6,046	114
Total bonds	9,158	82	6,775	239	15,933	321
Common stock	17	1	6	—	22	1
Total temporarily impaired securities	$9,175	83	6,781	239	15,956	322
As of December 31, 2018 and 2017, the number of investment holdings that were in an unrealized loss position was 2,915 and 784, respectively, for bonds, and 25 and 4, respectively, for common stocks.
As of December 31, 2018 and 2017, of the total amount of unrealized losses, $2,409, or 96.7%, and $300, or 93.2%, respectively, are related to unrealized losses on investment grade securities. Investment grade is defined as a security having an NAIC SVO credit rating of 1 or 2. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received and does not consider these investments to be other-than-temporarily impaired.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)    Realized Investment Gains (Losses)
Net realized capital gains (losses) for the years ended December 31 are shown below:

	2018	2017	2016
Bonds	$(81)	90	(43)
Stocks	5	10	—
Derivatives	(469)	3,599	(417)
Other	(1)	5	1
Total realized capital gains (losses)	(546)	3,704	(459)
Income tax expense on net realized gains (losses)	(4)	(11)	(7)
Total realized capital gains (losses), net of taxes	(550)	3,693	(465)
Net gains transferred to IMR, net of taxes	(60)	38	21
Net realized gains (losses), net of taxes and IMR	$(490)	3,655	(486)
(d)    Net Investment Income
Major categories of net investment income for the years ended December 31 are shown below:

	2018	2017	2016
Interest:
Bonds	$4,090	3,902	3,824
Mortgage loans on real estate	561	559	471
Policy loans	11	10	10
Cash and cash equivalents	25	12	4
Dividends:
Stocks	7	6	3
Investment in subsidiaries	70	62	58
Rental income on real estate	12	12	11
Derivatives	(102)	(22)	3
Other	(8)	1	5
Gross investment income	4,666	4,542	4,389
Investment expenses	(126)	(98)	(92)
Net investment income before amortization of IMR	4,540	4,444	4,297
Amortization of IMR	53	60	64
Net investment income	$4,593	4,504	4,361
(e)    Mortgage Loans on Real Estate
The Company's investment in mortgage loans on real estate at December 31, 2018 and 2017 was entirely comprised of commercial loans. At December 31, 2018 and 2017, the Company's mortgage loans on real estate portfolio include concentrations exceeding 10% for the following states:

	2018		2017
	Concentration Amount	Concentration %	Concentration Amount	Concentration %
California	$3,294	24.8%	$2,952	25.0%
The maximum lending rates for mortgage loans made during 2018 and 2017 were 5.2% and 4.9%, respectively. The minimum lending rates for mortgage loans made during 2018 and 2017 were 3.6% and 3.4%, respectively. The maximum percentage of any one loan to the value of security at the time of the loan extension exclusive of insured, guaranteed or purchased money mortgages was 74.6% and 74.9% during 2018 and 2017, respectively.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(1) Impaired Mortgage Loans
The Company had no impaired mortgage loans as of and during the years ended December 31, 2018, 2017 and 2016; therefore, the Company does not have impaired loans with related allowances for credit losses.
There was no interest income recognized on impaired mortgage loans as of December 31, 2018 and 2017.
There were no mortgage loans derecognized as a result of foreclosure as of December 31, 2018 and 2017.

(2)	Credit Quality Indicators
The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators. The Company has determined the loan-to-value ratio and the debt service coverage ratio are the most reliable indicators in analyzing the credit risk of its mortgage loan portfolio. The loan-to-value ratio is based on the Company’s internal valuation methodologies, including discounted cash flow analysis and comparative sales, depending on the characteristics of the property being evaluated. The debt service coverage ratio analysis is normalized to reflect a 25 year amortization schedule.
The credit quality as of December 31 is shown below:

	Debt Service Coverage Ratios
2018:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$4,887	84	89	106	5,166	38.9%
50% – 60%	3,941	409	7	—	4,357	32.7%
60% – 70%	2,525	846	119	—	3,490	26.3%
70% – 80%	98	129	46	7	280	2.1%
80% – 90%	—	—	—	—	—	—%
90% – 100%	—	—	—	—	—	—%
Greater than 100%	—	—	—	—	—	—%
Total	$11,451	1,468	261	113	13,293	100.0%

	Debt Service Coverage Ratios
2017:	Greater than 1.4x	1.2x – 1.4x	1.0x – 1.2x	Less than 1.0x	Total	Percent of Total
Loan-to-value ratios:
Less than 50%	$3,743	53	65	66	3,927	33.3%
50% – 60%	4,206	225	63	14	4,508	38.2%
60% – 70%	2,450	597	73	—	3,120	26.4%
70% – 80%	75	169	—	—	244	2.1%
80% – 90%	—	—	—	—	—	—%
90% – 100%	—	—	—	—	—	—%
Greater than 100%	—	—	—	—	—	—%
Total	$10,474	1,044	201	80	11,799	100.0%

(3)	Mortgage Loan Receivable Classification
As of December 31, 2018 and 2017, all mortgage loan receivables were classified as current. Current is defined as 30 days or less past due. Of the mortgage loan receivable balance, the recorded investment in which the Company was a participant or co-lender was $1,547 and $1,501 as of December 31, 2018 and 2017, respectively.
As of December 31, 2018 and 2017, there were no mortgage loans where interest was reduced and no taxes, assessments, or amounts advanced that were excluded from the mortgage loan total.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(f)    Loan-Backed Securities
SSAP No. 43R requires the bifurcation of impairment losses on loan-backed or structured securities into interest and noninterest-related portions. The noninterest portion is the difference between the present value of cash flows expected to be collected from the security and the amortized cost basis of the security. The interest portion is the difference between the present value of cash flows expected to be collected from the security and its fair value at the balance sheet date.
The Company had no loan-backed securities recognized in OTTI for the year ended December 31, 2018 and an immaterial amount for the year ended December 31, 2017.
(g)    Derivatives and Hedging Instruments
The Company uses exchange-traded and OTC derivative instruments as a risk management strategy to economically hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities that do not qualify for hedge accounting treatment are recorded at fair value in the Statutory Financial Statements using valuation techniques further discussed in Note 6. The Company does not have derivative contracts with financing premium.
In December 2017, the Company restriked a portion of its IRS portfolio that hedges variable annuity liabilities. The restrike transaction included selling a portion of the Company's IRS portfolio to consolidate its net positions. As a result of this transaction, net losses of $608 were recorded within the IRS hedge adjustment within Other liabilities on the Statutory Statements of Assets, Liabilities, and Capital and Surplus due to hedge accounting treatment, as discussed in Note 2.
Derivatives held by the Company are designated as either a cash flow hedging instrument (cash flow hedge) or nonqualified hedging instrument (nonqualifying strategies).
(1) Cash Flow Hedges
Foreign Currency Swaps on Debt Securities
Foreign currency swaps have notional amounts and maturity dates equal and offsetting to the underlying debt securities and are determined to be highly effective as of December 31, 2018 and 2017.
Interest Rate Swaps on Variable Annuity Insurance Liabilities
IRS traded after June 2013 are centrally cleared through an exchange. For IRS traded prior to June 2013 the IRS exposure was netted with other OTC derivatives upon settlement and were subject to the rules of the International Swaps and Derivatives Association, Inc. agreements. The fair values of the collateral posted for OTC and exchange traded derivatives are discussed in the derivative collateral management section below.
The Company designates hedge accounting for these IRS as a cash flow hedge. The hedge is determined to be highly effective as of December 31, 2018 and 2017. Since these hedges are effective, the hedges qualify for hedge accounting and thus, the swaps are valued and reported at amortized cost beginning from the date when hedge accounting is designated.
(2) Nonqualifying Strategies
Futures and Options Contracts
OTC options and ETO are cleared through the Options Clearing Corporation, which operates under the jurisdiction of both the Securities and Exchange Commission (SEC) and the Commodities Futures Trading Commission. The fair values of the collateral posted for futures, OTC options, and ETO are discussed in the derivative collateral management section below.
Interest Rate Swaps
The Company can receive the fixed or variable rate; IRS are traded in varying maturities. The fair values of the collateral posted and variation margin for OTC and centrally cleared IRS are discussed in the derivative collateral management section below.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Credit Default Swaps
The CDS within the investment portfolios assume credit risk from a single entity or referenced index for the purpose of synthetically replicating investment transactions. The Company can be required to pay or be the net receiver on the contract depending on the net position. Credit events include bankruptcy of the reference and failure to pay by the reference. The notional amount is equal to the maximum potential future loss amount. The fair value of the collateral posted for centrally cleared CDS is discussed in the derivative collateral management section below.
Total Return Swaps
The Company engages in the use of OTC TRS, which allow the parties to exchange cash flows based on a variable reference rate such as the three-month LIBOR and the return of an underlying index. The fair value of the collateral posted for OTC TRS is discussed in the derivative collateral management section below.
To Be Announced Securities
The Company uses OTC TBA forward contracts to gain exposure to the investment risk and return of mortgage-backed securities. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date. The fair value of the collateral posted for OTC TBA securities is discussed in the derivative collateral management section below.
The following table presents a summary of the aggregate notional amounts and fair values of the Company’s derivative instruments reported on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus as of December 31:

	2018			2017
		Gross Fair Value			Gross Fair Value
	Notional (1)	Assets	Liabilities	Notional (1)	Assets	Liabilities
Cash flow hedging instruments
Foreign currency swaps	$1,175	111	(11)	899	64	(34)
IRS	3,491	—	—	3,490	—	—
Total cash flow hedging instruments		$111	(11)		64	(34)

Nonqualifying hedging instruments
OTC options	$43,850	300	(399)	105,500	542	(482)
ETO	3,630	49	(34)	17,034	48	(28)
TBA securities	2,443	7	(3)	1,474	—	(1)
IRS	2,724	10	(22)	1,511	6	(23)
Futures	4,679	—	—	27,269	4	(108)
TRS	6,792	96	(23)	2,944	12	—
Total nonqualifying hedging instruments		462	(481)		612	(642)
Total derivative instruments		$573	(492)		676	(676)

(1) Notional amounts are presented on an absolute basis.
Derivative Collateral Management
The Company manages separate collateral for exchange-traded and OTC derivatives. The total collateral posted for exchange-traded derivatives at December 31, 2018 and 2017, had a fair value of $1,669 and $1,969, respectively, and is included in Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus and recorded at amortized cost. The Company retains ownership of the exchange-traded collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. The total collateral posted for OTC derivatives at December 31, 2018 and 2017, had a fair value of $398 and $137, respectively, and is included in Bonds on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The Company posts collateral to OTC counterparties based upon exposure amounts. The Company retains ownership of the OTC collateral.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(h)    Offsetting Assets and Liabilities
The Company elects to disclose derivative assets and liabilities eligible for offset under SSAP No. 64 – Offsetting and Netting of Assets and Liabilities on a gross basis on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus in accordance with the provisions set forth in SSAP No. 86. This treatment is consistent with the Company’s historical reporting presentation.
(i)    Securities Lending
The Company loaned securities with a carrying value of $2,728 and $2,507 and a fair value of $2,635 and $2,613 as of December 31, 2018 and 2017, respectively. The aggregate amount of collateral received through securities lending at December 31 is as follows:

	Fair Value
	2018	2017
Cash
Open	$2,683	2,657
30 days or less	—	—
31 to 60 days	—	—
61 to 90 days	—	—
Greater than 90 days	—	—
Subtotal	2,683	2,657
Securities received	17	19
Total collateral received	$2,700	2,676
The aggregate amount of cash collateral reinvested through securities lending at December 31 is as follows:

	2018		2017
	Amortized cost	Fair value	Amortized cost	Fair value
Open	$—	—	—	—
30 days or less	556	556	1,071	1,071
31 to 60 days	697	697	686	686
61 to 90 days	151	151	304	304
91 to 120 days	296	296	192	192
121 to 180 days	272	272	216	216
181 to 365 days	211	211	188	188
1 to 2 years	—	—	—	—
2 to 3 years	—	—	—	—
Greater than 3 years	—	—	—	—
Total collateral reinvested	$2,183	2,183	2,657	2,657
As of December 31, 2018 and 2017, the Company had borrowings outstanding of $500 and $0, respectively, from collateral securities lending, and therefore such amounts are excluded from the table above.
Reinvested collateral is recorded in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The amount and type of reinvested collateral at December 31 is as follows:

	2018	2017
Cash and cash equivalents	$1,195	1,669
Short-term investments	988	988
Total	$2,183	2,657

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(j)	Reverse Repurchase Agreements
As of December 31, 2018, the Company did not sell or acquire any securities that resulted in default. As of December 31, 2018, the Company did not recognize a liability to return cash collateral. Further information related to reverse repurchase agreements (repo) where the Company is lending cash and holding collateral in return is as follows:

(1)	Type of Repo Trades Use

December 31, 2018
a. Bilateral (YES/NO)	NO
b. Tri-Party (YES/NO)	YES
(2)Original (Flow) & Residual Maturity

Year ended December 31, 2018
	Minimum	Maximum	Average Daily Balance	Ending Balance
a. Open - No Maturity	$—	—	—	—
b. Overnight	50	1,511	818	553
c. 2 Days to 1 Week	—	400	9	—
d. >1 Week to 1 Month	—	—	—	—
e. >1 Month to 3 Months	—	—	—	—
f. >3 Months to 1 Year	—	—	—	—
g. >1 Year	—	—	—	—
(3)Securities Acquired Under Repo - Secured Borrowing

	Year ended December 31, 2018
	Minimum	Maximum	Average Daily Balance	Ending Balance
Fair Value of Securities Acquired Under Repo - Secured Borrowing	$164	1,550	843	564
(4)Securities Acquired Under Repo - Secured Borrowing by NAIC Designation

As of December 31, 2018
Ending Balance	None	NAIC 1	NAIC 2	NAIC 3	NAIC 4	NAIC 5	NAIC 6	Nonadmitted
a. Bonds - FV	$—	564	—	—	—	—	—	—
b. LB & SS - FV	—	—	—	—	—	—	—	—
c. Pref. Stock - FV	—	—	—	—	—	—	—	—
d. Common Stock	—	—	—	—	—	—	—	—
e. Mort. Loans - FV	—	—	—	—	—	—	—	—
f. Real Estate - FV	—	—	—	—	—	—	—	—
g. Derivatives - FV	—	—	—	—	—	—	—	—
h. Oth. Inv. Asts. - FV	—	—	—	—	—	—	—	—
i. Total Assets - FV	$—	564	—	—	—	—	—	—

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(5)Collateral Pledged - Secured Borrowing

Year ended December 31, 2018
	Minimum	Maximum	Average Daily Balance	Ending Balance
a. Cash	$164	1,550	827	553
b. Securities (FV)	—	—	—	—
c. Securities (BACV)	—	—	—	—
d. Nonadmitted Subset (BACV)	—	—	—	—
(6)Allocation of Aggregate Collateral Pledged by Remaining Contractual Maturity

Fair Value as of
December 31, 2018
a. Overnight and Continuous	$553
b. 30 Days or Less	—
c. 31 to 90 Days	—
d. > 90 Days	—

(7)	Recognized Receivable for Return of Collateral - Secured Borrowing

	Year ended December 31, 2018
	Minimum	Maximum	Average Daily Balance	Ending Balance
a. Cash	$164	1,550	827	553
b. Securities (FV)	—	—	—	—
(k)    Non-insurance SCA Investments
A summary of the Company’s SSAP No. 97 – Investments in Subsidiary, Controlled and Affiliated Entities, non-insurance SCA investments, including their respective asset value and NAIC filing information, as of December 31, 2018 is as follows:

SCA Name	Gross Asset	Non-Admitted Asset	Net Admitted Assets	NAIC Filing Date	NAIC Filing Type	NAIC Filing Balance	Re-submission Required?
AZLPF	$735	—	735	5/16/2018	S2	735	N
Yorktown Financial Companies Inc. (Yorktown)	9	7	2	5/16/2018	S2	11	N
Total	$744	7	737	XXX	XXX	746	XXX
(l)    FHLB Agreements
The Company held Class A FHLB membership stock of $10 and activity stock of $20 at December 31, 2018 and 2017. The Company has a fully collateralized funding agreement with a balance of $500 as of December 31, 2018 and 2017 which is recorded in Borrowed money on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. All FHLB transaction activity occurs in the Company's general account.
Securities collateral pledged to FHLB at December 31 is as follows:

	2018	2017
Carrying value	$383	567
Fair value	572	576

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The maximum of collateral pledged to FHLB during the year ended December 31 was as follows:

	2018	2017
Carrying value	$2,762	642
Fair value	2,644	657
As of December 31, 2018 and 2017, the Company had $500 in total borrowing capacity under its agreement with the FHLB. The maximum amount of aggregate borrowing from FHLB during the years ended December 31, 2018 and 2017 was $2,500 and $500, respectively. Current borrowings are not subject to prepayment penalties.
(m)    Restricted Assets
As of December 31, 2018 and 2017, the Company had the following restricted assets, including assets pledged to others as collateral:

	Gross Restricted				Percentage
	Total general account	Total from prior year	Increase (decrease)	Total current year admitted restricted	Gross restricted to total assets	Admitted restricted to total admitted assets
Collateral held under security lending arrangements	$2,683	2,657	26	2,683	1.9%	1.9%
FHLB Capital Stock	30	30	—	30
On deposit with states	4	4	—	4	—	—
On deposit with other regulatory bodies	26	21	5	26	—	—
Pledged as collateral to FHLB (including assets backing funding agreements)	383	567	(184)	383	0.3	0.3
Derivative collateral	2,104	2,094	10	2,104	1.5	1.5
Total restricted assets	$5,230	5,373	(143)	5,230	3.7%	3.7%
(n)    Structured Notes
Determination of a ‘structured note’ and ‘mortgage-referenced security’ for this disclosure shall follow the definitions adopted within the Purposes & Procedures Manual of the NAIC Investment Analysis Office. As of December 31, 2018 and 2017, the Company had no structured notes or mortgage-referenced securities.
(o)    Low Income Housing Tax Credits
As of December 31, 2018 the Company had various LIHTC investments with a range of 7 to 13 remaining years of unexpired tax credits and no required holding period.
The amount of tax credits and other tax benefits recognized during the years ended December 31, 2018 and 2017 is $20 and $14, respectively.
The balance of the investment recognized in the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus for the years ended December 31, 2018 and 2017 is $260 and $82, respectively.
Additionally, the Company's LIHTC investments require a commitment of capital. The Company has open capital commitments of $172 and $133 at December 31, 2018 and 2017, respectively, which is recorded as an unfunded commitment liability of $142 and $123, as of December 31, 2018 and 2017.
(6)    Fair Value Measurements
SSAP No. 100R – Fair Value establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.
Level 1 – Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Level 2 – Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:
(a) Quoted prices for similar assets or liabilities in active markets.
(b) Quoted prices for identical or similar assets or liabilities in markets that are not active.
(c) Inputs other than quoted prices that are observable.
(d) Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 – Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).
The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each financial asset and liability was classified into Level 1, 2, or 3.
The following presents the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	2018
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value:
Bonds	$—	—	3	3
Common stocks	92	—	2	94
Derivative assets	49	444	96	589
Separate account assets	22,464	371	—	22,835
Total assets reported at fair value	22,605	815	101	23,521
Liabilities at fair value:
Derivative liabilities	34	468	23	525
Separate account derivative liabilities	—	529	—	529
Total liabilities reported at fair value	$34	997	23	1,054

(a) The Company does not have any assets or liabilities measured at net asset value (NAV) that are included in Level 2 within this table.

	2017
	Level 1	Level 2 (a)	Level 3	Total
Assets at fair value:
Common stocks	$106	—	42	148
Derivative assets	52	615	12	679
Separate account assets	26,384	371	—	26,755
Total assets reported at fair value	26,542	986	54	27,582
Liabilities at fair value:
Derivative liabilities	136	585	—	721
Total liabilities reported at fair value	$136	585	—	721

(a) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 within this table.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The following is a discussion of the methodologies used to determine fair values for the assets and liabilities listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability). The Company has not made changes to valuation techniques in 2018.
(a)    Valuation of Bonds and Unaffiliated Stock
The fair value of bonds is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, Municipal Securities Rulemaking Board reported trades, Nationally Recognized Municipal Securities Information Repository material event notices, broker-dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In some cases, including private placement securities and certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.
Generally, U.S. Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2, because the inputs used are market observable. Bonds for which prices were obtained from broker quotes, certain bonds without active trading markets and private placement securities that are internally priced are included in Level 3.
The fair value of unaffiliated common stocks is based on quoted market prices in active markets when available and included in Level 1. When quoted prices are not readily available or in an inactive market, the Company arrives at fair value utilizing internal pricing models based on available market inputs or obtains valuations from third party brokers or investment managers. Such investments may be categorized in Level 2 or Level 3.
(b)    Valuation of Derivatives
Active markets for OTC options do not exist. The fair value of OTC options is derived internally, by calculating their expected discounted cash flows, using a set of calibrated, risk-neutral stochastic scenarios, including a market data monitor, a market data model generator, a stochastic scenario calibrator, and the actual asset pricing calculator. The valuation results are reviewed by Management via the Pricing Committee. OTC options that are internally priced, foreign currency swaps, CDS, TBA securities, and IRS are included in Level 2, because they use market observable inputs. TRS are included in Level 3 because they use valuation techniques in which significant inputs are unobservable. The fair value of ETOs and futures are based on quoted market prices and are generally included in Level 1.
Certain derivatives are priced using external third-party vendors. The Company has controls in place to monitor the valuations of these derivatives. Using market observable inputs, IRS prices are derived from a third-party source and are independently recalculated internally and reviewed for reasonableness at the position level on a monthly basis. TRS prices are obtained from the respective counterparties. These prices are also internally recalculated and reviewed for reasonableness at the position level on a monthly basis.
(c)    Valuation of Separate Account Assets and Separate Account Derivative Liabilities
Separate account assets and Separate account derivative liabilities are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in variable investment option funds with the following investment types: bond, domestic equity, international equity, or specialty. Variable investment option funds are included in Level 1 because their fair value is based on net asset values that are quoted as prices (unadjusted) in an active, observable market. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in bonds, short-term investments and derivatives, that portion could be classified within Level 2 or Level 3).

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(d)    Level 3 Rollforward
The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

	January 1, 2018	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2018

Bonds	$—	3	—	—	—	—	3
Common stocks	42	—	(30)	—	(2)	(8)	2
TRS assets	12	—	—	291	84	(291)	96
Total Level 3 Assets	54	3	(30)	291	82	(299)	101

TRS liabilities	—	—	—	(302)	(23)	302	(23)
Total Level 3 Liabilities	$—	—	—	(302)	(23)	302	(23)

	January 1, 2017	Transfers into Level 3	Transfers out of Level 3	Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	December 31, 2017

Common stocks	$30	—	—	—	1	11	42
TRS assets	6	—	—	181	6	(181)	12
Total Level 3 Assets	36	—	—	181	7	(170)	54

TRS liabilities	(4)	—	—	(104)	4	104	—
Total Level 3 Liabilities	$(4)	—	—	(104)	4	104	—
(e)    Transfers
The Company reviews its fair value hierarchy classifications annually. Transfers between levels occur when there are changes in the observability of inputs and market activity. Transfers into and/or out of Levels 1, 2, and 3 are reported as of the end of the period in which the change occurs.
All transfers into Level 3 were a result of observable inputs no longer being considered reliable or could no longer be validated against an alternative source. The transfers out of Level 3 were a result of securities no longer being carried at fair value as a result of new availability of reliable observable inputs or the ability to validate market price of the security against an alternative source.
There were no transfers between Level 1 and Level 2 for the years ended December 31, 2018 and 2017.
(f)    Sensitivity of Fair Value Measurements to Changes in Unobservable Inputs
Bonds: The primary unobservable input used in the discounted cash flow models for states and political subdivisions, foreign government, and corporate bonds is a corporate index option adjusted spread (OAS). The corporate index OAS used is based on a security's sector, rating, and average life. A significant increase (decrease) of the corporate index OAS in isolation could result in a decrease (increase) in fair value.
CDO and mortgage-backed securities are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable inputs would generally include default rates. A significant increase (decrease) in default rates in isolation could result in an decrease (increase) in fair value.

39 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Common stocks: The primary unobservable input used to value common stock are indicative quotes received from third-party vendors. A significant increase (decrease) in the indicative quotes in isolation could result in a decrease (increase) in fair value.
Derivative assets and liabilities: The TRS are priced by a third-party vendor and the Company internally reviews the valuation for reasonableness. The Company does not have insight into the specific inputs used; however, the key unobservable input would generally include the spread. For a long position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in higher (lower) fair value. For a short position, a significant increase (decrease) in the spread used in the fair value of the TRS in isolation could result in lower (higher) fair value.
(g)    Estimates
The Company has been able to estimate the fair value of all financial assets and liabilities.
(h)    Aggregate Fair Value of Financial Instruments
The following tables present the carrying amounts and fair values of all financial instruments at December 31 (b):

	2018
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$97,535	97,281	3,150	81,794	12,591
Preferred stocks, unaffiliated	13	13	—	—	13
Common stocks, unaffiliated	124	124	92	—	32
Mortgage loans on real estate	13,271	13,292	—	—	13,271
Cash equivalents	1,057	1,057	484	573	—
Derivative assets	589	573	49	444	96
Securities lending reinvested collateral assets	2,183	2,183	—	2,183	—
Other invested assets	511	511	—	22	489
COLI	562	562	—	562	—
Separate account assets	22,835	22,835	22,464	371	—
Financial Liabilities
Deposit-type contracts	$5,445	5,125	—	—	5,445
Other investment contracts	101,790	94,214	—	—	101,790
Borrowed money	490	501	—	—	490
Derivative liabilities	525	492	34	468	23
Payable for securities lending	2,683	2,683	—	2,683	—
Payable for securities	142	142	—	—	142
Other liabilities	(565)	(526)	—	(565)	—
Separate account liabilities	22,835	22,835	22,464	371	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	2017
			Fair Value
	Aggregate Fair Value	Admitted Assets/ Carrying Value	Level 1	Level 2	Level 3
Financial Assets
Bonds	$96,805	90,727	2,203	83,553	11,049
Preferred stocks, unaffiliated	2	2	—	—	2
Common stocks, unaffiliated	148	148	106	—	42
Mortgage loans on real estate	12,373	11,799	—	—	12,373
Cash equivalents	1,368	1,368	419	949	—
Derivative assets	679	676	52	615	12
Securities lending reinvested collateral assets	2,657	2,657	—	2,657	—
Receivable for securities	123	123	—	—	123
Other invested assets	224	224	—	26	198
COLI	579	579	—	579	—
Separate account assets	26,755	26,755	26,384	371	—
Financial Liabilities
Deposit-type contracts	$5,735	5,272	—	—	5,735
Other investment contracts	96,929	88,434	—	—	96,929
Borrowed money	493	500	—	—	493
Derivative liabilities	721	676	136	585	—
Payable for securities lending	2,657	2,657	—	2,657	—
Payable for securities	123	123	—	—	123
Other liabilities	(125)	(557)	—	(125)	—
Separate account liabilities	26,755	26,755	26,384	371	—

(b) The Company does not have any assets or liabilities measured at NAV that are included in Level 2 in this table. In addition, the Company has no assets or liabilities for which it is not practicable to measure at fair value.

A description of the Company’s valuation techniques for financial instruments not reported at fair value and categorized within the fair value hierarchy is shown below:
Valuation of Preferred Stock
The fair value of unaffiliated preferred stocks is based on quoted market prices in active markets. When available, such investments are included in Level 1. When quoted prices are not readily available or in an inactive market, the Company arrives at fair value utilizing internal pricing models based on available market inputs. Such investments may be categorized in Level 2 or Level 3.
Valuation of FHLB Stock
FHLB stock, included in Common stocks, is not traded in an active market and is categorized in Level 3. FHLB stock is carried at cost, which approximates fair value unless it is impaired, based on provisions within the Company’s FHLB agreement that allow for return of outstanding shares of FHLB stock at the Company’s cost basis. Prior to 2018, FHLB stock was included in the table above as measured at fair value on a recurring basis; in 2018, it was removed from this table as it is not carried at fair value, but at cost, as discussed above.
Valuation of Mortgage Loans on Real Estate
The fair value of mortgage loans on real estate is calculated by analyzing individual loans and assigning ratings to each loan based on a combination of loan-to-value ratios and debt service coverage ratios. Fair value is determined based on the contractual cash flows of each loan and the current market interest rates for similar loans.

41 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Valuation of Cash Equivalents
Cash equivalents are comprised of money market mutual funds, cash sweep accounts, and reverse repurchase agreements. The fair value of money market mutual funds and cash sweep accounts is based on quoted market prices in active markets and included in Level 1. Reverse repurchase prices are provided by third-party pricing sources and included in Level 2, because the inputs used to determine fair value are market observable.
Valuation of Securities Lending Reinvested Collateral Assets
Collateral held from securities lending agreements is primarily comprised of cash and cash equivalents and highly liquid short-term investments. Fair values are determined and classified within the fair value hierarchy in a manner consistent with the method utilized to determine the fair value of similar securities held within the Company’s general account investment portfolio.
Valuation of Receivable for Securities and Payable for Securities
Prior to 2018, included in the Receivable for securities and Payable for securities line items is the LIHTC investments unfunded commitment asset and liability. The Receivable for securities balance, related to LIHTC investments, was included in the Other invested assets line in 2018. As there is no observable market data on which to calculate fair value of the LIHTC investment unfunded commitment asset and liability, fair value is set equal to carrying value, and the balance is categorized as Level 3.
Valuation of Other Invested Assets
Other invested assets include LIHTC investments (including the unfunded commitment asset which was included on the Receivable for securities line prior to 2018), limited partnership investments, loans to affiliates, and restricted stock unit (RSU) assets. As there is no observable market data on which to calculate fair value of the LIHTC investment balances, the fair value is set equal to carrying value. Limited partnership investments are recorded using the cost method in line with SSAP No. 48 – Joint Ventures, Partnerships and Limited Liability Companies using unobservable inputs. Loans to affiliates are carried at cost; due to the lack of an active market, the current carrying value is the only market price at which the transaction could be settled, the Company believes cost approximates fair value. Due to the use of unobservable inputs, LIHTC investments, limited partnership investments, and loans to affiliates are categorized as Level 3. RSU assets tied to the share price of Allianz SE stock but does not participate in an active market; given this, it is categorized as Level 2.
Valuation of COLI
The Company is the owner and beneficiary of life insurance policies captured under SSAP No. 21 included within Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus and are carried at their cash surrender values. At December 31, 2018, the investments contained $176 of fixed life insurance policies held in the general account of a non-affiliated carrier, and $386 in various fund structures underlying variable life insurance policies with investment characteristics of 47.4% equity and 52.6% bonds. The cash surrender value of the policies is based on the value of the underlying assets, which are regularly priced utilizing observable inputs.
Valuation of Deposit-Type Contracts
Fair values of deposit-type contracts are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for actuarial inputs.
Valuation of Other Investment Contracts
Other investment contracts are included within Life policies and annuity contracts within the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Other investment contracts include certain reserves related to deferred annuities and other payout annuities that may include life contingencies, but do not have significant mortality risk due to substantial periods certain. Fair values are based on discounted cash flows using internal inputs, including the discount rate and consideration of the Company’s own credit standing and a risk margin for market inputs.

42 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Valuation of Borrowed Money
The fair value of the FHLB borrowing is calculated on a discounted cash flow basis. Each position includes a monthly interest rate, a maturity payment amount, and a maturity date. The interest and maturity payments are projected as of the valuation date, and the expected cash flows are discounted using the valuation date swap curve.
Valuation of Payable for Securities Lending
Securities lending payable is set equal the to the cash collateral received. Due to the short-term nature of these loans, the carrying value is deemed to approximate fair value.
Valuation of Other Liabilities
Other liabilities includes the IRS hedge adjustment for certain variable annuity guarantee benefits. The carrying value is equal to the initial book value of the IRS created from inception until the designation of hedge accounting in addition to subsequent changes due to the hedged item or realized gains or losses recorded under hedge accounting. The fair value is determined in line with item (b) above. See Note 2(k) for further discussion of the Company's hedge accounting treatment.
Valuation of Separate Account Liabilities
In accordance with SSAP No. 56, the fair value of separate account liabilities is set to equal the fair value of separate account assets.
(7)    Mortgage Notes Payable
In 2004, the Company obtained an $80 mortgage loan from an unrelated third-party for the Company’s headquarters. In 2005, the Company agreed to enter into a separate loan agreement with the same counterparty in conjunction with the construction of an addition to the Company’s headquarters of $65. This loan was funded in 2006 and combined with the existing mortgage. As of December 31, 2018 and 2017, the combined loan had a balance of $60 and $69, respectively, and is reported within Real estate on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. This 20 year, fully amortizing loan has an interest rate of 5.52%, with a maturity date of August 1, 2024. The level principal and interest payments are made monthly. The loan allows for prepayment; however, it is accompanied by a make-whole provision. The proceeds of this mortgage were used to pay off a floating rate construction loan that the Company used to finance the acquisition of property for, and construction of, the Company’s headquarters.
Interest expense for all loans is $4, $4, and $4, in 2018, 2017, and 2016, respectively, and is presented in Net investment income on the Statutory Statements of Operations.
The future principal payments required under the loan are as follows:

2019	$9
2020	10
2021	10
2022	11
2023	12
2024 and beyond	8
Total	$60

43 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(8)    Electronic Data Processing Equipment and Software (EDP)
EDP at December 31 and the changes in the balance for the years then ended are as follows:

	2018	2017
Servers, computers and peripherals depreciation	2	3
Software amortization	9	15
Net EDP balance, by major classes of assets:
Servers, computers and peripherals	1	2
Software	25	27
Net EDP balance	26	29
Nonadmitted	(25)	(27)
Net admitted EDP balance	$1	2
The Company has a gross EDP asset of $57 and accumulated depreciation and amortization of $55 at December 31, 2018 and 2017, respectively. Servers, computers and peripherals are depreciated over the lesser of their useful life or three years and the net balance is nonadmitted. Software is amortized over the lesser of their useful life or five years. Nonoperating software is nonadmitted and operating software is admitted to the extent it meets the criteria defined in SSAP No. 16R - Electronic Data Processing Equipment and Software (SSAP No.16R).
The Company has not changed its capitalization policy during the years ended December 31, 2018 and 2017.
(9)    Income Taxes
(a)    Deferred Tax Assets and Liabilities
The components of the net DTA or net DTL are as follows:

	December 31, 2018
	Ordinary	Capital	Total
Total gross deferred tax assets	$744	31	775
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	744	31	775
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	744	31	775
Deferred tax liabilities	(904)	(5)	(909)
Net admitted deferred tax assets (liabilities)	$(160)	26	(134)

	December 31, 2017
	Ordinary	Capital	Total
Total gross deferred tax assets	$1,020	12	1,032
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	1,020	12	1,032
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	1,020	12	1,032
Deferred tax liabilities	(1,017)	(5)	(1,022)
Net admitted deferred tax assets (liabilities)	$3	7	10

44 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	Change
	Ordinary	Capital	Total
Total gross deferred tax assets	$(276)	19	(257)
Statutory valuation allowance adjustments	—	—	—
Adjusted gross deferred tax assets	(276)	19	(257)
Deferred tax assets nonadmitted	—	—	—
Subtotal net admitted deferred tax assets	(276)	19	(257)
Deferred tax liabilities	113	—	113
Net admitted deferred tax assets (liabilities)	$(163)	19	(144)
The amount of admitted adjusted gross DTAs allowed under each component of SSAP No. 101 – Income Taxes (SSAP No. 101) as of December 31 are as follows:

	December 31, 2018
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	14	14
Adjusted gross DTAs expected to be realized after application of the threshold limitations
Lesser of 11.b.i or 11.b.ii:
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	213	16	229
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	1,006
Lesser of 11.b.i or 11.b.ii	213	16	229
Adjusted gross DTAs offset by gross DTLs (11.c)	531	1	532
Deferred tax assets admitted	$744	31	775

	December 31, 2017
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	—	—
Adjusted gross DTAs expected to be realized after application of the threshold limitations
Lesser of 11.b.i or 11.b.ii:
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	311	12	323
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	900
Lesser of 11.b.i or 11.b.ii	311	12	323
Adjusted gross DTAs offset by gross DTLs (11.c)	709	—	709
Deferred tax assets admitted	$1,020	12	1,032

45 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	Change
	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks (11.a)	$—	14	14
Adjusted gross DTAs expected to be realized after application of the threshold limitations
Lesser of 11.b.i or 11.b.ii:
Adjusted gross DTAs expected to be realized following the balance sheet date (11.b.i.)	(98)	4	(94)
Adjusted gross DTAs allowed per limitation threshold (11.b.ii)	N/A	N/A	106
Lesser of 11.b.i or 11.b.ii	(98)	4	(94)
Adjusted gross DTAs offset by gross DTLs (11.c)	(178)	1	(177)
Deferred tax assets admitted	$(276)	19	(257)
Ratios used for threshold limitation as of December 31 are as follows:

	December 31
	2018	2017	Change
Ratio percentage used to determine recovery period and threshold limitation amount	634%	672%	(38)%
Amount of adjusted capital and surplus used to determine recovery period threshold limitation	$6,708	5,999	709
Impact of tax planning strategies on the determination of net admitted adjusted gross DTAs is as follows:

	December 31, 2018
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	52.0%	52.0%

	December 31, 2017
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	100.0%	100.0%

	Change
	Ordinary	Capital	Total
Net admitted adjusted gross DTAs - (percentage of total net admitted adjusted gross DTAs)	—%	(48.0)%	(48.0)%
The Company’s tax planning strategies do not include the use of reinsurance.
(b)    Unrecognized Deferred Tax Liabilities
There are no temporary differences for which DTLs are not recognized.

46 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)    Current and Deferred Income Taxes
The significant components of income taxes incurred (i.e. Current income tax expense) and the changes in DTAs and DTLs include:

	December 31			2018-2017 Change	2017-2016 Change
	2018	2017	2016
Current year federal tax expense (benefit) - ordinary income	$(51)	24	530	(75)	(506)
Current year foreign tax expense (benefit) - ordinary income	—	—	—	—	—
Subtotal	(51)	24	530	(75)	(506)
Current year tax expense - net realized capital gains (losses)	4	11	7	(7)	4
Federal and foreign income taxes incurred	$(47)	35	537	(82)	(502)
DTAs and DTLs consist of the following major components:

	December 31
Deferred tax assets	2018	2017	Change
Ordinary:
Deferred acquisition costs	$138	125	13
Expense accruals	47	69	(22)
Policyholder reserves	374	817	(443)
Fixed assets	177	—	177
Nonadmitted assets	8	9	(1)
Subtotal	744	1,020	(276)
Statutory valuation allowance adjustment	—	—	—
Nonadmitted ordinary deferred tax assets	—	—	—
Admitted ordinary tax assets	744	1,020	(276)

Capital:
Impaired assets	31	12	19
Subtotal	31	12	19
Statutory valuation allowance adjustment	—	—	—
Nonadmitted capital deferred tax assets	—	—	—
Admitted capital deferred tax assets	31	12	19
Admitted deferred tax assets	$775	1,032	(257)

47 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

	December 31
Deferred tax liabilities	2018	2017	Change
Ordinary:
Investments	$(50)	(49)	(1)
Fixed assets	(76)	(5)	(71)
Policyholder reserves	(623)	(793)	170
Software capitalization	(5)	(5)	—
Unrealized gains	(150)	(160)	10
Other	—	(5)	5
Subtotal	(904)	(1,017)	113

Capital:
Unrealized gains	(5)	(5)	—
Subtotal	(5)	(5)	—
Deferred tax liabilities	$(909)	(1,022)	113
Net deferred tax (liabilities) assets	$(134)	10	(144)
The realization of the DTAs is dependent upon the Company’s ability to generate sufficient taxable income in future periods. Based on historical results and the prospects for future current operations, management anticipates that it is more likely than not that future taxable income will be sufficient for the realization of the remaining DTAs.
The Tax Cuts and Jobs Act of 2017 (Tax Act of 2017) was enacted on December 22, 2017, thereby requiring various adjustments be reflected in the Statutory Financial Statements as of December 31, 2017. The Tax Act of 2017, among its many elements, lowers the corporate tax rate to 21%, a reduction from the historical 35% rate. Accordingly, the Company revalued its deferred tax inventory as of December 31, 2017 to reflect the lower tax rate, resulting in a decrease to its net deferred tax asset of $7 and a corresponding decrease to surplus as of December 31, 2017. There was no change in nonadmitted assets due to the revaluation of net deferred tax assets.
In computing taxable income, life insurance companies are allowed a deduction attributable to their life insurance and accident and health reserves. The Tax Act of 2017 significantly changed the methodology by which these reserves are computed for tax purposes. The changes are effective for tax years beginning after 2017 and are subject to a transition rule that spreads the additional income tax liability over the subsequent eight years beginning in 2018.  Due to complexities in the new methodology and limited guidance from the Internal Revenue Service and U.S. Treasury, the Company has recorded provisional amounts for the deferred tax revaluation associated with the changes in the computation of life insurance tax reserves based on information available at December 31, 2017.  Pursuant to Interpretation of the SAP Working Group 18-01: Updated Tax Estimates under the Tax Cuts and Jobs Act, provisional tax computations related to these amounts were reasonably estimated as of December 31, 2017 and have been adjusted based on guidance received from Internal Revenue Service and U.S. Treasury. Adjusted amounts are reflected in the Company's results of operations as of December 31, 2018.
The Change in net deferred income tax is comprised of the following (this analysis is exclusive of the nonadmitted DTAs as the Change in nonadmitted assets is reported separately from the Change in net deferred income tax in the Unassigned surplus section of the Statutory Statements of Capital and Surplus):

	December 31
	2018	2017	Change
Net deferred tax (liabilities) assets	$(134)	10	(144)
Statutory valuation allowance adjustment	—	—	—
Net deferred tax (liabilities) assets after statutory valuation allowance	(134)	10	(144)
Tax effect of unrealized gains (losses)	187	164	23
Statutory valuation allowance adjustment allocated to unrealized gains (losses)	—	—	—
Change in net deferred income tax			$(121)

48 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(d)    Reconciliation of Federal Income Tax Rate to Actual Effective Rate
The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows:

	December 31, 2018	December 31, 2017	December 31, 2016
	Effective tax rate	Effective tax rate	Effective tax rate
Income before taxes	21.0%	35.0%	35.0%
Amortization of IMR	(0.9)	0.7	(1.1)
Dividends received deduction	(0.8)	0.9	(1.5)
Nondeductible expenses	0.2	(0.1)	0.1
COLI	0.3	0.5	(0.4)
Tax hedges	(6.5)	0.1	3
Tax hedge reclassification (2)	(8.2)	(37.0)	(7.2)
Tax credits	(2.1)	0.7	(0.6)
Prior period adjustments	(0.4)	0.3	(0.3)
Change in deferred taxes on impairments	(1.5)	(0.9)	(1)
Change in deferred taxes on nonadmitted assets	0.1	(0.2)	—
Reinsurance	(1.3)	(0.9)	1.7
Change in valuation	5.9	—	—
Tax reform revaluation (1)	—	(4.1)	—
Other	(0.1)	(0.1)	—
Total	5.7%	(5.1)%	27.7%

Federal and foreign income taxes incurred	(4.3)%	(0.8)%	26.2%
Change in net deferred tax	10.0	(4.3)	1.5
Total statutory taxes	5.7%	(5.1)%	27.7%

(1) On December 22, 2017, the United States passed the Tax Act of 2017, which reduced the corporate tax rate from 35% to 21% for tax years beginning after December 31, 2017. As a result, the deferred taxes recorded on the Statutory Statements of Assets, Liabilities, and Capital and Surplus were revalued to reflect the reduction in the future corporate tax rate.

(2) The IRS hedge portfolio restrike in December 2017 (see Note 5) had a significant impact on current period tax hedge reclassification.
(e)    Carryforwards, Recoverable Taxes, and IRC Section 6603 Deposits
As of December 31, 2018, there are no operating losses or tax credit carryforwards available for tax purposes.
There are no Federal income taxes available for recoupment in the event of future net losses.
There are no aggregate deposits admitted under Section 6603 of the IRC.
The Company had tax contingencies computed in accordance with SSAP No. 101 as of December 31, 2018 and 2017.
The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2018, 2017, and 2016 the Company recognized expenses of $(1), $1, and $0 in interest and penalties, respectively. The Company had $2 and $2 for the unrecognized tax benefits and related accrued interest at December 31, 2018 and 2017, respectively.
(f)    Consolidated Federal Income Tax Return
The Company’s federal income tax return is consolidated with its parent, AZOA. The method of allocation between the subsidiaries of AZOA is subject to written agreement, approved by the BOD of AZOA. Allocation is based upon separate return calculations with current credit for net losses. Intercompany tax balances are settled annually after the consolidated return is filed.

49 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company is included in the consolidated group for which AZOA files a federal income tax return on behalf of all group members. As a member of the AZOA consolidated group, the Company is no longer subject to U.S. federal and non-U.S. income tax examinations for years prior to 2015, though examinations of combined returns filed by AZOA, which include the Company by certain U.S. state and local tax authorities, may still be conducted for 2008 and subsequent years. The last Internal Revenue Service examination of AZOA involved the federal income tax return filed by AZOA for the 2015 tax year, which included carrybacks to the 2012 tax year. This examination concluded in October 2018 with the Internal Revenue Service only making one immaterial adjustment that increased the Company’s tax liability for 2012. The Internal Revenue Service has also initiated an examination of AZOA’s 2016 and 2017 income tax returns, which is expected to close by the end of 2019.
(10)    Accident and Health Claim Reserves
Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2018 are appropriate, uncertainties in the reserving process could cause reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.
Activity in the accident and health claim reserves is summarized as follows:

	2018	2017	2016
Balance at January 1, net of reinsurance recoverables of $447, $396, and $340, respectively	$224	193	154
Incurred related to:
Current year	129	104	92
Prior years	16	(6)	1
Total incurred	145	98	93
Paid related to:
Current year	4	6	5
Prior years	66	61	49
Total paid	70	67	54
Balance at December 31, net of reinsurance recoverables of $574, $447, and $396, respectively	$299	224	193
Prior year incurred claim reserves for 2018 were unfavorable attributable to assumption updates and the establishment of a claims adjustment expense on the individual LTC line of business. Prior year incurred claim reserves for 2017 reflects favorable development as a result of re-estimation of unpaid claims and claim adjustment expenses, principally on individual LTC line of business. Prior year incurred claim reserves for 2016 reflects unfavorable claim development primarily with the individual LTC line of business.
(11)    Reinsurance
The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity, and accident and health businesses, as well as businesses the Company has chosen to exit. In the normal course of business, the Company seeks to limit its exposure to loss by ceding risks under yearly renewal term, coinsurance, and modified coinsurance.
The Company monitors the financial exposure and financial strength of the reinsurers on an ongoing basis. The Company attempts to mitigate risk by securing recoverable balances with various forms of collateral, including arranging trust accounts and letters of credit with certain reinsurers.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)
The effect of reinsurance on reserves, deposit-type contracts, and claims, for amounts recoverable from other insurers, was as follows:

	For the years ended December 31,
Reduction in:	2018	2017
Aggregate reserves	$5,824	5,609
Deposit-type contracts	115	123
Policy and contract claims	22	23
Reinsurance reserves, recoverables, and receivables at December 31, 2018 and 2017, are covered by collateral of $3,826 and $3,971, respectively.
Life insurance, annuities, and accident and health business assumed from and ceded to other companies are as follows:

Year ended	Direct amount	Ceded to other companies	Assumed from other companies	Net amount
December 31, 2018
Life insurance in force	$41,321	27,914	65	13,472
Premiums:
Life	895	84	1	812
Annuities	11,318	358	—	10,960
Accident and health	176	73	50	153
Total premiums	$12,389	515	51	11,925

December 31, 2017
Life insurance in force	$37,306	26,140	71	11,237
Premiums:
Life	791	88	1	704
Annuities	9,688	558	—	9,130
Accident and health	179	75	45	149
Total premiums	$10,658	721	46	9,983

December 31, 2016
Life insurance in force	$33,863	24,744	77	9,196
Premiums:
Life	662	79	1	584
Annuities	12,012	95	—	11,917
Accident and health	181	78	39	142
Total premiums	$12,855	252	40	12,643
The Company holds securities backing term life and universal life with secondary guarantees ceded reserves in compliance with Actuarial Guideline 48. As of December 31, 2018 and 2017, the Company had 7 reinsurance contracts in which risks under covered policies have been ceded. The Company held primary securities in an amount at least equal to the required level of primary securities for all of these contracts.
There are no nonaffiliated reinsurers owned in excess of 10% or controlled, either directly or indirectly, by the Company or by a representative, officer, trustee, or director of the Company.
There are no policies issued by the Company that have been reinsured with a company chartered in a country other than the United States that is owned in excess of 10% or controlled directly or indirectly by an insured, a beneficiary, a creditor, or any other person not primarily engaged in the insurance business.

51 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company does not have any reinsurance agreements in effect under which the reinsurer may unilaterally cancel any reinsurance for reasons other than for nonpayment of premium or other similar credits.
The Company does not have reinsurance agreements in effect such that the amount of losses paid or accrued through the statement date may result in a payment to the reinsurer of amounts that, in aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premium collected under the reinsured policies.
The Company did not write off any uncollectible recoverables during 2018, 2017, and 2016.
During the year ended December 31, 2016, the Company entered into a new reinsurance agreement that included policies or contracts that were in force or which had existing reserves established by the Company as of the effective date of the agreement. The agreement resulted in reinsurance credits in the amount of $250 as of December 31, 2016. This agreement was amended during the year ended December 31, 2017, which resulted in additional reinsurance credits in the amount of $250.
(12)    Annuity Actuarial Reserves and Deposit Liabilities by Withdrawal Characteristics
Information regarding the Company’s annuity actuarial reserves and deposit liabilities by withdrawal characteristics at December 31 is as follows:

	2018	Percentage of total	2017	Percentage of total
Subject to discretionary withdrawal:
With market value adjustment	$32,656	26%	$25,991	21%
At book value less current surrender charges of 5% or more	37,470	30	47,640	39
At market value	21,142	17	25,341	20
Total with adjustment or at market value	91,268	73	98,972	80
At book value without adjustment (minimal or no charge or adjustment)	25,979	21	17,057	14
Not subject to discretionary withdrawal	7,995	6	7,642	6
Total gross	125,242	100%	123,671	100%
Reinsurance ceded	1,914		1,906
Total net	$123,328		$121,765

	2018	2017
Reconciliation of total annuity actuarial reserves and deposit fund liabilities:
Life, Accident, and Health Annual Statement Annuities, net (excluding supplementary contracts with life contingencies)	$94,258	88,533
Supplemental contracts with life contingencies, net	2,010	1,872
Deposit-type contracts	5,125	5,272
Subtotal	101,393	95,677
Separate Accounts Annual Statement:
Annuities, net (excluding supplementary contracts with life contingencies)	21,906	26,078
Supplemental contracts with life contingencies, net	29	10
Subtotal	21,935	26,088
Total annuity actuarial reserves and deposit fund liability	$123,328	121,765
(13)    Separate Accounts
The Company’s separate accounts represent funds held for the benefit of contract holders entitled to payments under variable annuity contracts, variable life policies and market value adjusted annuity contracts issued through the Company’s separate accounts and underwritten by the Company.

52 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

Information regarding the Company’s separate accounts for the years ended December 31 is as follows:

	2018				2017
	Indexed	Nonindexed guaranteed reserve interest less than or equal to 4%	Non guaranteed separate accounts	Total	Indexed	Nonindexed guaranteed reserve interest less than or equal to 4%	Non guaranteed separate accounts	Total
Premiums, considerations, or deposits	$—	—	638	638	$—	—	720	720
Reserves for account, with assets at fair value	1	5	21,945	21,951	7	8	26,093	26,108
Total reserves	1	5	21,945	21,951	7	8	26,093	26,108
By withdrawal characteristics:
At book value without MV adjustment and with current surrender charge of 5% or more	—	—	13	13	—	—	18	18
At fair value	1	5	21,903	21,909	7	8	26,066	26,081
Subtotal	1	5	21,916	21,922	7	8	26,084	26,099
Not subject to discretionary withdrawal	—	—	29	29	—	—	9	9
Total	$1	5	21,945	21,951	$7	8	26,093	26,108
As of December 31, 2018 and 2017, the Company’s separate accounts included legally insulated assets and non-insulated assets attributed to the following products/transactions:

	2018		2017
Product/transaction	Legally insulated	Not legally insulated	Legally insulated	Not legally insulated
Variable Annuities	$21,596	—	25,946	—
Variable Life	17	—	21	—
Variable Indexed Annuities (Non-Unitized Insulated)	84	—	54	—
Variable Indexed Annuities (Non-Unitized Non-Insulated)	—	1,031	—	617
Variable Annuities (MN Market Value Adjustment (MVA))	—	90	—	78
Fixed Annuities (MN MVA)	—	17	—	39
Total	$21,697	1,138	26,021	734
The Company’s separate account liabilities contain guaranteed benefits. The liabilities for guaranteed benefits are supported by the Company’s general account assets. To compensate the general account for the risk taken, the separate account paid risk charges of $212, $221, $220, $200, and $178 during the past five years, respectively. The general account of the Company paid $5, $0, $33, $11, and $10 towards separate account guarantees during the past five years, respectively.

53 of 60

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

A reconciliation of net transfers from separate accounts for the years ended December 31 is included in the following table:

	2018	2017	2016
Transfers as reported in the Summary of Operations of the Separate Accounts Annual Statement:
Transfers to separate accounts	$638	720	588
Transfers from separate accounts	(2,649)	(2,574)	(1,964)
Net transfers from separate accounts	(2,011)	(1,854)	(1,376)
Reconciling adjustments:
Other adjustments	2	3	(4)
Transfers as reported in the Statutory Statements of Operations	$(2,009)	(1,851)	(1,380)

(14)	Related-Party Transactions

(a)	Organization Changes
On October 11, 2018, the Company announced the decision to sell the Questar Capital and Asset Management representative network to an unaffiliated wealth management firm. The closing date of the sale was March 1, 2019.
In 2017, the sale of the Company's subsidiary, Allianz Life and Annuity Company (ALAC), was completed. Total consideration received on the sale was $13, which resulted in a total pre-tax gain of $5. In addition, in connection with the sale, ALAC entered into a modified coinsurance reinsurance agreement with the Company. Under the reinsurance agreement, all liabilities and risk associated with ALAC’s policyholders were assumed by the Company.

(b)	Related-Party Invested Assets
The Company has an agreement to lend AZOA $39. The remaining loan balance was $39 as of December 31, 2018 and 2017 and is included in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. Repayment of this loan will begin in 2021 and has a final maturity date of August 31, 2021. The interest rate is a fixed rate of 1.61%. Interest income earned and accrued had an immaterial impact to the Company during 2018, 2017, and 2016, respectively.
The Company has an investment in a limited partnership that is managed by its affiliate Pacific Investment Management Company (PIMCO). The total committed capital for this investment is $50 of which $28 and $40 is unfunded as of December 31, 2018 and 2017, respectively. As of December 31, 2018 and 2017, the fair value of the investment is $28 and $12, respectively, and is recorded in Other invested assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company had an agreement to lend Allianz Technology of America (ATA), formerly known as Allianz Managed Operations and Services of America, $33. In March 2016, the $33 loan and accrued interest of $0 was assigned to AZOA through a dividend.
On January 22, 2018, the Company formed TruChoice Financial Group, LLC (TruChoice), a noninsurance subsidiary. TruChoice is a wholly owned subsidiary of Allianz Individual Insurance Group, LLC (AIIG), and was capitalized through an initial cash contribution of $2 from AIIG. In addition, AIIG contributed 100% of the membership interests it held in the following Field Marketing Organizations: American Financial Marketing, LLC (AFM), GamePlan Financial Marketing (GamePlan), The Annuity Store Financial and Insurance Services, LLC, and Ann Arbor Annuity Exchange, LLC, in exchange for 100% of the membership interest of TruChoice.
In 2017, Personalized Brokerage Services, LLC, a wholly owned subsidiary of AFM, which is a wholly owned subsidiary of AIIG, which is a wholly owned subsidiary of the Company, merged into AFM. AFM was the surviving entity.
In 2017, 3 Mentors, Inc, a wholly owned subsidiary of GamePlan, which is a wholly owned subsidiary of AIIG, which is a wholly owned subsidiary of the Company, merged into GamePlan. GamePlan was the surviving entity.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(c)	Service Fees
The Company incurred fees for services provided by affiliated companies of $129, $51, and $101 in 2018, 2017, and 2016, respectively. The Company’s liability for these expenses was $8 and $15 at December 31, 2018 and 2017, respectively, and is included in Payable to affiliates on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. In the normal course of business, the outstanding amount is settled in cash.
The Company earned revenues for various services provided to affiliated companies and subsidiaries of $60, $45, and $22 in 2018, 2017, and 2016, respectively. The receivable for these revenues was $11 and $6 for 2018 and 2017, respectively, and is included in Receivable from affiliates on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus. The outstanding receivable from affiliated companies and subsidiaries is settled in the normal course of business, in cash.
The Company has agreements with its affiliates PIMCO, Oppenheimer Capital LLC (OpCap), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company's separate accounts to holders of the Company's variable annuity products, and (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contractholders was $10, $11, and $12 during 2018, 2017, and 2016, respectively, which is included in Fees from separate accounts on the Statutory Statements of Operations. At December 31, 2018 and 2017, $1 and $1, respectively, were included for related receivables of these fees in Other assets on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company has incurred commission expense related to the distribution of variable annuity products from Allianz Life Financial Services, LLC (ALFS) in the amount of $222, $230, and 214 for the years ended December 31, 2018, 2017, and 2016, respectively. The Company has an agreement with ALFS, whereby interest receivable is assigned to the company and 12b-1 fee receivables are assigned to the Company and AZNY. The Company has also agreed with AZNY to share in reimbursing ALFS for direct and indirect expenses incurred in performing services for the Company and AZNY. In the event that assigned receivables exceed expenses, ALFS records a dividend-in-kind to the Company and a loss on the transaction with AZNY. The Company recorded revenue from this agreement of $10, $5, and $14 for the years ended December 31, 2018, 2017, and 2016, respectively. In 2018, the Company began to record the net impact of this agreement as a dividend, see below for dividends received from ALFS.

(d)	Dividends to Parent
The Company paid cash dividends to AZOA of $0 and $780 in 2018 and 2017, respectively. The Company paid dividends to AZOA of $894 in 2016, which represented $861 cash and $33 related to the ATA loan and accrued interest. Based on the ordinary dividend limitations set forth under Minnesota Insurance Law, no dividends paid in 2018, 2017, and 2016 were considered extraordinary.

(e)	Capital Contributions and Dividends with Subsidiaries
During the years ended December 31, the Company received dividends from its subsidiaries as follows:

	2018	2017	2016
Allianz Investment Management, LLC	$60	62	57
ALFS	10	—	—
AAMO	—	—	1
	$70	62	58

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

During the years ended December 31, the Company made capital contributions to subsidiaries as follows:

	2018	2017	2016
Yorktown	$6	5	8
InForce Solutions, LLC (1)	3	—	—
ALAC	—	—	2
	$9	5	10
(1) InForce Solutions, LLC is a wholly owned subsidiary of AIIG, which is a wholly owned subsidiary of the Company; this capital contribution took the form of intercompany debt forgiveness.

(f)	Reinsurance
The Company wholly-owns AZMO, a Special Purpose Life Reinsurance Captive Insurance Company domiciled in Missouri. The Company cedes to AZMO, and AZMO provides reinsurance on a coinsurance basis and modified coinsurance basis, a 100% quota share of the Company’s net liability of level term life insurance policies and certain universal life insurance policies written directly by the Company. The total premium and associated reserve amounts ceded from the Company to AZMO for the years ended December 31, 2018, 2017, and 2016 were $7, $7, and $9, respectively. The Company recorded a ceding commission of $2 for 2018, 2017, and 2016, respectively. In addition, the Company recorded a deferred gain of $97 upon execution of the reinsurance agreement in 2009, of which $2 was amortized in 2018, 2017, and 2016, respectively, and included in Commissions and expense allowances on reinsurance ceded on the Statutory Statements of Operations.
In 2017, the Company entered into a reinsurance agreement with an affiliate, a wholly-owned subsidiary of Allianz SE. The Company ceded on a combined funds withheld coinsurance and modified coinsurance basis, a 60% quota share of the Company's net liability of certain fixed-indexed annuity policies written directly by the Company. On May 31, 2018, the Company ceased ceding business to the affiliate and recaptured all previously ceded risks.
The Company ceded premiums of $134 and $430 to the affiliate during 2018 and 2017, respectively. Additionally, the Company ceded reserves of $0 and $397, as of December 31, 2018 and 2017, respectively, to the affiliate. The Company recorded ceding commissions of $13 and $39 during 2018 and 2017 included in Commissions and expense allowances on reinsurance ceded on the Statutory Statements of Operations.
The Company has reinsurance recoverables and receivables related to reinsurance agreements with affiliated entities. Total affiliated reinsurance recoverables and receivables were $1 and $1 as of December 31, 2018 and 2017, respectively, and are included in Amounts recoverable from reinsurers on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.

(g)	Line of Credit Agreement
The Company has a line of credit agreement with AZNY, to provide liquidity, as needed. The Company’s lending capacity under the agreement is limited to 5% of the general account admitted assets of AZNY as of the preceding year end. No amounts have been borrowed during the years ended December 31, 2018 and 2017.
(15)    Employee Benefit Plans
The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k), and/or after-tax contributions up to 80% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the Internal Revenue Service. The Company matches up to a maximum of 7.5% of the employees’ eligible compensation. Participants are 100% vested in the Company’s matching contribution after three years of service.
The AAAP administration expenses and the trust fund, including trustee fees, investment manager fees, and audit fees, are payable from the trust fund but may, at the Company’s discretion, be paid by the Company. All legal fees are paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $12, $16, and $15 in 2018, 2017, and 2016, respectively, toward the AAAP matching contributions and administration expenses.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

A defined group of highly compensated employees is eligible to participate in the AZOAC Deferred Compensation Plan. The purpose of the plan is to provide tax planning opportunities, as well as supplemental funds upon retirement. The plan is unfunded, meaning no assets of the Company have been segregated or defined to represent the liability for accrued assets under the plan. Employees are 100% vested upon enrollment in the plan for funds they have deferred. Employees’ funds are invested on a pay period basis and are immediately vested. Participants and the Company share the administrative fee. The accrued liability of $39 and $34 as of December 31, 2018 and 2017, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company sponsors a nonqualified deferred compensation plan for a defined group of agents. The Company can make discretionary contributions to the plan in the form and manner the Company determines reasonable. Discretionary contributions are currently determined based on production. The accrued liability of $78 and $92 as of December 31, 2018 and 2017, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
The Company participates in a stock-based compensation plan sponsored by Allianz SE, which awards certain employees RSU that are tied to Allianz SE stock. Allianz SE determines the number of RSU granted to each participant. The Company records expense equal to the change in fair value of the units during the reporting period, which includes the Company's estimate of the number of awards expected to be forfeited. A change in value of $5, $9, and $4 was recorded in 2018, 2017, and 2016, respectively, and is included in General and administrative expenses on the Statutory Statements of Operations. The related liability of $15 and $18 as of December 31, 2018 and 2017, respectively, is recorded in Other liabilities on the Statutory Statements of Admitted Assets, Liabilities, and Capital and Surplus.
(16)    Statutory Capital and Surplus
Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. As such, the Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2018 and 2017, were in compliance with these requirements. The maximum amount of ordinary dividends that can be paid by Minnesota insurance companies to the stockholder without prior approval of the Department is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statement. In accordance with Minnesota Statutes, the Company may declare and pay from its Unassigned surplus cash dividends of not more than the greater of 10% of its prior year-end statutory surplus, or the net gain from operations of the insurer, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Based on these limitations, ordinary dividends of $1,259 can be paid in 2019 without prior approval of the Department.
Regulatory Risk-Based Capital
An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted capital to its authorized control level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds as of December 31, 2018 and 2017.
(17)    Direct Premiums Written by Third-Party Administrators
The Company has direct premiums written by third-party administrators (TPAs). The types of business written by the TPAs include life, accidental death and dismemberment, medical, disability, excess risk, short-term disability, and LTC. The authority granted to the TPAs includes claims payment, claims adjustment, reinsurance ceding, underwriting, and premium collection. Total premiums written by TPAs were $99, $58, and $62 for 2018, 2017, and 2016, respectively. For the years ended December 31, 2018, 2017, and 2016, there were no individual TPAs that wrote premiums that equaled at least 5% of the capital and surplus of the Company.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

(18)    Capital Structure
The Company is authorized to issue three types of capital stock, as outlined in the table below:

	Authorized, issued, and outstanding	Par value, per share	Redemption rights	Voluntary or involuntary liquidation rights
Common stock	40,000,000	$1.00	None	None
	20,000,001
	20,000,001
Preferred stock:
Class A	200,000,000	$1.00	Designated by Board for each series issued	Designated by Board for each series issued
	18,903,484
	18,903,484
Class A, Series A	8,909,195	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
	8,909,195
	8,909,195
Class A, Series B	10,000,000	$1.00	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid	$35.02 per share plus an amount to yield a compounded annual return of 6%, after actual dividends paid
	9,994,289
	9,994,289
Class B	400,000,000	$1.00	Designated by Board for each series issued	Designated by Board for each series issued
Holders of Class A preferred stock and of common stock are entitled to one vote per share with respect to all matters presented to or subject to the vote of shareholders. Holders of Class B preferred stock have no voting rights. All issued and outstanding shares are owned by AZOA. See Note 1 for further discussion.
Each share of Class A preferred stock is convertible into one share of the Company’s common stock. The Company may redeem any or all of the Class A preferred stock at any time. Dividends will be paid to each class of stock only when declared by the BOD. In the event a dividend is declared, dividends must be paid to holders of Class A preferred stock, Class B preferred stock, and common stock, each in that order.
As discussed in Note 14 to these Statutory Financial Statements, the Company carried out various capital transactions with related parties during 2018, 2017, and 2016.
(19)    Reconciliation to the Annual Statement
The Company is required to file an Annual Statement with the Department. As of December 31, 2018 and 2017, there is no difference in admitted assets or liabilities between this report and the Annual Statement. As of December 31, 2018, 2017, and 2016, there is no difference in capital and surplus or net income between this report and the Annual Statement.
(20)    Commitments and Contingencies
The Company and its subsidiaries are named as defendants in various pending or threatened legal proceedings on an ongoing basis, arising from the conduct of business, including three putative class action proceedings: Sanchez v. Allianz Life Ins. Co. of North America (Superior Court of California, L.A. County, BC594715), Berthiaume et al. v. Allianz Life Ins. Co. of North America et al (Minnesota District Court, Henn. County), and Thompson v. Allianz Life Ins. Co. of North

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

America (United Stated District Court, District of Minnesota, Case No. 0:17-cv00096). None of these putative class actions has been certified. The Company generally intends to vigorously contest the lawsuits, but may pursue settlement negotiations in some cases, if appropriate. The outcome of the cases is uncertain at this time, and there can be no assurance that such litigation, or any future litigation, will not have a material adverse effect on the Company and/or its subsidiaries. The Company recognizes legal costs as incurred.
The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.
The financial services industry, including mutual funds, variable and fixed annuities, life insurance, distribution companies, and broker-dealers, is subject to close scrutiny by regulators, legislators, and the media.
Federal and state regulators, such as state insurance departments, state securities departments, the SEC, the Financial Industry Regulatory Authority, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning various selling practices, including suitability reviews, product exchanges, sales to seniors, and compliance with, among other things, insurance and securities law. The Company is subject to ongoing market conduct examinations and investigations by regulators, which may have a material adverse effect on the Company.
It can be expected that annuity and life product designs, management, and sales practices will be an ongoing source of regulatory scrutiny and enforcement actions, litigation, and rulemaking.
These matters could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.
Certain guarantees of the Company provide for the maintenance of a subsidiary’s regulatory capital, surplus levels and liquidity sufficient to meet certain obligations. Those unlimited guarantees are made on behalf of certain wholly owned subsidiaries (AZNY, AZMO, ALFS and Questar Capital Corporation, through its parent, Yorktown). These guarantees are not limited and cannot be estimated as of the balance sheet date. From time to time, the Company makes capital contributions to these subsidiaries as needed under the guarantees. Capital contributions made during the years ended December 31, 2018, 2017, and 2016 are detailed in Note 14.
The Company had investments in limited partnerships that required a commitment of capital of $217 and $270 for the years ended December 31, 2018 and 2017, respectively.

(21)	Segment Information
The Company has organized its principal operations into the following segments: Individual Annuities, Life, and Legacy.
The Individual Annuities segment consists of fixed, fixed-indexed, variable, and variable-indexed annuities that are provided through independent distribution channels made up of agents and registered representatives. Revenues for the Company’s fixed annuity products are primarily earned as net investment income on invested assets supporting fixed account balances, with profitability driven by the spread between net investment income earned and interest credited to account balances. Revenues for the Company’s variable annuity products are primarily earned as management and expense fees charged on underlying account balances.
The Life segment consists of fixed-indexed universal life insurance products, as well as term and whole life in-force blocks that the Company no longer sells or distributes. The primary sources for revenue for this segment are premiums, fees, and charges that the Company receives to assume insurance related risk, in addition to earning a spread on net investment income on invested assets.
The Legacy segment consists of closed blocks of LTC and Special Markets products. The Special Markets products include individual and group annuity and life products, including universal life and term life insurance. Although Legacy products are part of the consolidated results, the Company does not allocate additional resources to these areas other than to maintain the operational support to its current customers.

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ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Notes to the Statutory Financial Statements
(Dollars in millions, except share data and security holdings quantities)

The Company does not maintain segregated investment portfolios for each segment. Net investment income and Net realized capital gain (loss), net of taxes and IMR, are allocated to the segments. Assets are only monitored at the individual company level, and as such, asset disclosures by segment are not included herein.
Income and expense related to assets backing policyholder reserves are allocated to the segments based on policyholder reserve levels. The results of the Individual Annuities, Life, and Legacy segments also reflect allocation of income and expense related to assets backing surplus. Income and expense related to assets backing surplus are allocated to the segments based on required capital levels for each segment.
Segment results are reconciled to the Statutory Statements of Operations amounts in the tables below:

	Year ended December 31, 2018
	Individual Annuities	Life	Legacy	Consolidated
Income:
Premium and annuity considerations*	$11,223	816	154	12,193
Net investment income	4,346	158	89	4,593
Ceded reinsurance reserve and expense adjustments	254	(16)	7	245
Fees from separate accounts	676	—	—	676
Other income	(3)	—	—	(3)
Total income	16,496	958	250	17,704
Benefits and other expenses:
Policyholder benefits and surrenders	9,264	96	76	9,436
Change in aggregate reserves	6,457	658	184	7,299
General and administrative and commission	1,518	212	40	1,770
Net transfers from separate accounts	(2,006)	—	(3)	(2,009)
Total benefits and other expenses	15,233	966	297	16,496
Pretax income (loss)	1,263	(8)	(47)	1,208
Net realized capital gain (loss)	(489)	(1)	—	(490)
Income tax expense (benefit)	(53)	—	2	(51)
Net income (loss)	$827	(9)	(49)	769
*Includes premiums and annuity and supplementary contract considerations.

(22)    Subsequent Events
The Company has evaluated subsequent events through April 10, 2019, which is the date the Statutory Financial Statements were available to be issued. No material subsequent events have occurred since December 31, 2018 that require adjustment to the Statutory Financial Statements.
As a result of events that occurred during 2019, the Company impaired a corporate bond holding as of December 31, 2018. This event was treated as a Type I subsequent event and was therefore recognized within the Statutory Financial Statements. The resulting $54 realized capital loss is included in Net realized capital (loss) gain, net of taxes and IMR on the Statutory Statement of Operations. The realized capital loss was fully offset by taxes and IMR.

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Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019
Appendix H

FOR SERVICE OR MORE INFORMATION

You can review and copy information about us, the Separate Account, the prospectus and the Form N-4 SAI at the SEC’s Public Reference Room in Washington, D.C. You may obtain information about the operation of the Public Reference Room by calling (202) 551-8090.
The SEC also maintains a website (www.sec.gov). The prospectus, the Form N-4 SAI and other information about the Contract are available on the EDGAR database on the SEC’s website. If you do not have access to the website, you can get copies of information from the website upon payment of a duplication fee by writing to:
Public Reference Section of the Commission
100 F Street, NE
Washington, DC 20549
OUR SERVICE CENTER
If you need customer service (for Contract changes, information on Contract Values, requesting a withdrawal or transfer, changing your allocation instructions, etc.) please contact our Service Center at (800) 624-0197.
To send an application, a check for an additional Purchase Payment, or for general customer service, please mail to the appropriate address as follows:
Send an application or additional Purchase Payment with a check:	Send an application or general customer service without a check:
REGULAR MAIL	REGULAR MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
NW5989	P.O. Box 561
P.O. Box 1450	Minneapolis, MN 55440-0561
Minneapolis, MN 55485-5989

OVERNIGHT, CERTIFIED, OR REGISTERED MAIL	OVERNIGHT, CERTIFIED, OR REGISTERED MAIL
Allianz Life Insurance Company of North America	Allianz Life Insurance Company of North America
NW5989	5701 Golden Hills Drive
1801 Parkview Drive	Golden Valley, MN 55416-1297
Shoreview, MN 55126

Checks sent to the wrong address for applications or additional Purchase Payments are forwarded to the 1801 Parkview Drive address listed above, which may delay processing.

For general customer service by email, please use this address: Contact.Us@allianzlife.com. To send information by email, please use this address: variableannuity@send.allianzlife.com. To send information over the web, please upload to your account on our website at: www.allianzlife.com. If you have questions about whether you can submit certain information by email or over the web, please contact our Service Center.
Until May 1, 2020, all dealers that effect transactions in these securities may be required to deliver a prospectus.
Allianz Index Advantage ADV® Variable Annuity Prospectus – April 29, 2019, as supplemented November 18, 2019